EXHIBIT 4.1

                                                                EXECUTION


==============================================================================


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                 as Depositor,

                       PRUDENTIAL ASSET RESOURCES, INC.,
                           as a Master Servicer and
                      as 3 Times Square Special Servicer

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                             as a Master Servicer,

                     GMAC COMMERCIAL MORTGAGE CORPORATION,
                         as General Special Servicer,

                       WELLS FARGO BANK MINNESOTA, N.A.,
            as Certificate Administrator and as Tax Administrator,

                      LASALLE BANK NATIONAL ASSOCIATION,
                                  as Trustee,

                              ABN AMRO BANK N.V.,
                                as Fiscal Agent

                                      and

                              PRU 3XSQUARE, LLC,
              as 3 Times Square Non-Pooled Subordinate Noteholder

                       _________________________________

                        POOLING AND SERVICING AGREEMENT

                         Dated as of September 1, 2003

                       _________________________________

                                $1,066,555,323
                Aggregate Initial Certificate Principal Balance
                       _________________________________

                 Commercial Mortgage Pass-Through Certificates
                               Series 2003-PWR2



===============================================================================

                               TABLE OF CONTENTS

                                _______________


Section                                                                                        Page
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  ARTICLE I DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS
IN RESPECT OF THE MORTGAGE POOL                                                                  8
SECTION 1.01.    Defined Terms...................................................................8
SECTION 1.02.    General Interpretive Principles................................................92
SECTION 1.03.    Certain Calculations in Respect of the Mortgage Pool...........................93
SECTION 1.04.    Cross-Collateralized Mortgage Loans............................................95
SECTION 1.05.    Incorporation of Preliminary Statement.........................................96

 ARTICLE II CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
   ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS, REMIC III COMPONENTS,
    REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC III RESIDUAL INTEREST AND
CERTIFICATES                                                                                    97

SECTION 2.01.    Conveyance of Pooled Mortgage Loans............................................97
SECTION 2.02.    Acceptance of Mortgage Assets by Trustee......................................102
SECTION 2.03.    Certain Repurchases and Substitutions of Pooled Mortgage Loans by
                   the Pooled Mortgage Loan Sellers............................................106
SECTION 2.04.    Representations and Warranties of the Depositor...............................113
SECTION 2.05.    Representations and Warranties of PAR as a Master Servicer....................115
SECTION 2.06.    Representations and Warranties of WFB as a Master Servicer....................116
SECTION 2.07.    Representations and Warranties of the General Special Servicer................118
SECTION 2.08.    Representations and Warranties of the 3 Times Square Special
                   Servicer....................................................................120
SECTION 2.09.    Representations and Warranties of the Certificate Administrator
                   and Tax Administrator.......................................................121
SECTION 2.10.    Representations, Warranties and Covenants of the Trustee......................123
SECTION 2.11.    Representations and Warranties of the Fiscal Agent............................124
SECTION 2.12.    Creation of REMIC I; Issuance of the REMIC I Regular Interests
                   and the REMIC I Residual Interest; Certain Matters Involving
                   REMIC I.....................................................................126
SECTION 2.13.    Conveyance of the REMIC I Regular Interests; Acceptance of the
                   REMIC I Regular Interests by Trustee........................................129
SECTION 2.14.    Creation of REMIC II; Issuance of the REMIC II Regular Interests
                   and the REMIC II Residual Interest; Certain Matters Involving
                   REMIC II....................................................................129
SECTION 2.15.    Conveyance of the REMIC II Regular Interests; Acceptance of the
                   REMIC II Regular Interests by Trustee.......................................131

                                     -i-
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Section                                                                                        Page
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SECTION 2.16.    Creation of REMIC III; Issuance of the Regular Interest
                   Certificates, the REMIC III Components and the REMIC III
                   Residual Interest; Certain Matters Involving REMIC III......................131
SECTION 2.17.    Acceptance of Grantor Trusts; Issuance of the Class V and Class R
                   Certificates................................................................144

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND                                     146

SECTION 3.01.    General Provisions............................................................146
SECTION 3.02.    Collection of Mortgage Loan Payments..........................................149
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts; Reserve Accounts..................................................150
SECTION 3.04.    Collection Accounts, Distribution Account, Interest Reserve
                   Account, Excess Liquidation Proceeds Account, Companion Note
                   Custodial Accounts and Subordinate Note Custodial Accounts..................153
SECTION 3.05.    Permitted Withdrawals From the Collection Accounts, the
                   Distribution Account, the Interest Reserve Account, the Excess
                   Liquidation Proceeds Account, the Companion Note Custodial
                   Accounts and the Subordinate Note Custodial Accounts........................163
SECTION 3.06.    Investment of Funds in the Accounts...........................................182
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and
                   Fidelity Coverage...........................................................184
SECTION 3.08.    Enforcement of Alienation Clauses.............................................190
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans.....................................197
SECTION 3.10.    Trustee to Cooperate; Release of Mortgage Files...............................201
SECTION 3.11.    Master Servicing and Special Servicing Compensation; Interest on
                   and Reimbursement of Servicing Advances; Payment of Certain
                   Expenses; Obligations of the Trustee and the Fiscal Agent
                   Regarding Back-up Servicing Advances........................................203
SECTION 3.12.    Property Inspections; Collection of Financial Statements......................212
SECTION 3.13.    Annual Statement as to Compliance.............................................213
SECTION 3.14.    Reports by Independent Public Accountants.....................................214
SECTION 3.15.    Access to Information.........................................................215
SECTION 3.16.    Title to REO Property; REO Account............................................216
SECTION 3.17.    Management of REO Property....................................................218
SECTION 3.18.    Fair Value Option; Sale of REO Properties.....................................221
SECTION 3.19.    Additional Obligations of Master Servicers and Special Servicers..............227
SECTION 3.20.    Modifications, Waivers, Amendments and Consents...............................231
SECTION 3.21.    Transfer of Servicing Between Applicable Master Servicer and the
                   Applicable Special Servicer; Record Keeping.................................239
SECTION 3.22.    Sub-Servicing Agreements......................................................240
SECTION 3.23.    Controlling Class Representative..............................................244
SECTION 3.24.    Certain Rights and Powers of the Controlling Class Representative.............245


                                     -ii-

Section                                                                                        Page
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SECTION 3.25.    Certain Rights and Powers of the 3 Times Square Non-Pooled
                   Noteholders.................................................................248
SECTION 3.26.    Certain Matters Regarding the Plaza America Non-Pooled Pari Passu
                   Companion Noteholder........................................................254
SECTION 3.27.    Certain Rights and Powers of the North Crescent Plaza Non-Pooled
                   Subordinate Noteholder......................................................256
SECTION 3.28.    Certain Matters Regarding the Carmel Mountain Ranch Shopping
                   Center Non-Pooled Pari Passu Noteholder.....................................257
SECTION 3.29.    Certain Matters Regarding the Miller/WRI Portfolio Non-Pooled
                   Noteholder..................................................................258
SECTION 3.30.    Replacement of Special Servicers..............................................259
SECTION 3.31.    Application of Default Charges................................................261

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS                                                      262

SECTION 4.01.    Distributions.................................................................262
SECTION 4.02.    Certificate Administrator Reports; Servicer Reporting.........................274
SECTION 4.03.    P&I Advances..................................................................284
SECTION 4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses..............288
SECTION 4.05.    Calculations..................................................................290
SECTION 4.06.    Use of Agents.................................................................290

ARTICLE V THE CERTIFICATES                                                                     291

SECTION 5.01.    The Certificates..............................................................291
SECTION 5.02.    Registration of Transfer and Exchange of Certificates.........................291
SECTION 5.03.    Book-Entry Certificates.......................................................300
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.............................302
SECTION 5.05.    Persons Deemed Owners.........................................................302
SECTION 5.06.    Certification by Certificate Owners...........................................302
SECTION 5.07.    Appointment of Authenticating Agents..........................................303

ARTICLE VI THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICERS                       305

SECTION 6.01.    Liability of the Depositor, the Master Servicers and the Special
                   Servicers...................................................................305
SECTION 6.02.    Merger, Consolidation or Conversion of the Depositor, a Master
                   Servicer or a Special Servicer..............................................305
SECTION 6.03.    Limitation on Liability of the Depositor, the Master Servicers
                   and the Special Servicers...................................................306
SECTION 6.04.    Resignation of Master Servicers and Special Servicers.........................307
SECTION 6.05.    Rights of the Depositor and the Trustee in Respect of the Master
                   Servicers and the Special Servicers.........................................309
SECTION 6.06.    Master Servicers and Special Servicers May Own Certificates...................309

                                    -iii-

Section                                                                                        Page
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ARTICLE VII DEFAULT                                                                            311

SECTION 7.01.    Events of Default.............................................................311
SECTION 7.02.    Trustee to Act; Appointment of Successor......................................316
SECTION 7.03.    Notification to Certificateholders............................................318
SECTION 7.04.    Waiver of Events of Default...................................................318
SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default..........................318

      ARTICLE VIII THE TRUSTEE, THE CUSTODIAN, THE CERTIFICATE ADMINISTRATOR AND THE TAX
ADMINISTRATOR                                                                                  320

SECTION 8.01.    Duties of the Trustee, the Custodian, the Certificate
                   Administrator and the Tax Administrator.....................................320
SECTION 8.02.    Certain Matters Affecting the Trustee, the Certificate
                   Administrator and the Tax Administrator.....................................322
SECTION 8.03.    Trustee, the Fiscal Agent, the Certificate Administrator and the
                   Tax Administrator not Liable for Validity or Sufficiency of
                   Certificates or Mortgage Loans..............................................324
SECTION 8.04.    Trustee, Fiscal Agent, Certificate Administrator and Tax
                   Administrator May Own Certificates..........................................325
SECTION 8.05.    Fees and Expenses of the Trustee, the Certificate Administrator
                   and the Tax Administrator; Indemnification of and by the
                   Trustee, the Certificate Administrator, the Tax Administrator
                   and Fiscal Agent............................................................325
SECTION 8.06.    Eligibility Requirements for Trustee, Certificate Administrator
                   and Tax Administrator.......................................................327
SECTION 8.07.    Resignation and Removal of Trustee, Certificate Administrator and
                   Tax Administrator...........................................................328
SECTION 8.08.    Successor Trustee, Certificate Administrator and Tax
                   Administrator...............................................................330
SECTION 8.09.    Merger or Consolidation of Trustee, Certificate Administrator or
                   Tax Administrator...........................................................330
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee.................................331
SECTION 8.11.    Appointment of Custodians.....................................................332
SECTION 8.12.    Access to Certain Information.................................................332
SECTION 8.13.    Appointment of Fiscal Agent...................................................334
SECTION 8.14.    Advance Security Arrangement..................................................336
SECTION 8.15.    Exchange Act Reporting; Sarbanes-Oxley Matters (Persons Other
                   than GMACCM)................................................................336
SECTION 8.16.    Sarbanes-Oxley Matters (GMACCM)...............................................338

ARTICLE IX TERMINATION                                                                         340

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Pooled Mortgage
                   Loans.......................................................................340
SECTION 9.02.    Additional Termination Requirements...........................................343


                                     -iv-

Section                                                                                        Page
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ARTICLE X ADDITIONAL TAX PROVISIONS                                                            345

SECTION 10.01.   Tax Administration............................................................345
SECTION 10.02.   Depositor, Master Servicers, Special Servicers and Fiscal Agent
                   to Cooperate with Tax Administrator.........................................348

ARTICLE XI MISCELLANEOUS PROVISIONS                                                            350

SECTION 11.01.   Amendment.....................................................................350
SECTION 11.02.   Recordation of Agreement; Counterparts........................................352
SECTION 11.03.   Limitation on Rights of Certificateholders....................................353
SECTION 11.04.   Governing Law.................................................................354
SECTION 11.05.   Notices.......................................................................354
SECTION 11.06.   Severability of Provisions....................................................355
SECTION 11.07.   Successors and Assigns; Beneficiaries.........................................355
SECTION 11.08.   Article and Section Headings..................................................355
SECTION 11.09.   Notices to and from the Rating Agencies and the Depositor.....................356
SECTION 11.10.   Notices to Controlling Class Representative...................................357
SECTION 11.11.   Complete Agreement............................................................357



                                     -v-

                                   EXHIBITS

EXHIBIT A-1      Form of Certificate (other than Class R and Class V Certificates)
EXHIBIT A-2      Form of Class R Certificate
EXHIBIT A-3      Form of Class V Certificate
EXHIBIT B        Letters of Representations Among Depositor, Trustee and Initial
                   Depositary
EXHIBIT C-1      Form of Master Servicer Request for Release
EXHIBIT C-2      Form of Special Servicer Request for Release
EXHIBIT D        Form of Certificate Administrator Report
EXHIBIT E        Form of Certification (GMACCM)
EXHIBIT F-1      Form of Transferor Certificate for Transfers of Non-Registered
                   Certificates Held in Physical Form
EXHIBIT F-2A     Form I of Transferee Certificate for Transfers of Non-Registered
                   Certificates Held in Physical Form
EXHIBIT F-2B     Form II of Transferee Certificate for Transfers of Non-Registered
                   Certificates Held in Physical Form
EXHIBIT F-2C     Form of Transferee Certificate for Certain Transfers of Interests in
                   Rule 144A Global Certificates
EXHIBIT F-2D     Form of Transferee Certificate for Certain Transfers of Interests in
                   Regulation S Global Certificates
EXHIBIT F-3A     Form of Transferor Certificate for Transfer of the Excess Servicing Fee
                   Rights
EXHIBIT F-3B     Form of Transferee Certificate for Transfer of the Excess Servicing Fee
                   Rights
EXHIBIT G-1      Form of Transferee Certificate in Connection with ERISA (Non-
                   Registered Certificates and Non-Investment Grade Certificates Held in
                   Physical Form)
EXHIBIT G-2      Form of Transferee Certificate in Connection with ERISA (Non-
                   Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1      Form of Transfer Affidavit and Agreement for Transfers of Class R
                   Certificates
EXHIBIT H-2      Form of Transferor Certificate for Transfers of Class R Certificates
EXHIBIT I-1      Form of Notice and Acknowledgment Concerning Replacement of the Special
                   Servicer
EXHIBIT I-2      Form of Acknowledgment of a Proposed Special Servicer
EXHIBIT J        Form of UCC-1 Financing Statement
EXHIBIT K-1      Information Request from Certificateholder or Certificate Owner
EXHIBIT K-2      Information Request from Prospective Investor
EXHIBIT L        Form of Power of Attorney by Trustee
EXHIBIT M        [Reserved]
EXHIBIT N        Form of Final Certification of Trustee
EXHIBIT O        Form of Defeasance Certification


                                     -vi-

                                   SCHEDULES

SCHEDULE I-A     Schedule of PMCF Pooled Mortgage Loans
SCHEDULE I-B     Schedule of BSCMI Pooled Mortgage Loans
SCHEDULE I-C     Schedule of WFB Pooled Mortgage Loans
SCHEDULE II      Schedule of Exceptions to Mortgage File Delivery (under Section 2.02(a))
SCHEDULE III     Schedule of Designated Sub-Servicers
SCHEDULE IV      Reference Rates
SCHEDULE V       Borrower Third-Party Beneficiaries (under Section 2.03)

h


          This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of September 1, 2003, among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., as Depositor, PRUDENTIAL ASSET RESOURCES, INC., as a Master Servicer and as 3 Times Square Special Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, as General Special Servicer, WELLS FARGO BANK MINNESOTA, N.A., as Certificate Administrator and as Tax Administrator, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, ABN AMRO BANK N.V., as Fiscal Agent, and Pru 3XSQUARE, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder.

                            PRELIMINARY STATEMENT:

          The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

          REMIC I

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Pooled Mortgage Loans (exclusive of certain amounts payable thereon) and certain other assets as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The Latest Possible Maturity Date for each REMIC I Regular Interest is the Rated Final Distribution Date. None of the REMIC I Regular Interests will be certificated.

          REMIC II

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Latest Possible Maturity Date for each REMIC II Regular Interest is the Rated Final Distribution Date. None of the REMIC II Regular Interests will be certificated.

                                  REMIC II               Initial Uncertificated
       Designation               Remittance Rate            Principal Balance
       ------------              ---------------         ----------------------

          A-1-1                    Variable (1)              $       9,518,000
          A-1-2                    Variable (1)              $      34,309,000
          A-1-3                    Variable (1)              $      34,583,000
          A-1-4                    Variable (1)              $      13,715,000
          A-2-1                    Variable (1)              $       6,286,000
          A-2-2                    Variable (1)              $      22,657,000
          A-2-3                    Variable (1)              $      22,838,000
          A-2-4                    Variable (1)              $      21,665,000
          A-2-5                    Variable (1)              $      21,597,000
          A-2-6                    Variable (1)              $      19,344,000
          A-2-7                    Variable (1)              $      10,613,000
          A-3-1                    Variable (1)              $      19,090,000
          A-3-2                    Variable (1)              $      32,703,000
          A-3-3                    Variable (1)              $      29,292,000
          A-3-4                    Variable (1)              $      16,071,000
          A-4-1                    Variable (1)              $      80,885,000
          A-4-2                    Variable (1)              $      40,921,000
          A-4-3                    Variable (1)              $     486,449,000
            B                      Variable (1)              $      26,670,000
           C-1                     Variable (1)              $       5,397,000
           C-2                     Variable (1)              $      10,793,000
           C-3                     Variable (1)              $      11,814,000
           D-1                     Variable (1)              $       1,938,000
           D-2                     Variable (1)              $       7,396,000
            E                      Variable (1)              $      12,000,000
           F-1                     Variable (1)              $      10,495,000
           F-2                     Variable (1)              $         175,000
           G-1                     Variable (1)              $       4,458,000
           G-2                     Variable (1)              $       4,877,000
           H-1                     Variable (1)              $       1,135,000
           H-2                     Variable (1)              $      12,200,000
            J                      Variable (1)              $       5,334,000
            K                      Variable (1)              $       5,334,000
            L                      Variable (1)              $       4,000,000
            M                      Variable (1)              $       5,334,000
            N                      Variable (1)              $       2,667,000
            P                      Variable (1)              $      12,002,323

        ____________________

        (1) The REMIC II Remittance Rate for each REMIC II Regular Interest shall be a variable rate per annum calculated in accordance with the definition of "REMIC II Remittance Rate".

          REMIC III

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R Certificates will evidence ownership of (among other things) the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law.

          Class Designations of the Regular Interest Certificates

          The following table irrevocably sets forth the Class designation, Pass-Through Rate and initial Class Principal Balance for each Class of the Regular Interest Certificates.

          Class                                               Initial Class
       Designation              Pass-Through Rate           Principal Balance
       -----------              -----------------           -----------------

        Class A-1               3.432% per annum            $      92,125,000
        Class A-2               4.382% per annum            $     125,000,000
        Class A-3               4.834% per annum            $      97,156,000
        Class A-4             5.186% per annum (1)          $     608,255,000
         Class B                  Variable (1)              $      26,670,000
         Class C                  Variable (1)              $      28,004,000
         Class D                  Variable (1)              $       9,334,000
         Class E                  Variable (1)              $      12,000,000
         Class F                  Variable (1)              $      10,670,000
         Class G                  Variable (1)              $       9,335,000
         Class H              5.300% per annum (1)          $      13,335,000
         Class J              5.300% per annum (1)          $       5,334,000
         Class K              5.300% per annum (1)          $       5,334,000
         Class L              5.300% per annum (1)          $       4,000,000
         Class M              5.300% per annum (1)          $       5,334,000
         Class N              5.300% per annum (1)          $       2,667,000
         Class P              5.300% per annum (1)          $      12,002,323
        Class X-1                 Variable (1)                      (2)
        Class X-2                 Variable (1)                      (3)

   ______________________

  (1)     The respective Pass-Through Rates for the Class A-4, Class B,
          Class C, Class D, Class E, Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class P, Class X-1 and Class X-2 Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

  (2) The Class X-1 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X-1 Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of such Class' REMIC III Components from time to time.

  (3) The Class X-2 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. As more specifically provided herein, the Class X-2 Certificates will have a Class Notional Amount that from time to time will be equal to the aggregate of the Component Notional Amounts of one or more of such Class' REMIC III Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued from time to time on the respective Component Notional Amounts of one or more of such Class' REMIC III Components.

          Designations of the REMIC III Components

          The REMIC III Components of the Class X-1 Certificates are hereby irrevocably designated X1-A-1-1, X1-A-1-2, X1-A-1-3, X1-A-1-4, X1-A-2-1,
X1-A-2-2, X1-A-2-3, X1-A-2-4, X1-A-2-5, X1-A-2-6, X1-A-2-7, X1-A-3-1,
X1-A-3-2, X1-A-3-3, X1-A-3-4, X1-A-4-1, X1-A-4-2, X1-A-4-3, X1-B, X1-C-1,
X1-C-2, X1-C-3, X1-D-1, X1-D-2, X1-E, X1-F-1, X1-F-2, X1-G-1, X1-G-2, X1-H-1,
X1-H-2, X1-J, X1-K, X1-L, X1-M, X1-N and X1-P.

          The REMIC III Components of the Class X-2 Certificates are hereby irrevocably designated X2-A-1-2, X2-A-1-3, X2-A-1-4, X2-A-2-2, X2-A-2-3,
X2-A-2-4, X2-A-2-5, X2-A-2-6, X2-A-2-7, X2-A-3-1, X2-A-3-2, X2-A-3-3,
X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B, X2-C-1, X2-C-2, X2-C-3, X2-D-1,
X2-D-2, X2-E, X2-F-1, X2-F-2, X2-G-1, X2-G-2, X2-H-1, X2-H-2, X2-J and X2-K.

          Corresponding REMIC II Regular Interests

          The following table irrevocably sets forth, with respect to each REMIC II Regular Interest, the Class of Certificates, REMIC III Component of the Class X-1 Certificates and the REMIC III Component of the Class X-2 Certificates for which such REMIC II Regular Interest constitutes a Corresponding REMIC II Regular Interest:



                                                       REMIC III              REMIC III
        REMIC II                Class of          Component of Class     Component of Class
    Regular Interest          Certificates         X-1 Certificates       X-2 Certificates
    ----------------          ------------        ------------------     ---------------------
         A-1-1                     A-1                 X1-A-1-1            Not Applicable
         A-1-2                     A-1                 X1-A-1-2               X2-A-1-2
         A-1-3                     A-1                 X1-A-1-3               X2-A-1-3
         A-1-4                     A-1                 X1-A-1-4               X2-A-1-4
         A-2-1                     A-2                 X1-A-2-1            Not Applicable
         A-2-2                     A-2                 X1-A-2-2               X2-A-2-2
         A-2-3                     A-2                 X1-A-2-3               X2-A-2-3
         A-2-4                     A-2                 X1-A-2-4               X2-A-2-4
         A-2-5                     A-2                 X1-A-2-5               X2-A-2-5
         A-2-6                     A-2                 X1-A-2-6               X2-A-2-6
         A-2-7                     A-2                 X1-A-2-7               X2-A-2-7
         A-3-1                     A-3                 X1-A-3-1               X2-A-3-1
         A-3-2                     A-3                 X1-A-3-2               X2-A-3-2
         A-3-3                     A-3                 X1-A-3-3               X2-A-3-3
         A-3-4                     A-3                 X1-A-3-4               X2-A-3-4
         A-4-1                     A-4                 X1-A-4-1               X2-A-4-1
         A-4-2                     A-4                 X1-A-4-2               X2-A-4-2
         A-4-3                     A-4                 X1-A-4-3               X2-A-4-3
           B                        B                    X1-B                   X2-B
          C-1                       C                   X1-C-1                 X2-C-1
          C-2                       C                   X1-C-2                 X2-C-2
          C-3                       C                   X1-C-3                 X2-C-3
          D-1                       D                   X1-D-1                 X2-D-1
          D-2                       D                   X1-D-2                 X2-D-2
           E                        E                    X1-E                   X2-E
          F-1                       F                   X1-F-1                 X2-F-1
          F-2                       F                   X1-F-2                 X2-F-2
          G-1                       G                   X1-G-1                 X2-G-1
          G-2                       G                   X1-G-2                 X2-G-2
          H-1                       H                   X1-H-1                 X2-H-1
          H-2                       H                   X1-H-2                 X2-H-2
           J                        J                    X1-J                   X2-J
           K                        K                    X1-K                   X2-K
           L                        L                    X1-L              Not Applicable
           M                        M                    X1-M              Not Applicable
           N                        N                    X1-N              Not Applicable
           P                        P                    X1-P              Not Applicable


               For federal income tax purposes, each Class of the Regular Interest Certificates (exclusive of the Class X-1 and Class X-2 Certificates), each of the REMIC III Components of the Class X-1 Certificates and each of the REMIC III Components of the Class X-2 Certificates will be designated as a separate "regular interest" in REMIC III. The Latest Possible Maturity

Date for each Class of Regular Interest Certificates (exclusive of the Class X-1 and Class X-2 Certificates), for each of the REMIC III Components of the Class X-1 Certificates and for each of the REMIC III Components of the Class X-2 Certificates is the Rated Final Distribution Date.

          The Initial Pool Balance will be $1,066,805,323, and the initial aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the initial aggregate Uncertificated Principal Balance of the REMIC II Regular Interests and the initial aggregate Class Principal Balance of the respective Classes of Regular Interest Certificates (other than the Class X-1 and Class X-2 Certificates) will, in each case, be $1,066,555,323.

          There exist one or more Pooled Mortgage Loans that are part of split loan structures comprising such Pooled Mortgage Loan and one or more other loans that, together with the respective Pooled Mortgage Loan, are secured by the same Mortgage encumbering the related Mortgaged Properties, which other loans are, in each case, pari passu in right of payment to the related Pooled Mortgage Loan or subordinate in right of payment to the related Pooled Mortgage Loan. One such Pooled Mortgage Loan that is part of a split loan structure is the 3 Times Square Pooled Mortgage Loan which is part of a split loan structure comprising the 3 Times Square Pooled Mortgage Loan, the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan. The relative rights of the holder of the 3 Times Square Pooled Mortgage Loan, the holders of the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan are set forth in the 3 Times Square Intercreditor Agreement, which provides that the 3 Times Square Loan Group is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the applicable Master Servicer and the applicable Special Servicer. Another such Pooled Mortgage Loan that is part of a split loan structure is the Plaza America Pooled Mortgage Loan, which is a part of a split loan structure comprising the Plaza America Pooled Mortgage Loan and the Plaza America Non-Pooled Mortgage Loan. The relative rights of the holder of the Plaza America Pooled Mortgage Loan and the holder of the Plaza America Non-Pooled Pari Passu Companion Loan are set forth in the Plaza America Intercreditor Agreement, which provides that the entire Plaza America Loan Pair is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the applicable Master Servicer and the applicable Special Servicer. A third such Pooled Mortgage Loan that is part of a split loan structure is the North Crescent Plaza Pooled Mortgage Loan, which is part of a split loan structure comprising the North Crescent Plaza Non-Pooled Subordinate Loan. The relative rights of the holder of the North Crescent Plaza Pooled Mortgage Loan and the holder of the North Crescent Plaza Non-Pooled Subordinate Loan are set forth in the North Crescent Plaza Intercreditor Agreement, which provides that the entire North Crescent Plaza Loan Pair is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the applicable Master Servicer and the applicable Special Servicer. A fourth such Pooled Mortgage Loan that is part of a split loan structure is the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, which is part of a split loan structure comprising the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan. The relative rights of the holder of the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the holder of the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan are governed by the Carmel Mountain Ranch Shopping Center Intercreditor Agreement, which provides that the entire Carmel Mountain Ranch Shopping Center Loan Pair is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the applicable Master Servicer and the applicable Special Servicer.

          Another Pooled Mortgage Loan, the Miller/WRI Portfolio Pooled Mortgage Loan, entitles the related Borrower to one or more future advances that, if made, will constitute a Non-Pooled Mortgage Loan, will also be secured by the related Mortgage encumbering the Miller/WRI Portfolio Mortgaged Property and will initially be subordinate in right of payment to, but may thereafter become pari passu in right of payment with, the Miller/WRI Portfolio Pooled Mortgage Loan. The relative rights of the holder of the Miller/WRI Portfolio Pooled Mortgage Loan and the related Pooled Mortgage Loan Seller, as the Person obligated to make any required future advance and as the initial holder of the Miller/WRI Portfolio Non-Pooled Mortgage Loan (if it is made), are governed by the Miller/WRI Portfolio Intercreditor Agreement, which provides that the entire Miller/WRI Portfolio Loan Pair is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the applicable Master Servicer and the applicable Special Servicer.

          Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

          In consideration of the mutual agreements herein contained, the Depositor, each Master Servicer, each Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent and the 3 Times Square Non-Pooled Subordinate Noteholder hereby agree, in each case, as follows:

                                  ARTICLE I

     DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN
                         RESPECT OF THE MORTGAGE POOL


          SECTION 1.01.   Defined Terms.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with Section 1.04.

          "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

          "3 Times Square Borrower": The Borrower under the 3 Times Square Loan Group.

          "3 Times Square Change of Control Event": Either: (a) the unpaid principal amount of the 3 Times Square Non-Pooled Subordinate Loan, reduced by any Appraisal Reduction Amount for the 3 Times Square Loan Group (calculated as if the 3 Times Square Loan Group was a single pooled mortgage loan), any Realized Loss attributable to the 3 Times Square Loan Group (and not otherwise already reflected in the unpaid principal amount of the 3 Times Square Non-Pooled Subordinate Loan) and any related outstanding Additional Trust Fund Expenses, is less than 25% of the initial unpaid principal amount of the 3 Times Square Non-Pooled Subordinate Loan less any Principal Prepayments allocated to, and received on, the 3 Times Square Non-Pooled Subordinate Loan; or (b) the 3 Times Square Non-Pooled Subordinate Noteholder is the Borrower or an affiliate of the Borrower under the 3 Times Square Loan Group.

          "3 Times Square Controlling Party": The 3 Times Square Non-Pooled Subordinate Noteholder at any time when a 3 Times Square Change of Control Event is not in effect or the Controlling Class Representative at any time when a 3 Times Square Change of Control Event is in effect.

          "3 Times Square Intercreditor Agreement": That certain Co-Lender Agreement, dated as of September 10, 2003, by and among PMCF as initial note A-1 holder, The Prudential Insurance Company of America, as initial note A-2 holder and initial note A-3 holder and PRU 3XSquare, LLC, as initial note B holder.

          "3 Times Square Loan Group": Collectively, the 3 Times Square Pooled Mortgage Loan, the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan (including any successor REO Mortgage Loans with respect to such loans).

          "3 Times Square Mortgage Loan": Any Mortgage Loan in the 3 Times Square Loan Group.

          "3 Times Square Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "3 Times Square".

          "3 Times Square Non-Pooled Mortgage Loans": Collectively, the 3 Times Square Non-Pooled Pari Passu Companion Loans and the 3 Times Square Non-Pooled Subordinate Loan. None of the 3 Times Square Non-Pooled Mortgage Loans is a part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

          "3 Times Square Non-Pooled Mortgage Loan Securitization Agreement":
Any agreement governing the securitization of a 3 Times Square Non-Pooled Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "3 Times Square Non-Pooled Noteholders": With respect to each of the 3 Times Square Non-Pooled Mortgage Loans, the holder of the related Mortgage Note.

          "3 Times Square Non-Pooled Pari Passu Companion Loan": Any of the one or more loans that have an aggregate Cut-off Date Principal Balance of $69,696,402, are pari passu in right of payment with the 3 Times Square Pooled Mortgage Loan and are each held as of the Closing Date by The Prudential Insurance Company of America. The 3 Times Square Non-Pooled Pari Passu Companion Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

          "3 Times Square Non-Pooled Pari Passu Companion Noteholder": The holder of the related Mortgage Note for any 3 Times Square Non-Pooled Pari Passu Companion Loan.

          "3 Times Square Non-Pooled Pari Passu Note": With respect to each of the 3 Times Square Non-Pooled Pari Passu Companion Loans, the related Mortgage Note.

          "3 Times Square Non-Pooled Subordinate Loan": Collectively, the one or more mortgage loans that have an aggregate Cut-off Date Principal Balance of $94,822,791, are subordinate in right of payment to the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans and are each held as of the Closing Date by PRU 3XSquare, LLC. The 3 Times Square Non-Pooled Subordinate Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

          "3 Times Square Non-Pooled Subordinate Noteholder": The holder of the related Mortgage Note for the 3 Times Square Non-Pooled Subordinate Loan.

          "3 Times Square Noteholders": Collectively, the holder of the Mortgage Note for the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Noteholders.

          "3 Times Square Pooled Mortgage Loan": The Pooled Mortgage Loan identified on the Pooled Mortgage Loan Schedule by mortgage loan number 1 that is, together with the 3

Times Square Non-Pooled Mortgage Loans, secured by a Mortgage on the 3 Times Square Mortgaged Property.

          "3 Times Square Preliminary Master Servicer Remittance Report": A preliminary report prepared based on information in the possession of the applicable Master Servicer (including any information received from the 3 Times Square Special Servicer) with respect to each 3 Times Square Non-Pooled Mortgage Loan or successor REO Mortgage Loan, as of the date of such report, delivered by the applicable Master Servicer to each 3 Times Square Non-Pooled Noteholder, containing (i) such information regarding each 3 Times Square Non-Pooled Mortgage Loan or successor REO Mortgage Loan as will permit the related 3 Times Square Non-Pooled Noteholder (or any applicable servicer, trustee or paying agent on behalf thereof) to calculate the estimated amounts required to be distributed pursuant to any 3 Times Square Non-Pooled Mortgage Loan Securitization Agreement and to furnish related statements pursuant to any 3 Times Square Non-Pooled Mortgage Loan Securitization Agreement, including information, as to each such 3 Times Square Non-Pooled Mortgage Loan, as applicable, with respect to scheduled principal balances, scheduled monthly interest payments, unscheduled payments and (ii) any other material information in the possession of such Master Servicer (including information received from the 3 Times Square Special Servicer) concerning any 3 Times Square Non-Pooled Mortgage Loan which is in default or any successor REO Mortgage Loan, the information customarily provided by such Master Servicer concerning any 3 Times Square Non-Pooled Mortgage Loan which is not in default, and such additional information as is agreed to from time to time by such Master Servicer.

          "3 Times Square Senior Mortgage Loans": Collectively, the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari Passu Companion Loans.

          "3 Times Square Servicing Reports": With respect to the 3 Times Square Loan Group, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report, each as may be modified to reflect the fact that a single Mortgaged Property or REO Property, as the case may be, is the subject of such report.

          "3 Times Square Special Servicer": PAR, in its capacity as special servicer with respect to the 3 Times Square Mortgaged Property hereunder, or any successor special servicer appointed as provided herein.

          "3 Times Square Sub-Servicer": Any Sub-Servicer of the 3 Times Square Loan Group appointed by the applicable Master Servicer in accordance with the terms hereof with the approval or at the direction of the 3 Times Square Controlling Party.

          "3 Times Square Sub-Servicing Agreement": The Sub-Servicing Agreement between the 3 Times Square Sub-Servicer, if any, and the applicable Master Servicer.

          "ABN AMRO": ABN AMRO Bank N.V. or its successor in interest.

          "Accrued Certificate Interest": The interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of
(i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (b) in the case of either Class of Interest Only Certificates for any Interest Accrual Period, the aggregate amount of Accrued Component Interest for all of such Class' REMIC III Components for such Interest Accrual Period.

          "Accrued Component Interest": The interest accrued from time to time with respect to any REMIC III Component of either Class of Interest Only Certificates, the amount of which interest shall equal, for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Additional Collateral": Any non-real property collateral (including any Letter of Credit and Reserve Funds) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

          "Additional Master Servicing Compensation": As defined in Section 3.11(b).

          "Additional Special Servicing Compensation": As defined in Section 3.11(d).

          "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular
Certificateholders receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

          "Additional Yield Amount": As defined in Section 4.01(b).

          "Adjusted REMIC II Remittance Rate": As defined in Section 2.16(f).

          "Administrative Cost Rate": With respect to each Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Fee Rate" on the Pooled Mortgage Loan Schedule, which, for each such Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto) is equal to the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and the Servicer Report Administrator Fee Rate.

          "Advance": Any P&I Advance or Servicing Advance.

          "Advance Interest": The interest accrued on any Advance (other than any Unliquidated Advance) at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or
Section 4.03(d), as applicable.

          "Adverse Grantor Trust Event": Either: (i) any impairment of the status of any Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions.

          "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

          "Adverse REMIC Event": Either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions under Section 860G(d) of the Code and the tax on income from foreclosure property under Section 860G(c) of the
Code).

          "Affected Loan(s)": As defined in Section 2.03(b).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

          "Annual Accountants' Report": As defined in Section 3.14.

          "Annual Performance Certification": As defined in Section 3.13.

          "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

          "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (1) the laws of the State of New York; (2) to the extent brought to the attention of the Tax Administrator (by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law), (a) the laws of the states in which the Corporate Trust Offices of the Certificate Administrator and the Trustee and the Primary Servicing Offices of the Master Servicers and the Special Servicers are located and (b) the laws of the states in which any Mortgage Loan Documents are held and/or any REO Properties are located; and
(3) such other state or local law as to which the Tax Administrator has actual knowledge of applicability.

          "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the applicable Special Servicer's option, an internal valuation prepared by the applicable Special Servicer) that (i) indicates the "market value" of the subject property and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, the appraiser may be an employee of the applicable Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

          "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Pooled Mortgage Loan became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of:

                      (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the applicable Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Post-ARD Additional Interest and/or Default Interest), (iii) all accrued and unpaid Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (together with Unliquidated Advances) made by or on behalf of (plus all accrued and unpaid interest on such Advances (other than Unliquidated Advances)) payable to) the applicable Master Servicer, the applicable Special Servicer, the Trustee and/or the Fiscal Agent with respect to such Required Appraisal Loan, (v) any other outstanding Additional Trust Fund Expenses with respect to such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the applicable Master Servicer or Special Servicer for such items); over

                      (b) an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property (or REO Property), as determined by the most recent Required Appraisal or any letter update of such Required Appraisal, minus such downward adjustment from such Appraised Value (it being understood that an upward adjustment from such Appraised Value shall be prohibited) as the applicable Special Servicer may from time to time determine (without imposing on the applicable Special Servicer any obligation to do so) is appropriate (and, if it makes or revises any such determination, the applicable Special Servicer shall notify the applicable Master Servicer of the applicable Appraised Value as adjusted, giving effect to such determination or revised determination) based upon the applicable Special Servicer's review of such Required Appraisal or such letter update and such other information as the applicable Special Servicer may determine is appropriate (except that the applicable Special Servicer for the North Crescent Plaza Loan Pair shall not be permitted to make any such downward adjustment unless a North Crescent Plaza Change of Control Event is in effect), provided that if such a determination is made (again, without imposing on the applicable Special Servicer any obligation to do so), then such determination shall be consistent with the Servicing Standard, over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of any Escrow Payments and/or Reserve Funds held by the applicable Master Servicer or Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any Letter of Credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

          Notwithstanding the foregoing, if (i) any Mortgage Loan becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with
Section 3.19(a), with respect to the related Mortgaged Property or REO Property, as the case may be, during the 12-month period prior to the date such Mortgage Loan became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, that would, in the applicable Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property or REO Property, as the case may be, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), within 60 days after such Mortgage Loan became a Required Appraisal Loan, then (x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.19(a), of such Required Appraisal or update thereof by the applicable Special

Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition.

          In connection with the foregoing, each Cross-Collateralized Mortgage Loan that is part of a single Cross-Collateralized Group shall be treated separately (in each case as a single Mortgage Loan without regard to the cross-collateralization and cross-default provisions) for purposes of calculating an Appraisal Reduction Amount.

          For purposes of the definition of 3 Times Square Change of Control Event and the definition of North Crescent Plaza Change of Control Event, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the applicable Mortgage Loan Group as if it were a single "Pooled Mortgage Loan" and allocated first to the related Non-Pooled Subordinate Loan. For purposes of the proviso to Section 4.03(b) and any Pooled Mortgage Loan that is part of a Mortgage Loan Group that includes one or more associated Non-Pooled Pari Passu Companion Loans, any Appraisal Reduction Amounts will be calculated with respect to the entire indebtedness evidenced by such Pooled Mortgage Loan and such Non-Pooled Pari Passu Companion Loans as if they were a single "Pooled Mortgage Loan" and allocated to such Mortgage Loans up to the aggregate of, and on a pro rata basis in accordance with, the respective outstanding principal balances of such Mortgage Loans. Except as described above in this paragraph, an Appraisal Reduction Amount will be calculated only with respect to the related Pooled Mortgage Loan in any Mortgage Loan Group.

          An Appraisal Reduction Amount with respect to any Mortgage Loan will be reduced to zero as of the date on which all Servicing Transfer Events have ceased to exist with respect to such Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full or it (or the REO Property) has been liquidated or otherwise disposed of.

          "Appraisal Trigger Event": As defined in Section 3.19(a).

          "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

          "ARD Mortgage Loan": A Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan(s), as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Monthly Payment": With respect to (a) any Pooled Mortgage Loan that is a Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the

Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer), for that scheduled maturity date and for each subsequent Due Date as of which such Pooled Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Pooled Mortgage Loan on such Due Date equal to the amount (exclusive of Default Interest) that would have been due in respect thereof on such Due Date if such Pooled Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and (b) any other REO Pooled Mortgage Loan, for any Due Date as of which the related REO Property or any interest therein remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (b) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Pooled Mortgage Loan on the last Due Date prior to its becoming an REO Pooled Mortgage Loan.

          "ASTM": The American Society for Testing and Materials.

          "Authenticating Agent": Any authenticating agent appointed pursuant to Section 5.07 (or, in the absence of any such appointment, the Certificate Administrator).

          "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made hereunder in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause
(a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2004 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds Received by the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Post-ARD Additional Interest, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (iii) through (vii) of Section 3.05(b), (v) if such Distribution Date occurs during the month of February of 2004 or any year thereafter or during the month of January of 2005 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(ii)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i),
(b)(ii) and (b)(v) of this definition.

          "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least 5% of the original principal balance of such Mortgage Loan.

          "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Base Prospectus": That certain prospectus dated August 13, 2003, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depositary or its nominee.

          "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

          "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

          "Breach": As defined in Section 2.03(a).

          "BSCMI": Bear Stearns Commercial Mortgage, Inc., or its successor in interest.

          "BSCMI Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an Original BSCMI Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the BSCMI Pooled Mortgage Loan Purchase Agreement in substitution for an Original BSCMI Pooled Mortgage Loan.

          "BSCMI Pooled Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase and Sale Agreement dated as of September 10, 2003, between BSCMI as seller and the Depositor as purchaser.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York or Illinois or any of the jurisdictions in which the respective Primary Servicing Offices of the Master Servicers and the Special Servicers and the Corporate Trust Offices of the Certificate Administrator and the Trustee are located, are authorized or obligated by law or executive order to remain closed.

          "Carmel Mountain Ranch Shopping Center Intercreditor Agreement":
That certain Intercreditor Agreement, dated as of September 1, 2003, by and among Bear Stearns Commercial Mortgage, Inc., as lead lender, and Bear Stearns Commercial Mortgage, Inc., as co-lender.

          "Carmel Mountain Ranch Shopping Center Loan Pair": The Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan, together.

          "Carmel Mountain Ranch Shopping Center Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as Carmel Mountain Ranch Shopping Center.

          "Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan": The loan in the original principal amount of $35,394,227 that is secured by the same Mortgage encumbering the Carmel Mountain Ranch Shopping Center Mortgaged Property as the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, is pari passu in right of payment with the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and is held as of the Closing Date by Bear Stearns Commercial Mortgage, Inc. The Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

          "Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan Noteholder": The holder of the promissory note evidencing the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan.

          "Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan": The Pooled Mortgage Loan secured by the Carmel Mountain Ranch Shopping Center Mortgaged Property.

          "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate": Any one of the Depositor's 2003-PWR2 Commercial Mortgage Pass-Through Certificates, as executed by the Certificate Administrator and authenticated and delivered hereunder by the Certificate Registrar.

          "Certificate Administrator": WFBM, in its capacity as certificate administrator hereunder, or any successor certificate administrator appointed as herein provided.

          "Certificate Administrator Fee": That portion of the Trustee Fee payable to the Certificate Administrator in an amount agreed to by the Trustee and the Certificate Administrator.

          "Certificate Administrator Report": As defined in Section 4.02(a).

          "Certificate Factor": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, a Master Servicer, a Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee or the Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.30), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, a Master Servicer or a Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificate Notional Amount": With respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certification Parties": As defined in Section 8.15(b).

          "Certifying Person": As defined in Section 8.15(b).

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms.

          "Class A Certificates": The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

          "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A Principal Distribution Cross-Over Date": The first Distribution Date as of the commencement of business on which (i) two or more Classes of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates have been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to Section 4.04(a).

          "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class M Certificate": Any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class N Certificate": Any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class Notional Amount": The aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with Section 2.16(e).

          "Class P Certificate": Any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be (i) reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01, and (ii) further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a); provided, however, that if the Principal Distribution Amount for such Distribution Date includes any amount described in clause (I)(C) of the definition of "Principal Distribution Amount" (in respect of recoveries during the Collection Period related to such Distribution Date of amounts determined to constitute Nonrecoverable Advances during a Collection Period related to a prior Distribution Date), then, for purposes of principal distributions on such Distribution Date, the Class Principal Balances of the respective Classes of Principal Balance Certificates shall be deemed to have been increased (in the aggregate) immediately prior to such Distribution Date by the lesser of the amount of Realized Losses previously allocated thereto and the lesser of such amount described in such clause (I)(C) (and, as between the respective Classes of Principal Balance Certificates, such increase shall be allocated in sequential order (in each case to the extent of the lesser of the Realized Losses previously allocated thereto and the remaining unallocated portion of the increase) according to alphabetical Class designation or, in the case of a Class of Class A Certificates, pro rata according to the amounts of Realized Losses previously allocated to the respective Classes of Class A Certificates).

          "Class R Certificate": Any of the Certificates with a "Class R" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing ownership of Grantor Trust R.

          "Class V Certificate": Any of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing ownership of Grantor Trust V.

          "Class X-1 Certificate": Any of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-2 Certificate": Any of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Clearstream": Clearstream Banking, societe anonyme or any successor.

          "Closing Date": September 23, 2003.

          "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be reasonably acceptable to the Master Servicers, the Certificate Administrator, Trustee, the Special Servicers and the Controlling Class Representative.

          "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative

Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Investor Reporting Package": Collectively:

                      (a) the following electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Special Servicer Loan File,
        (vi) CMSA Financial File and (vii) CMSA Collateral Summary File;

                      (b) the following supplemental reports: (i) CMSA Servicer Watch List, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA REO Status Report, (iv) CMSA Comparative Financial Status Report,
        (v) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (vi) CMSA Historical Liquidation Report, (vii) CMSA Loan Level Reserve/LOC Report, (viii) CMSA Reconciliation of Funds Report, (ix) CMSA Operating Statement Analysis Report and (x) CMSA NOI Adjustment Worksheet;

                      (c) any additional reports as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that any such additional report shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such additional report by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above); and provided further that the CMSA Investor Reporting Package shall not include any report no longer included on the CMSA Website; and

                      (d) the Monthly Additional Report on Recoveries and Reimbursements (notwithstanding that such form of report has not been adopted or recommended by the CMSA).

          "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA; and further provided that each CMSA Loan Periodic Update File prepared by a Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three

(3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine
(9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions; provided, however, that such other form shall in no event be required to be used with respect to any Collection Period that commences at any time before the date that is nine (9) months following the effective date of the adoption of such other form by the CMSA (except that if such form is adopted by the CMSA and the CMSA has published on the CMSA Website at least three (3) months prior notice of the effective date of such other form, then such three (3) months shall count towards the nine (9) months otherwise referred to above).

          "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code": The Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

          "Collection Account": The segregated account or accounts created and maintained by each Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "[name of subject Master Servicer], as a Master Servicer, on behalf of LaSalle Bank National Association [or name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2003-PWR2, Collection Account".

          "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial

Distribution Date, commencing as of the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

          "Commission": The Securities and Exchange Commission or any successor thereto.

          "Companion Note Custodial Account": As defined in Section 3.04(e).

          "Compensating Interest Payment": With respect to any Distribution Date, any payment made by a Master Servicer or the Certificate Administrator from its own funds pursuant to Section 3.19(c) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

          "Component Notional Amount": The notional amount on which any REMIC III Component of either Class of Interest Only Certificates accrues interest, which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of such REMIC III Component's Corresponding REMIC II Regular Interest.

          "Condemnation Proceeds": All cash amounts actually Received by the Trust or on behalf of the Trustee, a Master Servicer or Special Servicer in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof applied to the restoration of the related Mortgaged Property or REO Property (or placed in a reserve account for that purpose) or required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

          "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetic Class designation and (b) has a Class Principal Balance which is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance not less than 25% of its Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of this definition, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall be deemed a single Class of Certificates with a "Class A" designation.

          "Controlling Class Certificateholder": Any Holder of Certificates of the Controlling Class.

          "Controlling Class Representative": As defined in Section 3.23(a). The initial Controlling Class Representative shall be GMAC Institutional Advisors LLC.

          "Corporate Trust Office: The principal corporate trust office of the Certificate Administrator or the asset-backed securities trust services office of the Trustee, as the case may be, at which at any particular time its duties, with respect to this Agreement shall be administered, which office is as of the Closing Date located: (i) in the case of the Certificate Administrator, for Certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479; Attn: Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2, and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Administration, Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2; and (ii) in the case of the Trustee, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention:
Asset-Backed Securities Trust Services Group-Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2.

          "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property's becoming an REO Property).

          "Corrected Pooled Mortgage Loan": Any Pooled Mortgage Loan that is a Corrected Mortgage Loan.

          "Corresponding REMIC II Regular Interest": (a) With respect to any Class of Principal Balance Certificates, the one or more REMIC II Regular Interests opposite which such Class is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests"; (b) with respect to any REMIC III Component of the Class X-1 Certificates, the REMIC II Regular Interest opposite which such REMIC III Component is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests"; and (c) with respect to any REMIC III Component of the Class X-2 Certificates, the REMIC II Regular Interest opposite which such REMIC III Component is set forth in the Preliminary Statement in the table titled "REMIC III--Corresponding REMIC II Regular Interests".

          "Cross-Collateralized Group": Any group of Mortgage Loans that are cross-defaulted and cross-collateralized with each other.

          "Cross-Collateralized Mortgage Loan": Any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan; provided that the Mortgage Loans that are part of any Mortgage Loan Group shall not constitute Cross-Collateralized Mortgage Loans.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Pooled Mortgage Loan Sellers or an Affiliate of any of them.

          "Cut-off Date": With respect to (i) each Mortgage Loan other than any Mortgage Loan that is part of the 3 Times Square Loan Group, the Due Date for the Monthly Payment due on such Mortgage Loan in September 2003 (or, in the case of any Mortgage Loan that has its first Due Date in October 2003, the date that would have been its Due Date in September 2003 under the terms of such Mortgage Loan if a Monthly Payment were scheduled to be due in such month) and (ii) each Mortgage Loan that is part of the 3 Times Square Loan Group, the Due Date for the Monthly Payment due on such Mortgage Loan in August 2003.

          "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

          "Default Charges": Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

          "Default Interest": With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

          "Defaulting Party": As defined in Section 7.01(b).

          "Defective Pooled Mortgage Loan": Any Pooled Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Deleted Pooled Mortgage Loan": A Defective Pooled Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Pooled Mortgage Loans, in either case as contemplated by Section 2.03.

          "Depositor": Bear Stearns Commercial Mortgage Securities Inc., or its successor in interest.

          "Depository": The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Sub-Servicer": Any Sub-Servicer set forth on Schedule III hereto and any successor to such Sub-Servicer under the related Designated Sub-Servicer Agreement.

          "Designated Sub-Servicer Agreement": Any Sub-Servicing Agreement between a Designated Sub-Servicer and a Master Servicer.

          "Determination Date": With respect to any Distribution Date, the fifth (5th) Business Day preceding such Distribution Date.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Discount Rate": As defined in Section 4.01(b).

          "Disqualified Non-United States Tax Person": With respect to any Class R Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Class R Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Class R Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate and intends to pay taxes associated with holding such Class R Certificate, and (c) has furnished the Transferor, the Trustee, the Certificate Administrator and the Tax Administrator with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee, the Certificate Administrator and the Tax Administrator an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Class R Certificate will not be disregarded for United States federal income tax purposes.

          "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or
(v) any other Person so
designated by the Tax Administrator, based upon an Opinion of Counsel delivered to the Tax Administrator (but not at the Tax Administrator's expense) to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Disqualified Partnership": Any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

          "Distributable Certificate Interest": With respect to any Class of Regular Interest Certificates for any Distribution Date, an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. A portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to each Class of Principal Balance Certificates in an amount equal to the product of (i) the amount of such Net Aggregate Prepayment Interest Shortfall and (ii) a fraction, the numerator of which is the Accrued Certificate Interest for such Class of Principal Balance Certificates for such Distribution Date and the denominator of which is the aggregate amount of Accrued Certificate Interest for all Classes of Principal Balance Certificates for such Distribution Date. No portion of any Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated to the Class X-1 or Class X-2 Certificates.

          "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator on behalf of the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Certificate Administrator], as Certificate Administrator, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2003-PWR2, Distribution Account".

          "Distribution Date": The 11th day of any month, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day, commencing in October 2003.

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and

(iii) any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

          "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, (A) the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" (or "A-" so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1") by S&P and "AA-" by Fitch (if the deposits are to be held in the account for more than thirty (30) days), or (B) the short-term deposit or short-term unsecured debt obligations of which are rated no less than "A-1" by S&P and "F-1" by Fitch (if the deposits are to be held in the account for thirty (30) days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) for so long as WFB serves as a Master Servicer under this Agreement, an account maintained with WFB or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that subsidiary's or its parent's
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "F-1" by Fitch (if the deposits are to be held in the account for 30 days or less) or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A-" so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1") by S&P and "A+" by Fitch (if the deposits are to be held in the account for more than 30 days), or (iv) an account maintained with any other insured depository institution that is acceptable to each Rating Agency (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

          "Emergency Advance": Any Servicing Advance the absence of which will result in any material penalty, any material harm to a Mortgaged Property securing a Specially Serviced Mortgage Loan or any other material adverse consequence to the Trust Fund if such Servicing Advance is not made within three Business Days following the date of the applicable Special Servicer's becoming aware that it must be made.

          "Environmental Insurance Policy": With respect to any Mortgaged Property securing a Mortgage Loan or any REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment": Any payment received by a Master Servicer or Special Servicer for the account of the Borrower under any Mortgage Loan for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

          "Euroclear": The Euroclear System or any successor.

          "Event of Default": As defined in Section 7.01(a).

          "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Pooled Mortgage Loan or an REO Property, over (b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest), Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Pooled Mortgage Loan or the related REO Pooled Mortgage Loan, as the case may be, in full, (ii) any other fees that would constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, (iii) any related unreimbursed Servicing Advances (together with related Unliquidated Advances), (iv) all unpaid or unreimbursed Advance Interest on any related Advances (but excluding any Unliquidated Advances), (v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Specially Serviced Mortgage Loan or the related REO Pooled Mortgage Loan, (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Pooled Mortgage Loan or REO Property and (vii) in the case of any REO Property relating to a Mortgage Loan Group, any portion of such Net Liquidation Proceeds payable to any related Non-Pooled Noteholder.

          "Excess Liquidation Proceeds Account": The segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [or name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2003-PWR2, Excess Liquidation Proceeds Account".

          "Excess Servicing Fees": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

          "Excess Servicing Fee Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), a rate per annum equal to (i) in the case of a Pooled Mortgage Loan, the annual rate specified as the "Excess Fee Rate" on the Pooled Mortgage Loan Schedule, (ii) in the case of each 3 Times Square Non-Pooled Mortgage Loan, zero (0) basis points, (iii) in the case of the Plaza America Non-Pooled Pari Passu Companion Loan, zero (0) basis points, (iv) in the case of the North Crescent Plaza Non-Pooled Subordinate Loan, zero (0) basis points, (v) in the case of the Carmel Mountain Ranch Shopping Center Non-

Pooled Par-Passu Companion Loan, zero (0) basis points and (v) in the case of the Miller/WRI Portfolio Non-Pooled Mortgage Loan, zero (0) basis points; provided that such rate shall be subject to reduction at any time following any resignation of a Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with Section 6.04(b)) or any termination of a Master Servicer pursuant to Section 7.01, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02.

          "Excess Servicing Fee Right": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the related Master Servicer shall be the owner of such Excess Servicing Fee Right.

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exemption-Favored Party": Any of (i) Bear, Stearns & Co. Inc., (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (iii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iv) any member of any underwriting syndicate or selling group of which any Person described in clauses (i), (ii) and (iii) is a manager or co-manager with respect to a Class of Certificates that is investment grade rated by at least one Rating Agency.

          "Fannie Mae": The Federal National Mortgage Association or any successor.

          "FDIC": The Federal Deposit Insurance Corporation or any successor.

          "Final Distribution Date": The Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

          "Final Recovery Determination": A determination by the applicable Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property, that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that such Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately Received by the Trust; provided that the term Final Recovery Determination shall not apply to: (i) a Mortgage Loan that was paid in full (including by a mezzanine lender on behalf of the related Borrower in connection with a Mortgage Loan default, as set forth in the related intercreditor agreement) or (ii) a Mortgage Loan or REO Property, as the case may be, that was purchased by (a) any Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, (b) a Purchase Option Holder pursuant to Section 3.18, (c) any Controlling Class Certificateholder(s), a Master Servicer or the General Special Servicer pursuant to Section 9.01 or (d) any Non-Pooled Noteholder pursuant to the related Mortgage Loan Group Intercreditor Agreement.

          "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, or any successor appointed as provided herein.

          "Fiscal Agent Agreement": As defined in Section 8.13.

          "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

          "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

          "FV Price": As defined in Section 3.18(b).

          "GAAP": Generally accepted accounting principles in the United
States.

          "General Special Servicer": GMACCM, in its capacity as special servicer with respect to the Mortgage Pool (exclusive of the 3 Times Square Pooled Mortgage Loan) and the Non-Pooled Mortgage Loans (exclusive of the 3 Times Square Non-Pooled Mortgage Loans) and any related REO Properties hereunder, or any successor special servicer with respect to the Mortgage Pool (exclusive of the 3 Times Square Pooled Mortgage Loan) and the Non-Pooled Mortgage Loans (exclusive of the 3 Times Square Non-Pooled Mortgage Loans) and any related REO Properties appointed as provided herein.

          "Global Certificates": The Rule 144A Global Certificates and the Regulation S Global Certificates, collectively.

          "GMACCM" means GMAC Commercial Mortgage Corporation or its successor in interest.

          "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

          "Grantor Trust Pool": Either of Grantor Trust V or Grantor Trust R.

          "Grantor Trust Provisions": Subpart E of Subchapter J of the Code, including Treasury regulations section 301.7701-4(c)(2).

          "Grantor Trust R": The Grantor Trust designated as such in Section 2.17(b).

          "Grantor Trust V": The Grantor Trust designated as such in Section 2.17(a).

          "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan(s).

          "Group Environmental Insurance Policy": Any Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Pooled Mortgage Loan Seller, each Master Servicer, each Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, either Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, either Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Pooled Mortgage Loan Seller, such Master Servicer, such Special Servicer, the Trustee, such Fiscal Agent, the Controlling Class Representative or any such Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

          "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to any REMIC Pool within the meaning of
Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to either Master Servicer, either Special Servicer, the Trustee or the Trust, delivered to the Trustee), provided that (i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Initial Pool Balance": The aggregate Cut-off Date Principal Balance of all the Original Pooled Mortgage Loans.

          "Initial Resolution Period": As defined in Section 2.03(b).

          "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, terrorism insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

          "Insurance Proceeds": Proceeds received under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property (or placed in a reserve account for that purpose) or released to the related Borrower or any other third-party pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event": As defined in Section 3.07(c).

          "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, in each case consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

          "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates": Collectively, the Class X-1 and Class X-2 Certificates.

          "Interest Reserve Account": The segregated account (or sub-account of the Distribution Account) created and maintained by the Certificate Administrator on behalf of the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Certificate Administrator], as

Certificate Administrator, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2003-PWR2, Interest Reserve Account".

          "Interest Reserve Amount": With respect to each Pooled Mortgage Loan that is an Interest Reserve Loan (or the related successor REO Pooled Mortgage
Loan), for any Distribution Date that occurs during February of 2004 or February of any year thereafter or during January of 2005 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Net Mortgage Rate on the related Stated Principal Balance as of the end of the Collection Period related to such Distribution Date (but prior to giving effect to the application of any amounts due on the Due Date occurring in such Collection Period), to the extent that a Monthly Payment is Received by the Trust with respect to such Interest Reserve Loan for the related Due Date in the same month as such Distribution Date on or before the related Master Servicer Remittance Date or a P&I Advance is made under this Agreement with respect to such Interest Reserve Loan by such Distribution Date. For purposes of calculating Interest Reserve Amounts, the Net Mortgage Rate for each Interest Reserve Loan shall be the Net Mortgage Rate as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Interest Reserve Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower).

          "Interest Reserve Loan": Any Pooled Mortgage Loan that is an Actual/360 Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto).

          "Investment Account": Each of the Collection Accounts, the Companion Note Custodial Accounts, the Subordinate Note Custodial Accounts, the Servicing Accounts, the Reserve Accounts, the REO Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

          "Investment Company Act": The Investment Company Act of 1940, as amended.

          "Investment Grade Certificate": As of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "IRS": The Internal Revenue Service or any successor.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "LaSalle": LaSalle Bank National Association or its successor in interest.

          "Late Collections": (a) With respect to any Pooled Mortgage Loan, all amounts Received by the Trust thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which (as applied under Section 1.03) represent late collections of the principal and/or interest portions of a Monthly

Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Pooled Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to the month of the Cut-off Date for such Pooled Mortgage Loan, and not previously Received by the Trust; and (b) with respect to any REO Pooled Mortgage Loan, all amounts Received by the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which (as applied under Section 1.03) represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Pooled Mortgage Loan or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Pooled Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously Received by the Trust. Late Collections do not include Default Charges. For purposes of the foregoing, however, Monthly Payments (or Assumed Monthly Payments) on the 3 Times Square Pooled Mortgage Loan, which are actually due (or would otherwise be deemed to be due) on the fifteenth day of each month, will each be deemed to be due on the first day of the following month.

          "Latest Possible Maturity Date": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest Certificates or any particular REMIC III Component of a Class of Interest Only Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

          "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the related Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund or otherwise pledged or assigned by the related Borrower as Additional Collateral.

          "Liquidation Event": (a) With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by a Purchase Option Holder pursuant to Section 3.18, (v) such Mortgage Loan is purchased by any Controlling Class Certificateholder(s), a Master Servicer or the General Special Servicer pursuant to Section 9.01, (vi) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01, (vii) in the case of a Pooled Mortgage Loan that is part of a Mortgage Loan Group, such Mortgage Loan is acquired by a related Non-Pooled Noteholder pursuant to the related Mortgage Loan Group Intercreditor Agreement, and (ix) such Mortgage Loan is paid off by the holder of a related mezzanine loan on behalf of the related Borrower in connection with a Mortgage Loan default, if so permitted and set forth in the related intercreditor agreement; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is repurchased or replaced by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, as contemplated by
Section 2.03, (iii) such REO Property
is purchased by a Master Servicer, the General Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01, or (iv) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

          "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or Section
3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee": The fee designated as such in, and payable to the applicable Special Servicer in connection with certain events in respect of a Specially Serviced Mortgage Loan or an REO Property pursuant to, Section 3.11(c).

          "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

          "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) Received by the Trust in connection with: (i) the liquidation of all or a part of any Mortgaged Property or REO Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Specially Designated Defaulted Pooled Mortgage Loan by a Purchase Option Holder pursuant to Section 3.18; (iv) the repurchase or replacement of a Pooled Mortgage Loan or REO Property by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement;
(v) the purchase of a Pooled Mortgage Loan or REO Property by a Master Servicer, the General Special Servicer and/or any Controlling Class Certificateholder(s) pursuant to Section 9.01; (vi) the acquisition of any Pooled Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; or (vii) in the case of a Pooled Mortgage Loan that is part of a Mortgage Loan Group, the purchase of such Pooled Mortgage Loan by a related Non-Pooled Noteholder pursuant to the related Mortgage Loan Group Intercreditor Agreement.

          "Majority Controlling Class Certificateholder(s)": As of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

          "Master Servicer": With respect to any Mortgage Loan and any REO Property acquired in respect thereof, either (a) if such Mortgage Loan is a PMCF Pooled Mortgage Loan or any Non-Pooled Mortgage Loan that is part of the same Mortgage Loan Group as a PMCF Pooled Mortgage Loan, PAR, or any successor thereto appointed as provided herein, or (b) if such Mortgage Loan is a WFB Pooled Mortgage Loan, a BSCMI Pooled Mortgage Loan or any

Non-Pooled Mortgage Loan that is part of the same Mortgage Loan Group as a WFB Pooled Mortgage Loan or a BSCMI Pooled Mortgage Loan, WFB, or any successor thereto appointed as provided herein. Any reference herein to a "Master Servicer" hereunder (including Articles VI and VII hereof) shall, if such Master Servicer is the one described by clause (a) of this definition, also be construed to refer to the Servicer Report Administrator to the extent of the rights granted to and obligations imposed on the Servicer Report Administrator under this Agreement.

          "Master Servicer Remittance Amount": With respect to either Master Servicer for any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in such Master Servicer's Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to any Pooled Mortgage Loan that are due on a Due Date following the end of the related Collection Period, (ii) to the extent not covered by clause
(i) above, any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds Received by the Trust with respect to any Pooled Mortgage Loan or REO Property after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges Received by the Trust with respect to any Pooled Mortgage Loan or successor REO Pooled Mortgage Loan with respect thereto after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from such Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (vi) any amounts deposited in such Collection Account in error; provided that the Master Servicer Remittance Amount with respect to each Master Servicer for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii), (b)(iii) and (b)(iv) of this definition.

          "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

          "Master Servicing Fee": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the fee designated as such and payable to the applicable Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to (i) each Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto), a rate per annum equal to (a) the rate per annum specified as the "Administrative Fee Rate" on the Pooled Mortgage Loan Schedule minus (b) sum of the Trustee Fee Rate and the Servicer Report Administrator Fee Rate, (ii) each Non-Pooled Mortgage Loan (and any successor REO Mortgage Loan with respect thereto) other than the 3 Times Square Non-Pooled Pari Passu Companion Loan designated "Note A-3" and the 3 Times Square Non-Pooled Subordinate Loan, three basis points (0.03%) per annum and (iii) each of the 3 Times Square Non-Pooled Pari Passu Companion Loan designated "Note A-3" and the 3 Times Square Non-Pooled Subordinate Loan, such reasonable rate as is mutually acceptable to the applicable Master Servicer and the applicable Non-Pooled Noteholder.

          "Material Breach": With respect to any Pooled Mortgage Loan, any Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Pooled Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates.

          "Material Document Defect": With respect to any Pooled Mortgage Loan, any Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Pooled Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates. Notwithstanding the foregoing, the absence of a Specially Designated Mortgage Loan Document following the date on which such Specially Designated Mortgage Loan Document is required to be delivered to the Trustee as described in Section 2.01(d) shall also constitute a Material Document Defect.

          "Miller/WRI Portfolio Assignment and Assumption Agreement": As defined in Section 3.30(b).

          "Miller/WRI Portfolio Borrower": The Borrower under the Miller/WRI Portfolio Mortgage Loan Group.

          "Miller/WRI Portfolio Intercreditor Agreement": That certain Intercreditor Agreement, dated as of September 1, 2003, by and among by and among Bear Stearns Commercial Mortgage, Inc., as lead lender, and Bear Stearns Commercial Mortgage, Inc., as co-lender.

          "Miller/WRI Portfolio Mortgage Loan Group": The Miller/WRI Portfolio Pooled Mortgage Loan and the Miller/WRI Portfolio Non-Pooled Mortgage Loan, together.

          "Miller/WRI Portfolio Mortgaged Property": The Mortgaged Properties collectively identified on the Pooled Mortgage Loan Schedule as "Miller/WRI Portfolio".

          "Miller/WRI Portfolio Non-Pooled Mortgage Loan": The Mortgage Loan, if any, resulting from one or more future advances to the Miller/WRI Portfolio Borrower in the aggregate original principal amount of up to $10,000,000 that (if made) will be secured by the same Mortgage on the Miller/WRI Portfolio Mortgaged Property as the Miller/WRI Portfolio Pooled Mortgage Loan. The Miller/WRI Portfolio Non-Pooled Mortgage Loan (if made) will not be part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool. The Miller/WRI Portfolio Non-Pooled Mortgage Loan (if made) will constitute a Non-Pooled Subordinate Loan until the satisfaction of certain conditions specified in the related Mortgage Loan Documents, after which date such Miller/WRI Portfolio Non-Pooled Mortgage Loan will constitute a Non-Pooled Pari Passu Companion Loan. The obligation to make any one or more future advances to the Miller/WRI Portfolio Borrower has not been transferred to or assumed by the Trust and has been retained by the related Pooled Mortgage Loan Seller.

          "Miller/WRI Portfolio Non-Pooled Note": The Mortgage Note for the Miller/WRI Portfolio Non-Pooled Mortgage Loan.

          "Miller/WRI Portfolio Non-Pooled Noteholder": The holder of the Miller/WRI Portfolio Non-Pooled Note.

          "Miller/WRI Portfolio Pooled Mortgage Loan": Collectively, the Pooled Mortgage Loans secured by the Miller/WRI Portfolio Mortgaged Property.

          "Miller/WRI Portfolio REO Property": The Miller/WRI Portfolio Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

          "Miller/WRI Portfolio Sub-Servicer": Any Sub-Servicer of the Miller/WRI Portfolio Mortgage Loan Group appointed by the applicable Master Servicer in accordance with the terms hereof with the approval or at the direction of the Miller/WRI Portfolio Controlling Party or, if different, the Miller/WRI Portfolio Non-Pooled Subordinate Noteholder.

          "Miller/WRI Portfolio Sub-Servicing Agreement": The Sub-Servicing Agreement between the Miller/WRI Portfolio Sub-Servicer and the applicable Master Servicer.

          "Modified Mortgage Loan": Any Pooled Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the applicable Special Servicer pursuant to Section 3.20 in a manner that:

                      (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Pooled Mortgage Loan);

                      (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the applicable Special Servicer (at the expense of the related Borrower and upon which such Special Servicer may conclusively rely); or

                      (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Pooled Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Additional Report on Recoveries and Reimbursements": With respect to each Collection Period, a report, in a format reasonably acceptable to each Master Servicer, the Servicer Report Administrator, the Trustee and the Certificate Administrator, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

                      (a) the amount of any Advance (and accrued and unpaid Advance Interest thereon) that became a Workout-Delayed Reimbursement Amount during such Collection Period;

                      (b)(i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent during such Collection Period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the related Mortgage Loan received during such Collection Period as contemplated by subsection (iii) of Section 3.05(a)(II), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the remainder of the Mortgage Pool received during such Collection Period as contemplated by subsection (iii) of Section 3.05(a)(II) and (iv) the amount of any related Unliquidated Advances;

                      (c)(i) the amount of any Unliquidated Advances recovered from the related Borrower or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period and (ii) the extent to which any such recovery constitutes an amount described by clause (I)(B) of the definition of "Principal Distribution Amount";

                      (d)(i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in the current Collection Period, and
        (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior Collection Period, was not reimbursed to a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent in the current or a prior Collection Period (and therefore had not become an Unliquidated Advance) but which has became a Nonrecoverable Advance in the current Collection Period;

                      (e) the amount of any Advance (and accrued and unpaid Advance Interest thereon), other than an amount described in clause
        (d) above, that became a Nonrecoverable Advance during such Collection Period;

                      (f)(i) the amount of any Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) that was reimbursed to a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) was made from principal collections on the Mortgage Pool received during such Collection Period as contemplated by subsection (iv) of Section 3.05(a)(II);

                      (g)(i) the amount of any Advance reimbursed to a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable Advance in a prior Collection Period but recovered from the related Borrower or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is an amount described by clause (I)(C) of the definition of "Principal Distribution Amount"; and

                      (h) a reconciliation of Advance Interest accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Default Charges collected during the related Collection Period and the amount of Default Charges that were applied to pay such Advance Interest.

          The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the applicable Master Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan Periodic Update File prepared by a Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements.

          "Monthly Payment": With respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20, including any Balloon Payment payable in respect of such Mortgage Loan on such Due Date; provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest.

          "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

          "Mortgage File": With respect to any Pooled Mortgage Loan, the following documents collectively:

                      (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2003-PWR2, without recourse, representation or warranty" or in blank, and further showing a complete, unbroken chain of endorsement from the originator; or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

                      (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording indicated thereon; provided that if the original of the Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, or because the public recording office retains the original or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Pooled Mortgage Loan Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation or retained by the appropriate public recording office, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                      (iii) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording thereon;

                      (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (or, in the case of the 3 Times Square Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, and in its capacity as lead lender on behalf of the 3 Times Square Non-Pooled Noteholders"; or, in the case of each of the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan, the North Crescent Plaza Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, and in its capacity as lead lender on behalf of the related Non-Pooled Noteholder") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                      (v) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                      (vi) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2" (or, in the case of the 3 Times Square Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, and in its capacity as lead lender on behalf of the 3 Times Square Non-Pooled Noteholders"; or, in the case of each of the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan, the North Crescent Plaza Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, and in its capacity as lead lender on behalf of the related Non-Pooled Noteholder"), which assignment may (in any case) be included as part of the corresponding assignment of Mortgage referred to in clause (iv) above;

                      (vii) originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with evidence of recording thereon if the applicable document or instrument being modified or assumed, was recorded (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been materially modified or the Mortgage Loan has been assumed;

                      (viii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

                      (ix) (A) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Pooled Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and (B) an original assignment thereof, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2003-PWR2" (or, in the case of the 3 Times Square Pooled Mortgage Loan, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, and in its capacity as lead lender on behalf of the 3 Times Square Non-Pooled Noteholders"; or, in the case of each of the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan, the Plaza America Pooled Mortgage Loan, the North Crescent Plaza Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loan, in favor of "LaSalle Bank National

        Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, and in its capacity as lead lender on behalf of the related Non-Pooled Noteholder");

                      (x) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan, together with a notice to the related ground lessor of the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf;

                      (xi) any original documents not otherwise described in the preceding clauses of this definition relating to, evidencing or constituting Additional Collateral (except that in the case of any such documents in the form of a Letter of Credit, either (x) the "Mortgage File" shall contain the original of such Letter of Credit or
        (y) the "Mortgage File" shall contain copies of such Letter of Credit and the original if any shall be delivered to the applicable Master Servicer) and, if applicable, the originals or copies of any intervening assignments thereof;

                      (xii) an original or a copy of the loan agreement, if any, related to such Mortgage Loan;

                     (xiii) an original or a copy of the related guaranty of payment under such Mortgage Loan, if any;

                      (xiv) an original or a copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

                      (xv) an original or a copy of the environmental indemnity from the related Borrower or other third party, if any;

                      (xvi) an original or a copy of any intercreditor agreement or similar agreement relating to such Mortgage Loan;

                     (xvii) an original or a copy of any management agreement with respect to the related Mortgaged Property if the manager thereunder is not an Affiliate of the Borrower and the initial Stated Principal Balance of such Mortgage Loan is greater than $20,000,000;

                    (xviii) an original or a copy of any master operating lease with respect to the related Mortgaged Property;

                      (xix) an original or a copy of any related Environmental Insurance Policy;

                      (xx) if the related Mortgaged Property is a hospitality property that is subject to a franchise or similar arrangement, (a) an original or a copy of any franchise or similar agreement and (b) either (i) a signed copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage Loan in connection with the Pooled Mortgage Loan Seller's origination or acquisition of the Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such comfort letter, or (ii) a copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage Loan in connection with such origination or acquisition of the Mortgage Loan, together with a signed copy or a fax copy of a new comfort letter (in substantially the same form and substance as the comfort letter delivered in connection with such origination or acquisition) by the franchisor or similar person for the benefit of the Trust or the Trustee (and, if a fax copy of a new comfort letter is delivered, then the original copy shall be included in the "Mortgage File" promptly following receipt thereof by the related Pooled Mortgage Loan Seller); and

                      (xxi) a checklist (a "Mortgage File Checklist") of the applicable documents described above and delivered in connection with the origination of such Mortgage Loan (which checklist may be in a reasonable form selected by the related Pooled Mortgage Loan Seller);

provided, however, that (A) whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (vi) and (viii) through (xx) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence (and the Trustee or such Custodian, as the case may be, shall be deemed to have actual knowledge of the existence of any document listed on the related Mortgage File Checklist); (B) the "Mortgage File" for each Pooled Mortgage Loan that is part of a Mortgage Loan Group shall include a photocopy of the executed Mortgage Note for each Non-Pooled Mortgage Loan that is also a part of such Mortgage Loan Group (except that the "Mortgage File" for the Miller/WRI Portfolio Pooled Mortgage Loan shall include a copy of the Mortgage Note(s) for the related Non-Pooled Mortgage Loan promptly following (but not earlier than) the disbursement of the related future advance to the related Borrower); and (C) any reference to the "Mortgage File" for a Non-Pooled Mortgage Loan shall be deemed to include all the documents in the Mortgage File for the corresponding Pooled Mortgage Loan except for the Mortgage Note for such Pooled Mortgage Loan and any allonges thereto.

          "Mortgage File Checklist": As defined in clause (xxi) of the definition of "Mortgage File".

          "Mortgage Loan": Any Pooled Mortgage Loan or Non-Pooled Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Loan Documents.

          "Mortgage Loan Documents": With respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

          "Mortgage Loan Group": Each of the 3 Times Square Loan Group, the Carmel Mountain Ranch Shopping Center Loan Pair, the North Crescent Plaza Loan Pair, the Plaza America Loan Pair and the Miller/WRI Portfolio Loan Pair.

          "Mortgage Loan Group Intercreditor Agreement": Each of the 3 Times Square Intercreditor Agreement, the Plaza America Intercreditor Agreement, the North Crescent Plaza Intercreditor Agreement, the Carmel Mountain Ranch Shopping Center Intercreditor Agreement and the Miller/WRI Portfolio Intercreditor Agreement.

          "Mortgage Note": The original executed promissory note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": All of the Pooled Mortgage Loans and any successor REO Pooled Mortgage Loans, collectively, as of any particular date of determination.

          "Mortgage Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section
3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage
Note if the particular loan is not paid in full by its Anticipated Repayment
Date.

          "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

          "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments (and prepayment resulting from the receipt of Insurance Proceeds or Condemnation Proceeds) on the Pooled Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payments remitted by the Master Servicers pursuant to
Section 3.19(c) on the Master Servicer Remittance Date related to such Distribution Date.

          "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things,

(i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

          "Net Default Charges": With respect to any Pooled Mortgage Loan or successor REO Pooled Mortgage Loan, the Default Charges referred to in clause third of Section 3.31(a), which are payable to the applicable Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

          "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Borrower in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses and costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Borrower).

          "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of a Master Servicer, a Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Borrower) (and other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company
(a) satisfied the qualifications set forth in the definition of "Eligible Account" both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (b) is not the same Person as the Person that made the relevant investment.

          "Net Liquidation Proceeds": The excess, if any, of all Liquidation Proceeds Received by the Trust with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses (it being acknowledged that "Liquidation Expenses" includes only expenses that have not been covered by Servicing Advances) incurred with respect thereto and all related Servicing Advances reimbursable from such Liquidation Proceeds.

          "Net Mortgage Rate": With respect to (i) any Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto), the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Administrative Cost Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate, and
(ii) any Non-Pooled Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Master Servicing Fee Rate.

          "Net Prepayment Consideration": As defined in Section 4.01(b).

          "New Lease": Any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee.

          "Non-Pooled Mortgage Loan" means any of the 3 Times Square Non-Pooled Pari Passu Companion Loan, the 3 Times Square Non-Pooled Subordinate Loan, the Plaza America Non-Pooled Pari Passu Companion Loan, the North Crescent Plaza Non-Pooled Subordinate Loan, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan and, if one or more future advances are made to the related Borrower, the Miller/WRI Portfolio Non-Pooled Mortgage Loan.

          "Non-Pooled Noteholder" means any of the 3 Times Square Non-Pooled Pari Passu Companion Noteholders, the 3 Times Square Non-Pooled Subordinate Noteholder, the Plaza America Non-Pooled Pari Passu Companion Noteholder, the North Crescent Plaza Non-Pooled Subordinate Noteholder, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Noteholder and, if one or more future advances are made to the related Borrower, the Miller/WRI Portfolio Non-Pooled Noteholder.

          "Non-Pooled Pari Passu Companion Loan" means any of the 3 Times Square Non-Pooled Pari Passu Companion Loan, the Plaza America Non-Pooled Pari Passu Companion Loan, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan and, if one or more future advances are made to the related Borrower and the resulting Non-Pooled Mortgage Loan becomes pari passu in right of payment with the related Pooled Mortgage Loan, the Miller/WRI Portfolio Non-Pooled Mortgage Loan.

          "Non-Pooled Companion Noteholder": Any of the 3 Times Square Non-Pooled Pari Passu Companion Noteholders, the Plaza America Non-Pooled Pari Passu Companion Noteholder, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Noteholder and, if one or more future advances are made to the related Borrower and the Miller/WRI Portfolio Non-Pooled Mortgage Loan has become pari passu in right of payment with the Miller/WRI Portfolio Pooled Mortgage Loan, the Miller/WRI Portfolio Non-Pooled Noteholder.

          "Non-Pooled Subordinate Loan": Any of the 3 Times Square Non-Pooled Subordinate Loan, the North Crescent Plaza Non-Pooled Subordinate Loan and, for so long as it constitutes a Non-Pooled Subordinate Loan, the Miller/WRI Portfolio Non-Pooled Mortgage Loan.

          "Non-Pooled Subordinate Noteholder" means any of the 3 Times Square Non-Pooled Subordinate Noteholder, the North Crescent Plaza Non-Pooled Subordinate Noteholder and, for so long as any Miller/WRI Portfolio Non-Pooled Mortgage Loan is deemed to be a Non-Pooled Subordinate Loan, the Miller/WRI Portfolio Non-Pooled Noteholder.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Unliquidated Advance that constitutes a Nonrecoverable P&I Advance)) or Nonrecoverable Servicing Advance (including any Unliquidated Advance that constitutes a Nonrecoverable Servicing Advance).

          "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance, or any Unliquidated Advance in respect of a prior P&I Advance, previously made and any P&I Advance to be made in respect of any Pooled Mortgage Loan or related successor REO Pooled Mortgage Loan that, as determined by the applicable Master Servicer or, if applicable, by the Trustee or the Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable, or in fact was not, ultimately recovered, from late payments, Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or the related REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group. From and after the date, if any, on which the related Master Servicer receives notice to the effect that any Non-Pooled Pari Passu Companion Loan related to a Pooled Mortgage Loan has been securitized as part of a commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement and one or more classes of securities of which have been rated by a national statistical rating organization, if the Master Servicer receives written notice that a party responsible for making debt service advances similar to P&I Advances hereunder with respect to such other commercial mortgage securitization has determined, pursuant to the related securitization agreement, that any such monthly debt service advance to be made with respect to such securitized Non-Pooled Pari Passu Companion Loan (or any successor REO Mortgage Loan with respect thereto) would be nonrecoverable out of collections on such Mortgage Loan (or such REO Mortgage Loan), then (unless and until the Master Servicer receives notice to the effect that debt service advances are again being made or that such determination has been withdrawn or rescinded) in connection with such other commercial mortgage securitization by reason of such nonrecoverability determination) any prospective P&I Advance that is otherwise required to be made hereunder with respect to the Pooled Mortgage Loan to which such Non-Pooled Pari Passu Companion Loan relates (or any successor REO Pooled Mortgage Loan with respect to such Pooled Mortgage Loan) shall be deemed to be a Nonrecoverable P&I Advance (notwithstanding that the applicable Master Servicer has not otherwise determined such Advance to be a Nonrecoverable P&I Advance). The applicable Master Servicer shall not thereafter make any additional P&I Advances with respect to such Pooled Mortgage Loan unless the applicable Master Servicer has consulted with such other party responsible for making advances and they both agree that circumstances with respect to the related Mortgage Loan Group have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I Advance. Notwithstanding the foregoing, the applicable Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the applicable Master Servicer or such Master Servicer receives written notice of such determination by such other party responsible for making debt service advances, the applicable Master Servicer shall follow the process set forth in the second preceding sentence before making any additional P&I Advances with respect to such Mortgage Loan.

          "Nonrecoverable Servicing Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance, or any Unliquidated Advance in respect of a prior Servicing Advance, previously made, and any Servicing Advance to be made, in respect of any Mortgage Loan or REO Property that, as determined by the applicable Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable, or in fact was not, ultimately recovered, from late payments, Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or such REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

          "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class V Certificates are Non-Registered Certificates.

          "Non-United States Tax Person": Any Person other than a United States Tax Person.

          "North Crescent Plaza Borrower": The Borrower under the North Crescent Plaza Mortgage Loan Group.

          "North Crescent Plaza Change of Control Event": As of any date of determination, the event that has occurred by reason of either (a) a "control appraisal event" as defined in the North Crescent Plaza Intercreditor Agreement (with capitalized terms used but not defined therein having the meanings assigned to such terms in this Agreement) or (b) the North Crescent Plaza Non-Pooled Subordinate Noteholder being the Borrower or an Affiliate of the Borrower under the North Crescent Plaza Mortgage Loan Group.

          "North Crescent Plaza Controlling Party": Subject to the terms of the North Crescent Plaza Intercreditor Agreement, the North Crescent Plaza Non-Pooled Subordinate Noteholder at any time when a North Crescent Plaza Change of Control Event is not in effect or the Controlling Class Representative at any time when a North Crescent Plaza Change of Control Event is in effect.

          "North Crescent Plaza Intercreditor Agreement": That certain Agreement Among Noteholders, dated as of September 4, 2003, by and among Bear Stearns Commercial Mortgage,

Inc., as initial note A holder, and Real Estate Alternatives Portfolio 2, L.L.C., as initial note B holder.

          "North Crescent Plaza Loan Pair": The North Crescent Plaza Pooled Mortgage Loan and the North Crescent Plaza Non-Pooled Subordinate Loan, together.

          "North Crescent Plaza Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "North Crescent Plaza".

          "North Crescent Plaza Non-Pooled Subordinate Loan": The loan in the original principal amount of $5,000,000 that is secured by the same Mortgage on the North Crescent Plaza Mortgaged Property as the North Crescent Plaza Pooled Mortgage Loan, is subordinate in right of payment to the North Crescent Plaza Pooled Mortgage Loan and is held as of the Closing Date by Real Estate Alternatives Portfolio 2, L.L.C. The North Crescent Plaza Non-Pooled Subordinate Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

          "North Crescent Plaza Non-Pooled Subordinate Note": The Mortgage Note for the North Crescent Plaza Non-Pooled Subordinate Loan.

          "North Crescent Plaza Non-Pooled Subordinate Noteholder": The holder of the North Crescent Plaza Non-Pooled Subordinate Note.

          "North Crescent Plaza Pooled Mortgage Loan": The Pooled Mortgage Loan secured by the North Crescent Plaza Mortgaged Property.

          "North Crescent Plaza Purchase Trigger Event": The occurrence of any of the following events: (i) as of any date of determination up to and including the maturity date of the North Crescent Plaza Pooled Mortgage Loan, any Monthly Payment becomes 90 days or more delinquent; and (ii) as of any date of determination subsequent to the maturity date of the North Crescent Plaza Pooled Mortgage Loan, any event of default under the North Crescent Plaza Mortgage Loan Group that results in the North Crescent Plaza Mortgage Loan becoming a Specially Serviced Mortgage Loan.

          "North Crescent Plaza REO Property": The North Crescent Plaza Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

          "North Crescent Plaza Sub-Servicer": Any Sub-Servicer of the North Crescent Plaza Mortgage Loan Group appointed by the applicable Master Servicer in accordance with the terms hereof with the approval or at the direction of the North Crescent Plaza Controlling Party or, if different, the North Crescent Plaza Non-Pooled Subordinate Noteholder.

          "North Crescent Plaza Sub-Servicing Agreement": The Sub-Servicing Agreement between the North Crescent Plaza Sub-Servicer and the applicable Master Servicer.

          "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or Special Servicer or a Responsible Officer of the Certificate Administrator, the Trustee or the Fiscal Agent, as the case may be, or, with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Opinion of Counsel": A written opinion of counsel (who must, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof, the status of any REMIC Pool as a REMIC, the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Certificate Administrator, the Trustee, the Tax Administrator, the Fiscal Agent, either Master Servicer or either Special Servicer), which written opinion is acceptable and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Certificate Administrator, the Trustee or the Trust Fund.

          "Original BSCMI Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-B.

          "Original Pooled Mortgage Loans": The mortgage loans initially identified on the schedules attached hereto as Schedule I-A, Schedule I-B and
Schedule I-C.

          "Original PMCF Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-A.

          "Original WFB Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-C.

          "Other Crossed Loans": As defined in Section 2.03(b).

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": With respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan, any advance made by the applicable Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

          "P&I Advance Date": The Business Day preceding each Distribution
Date.

          "PAR": Prudential Asset Resources, Inc. or its successor in interest.

          "Pass-Through Rate": The per annum rate at which interest accrues in respect of any Class of Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.16(f).

          "Past Grace Period Loan": With respect to any Monthly Payment or Assumed Monthly Payment due and payable, or deemed due and payable, in respect of any particular Pooled Mortgage Loan, the status attributable to that Mortgage Loan by reason of, if applicable, the fact that such Monthly Payment or Assumed Monthly Payment remains unpaid past its Due Date and past any applicable grace period for such Monthly Payment or Assumed Monthly Payment.

          "Percentage Interest": With respect to (a) any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial Class Principal Balance or initial Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) any Class R or Class V Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performance Certification": As defined in Section 8.15(b).

          "Performing Party": As defined in Section 8.15(b).

          "Performing Mortgage Loan": Any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

          "Performing Pooled Mortgage Loan": Any Pooled Mortgage Loan that is a Performing Mortgage Loan.

          "Permitted Investments": Any one or more of the following obligations or securities:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of S&P and, if rated thereby, Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

               (iii) federal funds, unsecured uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of S&P and, if rated thereby, Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of S&P and Fitch (or, in the case of any Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

               (v) units of money market funds (including those managed or advised by the Certificate Administrator or its Affiliates) which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of S&P and Fitch (or, in the case of any Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to such Rating Agency and any Class of Rated Certificates, as confirmed in writing to the Certificate Administrator by such Rating Agency); or

               (vi) any other obligation or security that is acceptable to each Rating Agency and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and Certificate Administrator by each relevant Rating Agency;

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

          "Permitted Transferee": Any Transferee of a Class R Certificate other than (a) a Disqualified Organization, (b) a Disqualified Non-United States Tax Person, (c) a Disqualified Partnership, (d) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person or (e) any other Person as to whom, as determined by the Tax Administrator (based upon an Opinion of Counsel, obtained at the request of the Tax Administrator at the expense of such Person or the Person seeking to Transfer a Class R Certificate, supporting such determination), the Transfer of a Class R Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase I Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society for Testing and Materials, plus a radon and asbestos inspection.

          "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or Section 4975 of the Code.

          "Plaza America Intercreditor Agreement": That certain A Notes Intercreditor Agreement, dated as of July 23, 2003, by and between Wells Fargo Bank, National Association, as holder of the A1 note referred to therein, and Morgan Stanley Mortgage Capital Inc., as holder of the A2 note referred to therein.

          "Plaza America Loan Pair": The Plaza America Pooled Mortgage Loan and the Plaza America Non-Pooled Pari Passu Companion Loan, together.

          "Plaza America Mortgaged Property"; The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as Plaza America Office Towers III and IV.

          "Plaza America Non-Pooled Pari Passu Companion Loan": The loan in the original principal amount of $42,464,449 that is secured by the same Mortgage encumbering the Plaza America Mortgaged Property as the Plaza America Pooled Mortgage Loan, is pari passu in right of payment with the Plaza America Pooled Mortgage Loan and was initially held as of origination by Morgan Stanley Mortgage Capital Inc. The Plaza America Non-Pooled Pari Passu Companion Loan is not part of the Trust Fund, any REMIC Pool or either Grantor Trust Pool.

          "Plaza America Non-Pooled Pari Passu Companion Loan Noteholder": The holder of the promissory note evidencing the Plaza America Non-Pooled Pari Passu Companion Loan.

          "Plaza America Pooled Mortgage Loan": The Pooled Mortgage Loan secured by the Plaza America Mortgaged Property.

          "Plaza America Subsequent Pooling and Servicing Agreement": As defined in Section 3.26(b).

          "Plaza America Subsequent Trust": As defined in Section 3.26(b).

          "PMCF": Prudential Mortgage Capital Funding, LLC, or its successor in interest.

          "PMCF Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an Original PMCF Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the PMCF Pooled Mortgage Loan Purchase Agreement in substitution for an Original PMCF Pooled Mortgage Loan.

          "PMCF Pooled Mortgage Loan Purchase Agreement": That certain Pooled Mortgage Loan Purchase Agreement dated as of September 10, 2003, between PMCF as seller and the Depositor as purchaser.

          "Pooled Mortgage Loan": Each of the Original Pooled Mortgage Loans and Replacement Pooled Mortgage Loans that are from time to time held in the Trust Fund, including any such mortgage loan that has been wholly or partially defeased. As used herein, the term "Pooled Mortgage Loan" includes the related Mortgage Loan Documents.

          "Pooled Mortgage Loan Purchase Agreement": Any of the BSCMI Pooled Mortgage Loan Purchase Agreement, the WFB Pooled Mortgage Loan Purchase Agreement and the PMCF Pooled Mortgage Loan Purchase Agreement.

          "Pooled Mortgage Loan Schedule": Collectively, the three schedules of Pooled Mortgage Loans attached hereto as Schedule I-A, Schedule I-B and
Schedule I-C, respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such schedules shall set forth the following information with respect to each Pooled Mortgage Loan:

               (i)    the loan number assigned to the Pooled Mortgage
                      Loan on the books and records of the related Pooled Mortgage Loan Seller as of the Closing Date and the identification number assigned to such in the Prospectus Supplement;

               (ii) the street address (including city, state and zip code) of the related

                      Mortgaged Property;

               (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

               (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Pooled Mortgage Loan currently requires only payments of interest but begins to amortize prior to maturity, on the first Due Date after amortization begins);

               (v) the Mortgage Rate as of the Closing Date and the Interest Accrual Basis;

               (vi) the maturity date and the original and remaining term to stated maturity (or, in the case of a Pooled Mortgage Loan that is an ARD Mortgage Loan, the Anticipated Repayment Date and the original and remaining term to the Anticipated Repayment Date);

               (vii) in the case of a Pooled Mortgage Loan that is a Balloon Mortgage Loan or an ARD Mortgage Loan, the original and remaining amortization term;

               (viii) whether such Pooled Mortgage Loan is a
                      Cross-Collateralized Mortgage Loan and, if so, an identification of the Mortgage Loans with which such Mortgage Loan is cross-collateralized;

               (ix) whether such Pooled Mortgage Loan provides for defeasance and if so, the period during which defeasance may occur;

               (x) whether such Pooled Mortgage Loan is secured by a fee simple interest in the related Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the related Mortgaged Property; or solely by a leasehold interest in the related Mortgaged Property;

               (xi)   the name of the related Pooled Mortgage Loan Seller;

               (xii)  the Administrative Cost Rate;

               (xiii) the Due Date;

               (xiv) the number of grace days before such Pooled Mortgage Loan requires a late payment charge in connection with a delinquent Monthly Payment;

               (xv) whether there exists (and, if so, the amount of) any letter of credit that constitutes Additional Collateral;

               (xvi) whether repayment of such Pooled Mortgage Loan is guaranteed by a guarantor;

               (xvii) whether the related Mortgaged Property is, as of the
                      Cut-off Date,
                      operated as a hospitality property; and

              (xviii) the initial Master Servicer and the Master Servicing Fee
                      Rate for such Pooled Mortgage Loan.

          "Pooled Mortgage Loan Sellers": Collectively, WFB, BSCMI and PMCF.

          "Post-ARD Additional Interest": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan and all other interest thereon has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

          "Post-ARD Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Pooled Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Components of the Interest Only Certificates and the Certificates for federal income tax purposes, the assumptions that each Pooled Mortgage Loan that is an ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Pooled Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

          "Prepayment Interest Excess": With respect to any Pooled Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after the Due Date for such Pooled Mortgage Loan in any Collection Period, any payment of interest (net of related Master Servicing Fees and any portion of such interest that represents Default Charges or Post-ARD Additional Interest) actually collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

          "Prepayment Interest Shortfall": With respect to any Pooled Mortgage Loan that was subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to the Due Date for such Pooled Mortgage Loan in any Collection Period, the amount of interest, to the extent not collected from the related Borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the sum of the related Master Servicing Fee Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate) on the amount of such Principal Prepayment (or other early recovery of principal) during the period from the date to which interest thereon was paid by the related Borrower to, but not including, such Due Date.

          "Prepayment Premium": With respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, such Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject Borrower if and as set forth in the related intercreditor agreement).

          "Primary Collateral": With respect to any Cross-Collateralized Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Cross-Collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Cross-Collateralized Mortgaged Loan.

          "Primary Servicing Office": The office of a Master Servicer or Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

          "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates.

          "Principal Distribution Amount": With respect to any Distribution Date other than the Final Distribution Date, an amount (which shall in no event be less than zero) equal to the excess, if any, of

          (I) the sum of:

                 (A) the aggregate (without duplication) of the following (such aggregate of the following amounts described below in this clause (A), the "Unadjusted Principal Distribution Amount" for such Distribution Date):

                       (i) all payments of principal (including Principal Prepayments) Received by the Trust with respect to the Pooled Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance (including any Unliquidated Advance in respect of a prior P&I Advance) was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date occurring subsequent to the month in which such Distribution Date occurs,

                       (ii) the aggregate of the principal portions of all
                 Monthly Payments due in respect of the Pooled Mortgage Loans for their respective Due Dates occurring in the month in which such Distribution Date occurs, that were

                 Received by the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

                       (iii) the aggregate of all Liquidation Proceeds,
                 Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Pooled Mortgage Loans during the related Collection Period that were identified and applied by the applicable Master Servicer as recoveries of principal of such Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance (including an Unliquidated Advance in respect of a prior P&I Advance) was previously made under this Agreement for a prior Distribution Date,

                       (iv) the aggregate of all Liquidation Proceeds,
                 Condemnation Proceeds, Insurance Proceeds and REO Revenues Received by the Trust with respect to any REO Properties during the related Collection Period that were identified and applied by the applicable Master Servicer as recoveries of principal of the related REO Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance (including an Unliquidated Advance in respect of a prior P&I Advance) was previously made under this Agreement for a prior Distribution Date, and

                       (v) the respective principal portions of all P&I Advances made under this Agreement in respect of the Pooled Mortgage Loans and any REO Pooled Mortgage Loans with respect to such Distribution Date;

                      (B)   the aggregate amount of any collections
        received on or in respect of the Pooled Mortgage Loans during the related Collection Period that, in each case, represent a delinquent amount as to which an Advance had been made, which Advance was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(B) below with respect to such Distribution Date; and

                      (C)   the aggregate amount of any collections
        received on or in respect of the Pooled Mortgage Loans during the related Collection Period that, in each case, represent a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance and for which a deduction was made under clause (II)(C) below with respect to a prior Distribution Date; over

               (II) the sum of:

                      (A)   if any Insurance Proceeds, Condemnation
        Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Pooled Mortgage Loan or REO Property during the related Collection Period, an amount equal to any Special Servicing Fees, Liquidation Fees and/or Advance Interest (other than Advance Interest on Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances paid from collections and recoveries of principal as described in clause (B) and/or clause (C) below) with respect to each such Pooled Mortgage Loan or REO Property, as the case may be, that were paid hereunder from a source other than related Default Charges during the related Collection Period;

                      (B) the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period to one or more of the Master Servicers, the Special Servicers, the Trustee and the Fiscal Agent from principal collections on the Mortgage Pool pursuant to subsection (iii) of Section 3.05(a)(II); and

                      (C) the aggregate amount of Nonrecoverable Advances (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period to one or more of the Master Servicers, the Special Servicers, the Trustee and the Fiscal Agent during the related Collection Period from principal collections on the Mortgage Pool pursuant to subsection (iv) of Section 3.05(a)(II).

          With respect to the Final Distribution Date, the "Principal Distribution Amount" shall equal the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

          For purposes of subclauses (i) through (v) of clause (I)(A) above, Monthly Payments on the 3 Times Square Pooled Mortgage Loan, which are actually due on the fifteenth day of each month, will each be deemed to be due on the first day of the following month.

          "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Private Placement Memorandum": The final Private Placement Memorandum dated September 10, 2003, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC as of the Closing Date.

          "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Pooled Mortgage Loan Seller, the Controlling Class Representative, a Rating Agency, a designee of the Depositor, a Certificateholder and any Person who certifies to the Certificate Administrator in the form of Exhibit K-1 hereto or Exhibit K-2 hereto, as applicable (which form shall also be located on, and may be submitted electronically via, the Certificate Administrator's internet website), that such Person is either a Certificate Owner or a prospective purchaser of a Certificate or any interest therein.

          "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

          "Prospectus Supplement": That certain prospectus supplement dated September 10, 2003, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

          "PTCE": Prohibited Transaction Class Exemption.

          "PTE": Prohibited Transaction Exemption.

          "Purchase Option Holders": As defined in Section 3.18(b).

          "Purchase Price": With respect to any Pooled Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Pooled Mortgage Loan (or the related REO Pooled Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Pooled Mortgage Loan (or the related REO Pooled Mortgage Loan) at the related Mortgage Rate to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest), (c) all related unreimbursed Servicing Advances that were previously reimbursed out of collections on other Pooled Mortgage Loans and/or REO Properties relating to other Pooled Mortgage Loans, if any, and the outstanding amount of any Unliquidated Advance in respect of prior Servicing Advances made with respect to such Pooled Mortgage Loan, (d) all accrued and unpaid Advance Interest with respect to any related Advances (other than Unliquidated Advances), (e) solely in the case of a purchase, repurchase or substitution, as applicable, by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement or a purchase of a Pooled Mortgage Loan that is part of a Mortgage Loan Group by a related

Non-Pooled Noteholder pursuant to the related Mortgage Loan Group Intercreditor Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other outstanding Additional Trust Fund Expenses (including any Liquidation Fee payable in connection with the applicable purchase or repurchase) and (ii) to the extent not otherwise included in the amount described in clause (c) or clause (e)(i) of this definition, any costs and expenses incurred by a Master Servicer, the applicable Special Servicer, the Trustee or an agent of any of them (on behalf of the Trust) in enforcing the obligation, if any, of such Person to repurchase or replace such Mortgage Loan or REO Property, and (f) to the extent not otherwise included as described above, any compensation and expenses then due and payable to the applicable Master Servicer and/or the applicable Special Servicer with respect to such Pooled Mortgage Loan or REO Property.

          "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

          "Qualified Bidder": As defined in Section 7.01(c).

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Qualified Mortgage": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.

          "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Pooled Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution: (i) has an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Defective Pooled Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) has a fixed Mortgage Rate that is not less than, and not more than one percentage point in excess of, the Mortgage Rate of the Defective Pooled Mortgage Loan; (iii) has the same monthly Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Pooled Mortgage Loan;
(iv) accrues interest on the same Interest Accrual Basis as the Defective Pooled Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Pooled Mortgage Loan, (vi) has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vii) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Pooled Mortgage Loan as of the Closing Date;
(viii) has comparable prepayment restrictions to those of the Defective Pooled Mortgage Loan; (ix) will comply, as of the date of substitution, with all of the representations relating to the Defective Pooled Mortgage Loan set forth in or made pursuant to the related Pooled Mortgage

Loan Purchase Agreement; (x) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (xi) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code (as evidenced by an Opinion of Counsel provided by the related Pooled Mortgage Loan Seller at its expense); provided, however, that if more than one mortgage loan is to be substituted for any Defective Pooled Mortgage Loan, then all such proposed Replacement Pooled Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and have a weighted average remaining term to stated maturity that satisfies the condition described in clause (v) above and each such proposed Replacement Pooled Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (iv) and clauses (vi) through
(xi) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Pooled Mortgage Loan unless (a) such prospective Replacement Pooled Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion,
(b) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the related Pooled Mortgage Loan Seller effecting the substitution) and (c) the related Pooled Mortgage Loan Seller (at its expense) has delivered or caused to have been delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such mortgage loan would not result in an Adverse REMIC Event with respect to any REMIC Pool. When a Qualifying Substitute Mortgage Loan is substituted for a Defective Pooled Mortgage Loan, the applicable Pooled Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

          "Rated Certificate": Any of the Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor.

          "Rated Final Distribution Date": With respect to each Class of Rated Certificates, the Distribution Date in May 2039.

          "Rating Agency": Each of S&P and Fitch.

          "Realized Loss": With respect to:

                      (1) each Pooled Mortgage Loan as to which a Final Recovery Determination has been made (or any related successor REO Pooled Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property), and with respect to each Pooled Mortgage Loan that is a Corrected Mortgage Loan on which all amounts have been fully paid under the terms of such Corrected Mortgage Loan (as it may have been modified), an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, as of the commencement of the Collection

        Period in which the Final Recovery Determination was made or the final payment was made, as the case may be, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest) on such Pooled Mortgage Loan or such REO Pooled Mortgage Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made or such final payment was made, as the case may be, plus (iii) all related unreimbursed Servicing Advances (together with Unliquidated Advances in respect of prior Servicing Advances) and unpaid Liquidation Expenses, plus (iv) the amount of any and all related Special Servicing Fees, Liquidation Fees and/or Workout Fees with respect to such Mortgage Loan or successor REO Mortgage Loan that caused any Class of Certificateholders to receive less than the full amount of Distributable Certificate Interest on the Distribution Date occurring in the Collection Period in which the Final Recovery Determination was made (including any Distributable Certificate Interest that remained unpaid from prior Distribution Dates), to the extent not previously reflected as Realized Loss with respect to such Mortgage Loan or successor REO Mortgage Loan, over (b) all payments and proceeds, if any, Received by the Trust in respect of such Pooled Mortgage Loan or, to the extent allocable to such REO Pooled Mortgage Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made or such final payment was made, as the case may be;

                      (2) each Pooled Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional Interest) or Unliquidated Advance so canceled; and

                      (3) each Pooled Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Pooled Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

          "Received by the Trust": In the case of any Pooled Mortgage Loan or REO Property, received by a Master Servicer or any of its Sub-Servicers, a Special Servicer or any of its Sub-Servicers, the Certificate Administrator or the Trustee, as the case may be, in any event on behalf of the Trust and/or any Non-Pooled Noteholders.

          "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Reference Rate": With respect to any Interest Accrual Period, the applicable rate per annum set forth on the schedule attached hereto as
Schedule IV.

          "Registered Certificate": Any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates constitute Registered Certificates.

          "Regular Interest Certificate": Any of the Interest Only Certificates and the Principal Balance Certificates.

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

          "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicers and the Special Servicers in writing of its selection.

          "Release Date": The date that is 40 days following the later of (i) the Closing Date and (ii) the commencement of the initial offering of the Non-Registered Certificates in reliance on Regulation S.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860A through G of the Code.

          "REMIC I": The segregated pool of assets designated as such in
Section 2.12(a).

          "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.12.

          "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.12(f).

          "REMIC I Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I issued pursuant to this Agreement.

          "REMIC II": The segregated pool of assets designated as such in
Section 2.14(a).

          "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The REMIC II Regular Interests have the designations provided for in the Preliminary Statement hereto. The REMIC II Regular Interests have the terms provided for in Section 2.14.

          "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.14(f).

          "REMIC II Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II issued pursuant to this Agreement.

          "REMIC III": The segregated pool of assets designated as such in
Section 2.16(a).

          "REMIC III Component": Any of the separate beneficial ownership interests in REMIC III issued hereunder, evidenced by a Class of Interest Only Certificates and, in each such case, designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III. The REMIC III Components have the designations provided for in the Preliminary Statement hereto. The REMIC III Components have the terms provided for in Section 2.16.

          "REMIC III Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III issued pursuant to this Agreement.

          "REMIC Pool": Any of REMIC I, REMIC II or REMIC III.

          "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": A segregated custodial account or accounts created and maintained by a Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders (and, if the subject REO Property relates to any Mortgage Loan Group, for the related Non-Pooled Noteholders), which shall be entitled (i) in the case of the General Special Servicer, "GMAC Commercial Mortgage Corporation [or the name of any successor Special Servicer], as General Special Servicer, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 [and [if the subject REO Property relates to any Mortgage Loan Group for which it is the applicable Special Servicer] for [name of applicable Non-Pooled Noteholder]], REO Account"; and (ii) in the case of the 3 Times Square Special Servicer, "Prudential Asset Resources Inc. [or the name of any successor 3 Times Square Special Servicer], as 3 Times Square Special Servicer, on behalf of LaSalle Bank National Association, as Trustee [or the name of any successor Trustee], as Trustee, in trust for the registered holders of the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, and for the owners of the 3 Times Square Non-Pooled Mortgage Loans, REO Account".

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18.

          "REO Extension" As defined in Section 3.16(a).

          "REO Mortgage Loan": The mortgage loan(s) (or any of them) deemed for purposes hereof to be outstanding (including those deemed to be outstanding with respect to a Non-Pooled Mortgage Loan) with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund. Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Master Servicing Fees, Special Servicing Fees and Advances (together with Unliquidated Advances in respect of prior Advances), together with any related unpaid Advance Interest on such Advances (other than Unliquidated Advances), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the applicable Master Servicer, the applicable Special Servicer, the Trustee, the Fiscal Agent or the Trust, as the case may be, in respect of an REO Mortgage Loan.

          "REO Pooled Mortgage Loan": An REO Mortgage Loan that relates to a predecessor Pooled Mortgage Loan.

          "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (and, in the case of each such Mortgaged Property relating to a Mortgage Loan Group, also on behalf of the related Non-Pooled Noteholders) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property, other than any income, profits or proceeds derived from the REO Disposition of such REO Property.

          "REO Tax": As defined in Section 3.17(a).

          "Replacement Pooled Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted by a Pooled Mortgage Loan Seller for a Defective Pooled Mortgage Loan as contemplated by Section 2.03.

          "Request for Release": A request signed by a Servicing Officer of, as applicable, a Master Servicer in the form of Exhibit C-1 attached hereto or a Special Servicer in the form of Exhibit C-2 attached hereto.

          "Required Appraisal Loan": As defined in Section 3.19(a).

          "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to (i) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch, (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch, and (iii) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-" by Fitch; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the Rating Agency whose rating requirement set forth in clause (i) or (ii), as applicable, of this definition has not been met has confirmed in writing that such insurance carrier would not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          "Reserve Account": Any of the accounts established and maintained pursuant to Section 3.03(d).

          "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

          "Resolution Extension Period": As defined in Section 2.03(b).

          "Responsible Officer": When used (a) with respect to the Certificate Administrator, any Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Certificate Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and
(b) with respect to the Fiscal Agent or the Trustee, any vice president or trust officer thereof.

          "Restricted Servicer Reports": Each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

          "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

          "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

          "Sarbanes-Oxley Certification": As defined in Section 8.15(b).

          "Securities Act": The Securities Act of 1933, as amended.

          "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

          "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 or Class X-2 Certificate.

          "Servicer Report Administrator": PAR as Master Servicer (without regard to the final sentence of the definition of "Master Servicer") or any successor thereto appointed as provided herein.

          "Servicer Report Administrator Fee": With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the fee designated as such and payable to the Servicer Report Administrator pursuant to Section 8.05(a).

          "Servicer Report Administrator Fee Rate": Five ten-thousands of one percent (0.0005%) per annum.

          "Servicing Account": The account or accounts established and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred or to be incurred, as the context requires, by the applicable Master Servicer or Special Servicer (or, if applicable, the Trustee or the Fiscal Agent) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, including:

                      (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the applicable Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of either a Mortgaged Property securing a Mortgage Loan or an REO Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or Special Servicer is required to cause to be insured pursuant to
        Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), and

                      (2) the reasonable and direct out-of-pocket travel expenses incurred by the applicable Special Servicer in connection with performing inspections pursuant to Section 3.12(a);

provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent, as the case may be, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by or on behalf of any such party hereto or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or any intercreditor or similar agreement or (C) costs or expenses expressly required under this Agreement to be borne by a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent.

          "Servicing Advances" shall also include, however, any other expenditure which is expressly designated as a "Servicing Advance" herein. All Emergency Advances shall be considered "Servicing Advances" for the purposes hereof.

          "Servicing File": Any documents (other than documents required to be part of the related Mortgage File, but including originals or copies of all management agreements which are not covered by clause (xvii) of the definition of "Mortgage File") that are in the possession or under the control of, or that are required (pursuant to the applicable Pooled Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered and actually have been delivered to, as the context may require, the applicable Master Servicer or Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property and reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan, including any documents delivered by a Pooled Mortgage Loan Seller as described in clause (i) of Section 2.01(f).

          "Servicing Officer": Any officer or employee of a Master Servicer or Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Certificate Administrator, the Trustee and the Depositor on the Closing Date, as such list may thereafter be amended from time to time by such Master Servicer or such Special Servicer, as the case may be.

          "Servicing Released Bid": As defined in Section 7.01(c).

          "Servicing Retained Bid": As defined in Section 7.01(c).

          "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the applicable Special Servicer to the applicable Master Servicer pursuant to Section 3.21(a).

          "Servicing Standard": In the case of GMACCM in its capacity as a Special Servicer hereunder, while it is a Special Servicer, the Servicing Standard-GMACCM and, in the case of each Master Servicer and each other Special Servicer, the Servicing Standard-General.

          "Servicing Standard-General": With respect to each of the Master Servicers and the Special Servicers (other than GMACCM in its capacity as a Special Servicer hereunder, while it is a Special Servicer), to service and administer the Mortgage Loans and any REO Properties that such party is obligated to service and administer pursuant to this Agreement in the best interests and for the benefit of the Certificateholders (or, in the case of a Mortgage Loan Group, for the benefit of the Certificateholders and the related Non-Pooled Noteholders) (as determined by the applicable Master Servicer or the applicable Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole, in accordance with applicable law and the terms of this Agreement, and the respective Mortgage Loans (including, with respect to a Mortgage Loan Group, the related Mortgage Loan Group Intercreditor Agreement, as applicable) and, to the extent consistent with the foregoing, in accordance with the following standards:

                      (a)   with the same care, skill, prudence and
        diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

                      (b) with a view to: (i) the timely collection of all scheduled payments of principal and interest, including Balloon Payments, under the Mortgage Loans and the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Serviced Mortgage Loans, and (ii) in the case of the applicable Special Servicer and any Mortgage Loan that is (A) a Specially Serviced Mortgage Loan that the Special Servicer determines, in its reasonable, good faith judgment, will not become a Corrected Mortgage Loan or (B) a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on such Mortgage Loan to the Certificateholders (or, in the case of a Mortgage Loan Group, to the Certificateholders and the related Non-Pooled Noteholders, as applicable), as a collective whole, of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Mortgage Loan Group, to the Certificateholders and the related Non-Pooled Noteholders, as applicable), as a collective whole, to be performed at the related Net Mortgage Rate (or, in the case of a Mortgage Loan Group, at the weighted average of the Net Mortgage Rates for such Mortgage Loan Group); and

                      (c) without regard to (i) any known relationship that the applicable Master Servicer or applicable Special Servicer, as the case may be, or any of its Affiliates may have with a related Borrower, a Mortgage Loan Seller or any other party to this Agreement,
        (ii) the ownership of any Certificate or any interest in any Non-Pooled Mortgage Loan by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates, (iii) the obligation of the applicable Master Servicer to make Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property, (iv) the obligation of the applicable Special Servicer to request or direct the applicable Master Servicer to make Servicing Advances (including Emergency Advances) or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property,
        (v) the right of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (vi) any ownership, servicing and/or management by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates, of any other mortgage loans or real property, (vii) the ownership by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower, and
        (viii) the obligations of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates to repurchase any Pooled Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a Material Breach or a Material Document Defect.

          "Servicing Standard-GMACCM": With respect to GMACCM in its capacity as a Special Servicer, while it is a Special Servicer hereunder, to service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (or, with respect to a Mortgage Loan Group, in the best interests of and for the benefit of the Certificateholders and the related Non-Pooled Noteholders), as determined by such Special Servicer, in its good faith and reasonable judgment, in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of such Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Mortgage Loan Group is involved, with a view to the maximization of recovery on such Mortgage Loan Group to the Certificateholders and the related Non-Pooled Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of a Mortgage Loan Group, to the Certificateholders and the related Non-Pooled Noteholders) to be performed at the related Net Mortgage Rate (or, in the case of a Mortgage Loan Group, at the weighted average of the Net Mortgage Rates for such Mortgage Loan Group)); and (iii) without regard to (A) any other relationship that such Special Servicer or any Affiliate thereof may have with the related Borrower, (B) the ownership of any Certificate by such Special Servicer or by any Affiliate thereof, (C) such Special Servicer's obligation to direct the Master Servicer to make Servicing Advances, and (D) the right of such Special Servicer or any Affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

          "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in the applicable clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

          "Similar Law": As defined in Section 5.02(c).

          "Sole Certificateholder(s)": Any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates.

          "Special Servicer": With respect to (i) each Mortgage Loan other than any Mortgage Loan in the 3 Times Square Loan Group, the General Special Servicer and (ii) each Mortgage Loan in the 3 Times Square Loan Group, the 3 Times Square Special Servicer. Each reference in this Agreement to the "applicable Special Servicer" shall be construed in a manner consistent with the preceding statement.

          "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the first paragraph of
Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

          "Specially Designated Defaulted Pooled Mortgage Loan": A Specially Serviced Pooled Mortgage Loan (i) as to which a Servicing Transfer Event of the type described by the applicable clause (a) of the definition of "Specially Serviced Mortgage Loan" has occurred in connection with any Balloon Payment or as to which a Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the amounts due thereunder have been accelerated following any other material default.

          "Specially Designated Mortgage Loan Documents": With respect to any Pooled Mortgage Loan, subject to Section 1.04, the following documents on a collective basis:

                      (i)   the original executed Mortgage Note or
        alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

                      (ii) an original or a copy of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Pooled Mortgage Loan

        Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

                      (iii) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in each case (unless the particular item has not been returned from the applicable recorder) with evidence of recording thereon;

                      (iv) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

                      (v) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan;

                      (vi) the original of any Letter of Credit evidencing or constituting Additional Collateral (provided that either (x) the "Mortgage File" shall contain the original of such Letter of Credit or
        (y) the "Mortgage File" shall contain copies of such Letter of Credit and the original if any shall be delivered to the applicable Master Servicer); and

                      (vii) if the related Mortgaged Property is a hospitality property that is subject to a franchise or similar arrangement, (a) an original or a copy of any franchise or similar agreement and (b) either (i) a signed copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage Loan in connection with the Pooled Mortgage Loan Seller's origination or acquisition of the Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such comfort letter, or (ii) a copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage Loan in connection with such origination or acquisition of the Mortgage Loan, together with a signed copy or a fax copy of a new comfort letter (in substantially the same form and substance as the comfort letter delivered in connection with such origination or acquisition) by the franchisor or similar person for the benefit of the Trust or the Trustee (and, if a fax copy of a new comfort letter is delivered, then the original copy shall be included in the "Mortgage File" promptly following receipt thereof by the related Pooled Mortgage Loan Seller).

               "Specially Serviced Mortgage Loan": Any Mortgage Loan (other than any Mortgage Loan in the 3 Times Square Loan Group) as to which any of the following events has occurred:

                      (a) the related Borrower has failed to make when due any Balloon Payment, and the Borrower has not delivered to the applicable Master Servicer, on or prior to the date that is 30 days after the Due Date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer which provides that such refinancing will occur within one hundred twenty (120) days after the date on which such Balloon Payment will become due (provided that such Mortgage Loan shall immediately become a Specially Serviced Mortgage Loan if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the applicable Master Servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of a Non-Pooled Mortgage Loan, in respect of the related Pooled Mortgage Loan) at any time prior to such a refinancing); or

                      (b) the related Borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

                      (c) the applicable Master Servicer shall have determined, in accordance with the Servicing Standard, or the Controlling Class Representative shall have determined, in each case based on communications with the related Borrower by such Master Servicer, or by such Master Servicer at the request of the Controlling Class Representative, that a default in the making of a Monthly Payment on such Mortgage Loan (including a Balloon Payment) is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) or clause (b) immediately above in this definition; provided that, upon the occurrence of a potential default in the making of the Balloon Payment on a Mortgage Loan, such Mortgage Loan shall not be deemed to be a "Specially Serviced Mortgage Loan" pursuant to this paragraph (c) if, with respect to such event, the applicable Master Servicer or the applicable Special Servicer, as applicable, determines that the Master Servicer's granting (to the extent it is permitted under the final paragraph of Section 3.20(a)) or the Special Servicer's granting (to the extent it is permitted under the final paragraph of Section 3.20(a)) of an extension of the maturity date of the subject Mortgage Loan is in accordance with the Servicing Standard (and, with respect to such determination by the applicable Master Servicer, such Master Servicer hereby agrees to notify the applicable Special Servicer of such determination, and, with respect to such determination by the applicable Special Servicer, such Special Servicer hereby agrees to notify the applicable Master Servicer of such determination), and at such time no other circumstance identified in the applicable clauses (a) through (h) of this definition exists that would cause such Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan; or

                      (d) the applicable Master Servicer determines that a default (including, in the applicable Master Servicer's judgment, the failure of the related Borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan Documents) has occurred (unless such default has been waived in accordance with Section 3.07 or Section 3.20 hereof) under the related Mortgage Loan Documents, other than as described in clause (a), (b) or (c) above), that may, in the applicable Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Non-Pooled Mortgage Loan, the interests of the related Non-Pooled Noteholder), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan (or, if no cure period is specified, 60 days); provided, however, that any determination by the applicable Master Servicer that a Mortgage Loan is a Specially Serviced Mortgage Loan under this clause (d) solely by reason of the failure of the related Borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism shall be subject to Sections 3.24 through 3.29 (other than Section 3.25), as and to the extent applicable, and the last paragraph of Section 3.07(a); or

                      (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                      (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                      (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                      (h) the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (and the applicable Special Servicer hereby agrees to promptly forward to the applicable Master Servicer a copy of any such notice that may be received by such Special Servicer);

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused such Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                      (w) with respect to the circumstances described in clauses (a) and (b) above, the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to
        Section 3.20);

                      (x) with respect to the circumstances described in clauses (c), (e), (f), and (g) above, such circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the applicable Special Servicer;

                      (y) with respect to the circumstances described in clause (d) above, such default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the applicable Special Servicer; and

                      (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

          Notwithstanding the foregoing, if a Servicing Transfer Event exists as contemplated above in this definition for any Mortgage Loan in a Mortgage Loan Group, it shall be deemed to exist for the other Mortgage Loan(s) in such Mortgage Loan Group.

          With respect to any Mortgage Loan in the 3 Times Square Loan Group, "Specially Serviced Mortgage Loan" shall mean any such Mortgage Loans as to which any of the following events have occurred:

                      (a) the related Borrower has failed to make when due any Balloon Payment, and the Borrower has not delivered to the applicable Master Servicer, on or prior to the Due Date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer which provides that such refinancing will occur within one hundred twenty (120) days after the date on which such Balloon Payment will become due (provided that such Mortgage Loan shall immediately become a Specially Serviced Mortgage Loan if either such refinancing does not occur during that time or the applicable Master Servicer is required to make a P&I Advance in respect of such Mortgage Loan, a Servicing Transfer Event will occur immediately); or

                      (b) the related Borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

                      (c) the applicable Master Servicer or the 3 Times Square Special Servicer determines (in accordance with the Servicing Standard) that a default in making any Monthly Payment (other than a Balloon Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the applicable Master Servicer determines (in accordance with the Servicing Standard) that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such Balloon Payment will become due (or, if the related Borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer which provides that such refinancing will occur within one hundred twenty (120) days after the date of the Balloon Payment, that Master Servicer determines (in accordance with the Servicing Standard) that
        (a) the related Borrower is likely not to make one or more Assumed Monthly Payments prior to a refinancing or (b) the refinancing is not likely to occur within one hundred twenty (120) days following the date on which the Balloon Payment will become due); or

                      (d) the applicable Master Servicer determines that a default (including, in the applicable Master Servicer's judgment, the failure of the related Borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan Documents), other than a default as described in clause (a) or clause (b) immediately above in this definition, has occurred (unless such default has been waived in accordance with Section 3.07 or Section
        3.20 hereof) under the related Mortgage Loan Documents, other than as described in clause (a), (b) or (c) above), that may, in the applicable Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Non-Pooled Mortgage Loan, the interests of the related Non-Pooled Noteholder), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan (or, if no cure period is specified, 60 days); provided, however, that any determination by the applicable Master Servicer that such Mortgage Loan is a Specially Serviced Mortgage Loan under this clause (d) solely by reason of the failure of the related Borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism shall be subject to Section 3.25 and the last paragraph of Section 3.07(a); or

                      (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                      (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                      (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                      (h) the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (and the 3 Times Square Special Servicer hereby agrees to promptly forward to the applicable Master Servicer a copy of any such notice that may be received by the 3 Times Square Special Servicer).

provided that a Mortgage Loan in the 3 Times Square Loan Group will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused such Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                      (w) with respect to the circumstances described in clauses (a) and (b) immediately above, the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the 3 Times Square Special Servicer);

                      (x) with respect to the circumstances described in clauses (c), (e), (f), and (g) immediately above, such circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the 3 Times Square Special Servicer;

                      (y) with respect to the circumstances described in clause (d) immediately above, such default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the 3 Times Square Special Servicer; and

                      (z) with respect to the circumstances described in clause (h) immediately above, such proceedings are terminated.

          Notwithstanding the foregoing, if a Servicing Transfer Event exists as contemplated above in this definition for any Mortgage Loan in the 3 Times Square Loan Group, it shall be deemed to exist for all the other Mortgage Loans in the 3 Times Square Loan Group.

          "Specially Serviced Pooled Mortgage Loan": A Pooled Mortgage Loan that constitutes a Specially Serviced Mortgage Loan.

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.12(a) (in the case of REMIC I), Section 2.14(a) (in the case of REMIC II) or Section 2.16(a) (in the case of REMIC III), as applicable.

          "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance": With respect to any Pooled Mortgage Loan (and any successor REO Pooled Mortgage Loan with respect thereto), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Cut-off Date or, in the case of any Replacement Pooled Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by the sum of:

                      (i) that portion, if any, of the Unadjusted Principal Distribution Amount for such Distribution Date that is attributable to such Pooled Mortgage Loan (or successor REO Pooled Mortgage Loan);

                     (ii) the amount of any Workout-Delayed Reimbursement Amount with respect to such Pooled Mortgage Loan that was previously the subject of an increase under clause (A) below on a prior Distribution Date, which Workout-Delayed Reimbursement Amount was determined to constitute a Nonrecoverable Advance during the Collection Period for the current Distribution Date; and

                    (iii) the principal portion of any Realized Loss incurred in respect of such Pooled Mortgage Loan (or successor REO Pooled Mortgage Loan) during the related Collection Period;

provided that: (A) the principal balance otherwise resulting from the reductions described in clauses (i), (ii) and/or (iii) above shall be increased on each such subsequent Distribution Date by an amount equal to any Workout-Delayed Reimbursement Amount with respect to such Pooled Mortgage Loan that was reimbursed from collections of principal on or in respect of the Mortgage Pool during the Collection Period related to such Distribution Date under subsection (iii) of Section 3.05(a)(II); and (B) if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Pooled Mortgage Loan, as the case may be, shall be zero commencing as of the close of business on the Distribution Date next following the Collection Period in which such Liquidation Event occurred.

          "Subordinate Note Custodial Account": As defined in Section 3.04(f).

          "Sub-Servicer": Any Person with which a Master Servicer or a Special Servicer has entered into a Sub-Servicing Agreement in accordance with the terms hereof.

          "Sub-Servicing Agreement": The written contract between a Master Servicer or a Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

          "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Pooled Mortgage Loans for any Defective Pooled Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Pooled Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Pooled Mortgage Loan(s) as of the date of substitution.

          "Successful Bidder": As defined in Section 7.01(c).

          "Tax Administrator": WFBM, in its capacity as tax administrator hereunder, or any successor tax administrator appointed as herein provided.

          "Tax Administrator Fee": The portion of the Trustee Fee payable to the Tax Administrator in an amount agreed to by the Trustee and the Tax Administrator.

          "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

          "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

          "Termination Price": As defined in Section 9.01(a).

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

          "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

          "Trust": The trust created hereby.

          "Trust Fund": Collectively, all of the assets of all the REMIC Pools and both of the Grantor Trust Pools.

          "Trustee": LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee Fee": With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a). The Trustee Fee includes the Certificate Administrator Fee and the Tax Administrator Fee.

          "Trustee Fee Rate": 0.0025% per annum.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement filed, or to be filed, pursuant to the UCC.

          "Unadjusted Principal Distribution Amount": As defined in the definition of "Principal Distribution Amount".

          "Uncertificated Accrued Interest": As defined in Section 2.12(g) with respect to any REMIC I Regular Interest for any Interest Accrual Period and in Section 2.14(g) with respect to any REMIC II Regular Interest for any Interest Accrual Period.

          "Uncertificated Distributable Interest": As defined in Section 2.12(g) with respect to any REMIC I Regular Interest for any Distribution Date and in Section 2.14(g) with respect to any REMIC II Regular Interest for any Distribution Date.

          "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.12(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.14(e) hereof).

          "Underwriters": Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC.

          "Underwriter Exemption": PTE 90-30 (with respect to any Investment Grade Certificates initially sold by the Depositor to Bear, Stearns & Co. Inc. or Wells Fargo Brokerage Services, LLC), PTE 90-29 (with respect to any Investment Grade Certificates initially sold by the Depositor to Merrill Lynch, Pierce, Fenner & Smith Incorporated), each as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and as may be subsequently amended following the Closing Date.

          "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of
Section 3.05(a)(II) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

          "Unrestricted Servicer Reports": Each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Property File and the Restricted Servicer Reports).

          "USAP": The Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

          "USPAP": The Uniform Standards of Professional Appraisal Practices.

          "Voting Rights": The voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R or Class V Certificateholders.

          "Weighted Average REMIC I Remittance Rate": As defined in Section 2.14(f).

          "WFB": Wells Fargo Bank, National Association, or its successor in interest.

          "WFB Pooled Mortgage Loan": Any Mortgage Loan that is either an Original WFB Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the WFB Pooled Mortgage Loan Purchase Agreement in substitution for an Original WFB Pooled Mortgage Loan.

          "WFB Pooled Mortgage Loan Purchase Agreement": That certain Pooled Mortgage Loan Purchase Agreement dated as of September 10, 2003, between WFB as seller and the Depositor as purchaser.

          "WFBM": Wells Fargo Bank Minnesota, N.A., or its successor in interest.

          "Within Grace Period Loan": With respect to any Monthly Payment or Assumed Monthly Payment due and payable, or deemed due and payable, in respect of any particular Pooled Mortgage Loan, the status attributable to that Mortgage Loan by reason of, if applicable, the fact that, although such Monthly Payment or Assumed Monthly Payment has not been received, the Due Date, together with any applicable grace period, for such Monthly Payment or Assumed Monthly Payment has not passed.

          "Workout-Delayed Reimbursement Amount": As defined in subsection
(II)(A) of Section 3.05(a).

          "Workout Fee": The fee designated as such in, and payable to the applicable Special Servicer in connection with Corrected Mortgage Loans pursuant to, the second paragraph of Section 3.11(c).

          "Workout Fee Rate": With respect to each Corrected Mortgage Loan,
1.0%.

          "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

          SECTION 1.02.  General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

              (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

              (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

              (iv) a reference to a Subsection without further reference to a
          Section is a reference to such Subsection as contained in the same
          Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

              (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03.  Certain Calculations in Respect of the Mortgage Pool.

          (a) All amounts Received by the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Pooled Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. Except in the case of any Pooled Mortgage Loan that is part of a Mortgage Loan Group, all amounts Received by the Trust in respect of or allocable to any particular Pooled Mortgage Loan (whether or not such Pooled Mortgage Loan constitutes part of a Cross-Collateralized Group), including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances (together with any Unliquidated Advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute Nonrecoverable Servicing Advances) and, if applicable, unpaid Liquidation Expenses; second, as a recovery of any other Nonrecoverable Advances with respect to the related Mortgage Loan; third, as a recovery of accrued and unpaid interest (together with any Unliquidated Advances in respect of prior P&I Advances of such interest) on such Pooled Mortgage Loan to, but not including, the Due Date in the Collection Period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; fourth, as a recovery of principal (together with any Unliquidated Advances in respect of prior P&I Advances of such principal and any prior P&I Advances of such principal theretofore determined to constitute Nonrecoverable P&I Advances) of such Pooled Mortgage Loan then due and owing, including by reason of acceleration of such Pooled Mortgage
Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any Default Charges then due and owing under such Pooled Mortgage Loan; eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Pooled Mortgage Loan; ninth, as a recovery of any assumption fees and modification fees then due and owing under such Pooled Mortgage Loan; tenth, as a recovery of any other amounts then due and owing under such Pooled Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; eleventh, as a recovery of any remaining principal of such Pooled Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, twelfth, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

          (b) Except with respect to any REO Pooled Mortgage Loan that is a successor to a Pooled Mortgage Loan, amounts Received by the Trust with respect to each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances (together with any Unliquidated Advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute Nonrecoverable Servicing Advances) and, if applicable, unpaid Liquidation Expenses; second, as a recovery of any other Nonrecoverable Advances with respect to the related REO Pooled Mortgage Loan; third, as a recovery of accrued and unpaid interest (together with any Unliquidated Advances in respect of prior P&I Advances of such interest) on the related REO Pooled Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; fourth, as a recovery of principal (together with any Unliquidated Advances in respect of prior P&I Advances of such principal) of the related REO Pooled Mortgage Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Pooled Mortgage Loan (other than, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and eighth, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Pooled Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

          (c) Amounts collected on or with respect to the 3 Times Square Loan Group or any related REO Property shall be applied in accordance with Section 3 or Section 4, as applicable, of the 3 Times Square Intercreditor Agreement. Amounts collected on or with respect to the Plaza America Loan Pair or any related REO Property shall be applied in the aggregate in accordance with
Section 1.03(a) or Section 1.03(c), as applicable, and, as between the Plaza America Pooled Mortgage Loan and the Plaza America Non-Pooled Pari Passu Companion Loan, on a pro rata basis according to their respective outstanding principal balances. Amounts collected on or with respect to the Carmel Mountain Ranch Shopping Center Loan Pair or any related REO Property shall be applied in the aggregate in accordance with Section 1.03(a) or Section 1.03(c), as applicable, and, as between the Carmel Mountain Ranch Shopping Center Pooled Mortgage Loan and the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan, on a pro rata basis according to their respective outstanding principal balances. Amounts collected on or with respect to the North Crescent Plaza Loan Pair or any related REO Property shall be applied in accordance with Section 3 or Section 4, as applicable, of the North Crescent Plaza Intercreditor Agreement. Amounts collected on or with respect to the Miller/WRI Portfolio Loan Group or any related REO Property after the Miller/WRI Portfolio Non-Pooled Mortgage Loan is made shall be applied (i) in accordance with Section 1(b) of the Miller/WRI Retail Portfolio Intercreditor Agreement, at any time prior to the date, if any, on which the Miller/WRI Portfolio Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Miller/WRI Portfolio Pooled Mortgage Loan pursuant to the terms of the Miller/WRI Portfolio Intercreditor Agreement, and (ii) in the aggregate in accordance with Section 1.03(a) or Section 1.03(c), as applicable, and, as between the Miller/WRI Portfolio Pooled Mortgage Loan and the Miller/WRI Portfolio Non-Pooled Mortgage Loan, on a pro rata basis according to their respective outstanding principal balances, at any time on or after the date, if any, on which the Miller/WRI Portfolio Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Miller/WRI Portfolio Pooled Mortgage Loan pursuant to the terms of the Miller/WRI Portfolio Intercreditor Agreement.

          (d) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the applicable Master Servicer and reflected in the appropriate monthly report from such Master Servicer and in the appropriate monthly Certificate Administrator Report as provided in Section 4.02.

          SECTION 1.04. Cross-Collateralized Mortgage Loans.

          Notwithstanding anything herein to the contrary, it is hereby acknowledged that any groups of Pooled Mortgage Loans identified on the Pooled Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Pooled

Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the applicable Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan with respect thereto), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Pooled Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Pooled Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Pooled Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Pooled Mortgage Loan.

          SECTION 1.05.  Incorporation of Preliminary Statement.

          The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                  ARTICLE II

           CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS, REMIC III COMPONENTS, REMIC I RESIDUAL INTEREST,
   REMIC II RESIDUAL INTEREST, REMIC III RESIDUAL INTEREST AND CERTIFICATES


           SECTION 2.01. Conveyance of Pooled Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Bear Stearns Commercial Mortgage Trust 2003-PWR2". LaSalle is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

          (b) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Original Pooled Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled Mortgage Loan Purchase Agreement, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes (i) all scheduled payments of principal and interest under and proceeds of the Original Pooled Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before the respective Cut-off Dates for the Original Pooled Mortgage Loans, which shall belong and be promptly remitted to the related Pooled Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to the Original Pooled Mortgage Loans by the respective Pooled Mortgage Loan Sellers (including all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral);
(ii) any REO Property acquired in respect of an Original Pooled Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in each Collection Account (but not in any Companion Note Custodial Account or any Subordinate Note Custodial Account), the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, subject to the rights of any related Non-Pooled Subordinate Noteholder, the REO Account. Such assignment and conveyance is subject, however, to the right of the Designated Sub-Servicers pursuant to the Designated Sub-Servicer Agreements and, in the case of any particular Original Pooled Mortgage Loan, the rights of any other creditor(s) under any related intercreditor agreement, Mortgage Loan Intercreditor Agreement or similar agreement. In no event, however, shall such conveyance and assignment constitute or be construed as an assumption by the Trust of (i) any obligation to make any future advance to which the Borrower under the Miller/WRI Portfolio Pooled Mortgage Loan may become entitled under the terms of such Pooled Mortgage Loan or (ii) in the case of any Pooled Mortgage
Loan that is part of a Mortgage Loan Group, any obligation or liability that is imposed only on the initial holder of such Pooled Mortgage Loan under the terms of the related Mortgage Loan Group Intercreditor Agreement.

          After the Depositor's transfer of the Original Pooled Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Pooled Mortgage Loans.

          (c) The conveyance of the Original Pooled Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Original Pooled Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Pooled Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Pooled Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to their respective Cut-off Dates or, in the case of a Replacement Pooled Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in each Collection Account (but not any amounts held in any Companion Note Custodial Account or any Subordinate Note Custodial Account), the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account, and all investment earnings on such amounts, and all of the Depositor's right, title and interest under the Pooled Mortgage Loan Purchase Agreements that are described under clause (ii) of the first sentence of Section 2.01(b), (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Pooled Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 financing statement substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the Trustee shall, at the expense of the Depositor (to the extent reasonable), prepare and file continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in the preparation and filing such continuation statements. This Section

2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

          (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that each Pooled Mortgage Loan Seller is obligated, at such Pooled Mortgage Loan Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, (x) on or before the Closing Date, the Mortgage Note for each Pooled Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File", (y) on or before the date that is 15 days following the Closing Date, (1) the original or a copy of any Letter of Credit referred to in clause (xi) of the definition of "Mortgage File" (and if a copy is delivered to the Trustee or a Custodian, then the original shall be transferred to the applicable Master Servicer, and if the original is delivered to the Trustee or a Custodian, then a copy shall be transferred to the applicable Master Servicer) and (2) the original or a copy of any of the documents and/or instruments referred to in clauses (x) and (xx) of the definition of "Mortgage File" and (z) on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase Agreement, the remainder of the Mortgage File and any Additional Collateral (other than a Letter of Credit, which shall be delivered in accordance with the preceding clause (y)(1), and other than Reserve Funds, which are to be transferred to the Certificate Administrator or the Trustee (and, if the Trustee receives such Reserve Funds, it shall transfer them to the Certificate Administrator) or to the applicable Master Servicer) for each Original Pooled Mortgage Loan acquired by the Depositor from such Pooled Mortgage Loan Seller. Notwithstanding the preceding sentence, if the applicable Pooled Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (vii) and (ix)(A) of the definition of "Mortgage File", with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless deliver such document or instrument to the Trustee or a Custodian appointed thereby promptly upon such Pooled Mortgage Loan Seller's receipt thereof), so long as a copy of such document or instrument, certified by the related Pooled Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing, has been delivered to the Trustee on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase Agreement, the delivery requirements of the related Pooled Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; and if the applicable Pooled Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Pooled Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iv) and (ix)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless deliver such document or instrument to the Trustee or a Custodian appointed thereby promptly upon such Pooled Mortgage Loan Seller's receipt thereof) so long as a copy of such document or instrument, certified by the related Pooled Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing, has been delivered to the Trustee on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase Agreement, the delivery requirements of the related Pooled Mortgage Loan Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File. In addition, with respect to each Pooled Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that the related Pooled Mortgage Loan Seller is contractually obligated to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Pooled Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. Furthermore, with respect to each Pooled Mortgage Loan, if any, as to which there exists a secured creditor impaired property insurance policy covering the related Mortgaged Property, the related Pooled Mortgage Loan Seller is contractually obligated to cause such policy, within a reasonable period following the Closing Date, to inure to the benefit of the Trustee on behalf of the Certificateholders (if and to the extent that it does not by its terms automatically run to the holder of such Mortgage Loan). The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Pooled Mortgage Loan Purchase Agreement. None of the Depositor, the Trustee, the Fiscal Agent, any Custodian, either Master Servicer or either Special Servicer shall be liable for any failure by any Pooled Mortgage Loan Seller to comply with the document delivery requirements of the related Pooled Mortgage Loan Purchase Agreement.

          (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each assignment of UCC Financing Statement in favor of the Trustee referred to in clause (ix)(B) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such assignment of UCC Financing Statement shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a copy of the recorded original. At such time as such assignments or verifications of electronic filing have been returned to the Trustee, the Trustee shall forward a copy thereof to the applicable Master Servicer if the Trustee has been requested to do so by such Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Pooled Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Pooled Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Pooled Mortgage
Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicers, the Special Servicers, the Rating Agencies and the Controlling Class Representative. The Depositor and the Trustee hereby acknowledge and agree that each Pooled Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Pooled Mortgage Loans sold by such Pooled Mortgage Loan Seller under the related Pooled Mortgage Loan Purchase Agreement, as and to the extent provided for in such Pooled Mortgage Loan Purchase Agreement; provided that no Pooled Mortgage Loan Seller shall actually record or file any such documents.

          (f) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that each Pooled Mortgage Loan Seller is contractually obligated, at such Pooled Mortgage Loan Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, on or before the date that is 45 days after the Closing Date, in the case of the items in clause (i) below, and 20 days after the Closing Date, in the case of the items in clause
(ii) below, the following items (except to the extent that any of the following items are to be retained by a primary servicer that will continue to act on behalf of the applicable Master Servicer as a Sub-Servicer): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan in the possession or under the control of such Pooled Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by it to the Depositor and, to the extent that any original documents are not required to be a part of a Mortgage File for any such Original Pooled Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Pooled Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Pooled Mortgage Loans (provided that such Pooled Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Pooled Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by such Pooled Mortgage Loan Seller to the Depositor. Each Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Non-Pooled Mortgage Loan, on behalf of and for the benefit of any and all related Non-Pooled Noteholders).

          SECTION 2.02.   Acceptance of Mortgage Assets by Trustee.

          (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Pooled Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Pooled Mortgage Loans and such other assets, together with any other Pooled Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File relates to a Pooled Mortgage Loan that is part of a Mortgage Loan Group, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Non-Pooled Noteholders. Each Master Servicer shall notify the Trustee in writing promptly following such Master Servicer's receipt of any original Letters of Credit relating to the Pooled Mortgage Loans for which it is the applicable Master Servicer and agrees to hold such Letters of Credit in trust for the benefit of the Trustee. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Pooled Mortgage Loan Seller and each Underwriter that, as to each Pooled Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II, (i) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage Note) received by it or any Custodian with respect to such Pooled Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appears to have been executed (where appropriate) and (C) purports to relate to such Pooled Mortgage Loan.

          (b) On or about the 30th day following the Closing Date, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Pooled Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing to each of the other parties hereto (substantially in the form of Exhibit N), the Pooled Mortgage Loan Sellers, the Non-Pooled Noteholders (to the extent identified to it) and the Controlling Class Representative (to the extent identified to it) that, as to each Original Pooled Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost) and the original or copy of documents specified in clause (xi) of the definition of "Mortgage File" (in the case of each of the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "3 Times Square", "Bouquet Shopping Center", "Leiner Health Products Building", "Garden Ridge Retail", "1326 North Market Boulevard" and "Twin Creeks Flex Building", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that there exists any letter of credit that constitutes Additional Collateral for the related Pooled Mortgage Loan), clause (x) (in the case of each of the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "3 Times Square", "Greeley Mall Alexandria Portfolio", "Virginia Manor", "1550 Gude", "Miller/WRI Portfolio--Lowry Town Center", "Golden Gate Portfolio--Eckerds--Peach & Zimmerly", "Central Avenue Shopping Center", "AmeriTel Boise Spectrum" and "Inland Eckerd Portfolio 3--Eckerd--Central & Millard Fillmore", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) and clause (xx) (in the case of each of the Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "Courtyard Marriott at Tysons Center", "AmeriTel Boise Spectrum" and "AmeriTel Boise Towne Square", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that the Mortgaged Property is a hospitality property) of the definition of "Mortgage File" have been received by it or a Custodian on its behalf; and (iii) all such documents received by it or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan. On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Pooled Mortgage Loans are removed from the Trust
Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Pooled Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing to each of the other parties hereto (substantially in the form of Exhibit N), the Pooled Mortgage Loan Sellers, the Non-Pooled Noteholders (to the extent identified to it) and the Controlling Class Representative (to the extent identified to it) that, as to each Original Pooled Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment), clause (xi) (in the case of each of the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "3 Times Square", "Bouquet Shopping Center", "Leiner Health Products Building", "Garden Ridge Retail", "1326 North Market Boulevard" and "Twin Creeks Flex Building", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that there exists any letter of credit that constitutes Additional Collateral for the related Pooled Mortgage Loan), clause (x) (in the case of each of the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "3 Times Square", "Greeley Mall Alexandria Portfolio", "Virginia Manor", "1550 Gude", "Miller/WRI Portfolio--Lowry Town Center", "Golden Gate Portfolio--Eckerds--Peach & Zimmerly", "Central Avenue Shopping Center", "AmeriTel Boise Spectrum" and "Inland Eckerd Portfolio 3--Eckerd--Central &

Millard Fillmore", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) and clause (xx) in the case of each of the Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "Courtyard Marriott at Tysons Center", "AmeriTel Boise Spectrum" and "AmeriTel Boise Towne Square", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that the Mortgaged Property is a hospitality property) of the definition of "Mortgage File" have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

          If a Pooled Mortgage Loan Seller substitutes a Replacement Pooled Mortgage Loan for any Defective Pooled Mortgage Loan as contemplated by
Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Pooled Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Pooled Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement Pooled Mortgage Loan is removed from the Trust Fund).

          With respect to the documents described in clause (iii) of the definition of "Mortgage File", absent actual knowledge to the contrary, the Trustee may assume, for purposes of the certification(s) delivered in this
Section 2.02(a) or to be delivered pursuant to Section 2.02(b), that the Mortgage File for each Pooled Mortgage Loan includes a separate Assignment of Leases.

          With respect to the documents described in clause (ix) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification(s) to be delivered pursuant to this Section 2.02(b), that the Mortgage File for each Pooled Mortgage Loan should include a copy of one state-level UCC Financing Statement filed in the state of incorporation or organization of the related Borrower for each Mortgaged Property (or, with respect to any Pooled Mortgage Loan that has two or more Borrowers, for each related Borrower). To the extent appropriate under applicable law, the UCC Financing Statements to be assigned to the Trust will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization as so indicated on the documents provided.

          (c) None of the Depositor, the Certificate Administrator, the Trustee, the Master Servicers, the Special Servicers or any Custodian is under any duty or obligation to (i) determine whether any of the documents specified in clauses (iii), (iv)(B), (v), (vi), (vii), (ix), (x) through (xviii) and
(xx) of the definition of "Mortgage File" exist or are required to be delivered by the Pooled Mortgage Loan Sellers in respect of any Pooled Mortgage Loan unless such item(s) are specified on the related Mortgage File Checklist or such document is specifically identified in the relevant clause of Section 2.02 as applicable to the related Pooled Mortgage Loan by a specific reference that includes an identification of the related Mortgage Property, or (ii) inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Pooled Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the Depositor, the Trustee, the Master Servicers, the Special Servicers or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) In performing the reviews contemplated by subsections (a) and
(b) above, the Trustee may conclusively rely on the related Pooled Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i), (ii), (iii), (iv), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment), clause (xi) (in the case of each of the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "3 Times Square", "Bouquet Shopping Center", "Leiner Health Products Building", "Garden Ridge Retail", "1326 North Market Boulevard" and "Twin Creeks Flex Building", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that there exists any letter of credit that constitutes Additional Collateral for the related Pooled Mortgage Loan), clause (x) (in the case of each of the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "3 Times Square", "Greeley Mall Alexandria Portfolio", "Virginia Manor", "1550 Gude", "Miller/WRI Portfolio--Lowry Town Center", "Golden Gate Portfolio--Eckerds--Peach & Zimmerly", "Central Avenue Shopping Center", "AmeriTel Boise Spectrum" and "Inland Eckerd Portfolio 3--Eckerd--Central & Millard Fillmore", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) and clause (xx) (in the case of each of the Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "Courtyard Marriott at Tysons Center", "AmeriTel Boise Spectrum" and "AmeriTel Boise Towne Square", which constitute all of the Pooled Mortgage Loans for which the Pooled Mortgage Loan Schedule specifies that the Mortgaged Property is a hospitality property) of the definition of "Mortgage File" have been received by it or a Custodian on its behalf and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

          SECTION 2.03. Certain Repurchases and Substitutions of Pooled Mortgage Loans by the Pooled Mortgage Loan Sellers.

          (a) If, in the process of reviewing the documents delivered or caused to be delivered by the Pooled Mortgage Loan Sellers as contemplated by
Section 2.01(d), the Trustee or any Custodian discovers that any document required to have been delivered as contemplated by Section 2.01(d) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Pooled Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Pooled Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If any party hereto discovers or receives notice of a breach of any representation or warranty relating to any Pooled Mortgage Loan set forth in or made pursuant to Section 4(b) or 4(d) of any Pooled Mortgage Loan Purchase Agreement (a "Breach"), such party shall promptly so notify each of the other parties hereto. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Pooled Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor and the related Pooled Mortgage Loan Seller.

          (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan or its receipt of notice from the Trustee or any other party to this Agreement of a Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan, the applicable Master Servicer shall (and the General Special Servicer may) notify the related Pooled Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Pooled Mortgage Loan Seller that it must, not later than 90 days from the receipt by such Pooled Mortgage Loan Seller of such notice or 90 days from the Pooled Mortgage Loan Seller's discovery of the subject Material Document Defect or Material Breach (or, if such Material Breach or Material Document Defect, as the case may be, relates to whether such Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, and provided that such Pooled Mortgage Loan Seller discovered or received prompt written notice thereof, within 90 days after any earlier discovery by the Pooled Mortgage Loan Seller or any party to this Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Pooled Mortgage Loan (as, if and to the extent required by the related Pooled Mortgage Loan Purchase Agreement), at the applicable Purchase Price; provided that if such Pooled Mortgage Loan Seller certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Pooled Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, and (iv) that such Pooled Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the "Resolution Extension Period") (a copy of which certification shall be delivered by the Trustee to the applicable Master Servicer, the General Special Servicer and the Controlling Class Representative), then such Pooled Mortgage Loan Seller shall have an additional period equal to any such applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Pooled Mortgage Loan); provided, further, that, solely in the case of a Material Document Defect, if both (x) notice of such Material Document Defect has been delivered to such Pooled Mortgage Loan Seller and (y) the related Pooled Mortgage Loan constitutes a Specially Serviced Mortgage Loan as a result of the occurrence of a monetary default described in clause (a) or clause (b) of the definition of "Specially Serviced Mortgage Loan", as a result of a bankruptcy, insolvency or similar event described in clause (e), clause (f) or clause (g) of the definition of "Specially Serviced Mortgage Loan" or as a result of the receipt by the applicable Master Servicer or Special Servicer of a notice of the commencement of foreclosure or similar proceedings described in clause (h) of the definition of "Specially Serviced Mortgage Loan", then such Pooled Mortgage Loan Seller shall not have the benefit of any Resolution Extension Period but the Initial Resolution Period shall commence from the date of delivery of the notice of such Material Document Defect to such Pooled Mortgage Loan Seller; and provided, further, that, in lieu of repurchasing the affected Pooled Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), such Pooled Mortgage Loan Seller shall be permitted, during the three-month period following the Startup Day for the REMIC Pool that holds the affected Pooled Mortgage Loan (or during the two-year period following such Startup Day if the affected Pooled Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulations section 1.860G-2(f)), to replace the affected Pooled Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Pooled Mortgage Loan Purchase Agreement and this Agreement. The parties hereto agree that delivery by the Trustee (or a Custodian on its behalf) of a certification or schedule of exceptions to a Pooled Mortgage Loan Seller shall not in and of itself constitute delivery of notice of any Material Document Defect or knowledge of such Pooled Mortgage Loan Seller of any Material Document Defect therein. If any Pooled Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the applicable Master Servicer shall designate its Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the applicable Master Servicer shall promptly notify the Trustee and the Certificate Administrator when such deposit is made. Any such repurchase or replacement of a Pooled Mortgage Loan shall be on a whole loan, servicing released basis. In addition, the parties acknowledge that, as provided in the definition of "Material Document Defect", the absence of a Specially Designated Mortgage Loan Document following the date on which such Specially Designated Mortgage Loan Document is required to be delivered to the Trustee as described in

Section 2.01(d) shall constitute a Material Document Defect. The immediately preceding acknowledgment shall not, however, be construed to limit the other provisions of the definition of "Material Document Defect" or the second preceding sentence.

          The remedies provided for in this Section 2.03(b) with respect to any Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan shall apply to the related REO Property.

          If (x) a Defective Pooled Mortgage Loan is to be repurchased or replaced as described above, (y) such Defective Pooled Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Pooled Mortgage Loan(s) that are a part of such Crossed-Collateralized Group (the "Other Crossed Loans") (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the related Pooled Mortgage Loan Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document
Defect:

                      (A) the related Pooled Mortgage Loan Seller (at its expense) delivers or causes to be delivered to the Trustee an Opinion of Counsel to the effect that such Pooled Mortgage Loan Seller's repurchase of only those Pooled Mortgage Loans as to which a Material Breach has actually occurred without regard to the provisions of this paragraph (the "Affected Loan(s)") and the operation of the remaining provisions of this Section 2.03(b) will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event hereunder; and

                      (B) both of the following conditions would be satisfied if the related Pooled Mortgage Loan Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

                          (i)   the debt service coverage ratio for all
               such Other Crossed Loan (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix B to the Prospectus Supplement and (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement; and

                         (ii)   the loan-to-value ratio for the Other
               Crossed Loans is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix B to the Prospectus Supplement plus 10%, and (B) the loan-to-value ratio for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement.

The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Pooled Mortgage Loan Seller to cause to be delivered, to the applicable Master Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Pooled Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the related Pooled Mortgage Loan Seller and the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

          With respect to any Defective Pooled Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the related Pooled Mortgage Loan Seller and the Trustee, as successor to the Depositor, are bound by an agreement (set forth in the related Pooled Mortgage Loan Purchase Agreement) to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Pooled Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one such party would materially impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties have agreed to forbear from exercising such remedies unless and until the loan documents evidencing and securing the relevant Pooled Mortgage Loans can be modified in a manner that complies with the applicable Pooled Mortgage Loan Purchase Agreement or some other action can be taken to remove the threat of material impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Cross-Collateralized Loans shall be allocated between such Pooled Mortgage Loans in accordance with the Mortgage Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Pooled Mortgage Loans shall remain in full force and effect, without any modification thereof. The Borrowers set forth on Schedule V hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Pooled Mortgage Loan without the related Borrower's consent.

          To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10 and Section 3.01(b), provide the applicable Master Servicer with a limited power of attorney that enables the applicable Master Servicer to execute) the modification of the loan documents, or the instrument or instruments effecting other action, that complies with the applicable Pooled Mortgage Loan Purchase Agreement to remove the threat of impairment of the ability of the Pooled Mortgage Loan Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Pooled Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party; provided that the Trustee shall not be liable for any misuse of any such power of attorney by a Master Servicer. The applicable Master Servicer shall advance all costs and expenses incurred by the Trustee and such Master

Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances and interest thereon shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Pooled Mortgage Loan(s) to be repurchased or replaced. The applicable Master Servicer shall not be liable to any Certificateholder or any other party hereto if a modification of the loan documents described above cannot be effected for any reason beyond the control of such Master Servicer.

          The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

          If (i) a Pooled Mortgage Loan Seller disputes that a Material Document Defect or a Material Breach exists with respect to a Pooled Mortgage Loan (a "Material Dispute") or refuses to perform its cure, repurchase or replacement obligations with respect to a Material Document Defect or a Material Breach in accordance with the applicable Pooled Mortgage Loan Purchase Agreement, and (ii) the applicable Initial Resolution Period has expired and the applicable Extended Resolution Period (if any) has expired (without such Pooled Mortgage Loan Seller having cured, repurchased or replaced such Pooled Mortgage Loan in accordance with the related Pooled Mortgage Loan Purchase Agreement), the parties acknowledge that:

                      (x) if the applicable Pooled Mortgage Loan is then in default or then constitutes a Specially Serviced Mortgage Loan, the applicable Master Servicer and/or applicable Special Servicer, on behalf of the Trust as the assignee of the Pooled Mortgage Loans, may enter into a modification, waiver or amendment of such Pooled Mortgage Loan, otherwise enter into a workout of such Pooled Mortgage Loan and otherwise exercise any remedies available to the holder of the Pooled Mortgage Loan in respect of such default, in each case to the extent permitted under the other provisions of this Agreement;

                      (y) to the extent that such Pooled Mortgage Loan Seller has (or is subsequently determined, by a final nonappealable judgment of a court of competent jurisdiction, to have had or enters in a written settlement to the effect that it had) an obligation to repurchase or replace such Pooled Mortgage Loan, (I) the entering into of a modification, waiver or amendment, or workout or another exercise of remedies described above shall not constitute a defense to such obligation of such Pooled Mortgage Loan Seller, and (II) pursuant to the operation of the definition of "Purchase Price" and the operation of Section 3.11, the applicable Special Servicer will be entitled to a Liquidation Fee in connection with such repurchase or replacement if such repurchase or replacement occurs more than 180 days after the commencement of the applicable Initial Resolution Period (as established pursuant to such judgment or settlement, if any), the Purchase Price to be paid by such Pooled Mortgage Loan Seller in connection with such repurchase or replacement shall include such Liquidation Fee to which the applicable Special Servicer is entitled (but such Purchase Price shall not include any Workout Fee) and if such Mortgage Loan has otherwise been sold or liquidated, or such Pooled Mortgage Loan became an REO Mortgage Loan and the REO

        Property has been sold pursuant to the other provisions of this Agreement, then in lieu of paying the Purchase Price payable by such Pooled Mortgage Loan Seller as otherwise described above in this clause
        (II), such Pooled Mortgage Loan Seller shall be obligated to pay the excess, if any, of such Purchase Price as otherwise described above over the Liquidation Proceeds received in connection with such sale or liquidation; and

                      (z) if, in connection with the resolution of a Material Dispute, a court of competent jurisdiction determines that there is or was no Material Document Defect or Material Breach by such Pooled Mortgage Loan Seller or otherwise that such Pooled Mortgage Loan Seller does not have liability in connection with the purported Material Document Defect or Material Breach that was asserted by or on behalf of the Trust as the assignee of the Depositor, or if the Trust as the assignee of the Depositor enters in a written settlement to the effect that such Pooled Mortgage Loan Seller does not have such liability, then the applicable Master Servicer, on behalf of the Trust as the assignee of the Depositor, shall thereupon pay or cause to be paid to such Pooled Mortgage Loan Seller, by withdrawal from the related Collection Account, all of the reasonable out-of-pocket fees and expenses incurred by such Pooled Mortgage Loan Seller in connection with such Pooled Mortgage Loan Seller's investigation and defense of such proceedings.

          (c) Whenever one or more Replacement Pooled Mortgage Loans are substituted for a Defective Pooled Mortgage Loan by a Pooled Mortgage Loan Seller as contemplated by this Section 2.03, the applicable Master Servicer shall direct the party effecting the substitution to deliver to the Trustee the related Mortgage File and a certification to the effect that such Replacement Pooled Mortgage Loan satisfies or such Replacement Pooled Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan". No mortgage loan may be substituted for a Defective Pooled Mortgage Loan as contemplated by this Section 2.03 if the Pooled Mortgage Loan to be replaced was itself a Replacement Pooled Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Pooled Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Pooled Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Pooled Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

          If any Pooled Mortgage Loan is to be repurchased or replaced by a Pooled Mortgage Loan Seller as contemplated by this Section 2.03, the applicable Master Servicer shall direct such party to amend the Pooled Mortgage Loan Schedule to reflect the removal of any Deleted Pooled Mortgage Loan and, if applicable, the substitution of the related Replacement Pooled Mortgage Loan(s); and, upon its receipt of such amended Pooled Mortgage Loan Schedule, the applicable Master Servicer shall deliver or cause the delivery of such amended Pooled Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Pooled Mortgage Loans for a Deleted Pooled Mortgage
Loan, such Replacement Pooled Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

          The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(c), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

          (d) Upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Pooled Mortgage Loan repurchased or replaced by the related Pooled Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited in such Master Servicer's Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Pooled Mortgage Loan (if any) to be substituted for a Deleted Pooled Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Pooled Mortgage Loan to the related Pooled Mortgage Loan Seller or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Pooled Mortgage Loan, and the applicable Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Pooled Mortgage Loan(s) and any Replacement Pooled Mortgage Loan(s). In connection with any such repurchase or substitution by the related Pooled Mortgage Loan Seller, each of the Master Servicers and the Special Servicers shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of such Master Servicer or such Special Servicer, as the case may be, with respect to the Deleted Pooled Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by a Master Servicer, a Special Servicer and/or the Trustee pursuant to this Section 2.03(d), to the extent not collected from the related Pooled Mortgage Loan Seller, shall be reimbursable to each of them as Servicing Advances in respect of the affected Pooled Mortgage Loan.

          (e) The obligations of each Pooled Mortgage Loan Seller set forth in
Section 5 of the related Pooled Mortgage Loan Purchase Agreement to cure a Material Breach or a Material Document Defect, or to repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Document Defect or Breach with respect to any Pooled Mortgage Loan. If, in connection with any Material Document Defect or Material Breach, the related Pooled Mortgage Loan Seller defaults on its obligations to cure such Material Document Defect or Material Breach, as the case may be, in all material respects or to repurchase or replace the affected Pooled Mortgage Loan as contemplated by this Section 2.03, then the applicable Master Servicer shall (and the applicable Special Servicer may) promptly notify the Trustee and the Controlling

Class Representative, and the Trustee shall notify the Certificateholders. Thereafter, the Trustee shall (and the applicable Special Servicer may) take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations, including the institution and prosecution of appropriate legal proceedings, as the Trustee (or, if applicable, the applicable Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the Trustee and/or the Special Servicer pursuant to this Section 2.03(e), including, reasonable attorney's fees and expenses, to the extent not collected from the related Pooled Mortgage Loan Seller, shall constitute Servicing Advances in respect of the affected Pooled Mortgage Loan. Notwithstanding the foregoing, the obligation of each Pooled Mortgage Loan Seller set forth in the final paragraph of Section 5(d) of the related Pooled Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, or the Trustee on their behalf, with respect to any breach of any representation and warranty set forth in the final sentence of paragraph 23, the representation and warranty set forth in the final sentence of paragraph 28, the representation and warranty set forth in the final sentence of paragraph 29 and the representation and warranty set forth in the final sentence of paragraph 33 of Exhibit C attached to such Pooled Mortgage Loan Purchase Agreement that the Borrower under a Pooled Mortgage Loan is required to pay, or that the lender is entitled to charge the Borrower, for a cost or expense described in such respective sentence; such Pooled Mortgage Loan Seller shall not otherwise have any obligation to cure such a breach; and such Pooled Mortgage Loan shall not have any obligation to repurchase or replace the affected Pooled Mortgage Loan.

          (f) The Trustee shall not consent to the assignment of the related Pooled Mortgage Loan Seller's obligations under any Pooled Mortgage Loan Purchase Agreement without written confirmation to the Trustee from each Rating Agency to the effect that such assignment would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          SECTION 2.04.   Representations and Warranties of the Depositor.

          (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

              (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

             (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely the ability of the Depositor to perform its obligations under this Agreement.

             (iii) The Depositor has the full corporate power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (iv) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, in the Depositor's good faith and reasonable judgment would reasonably be expected to (i) prohibit the Depositor from entering into this Agreement or (ii) materially and adversely affect the ability of the Depositor to perform its obligations under this Agreement.

               (v) Immediately prior to the transfer of the Original Pooled Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Pooled Mortgage Loan as was transferred to it by the related Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Pooled Mortgage Loans to any Person other than the Trustee.

              (vi) The Depositor is transferring all of its right, title and interest in and to the Original Pooled Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

             (vii) Except for any actions that are the express responsibility of another party hereunder or under any Pooled Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Pooled Mortgage Loans by the Depositor to the Trustee.

            (viii) No consent, approval, license, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for (A) those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement and (B) those filings and recordings of the Depositor and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          SECTION 2.05. Representations and Warranties of PAR as a Master Servicer.

          (a) PAR as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

              (i) Such Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) Such Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party, which default or breach, in the good faith and reasonable judgment of such Master Servicer, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

              (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Such Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

              (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, and such Master Servicer possesses all licenses and authorizations necessary to perform its obligations under this Agreement, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

             (vii) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such Master Servicer, in such Master Servicer's good faith and reasonable judgment would reasonably be expected to (i) prohibit such Master Servicer from entering into this Agreement or (ii) materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

            (viii) Such Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

          (b) The representations and warranties of PAR as a Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor to PAR as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.06. Representations and Warranties of WFB as a Master Servicer.

          (a) WFB as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

              (i) Such Master Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so comply would not adversely affect such Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement.

               (ii) Such Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party, which default or breach, in the good faith and reasonable judgment of such Master Servicer, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

              (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Such Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

               (vi) No consent, approval, license, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

             (vii) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such

          Master Servicer, in such Master Servicer's good faith and reasonable judgment would reasonably be expected to (i) prohibit such Master Servicer from entering into this Agreement or (ii) materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

            (viii) Such Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

          (b) The representations and warranties of WFB as a Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor to WFB as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.07. Representations and Warranties of the General Special Servicer.

          (a) The General Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The General Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, the General Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

              (ii) The General Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party, which default, in the good faith and reasonable judgment of the General Special Servicer, is likely to affect materially and adversely the ability of the General Special Servicer to perform its obligations under this Agreement.

              (iii) The General Special Servicer has the full power and authority to enter into and consummate all transactions involving the General Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                (v) The General Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the General Special Servicer to perform its obligations under this Agreement.

               (vi) No consent, approval, license, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the General Special Servicer of the transactions contemplated herein, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the General Special Servicer to perform its obligations under this Agreement.

              (vii) No litigation is pending or, to the best of the General Special Servicer's knowledge, threatened against the General Special Servicer that, if determined adversely to the General Special Servicer, in the General Special Servicer's good faith and reasonable judgment would reasonably be expected to (i) prohibit the General Special Servicer from entering into this Agreement or (ii) materially and adversely affect the ability of the General Special Servicer to perform its obligations under this Agreement.

             (viii) The General Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

          (b) The representations and warranties of the General Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor General Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in

Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.08. Representations and Warranties of the 3 Times Square Special Servicer.

          (a) The 3 Times Square Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The 3 Times Square Special Servicer is duly organized, validly existing and in good standing as a Delaware corporation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii) The 3 Times Square Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the 3 Times Square Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party, which default or breach, in the good faith and reasonable judgment of the 3 Times Square Special Servicer, is likely to affect materially and adversely the ability of the 3 Times Square Special Servicer to perform its obligations under this Agreement.

              (iii) The 3 Times Square Special Servicer has the requisite power and authority to enter into and consummate all transactions involving the 3 Times Square Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the 3 Times Square Special Servicer, enforceable against the 3 Times Square Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The 3 Times Square Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the 3 Times Square Special Servicer's reasonable judgment, is likely to affect materially and adversely the ability of the 3 Times Square Special Servicer to perform its obligations under this Agreement.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the 3 Times Square Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the 3 Times Square Special Servicer to perform its obligations under this Agreement.

              (vii) No litigation is pending or, to the best of the 3 Times Square Special Servicer's knowledge, threatened against the 3 Times Square Special Servicer that, if determined adversely to the 3 Times Square Special Servicer, in the 3 Times Square Special Servicer's good faith and reasonable judgment would reasonably be expected to
          (i) prohibit the 3 Times Square Special Servicer from entering into this Agreement or (ii) materially and adversely affect the ability of the 3 Times Square Special Servicer to perform its obligations under this Agreement.

             (viii) The 3 Times Square Special Servicer has errors and omissions insurance in the amounts and the coverage required by
          Section 3.07(d).

          (b) The representations and warranties of the 3 Times Square Special Servicer set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor 3 Times Square Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.09. Representations and Warranties of the Certificate Administrator and Tax Administrator.

          (a) The Certificate Administrator and Tax Administrator each hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) It is duly organized, validly existing and in good standing as a national banking association under the laws of the United
          States and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii) Its execution and delivery of, performance under and compliance with this Agreement will not violate its organizational documents or constitute a default

          (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party, which default or breach, in its reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations under this Agreement.

            (iii) It has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

             (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes its valid, legal and binding obligation enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) It is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its reasonable judgment, is likely to affect materially and adversely the ability of the Tax Administrator to perform its obligations under this Agreement.

              (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by it of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

             (vii) No litigation is pending or, to the best of its knowledge, threatened against it that, if determined adversely to it, would in its reasonable judgment prohibit it from entering into this Agreement or that, in its reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations under this Agreement.

            (viii) It is eligible to act as certificate administrator and tax administrator hereunder in accordance with Section 8.06.

          (b) The representations and warranties of the Certificate Administrator and the Tax Administrator set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

          (c) Any successor to the Certificate Administrator and/or the Tax Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.09(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.10.   Representations, Warranties and Covenants of the
                          Trustee.

          (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is duly organized, validly existing and in good standing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

              (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

              (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would in the Trustee's good faith and reasonable judgment prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

             (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

          (b) The representations, warranties and covenants of the Trustee set forth in Section 2.10(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.10(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.10(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.11.   Representations and Warranties of the Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

              (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

              (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Fiscal Agent of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

             (vii) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would in the Fiscal Agent's good faith and reasonable judgment prohibit the Fiscal Agent from entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 2.11(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties, which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall given prompt written notice to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.11(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.11(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.12. Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I.

          (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Pooled Mortgage Loans that are from time to time subject to this Agreement, together with (A) all payments under and proceeds of such Pooled Mortgage Loans received after the Closing Date or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Cut-off Dates for such Pooled Mortgage Loans or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest), and (B) all rights of the holder of such Pooled Mortgage Loans under the related Mortgage Loan Documents and in and to any related Additional Collateral; (ii) any REO Property acquired in respect of any Pooled Mortgage Loan; (iii) such funds and assets as from time to time are deposited in the Collection Accounts (but not in any Companion Note Custodial Account or any Subordinate Note Custodial Account), the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, subject to the rights of any related Non-Pooled Subordinate Noteholder, the REO Account (exclusive of any such amounts that constitute Excess Servicing Fees and/or Post-ARD Additional Interest); and (iv) the rights of the Depositor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled Mortgage Loan Purchase Agreement. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment to the Trustee of the Original Pooled Mortgage Loans and certain related assets, pursuant to Section 2.01(b), and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A single separate REMIC I Regular Interest shall be issued with respect to each Original Pooled Mortgage Loan. For purposes of this Agreement each REMIC I Regular Interest shall relate to the Original Pooled Mortgage Loan in respect of which it was issued, to each Replacement Pooled Mortgage Loan (if any) substituted for such Original Pooled Mortgage Loan and to each REO Pooled Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of such Original Pooled Mortgage Loan or any such Replacement Pooled Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

          (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Original Pooled Mortgage Loan set forth in the Pooled Mortgage Loan Schedule.

          (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Pooled Mortgage Loan (as specified in the Pooled Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(j) and, further, by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to a REMIC I Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

          (f) The per annum rate at which each REMIC I Regular Interest shall accrue interest during each Interest Accrual Period is herein referred to as its "REMIC I Remittance Rate". The REMIC I Remittance Rate in respect of any particular REMIC I Regular Interest, for any Interest Accrual Period, shall equal: (A) if the related Original Pooled Mortgage Loan is or was, as the case may be, a 30/360 Mortgage Loan, the related Net Mortgage Rate in effect for the related Original Pooled Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower) and (B) if the related Original Pooled Mortgage Loan is or was, as the case may be, an Actual/360 Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period.

          The "Adjusted Actual/360 Accrued Interest Amount" with respect to any REMIC I Regular Interest referred to in clause (B) of the second sentence of the prior paragraph, for any Interest Accrual Period, is an amount of interest equal to the product of (a) the Net Mortgage Rate in effect for the related Pooled Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled
Mortgage Loan subsequent to the Closing Date, whether entered into by the applicable Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by (c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period; provided that, if the subject Interest Accrual Period occurs during (x) December of 2004 or December of any year thereafter that does not immediately precede a leap year or (y) January of 2004 or January of any year thereafter, then the amount of interest calculated with respect to the subject REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any (and the fraction described in clause (B) of the second sentence of the preceding paragraph shall be adjusted accordingly), with respect to the related Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto) transferred, in accordance with Section 3.04(c), from the Distribution Account to the Interest Reserve Account on the Master Servicer Remittance Date that occurs immediately following the end of such Interest Accrual Period; and provided, further, that, if the subject Interest Accrual Period occurs during February of 2004 or February of any year thereafter, then the amount of interest calculated with respect to the subject REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve Amount(s), if any (and the fraction described in clause (B) of the second sentence of the preceding paragraph shall be adjusted accordingly), with respect to the related Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto) transferred, in accordance with Section 3.05(c), from the Interest Reserve Account to the Distribution Account on the Master Servicer Remittance Date that occurs immediately following the end of such Interest Accrual Period.

          (g) Each REMIC I Regular Interest shall bear interest. Such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual
Period, such interest shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period is referred to herein as its "Uncertificated Accrued Interest" for such Interest Accrual Period. The portion of the Uncertificated Accrued Interest with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(j), shall be an amount (herein referred to as the "Uncertificated Distributable Interest" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Uncertificated Accrued Interest with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution
Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective amounts of Uncertificated Accrued Interest for the related Interest Accrual Period. If the entire Uncertificated Distributable Interest with respect to any

REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(j), then the unpaid portion of such Uncertificated Distributable Interest shall be distributable with respect to such REMIC I Regular Interest for future Distribution Dates as provided in such Section 4.01(j).

          (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC I Residual Interest will not have a principal balance and will not bear interest.

          SECTION 2.13. Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Regular Interest Certificates and the Class R Certificates.

          SECTION 2.14. Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be thirty-seven (37) separate REMIC II Regular Interests. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

          (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (d) The REMIC II Regular Interests will have the alphabetic or alphanumeric designations indicated in the table set forth in the Preliminary Statement under the caption "REMIC II".

          (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth opposite such REMIC II Regular Interest in the table set forth in the Preliminary Statement under the caption "REMIC II". On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(i) and, further, by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC III in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

          (f) The per annum rate at which each REMIC II Regular Interest shall accrue interest during each Interest Accrual Period is herein referred to as its "REMIC II Remittance Rate". The REMIC II Remittance Rate with respect to each REMIC II Regular Interest, for any Interest Accrual Period, is the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period. The "Weighted Average REMIC I Remittance Rate" with respect to any Interest Accrual Period is the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the REMIC I Remittance Rates applicable to the respective REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC II Regular Interest shall bear interest. Such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, such interest shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period is referred to herein as its "Uncertificated Accrued Interest" for such Interest Accrual Period. The portion of the Uncertificated Accrued Interest with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(i), shall be an amount (herein referred to as the "Uncertificated Distributable Interest" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Uncertificated Accrued Interest with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II

Regular Interest. For purposes of the foregoing, the Net Aggregate
Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective amounts of Uncertificated Accrued Interest for the related Interest Accrual Period. If the entire Uncertificated Distributable Interest with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(i), then the unpaid portion of such Uncertificated Distributable Interest shall be distributable with respect to such REMIC II Regular Interest for future Distribution Dates as provided in Section such Section 4.01(i).

          (h) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.15. Conveyance of the REMIC II Regular Interests; Acceptance of the REMIC II Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Regular Interest Certificates and the Class R Certificates.

          SECTION 2.16. Creation of REMIC III; Issuance of the Regular Interest Certificates, the REMIC III Components and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.15 and in exchange therefor, the REMIC III Components and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Regular Interest Certificates in authorized denominations. There shall be nineteen
(19) Classes of Regular Interest Certificates. The Class X-1 Certificates shall collectively represent all of the REMIC III Components whose designations are set forth in the first paragraph under the caption "REMIC III--Designations of the REMIC III Components" in the Preliminary Statement hereto and the Class X-2 Certificates shall collectively represent all of the REMIC III Components whose designations are set forth in the second paragraph under the caption "REMIC III--Designations of the REMIC III Components" in the Preliminary Statement hereto. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

          (c) The respective REMIC III Components of the Class X-1 Certificates, the respective REMIC III Components of the Class X-2 Certificates and the respective interests evidenced by the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (d) The REMIC III Components of the Class X-1 Certificates, the REMIC III Components of the Class X-2 Certificates and the Regular Interest Certificates will have the alphabetic or alphanumeric designations indicated in the Preliminary Statement under the caption "REMIC III".

          (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the amount set forth opposite such Class in the table set forth in the Preliminary Statement under the caption "REMIC III". On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made in respect of such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) and, further, by any Realized Losses and/or Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date pursuant to
Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions in reimbursement of the Holders of any such Class of Principal Balance Certificates for previously allocated Realized Losses and Additional Trust Fund Expenses shall not constitute distributions of principal and shall not result in any reduction of the Certificate Principal Balances of such Certificates or of the related Class Principal Balance.

          The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have or be deemed to have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class X-1 Certificates, the total of the then Component Notional Amounts of the REMIC III Components of the Class X-1 Certificates; and (ii) in the case of the Class X-2 Certificates, (A) from the Closing Date through and including the Distribution Date in September 2004, the aggregate of the Component Notional Amounts of all the REMIC III Components of the Class X-2 Certificates; (B) subsequent to the Distribution Date in September 2004 through and including the Distribution Date in September 2005, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-3, X2-A-1-4, X2-A-2-3, X2-A-2-4, X2-A-2-5, X2-

A-2-6, X2-A-2-7, X2-A-3-1, X2-A-3-2, X2-A-3-3, X2-A-3-4, X2-A-4-1, X2-A-4-2,
X2-A-4-3, X2-B, X2-C-1, X2-C-2, X2-C-3, X2-D-1, X2-D-2, X2-E, X2-F-1, X2-F-2,
X2-G-1, X2-G-2, X2-H-1, X2-H-2, X2-J and X2-K; (C) subsequent to the Distribution Date in September 2005 through and including the Distribution Date in September 2006, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-1-4, X2-A-2-4, X2-A-2-5, X2-A-2-6, X2-A-2-7,
X2-A-3-1, X2-A-3-2, X2-A-3-3, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B,
X2-C-1, X2-C-2, X2-C-3, X2-D-1, X2-D-2, X2-E, X2-F-1, X2-F-2, X2-G-1, X2-G-2
and X2-H-2; (D) subsequent to the Distribution Date in September 2006 through and including the Distribution Date in September 2007, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-2-5, X2-A-2-6, X2-A-2-7, X2-A-3-2, X2-A-3-3, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B,
X2-C-1, X2-C-2, X2-C-3, X2-D-1, X2-D-2, X2-E, X2-F-1, X2-F-2 and X2-G-2; (E)
subsequent to the Distribution Date in September 2007 through and including the Distribution Date in September 2008, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-2-6, X2-A-2-7, X2-A-3-3, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B, X2-C-1, X2-C-2, X2-C-3, X2-D-1,
X2-D-2, X2-E and X2-F-2; (F) subsequent to the Distribution Date in September 2008 through and including the Distribution Date in September 2009, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-2-7, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B, X2-C-1, X2-C-2, X2-C-3 and
X2-D-2; (G) subsequent to the Distribution Date in September 2009 through and including the Distribution Date in September 2010, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-4-2, X2-A-4-3, X2-B, X2-C-2 and X2-C-3; (H) subsequent to the Distribution Date in September 2010 through and including the Distribution Date in September 2011, the aggregate of the Component Notional Amounts of REMIC III Components X2-A-4-3, X2-B and X2-C-3; and (I) subsequent to the Distribution Date in September 2011, zero ($0).

          None of the REMIC III Components of the Class X-1 Certificates or the REMIC III Components of the Class X-2 Certificates shall have a principal balance. For purposes of accruing interest, however, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates shall have a Component Notional Amount. The Component Notional Amount of each REMIC III Component of the Class X-1 Certificates is, as of any date of determination, equal to the then current Uncertificated Principal Balance of the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component. The Component Notional Amount of each REMIC III Component of the Class X-2 Certificates is, as of any date of determination, equal to the then current Uncertificated Principal Balance of the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component.

          (f) Each Class of Regular Interest Certificates, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates shall have or be deemed to have a Pass-Through Rate. In each such case, the "Pass-Through Rate" for any Interest Accrual Period shall equal: (a) with respect to the Class A-1 Certificates, an annual rate equal to 3.432% per annum; (b) with respect to the Class A-2 Certificates, an annual rate equal to 4.382% per annum; (c) with respect to the Class A-3 Certificates, an annual rate equal to 4.834% per annum; (d) with respect to the Class A-4 Certificates, an annual rate equal to the lesser of (i) 5.186% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II

Regular Interests A-4-1, A-4-2 and A-4-3 for the subject Interest Accrual Period; (e) with respect to the Class B Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interest B for the subject Interest Accrual Period, minus 0.473%; (f) with respect to the Class C Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interests C-1, C-2 and C-3 for the subject Interest Accrual Period, minus 0.374% (g) with respect to the Class D Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interests D-1 and D-2 for the subject Interest Accrual Period, minus 0.277%; (h) with respect to the Class E Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interest E for the subject Interest Accrual Period; (i) with respect to the Class F Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interests F-1 and F-2 for the subject Interest Accrual Period; (j) with respect to the Class G Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interests G-1 and G-2 for the subject Interest Accrual Period; (k) with respect to the Class H Certificates, an annual rate equal to the lesser of (i) 5.300% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interests H-1 and H-2 for the subject Interest Accrual Period; (l) with respect to the Class J Certificates, an annual rate equal to the lesser of (i) 5.300% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest J for the subject Interest Accrual Period; (m) with respect to the Class K Certificates, an annual rate equal to the lesser of (i) 5.300% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest K for the subject Interest Accrual Period; (n) with respect to the Class L Certificates, an annual rate equal to the lesser of (i) 5.300% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest L for the subject Interest Accrual Period; (o) with respect to the Class M Certificates, an annual rate equal to the lesser of (i) 5.300% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest M for the subject Interest Accrual Period; (p) with respect to the Class N Certificates, an annual rate equal to the lesser of (i) 5.300% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest N for the subject Interest Accrual Period; (q) with respect to the Class P Certificates, an annual rate equal to the lesser of (i) 5.300% per annum and (ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest P for the subject Interest Accrual Period; (r) with respect to each REMIC III Component of the Class X-1 Certificates, an annual rate equal to the greater of (I) zero and (II) the excess, if any, of (i) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, over (ii) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component; (s) with respect to the Class X-1 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of the Class X-1 Certificates for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; (t) with respect to each REMIC III Component of the Class X-2 Certificates, an annual rate equal to the greater of (I) zero and (II) the excess, if any, of (i) the Adjusted REMIC II Remittance Rate for such Interest Accrual Period applicable to the REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component, over (ii) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class of Principal Balance

Certificates that has a Corresponding REMIC II Regular Interest that is also the sole Corresponding REMIC II Regular Interest for such REMIC III Component of the Class X-2 Certificates; and (u) with respect to the Class X-2 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the Pass-Through Rates applicable to the respective REMIC III Components of the Class X-2 Certificates for such Interest Accrual Period that are to be taken into account in such calculation as set forth in the immediately succeeding sentence, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; provided, however, that for each Interest Accrual Period following the Interest Accrual Period related to the Distribution Date in September 2011, the Pass-Through Rate of the Class X-2 Certificates shall equal 0% per annum. For purposes of clause (u) of the immediately preceding sentence, the Pass-Through Rate of the Class X-2 Certificates: (A) for the initial Interest Accrual Period and each Interest Accrual Period thereafter through and including the Interest Accrual Period related to the Distribution Date in September 2004, shall be calculated taking into account the respective Pass-Through Rates of all the REMIC III Components of the Class X-2 Certificates (that is, REMIC III Components X2-A-1-2, X2-A-1-3, X2-A-1-4, X2-A-2-2, X2-A-2-3, X2-A-2-4, X2-A-2-5, X2-A-2-6, X2-A-2-7, X2-A-3-1,
X2-A-3-2, X2-A-3-3, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B, X2-C-1,
X2-C-2, X2-C-3, X2-D-1, X2-D-2, X2-E, X2-F-1, X2-F-2, X2-G-1, X2-G-2, X2-H-1,
X2-H-2, X2-J and X2-K); (B) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2004 through and including the Interest Accrual Period related to the Distribution Date in September 2005, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-3, X2-A-1-4, X2-A-2-3, X2-A-2-4, X2-A-2-5, X2-A-2-6, X2-A-2-7, X2-A-3-1, X2-A-3-2,
X2-A-3-3, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B, X2-C-1, X2-C-2,
X2-C-3, X2-D-1, X2-D-2, X2-E, X2-F-1, X2-F-2, X2-G-1, X2-G-2, X2-H-1, X2-H-2,
X2-J and X2-K; (C) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2005 through and including the Interest Accrual Period related to the Distribution Date in September 2006, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-1-4, X2-A-2-4, X2-A-2-5, X2-A-2-6, X2-A-2-7, X2-A-3-1, X2-A-3-2, X2-A-3-3, X2-A-3-4, X2-A-4-1,
X2-A-4-2, X2-A-4-3, X2-B, X2-C-1, X2-C-2, X2-C-3, X2-D-1, X2-D-2, X2-E,
X2-F-1, X2-F-2, X2-G-1, X2-G-2 and X2-H-2; (D) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2006 through and including the Interest Accrual Period related to the Distribution Date in September 2007, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-2-5, X2-A-2-6, X2-A-2-7, X2-A-3-2, X2-A-3-3, X2-A-3-4, X2-A-4-1,
X2-A-4-2, X2-A-4-3, X2-B, X2-C-1, X2-C-2, X2-C-3, X2-D-1, X2-D-2, X2-E,
X2-F-1, X2-F-2 and X2-G-2; (E) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2007 through and including the Interest Accrual Period related to the Distribution Date in September 2008, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-2-6, X2-A-2-7, X2-A-3-3, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B, X2-C-1, X2-C-2,
X2-C-3, X2-D-1, X2-D-2, X2-E and X2-F-2; (F) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2008 through and including the Interest Accrual Period related to the Distribution Date in September 2009, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-2-7, X2-A-3-4, X2-A-4-1, X2-A-4-2, X2-A-4-3, X2-B, X2-C-1,
X2-C-2, X2-C-3 and X2-D-2; (G) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2009 through and including the Interest Accrual Period related to the Distribution Date in September 2010, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-4-2, X2-A-4-3, X2-B, X2-C-2 and X2-C-3; and (H) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2010 through and including the Interest Accrual Period related to the Distribution Date in September 2011, shall be calculated taking into account only the respective Pass-Through Rates of REMIC III Components X2-A-4-3, X2-B and X2-C-3.

          The "Adjusted REMIC II Remittance Rate" for each REMIC II Regular Interest for any Interest Accrual Period for purposes of the definition of Pass-Through Rate is:

                      (1)   with respect to REMIC II Regular Interest
        A-1-1, for any Interest Accrual Period, a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates;

                      (2)   with respect to REMIC II Regular Interest
        A-1-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2004, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2004, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates;

                      (3)   with respect to REMIC II Regular Interest
        A-1-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates;

                      (4) with respect to REMIC II Regular Interest A-1-4, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-1 Certificates and

        (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-1 Certificates;

                      (5)   with respect to REMIC II Regular Interest
        A-2-1, for any Interest Accrual Period, a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates;

                      (6)   with respect to REMIC II Regular Interest
        A-2-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2004, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2004, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates;

                      (7)   with respect to REMIC II Regular Interest
        A-2-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates;

                      (8)   with respect to REMIC II Regular Interest
        A-2-4, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates;

                      (9) with respect to REMIC II Regular Interest A-2-5, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the

        Distribution Date in September 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2007, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates;

                      (10)  with respect to REMIC II Regular Interest A-2-6,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates;

                      (11)  with respect to REMIC II Regular Interest A-2-7,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-2 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-2 Certificates;

                      (12)  with respect to REMIC II Regular Interest A-3-1,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-3 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-3 Certificates;

                      (13)  with respect to REMIC II Regular Interest A-3-2,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-3 Certificates and

        (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2007, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-3 Certificates;

                      (14)  with respect to REMIC II Regular Interest A-3-3,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-3 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-3 Certificates;

                      (15)  with respect to REMIC II Regular Interest A-3-4,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-3 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-3 Certificates;

                      (16)  with respect to REMIC II Regular Interest A-4-1,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-4 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-4 Certificates;

                      (17)  with respect to REMIC II Regular Interest A-4-2,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2010, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-4 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such

        Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2010, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-4 Certificates;

                      (18)  with respect to REMIC II Regular Interest A-4-3,
        (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2011, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class A-4 Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2011, a rate per annum that is equal to the fixed Pass-Through Rate for the Class A-4 Certificates;

                      (19) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2011, an annual rate equal to the greater of (A) the rate per annum that is the same as the fixed Pass-Through Rate for the Class B Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2011, the rate per annum that is the same as the fixed Pass-Through Rate for the Class B Certificates;

                      (20) with respect to REMIC II Regular Interest C-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2009, a rate per annum equal to the greater of (A) the rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2009, the rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates;

                      (21) with respect to REMIC II Regular Interest C-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2010, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual

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        Period related to the Distribution Date in September 2010, a rate per annum that is equal to the fixed Pass-Through Rate for the Class C Certificates;

                      (22) with respect to REMIC II Regular Interest C-3, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2011, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class C Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2011, a rate per annum that is equal to the fixed Pass-Through Rate for the Class C Certificates;

                      (23) with respect to REMIC II Regular Interest D-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class D Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2008, a rate per annum that is equal to the fixed Pass-Through Rate for the Class D Certificates;

                      (24) with respect to REMIC II Regular Interest D-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2009, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class D Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2009, a rate per annum that is equal to the fixed Pass-Through Rate for the Class D Certificates;

                      (25) with respect to REMIC II Regular Interest E, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class E Certificates and
        (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2008, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class E Certificates;

                      (26) with respect to REMIC II Regular Interest F-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates and
        (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2007, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates;

                      (27) with respect to REMIC II Regular Interest F-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2008, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates and
        (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2008, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class F Certificates;

                      (28) with respect to REMIC II Regular Interest G-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class G Certificates and
        (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2006, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class G Certificates;

                      (29) with respect to REMIC II Regular Interest G-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2007, an annual rate equal to the greater of (A) a rate per annum that is the same as the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class G Certificates and
        (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and (y) the Weighted

        Average REMIC I Remittance Rate for such Interest Accrual Period, and
        (ii) for each Interest Accrual Period subsequent to the Interest Accrual Period related to the Distribution Date in September 2007, a rate per annum that is equal to the Pass-Through Rate in effect during the subject Interest Accrual Period for the Class G Certificates;

                      (30) with respect to REMIC II Regular Interest H-1, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class H Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class H Certificates;

                      (31) with respect to REMIC II Regular Interest H-2, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2006, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class H Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2006, a rate per annum that is equal to the fixed Pass-Through Rate for the Class H Certificates;

                      (32) with respect to REMIC II Regular Interest J, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class J Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual Period after the Interest Accrual Period related to the Distribution Date in September 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class J Certificates;

                      (33) with respect to REMIC II Regular Interest K, (i) for any Interest Accrual Period from and including the Interest Accrual Period related to the initial Distribution Date through and including the Interest Accrual Period related to the Distribution Date in September 2005, an annual rate equal to the greater of (A) a rate per annum that is the same as the fixed Pass-Through Rate for the Class K Certificates and (B) a rate per annum that is equal to the lesser of (x) the Reference Rate for such Interest Accrual Period and
        (y) the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, and (ii) for each Interest Accrual

        Period after the Interest Accrual Period related to the Distribution Date in September 2005, a rate per annum that is equal to the fixed Pass-Through Rate for the Class K Certificates; and

                      (34) with respect to each of REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N and REMIC II Regular Interest P, for each Interest Accrual Period, a rate per annum that is the same as the fixed Pass-Through Rate for the Class of Principal Balance Certificates for which such REMIC II Regular Interest is the Corresponding REMIC II Regular Interest.

          (g) Solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2 Certificates is the Rated Final Distribution Date.

          (h) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.17. Acceptance of Grantor Trusts; Issuance of the Class V and Class R Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest Received by the Trust with respect to the Pooled Mortgage Loans that are ARD Mortgage Loans and/or any successor REO Pooled Mortgage Loans with respect thereto constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V" and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust. The provisions of this Agreement shall be interpreted consistently with the foregoing intention. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to the Trustee of the assets included in Grantor Trust V, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V and initially registered in the name of GMAC Institutional Advisors LLC. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R" and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust.
The provisions of this Agreement shall be interpreted consistently with the foregoing intention. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to the Trustee of the assets included in Grantor Trust R, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                 ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND


          SECTION 3.01.   General Provisions.

          (a) Each Master Servicer shall be obligated to service and administer the Pooled Mortgage Loans opposite which such Master Servicer's name is set forth on the Pooled Mortgage Loan Schedule (and any Non-Pooled Mortgage Loans that are part of the same Mortgage Loan Group as such Pooled Mortgage Loans) and any Replacement Pooled Mortgage Loans delivered in replacement thereof as contemplated in Section 2.03 and shall be deemed to be the "applicable Master Servicer" with respect to any REO Property acquired in respect of any such Pooled Mortgage Loan (and, if applicable, the related Non-Pooled Mortgage Loans). Each of the Master Servicers and each of the Special Servicers shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders (or, in the case of each Mortgage Loan Group, for the benefit of the Certificateholders and the related Non-Pooled Noteholders), as a collective whole, in accordance with any and all applicable laws, the terms of this Agreement, and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. In clarification of, and neither in addition to nor in deletion of the duties and obligations of the Master Servicers or the Special Servicers pursuant to this Agreement, no provision herein contained shall be construed as an express or implied guarantee by any Master Servicer or Special Servicer of the collectability or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to such Master Servicer or such Special Servicer (including with respect to Master Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances). Any provision in this Agreement for any Advance by a Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent is intended solely to provide liquidity for the benefit of the Certificateholders and, if applicable, the Non-Pooled Noteholders, and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on any Master Servicer or Special Servicer for the reason that any recovery to the Certificateholders (or, in the case of each Mortgage Loan Group, to the Certificateholders and the related Non-Pooled Noteholders) in respect of a Mortgage Loan at any time after a determination of present value recovery made in its reasonable and good faith judgment in accordance with the Servicing Standard by such Master Servicer or Special Servicer hereunder at any time is less than the amount reflected in such determination. Without limiting the foregoing, and subject to Section 3.21, (i) each Master Servicer shall service and administer all Performing Mortgage Loans for which it is the Master Servicer, (ii) the General Special Servicer shall service and administer (x) each Mortgage Loan (other than any 3 Times Square Mortgage Loan) as to which a Servicing Transfer Event has occurred (other than any such Mortgage Loan that constitutes a Corrected Mortgage Loan), and (y) each REO Property acquired in respect of any such Mortgage Loan (other than any 3 Times Square Mortgage Loan) and (iii) the 3 Times Square Special Servicer shall service and administer (x) each 3 Times Square Mortgage Loan (other than any 3 Times

Square Mortgage Loan that constitutes a Corrected Mortgage Loan) and
(y) the REO Property for the 3 Times Square Loan Group if the related Mortgaged Property becomes an REO Property; provided, however, that the applicable Master Servicer shall continue to (A) make P&I Advances required hereunder with respect to each Pooled Mortgage Loan for which it is the applicable Master Servicer that constitutes a Specially Serviced Mortgage Loan and each successor REO Pooled Mortgage Loan in respect thereof, (B) make Servicing Advances required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and related REO Mortgage Loans) for which it is the applicable Master Servicer, (C) receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) for which it is the applicable Master Servicer, and (D) render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Master Servicer as are specifically provided for herein. In addition, each Master Servicer shall notify the applicable Special Servicer within two (2) Business Days following its receipt of any collections on any Specially Serviced Mortgage Loan, and, if such Master Servicer inquires as to the proper posting of such payments, the applicable Special Servicer shall within two (2) Business Days thereafter notify such Master Servicer with instructions on how to apply such collections and such Master Servicer shall apply such collections in accordance with such instructions within one Business Day following such Master Servicer's receipt of such notice.

          Certain provisions of this Article III make reference to their applicability to Mortgage Loans, the 3 Times Square Non-Pooled Mortgage Loans, the Plaza America Non-Pooled Pari Passu Companion Loan, the North Crescent Plaza Non-Pooled Subordinate Loan, the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan or the Miller/WRI Portfolio Non-Pooled Mortgage Loan; notwithstanding such explicit references, references to "Mortgage Loans" contained in this Article III, unless otherwise specified, shall be construed to refer also to each Mortgage Loan Group in its entirety (but any other term that is defined in Article I and used in this Article III shall be construed according to such definition without regard to this sentence).

          (b) Subject to Section 3.01(a) and the other terms and provisions of this Agreement, the Master Servicers and the Special Servicers shall each have full power and authority, acting alone or, subject to Section 3.22, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Master Servicer (with respect to those Mortgage Loans that it is obligated to service and administer pursuant to this Agreement) and each Special Servicer (with respect to the Specially Serviced Mortgage Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee and (in the case of each Mortgage Loan Group) the related Non-Pooled Noteholders, to execute and deliver, on behalf of the Certificateholders, the Trustee and (in the case of each Mortgage Loan Group) each Non-Pooled Noteholder, or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and (iii) any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in Borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by ownership interests in a Borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any Borrower with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related Mortgage Loan Documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements that may be requested by any Borrower or its tenants, documents granting, modifying or releasing (or joining the Borrower therein) any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of either Master Servicer or either Special Servicer, furnish, or cause to be so furnished, to such Master Servicer or such Special Servicer, as the case may be, any limited powers of attorney and other documents (each of which shall be prepared by such Master Servicer or such Special Servicer, as the case may be) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided that the Trustee shall not be held liable for any misuse of any such power of attorney by either Master Servicer or Special Servicer. Without limiting the generality of the foregoing, the Trustee shall execute and deliver to each Master Servicer and each Special Servicer, on or before the Closing Date, a power of attorney substantially in the form attached as Exhibit L hereto. Notwithstanding anything contained herein to the contrary, neither a Master Servicer nor a Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The applicable Master Servicer or Special Servicer, as applicable, in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement.

          (d) The relationship of each Master Servicer and each Special Servicer to the Trustee and, unless they are the same Person, one another (whether between a Master Servicer and the other Master Servicer or a Special Servicer and the other Special Servicer or a Master Servicer and a Special Servicer) under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

          (e) Notwithstanding any provision of this Agreement to the contrary, each Mortgage Loan Group shall be serviced and administered under this Agreement only for as long as the Pooled Mortgage Loan that is a part of such Mortgage Loan Group or any related REO Property constitutes an asset of the Trust Fund. The parties hereto acknowledge that each Mortgage Loan Group is subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement.

          (f) Nothing contained in this Agreement shall limit the ability of either Master Servicer or either Special Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Borrower as though such Master Servicer or such Special Servicer were not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not be construed to modify the Servicing Standard.

          (g) Notwithstanding anything herein to the contrary: (i) the Trustee shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by the prior paragraph, may (and the Trustee shall ignore and act without regard to any such advice, direction or objection that the Trustee has determined, in its reasonable, good faith judgment, would): (A) require or cause the Trustee to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) expand the scope of a Trustee's responsibilities under this Agreement.

          SECTION 3.02.   Collection of Mortgage Loan Payments.

          (a) The applicable Master Servicer and the applicable Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the respective Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided that neither of the Master Servicers or the Special Servicers shall, with respect to any Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of a Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the applicable Master Servicer may grant case-by-case waivers of Default
Charges in connection with a late payment on a Performing Mortgage Loan, provided that, for any waiver thereof under any Performing Mortgage Loan where both (x) any Advance Interest is then outstanding and (y) either (1) the waiver would be the fourth (or more) such waiver for such Mortgage Loan or (2) such Mortgage Loan is 60 days or more delinquent in respect of any Monthly Payment, the applicable Master Servicer shall have obtained the consent of the applicable Special Servicer if any such Default Charges are or could be due to the Special Servicer.

          (b) At least 90 days prior to the maturity date of each Balloon Mortgage Loan, the applicable Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the applicable Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

          (a) Each Master Servicer shall establish and maintain one or more segregated accounts ("Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans for which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse such Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to such Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property,
(vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; (vii) to withdraw amounts deposited in the Servicing Account in error; or (viii) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. Each Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If a Master Servicer shall deposit in a

Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing
Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from the Borrower under any Mortgage Loan, and in any event within two (2) Business Days after any such receipt, the applicable Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

          (b) The applicable Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan): (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment with respect to any Mortgage Loan, the applicable Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer (or, if such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the applicable Special Servicer) shall, subject to and in accordance with the Servicing Standard, use reasonable efforts to enforce the requirement of the related Mortgage Loan Documents that the related Borrower make payments in respect of such items at the time they first become due.

          (c) In accordance with the Servicing Standard, but subject to
Section 3.11(h), the applicable Master Servicer, with respect to each Mortgage Loan for which it is the Master Servicer (including each such Mortgage Loan that is a Specially Serviced Mortgage Loan) shall make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date, in each instance if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the applicable Master Servicer shall not make a Servicing Advance of any such amount if such Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case such Master Servicer shall use its best reasonable efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and, subject to Section 3.11(h), shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by such Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by a Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of any Mortgaged Property shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the subject Mortgage
Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided that this sentence shall not be construed to limit the rights of the applicable Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

          (d) Each Master Servicer shall establish and maintain one or more segregated accounts ("Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans as to which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Reserve Funds shall be held, each Reserve Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Reserve Accounts maintained by it, and may apply Reserve Funds held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) in the case of Reserve Funds that are intended to cover specific costs and expenses, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended and to refund the related Borrower any sums as may be determined to be overages; (ii) in the case of Reserve Funds intended to cover debt service payments, to apply amounts on deposit therein in respect of principal and interest on such Mortgage Loan; (iii) to reimburse such Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clauses (i) and (ii) (or, if any such Advance has become an Unliquidated Advance, to transfer to the related Collection Account an amount equal to the reimbursement that would otherwise have been made as described in this clause
(iii)); (iv) to release such Reserve Funds to the related Borrower if the conditions precedent for such release are satisfied or otherwise apply such Reserve Funds in accordance with the related Mortgage Loan Documents if the conditions precedent for such release are not satisfied; (v) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Reserve Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Reserve Account for each Collection Period) to such Master Servicer); (vi) to withdraw amounts deposited in such Reserve Account in error; (vii) after an event of default, to pay the principal of, accrued interest on, and any other amounts payable with respect to such Mortgage Loan; or (viii) to clear and terminate the Reserve Account at the termination of this Agreement in accordance with
Section 9.01. If the Borrower under any Mortgage Loan delivers a Letter of Credit in lieu of Reserve Funds, then the applicable Master Servicer shall make draws on such Letter of Credit at such times and for such purposes as it would have made withdrawals from a Reserve Account and, to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, in order to convert the amount of such Letter of Credit into Reserve Funds. Promptly after any Reserve Funds are received by the Special Servicer from any Borrower, and in any event within two (2) Business Days of such receipt, the applicable Special Servicer shall remit such Reserve Funds to the applicable Master Servicer for deposit in the applicable Reserve Account(s). Any out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by a Master Servicer or Special Servicer to enable such Master Servicer or such Special Servicer, as the case may be, to make any draw under any Letter of Credit shall constitute a Servicing Advance, and such Master Servicer or such Special Servicer, as the case may be, shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

          (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer shall notify the Trustee, the applicable Special Servicer, the Controlling Class Representative and any affected Non-Pooled Subordinate Noteholder. The applicable Master Servicer shall promptly notify the Trustee, the applicable Special Servicer, the Controlling Class Representative and any affected Non-Pooled Subordinate Noteholder if such Master Servicer determines that the Borrower under any Mortgage Loan has failed to perform its obligations under such Mortgage Loan in respect of environmental matters.

          (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

          (g) With respect to each Mortgage Loan that requires the related Borrower to establish and maintain one or more lock-box, cash management or similar accounts, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, such account(s) in accordance with the terms of the related Mortgage Loan Documents. No such lock-box account is required to be an Eligible Account, unless the Mortgage Loan Documents otherwise so require. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan Documents, any lock-box, cash management or similar agreement and the Servicing Standard.

          SECTION 3.04. Collection Accounts, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account, Companion Note Custodial Accounts and Subordinate Note Custodial Accounts.

          (a) Each of the Master Servicers shall segregate and hold all funds collected and received by it in connection with the Pooled Mortgage Loans for which it is the applicable

Master Servicer separate and apart from its own funds and general assets.
In connection therewith, each Master Servicer shall establish and maintain one or more segregated accounts (collectively, a "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes a Collection Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Pooled Mortgage Loans as to which it acts as Master Servicer) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer subsequent to the Closing Date with respect to the Pooled Mortgage Loans as to which it is the applicable Master Servicer and any REO Properties acquired in respect thereof (other than in respect of scheduled payments of principal and interest due and payable on such Pooled Mortgage Loans on or before their respective Cut-off Dates (or, in the case of a Replacement Pooled Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Pooled Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i) all payments (from whatever source) on account of principal of such Pooled Mortgage Loans, including Principal Prepayments;

              (ii) all payments (from whatever source) on account of interest on such Pooled Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

             (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received with respect to such Pooled Mortgage Loans;

              (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to such Pooled Mortgage Loans and/or, insofar as such payments and/or proceeds represent amounts allocable to reimburse Servicing Advances or pay Liquidation Expenses and/or other servicing expenses, in respect of the entire Mortgage Loan Group of which any such Pooled Mortgage Loan is part;

               (v) any amounts relating to such Pooled Mortgage Loans and/or REO Properties required to be deposited by such Master Servicer or such Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

              (vi) any amounts relating to such REO Properties required to be transferred from any REO Account pursuant to Section 3.16(c);

             (vii) any payments collected in respect of Unliquidated Advances on such Pooled Mortgage Loans or in respect of amounts previously determined to constitute Nonrecoverable Advances;

            (viii) to the extent not otherwise described above, any amounts recovered from a Non-Pooled Noteholder in respect of the Nonrecoverable Advances or expenses pursuant to the terms of the related Mortgage Loan Group Intercreditor Agreement; and

              (ix) insofar as they do not constitute Escrow Payments or Reserve Funds, any amounts relating to such Pooled Mortgage Loans paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

          Furthermore, each Master Servicer shall deposit in its Collection Account any amounts required to be deposited by such Master Servicer pursuant to Section 3.06, as and when required by such section, in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account.

          Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into its Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from such Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

          The foregoing requirements for deposit in a Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by either Master Servicer in its Collection Account. Each Master Servicer shall promptly within two (2) Business Days deliver to the applicable Special Servicer any of the foregoing items received by it with respect to any Pooled Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the applicable Special Servicer. If either Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.

          Upon receipt of any of the amounts described in clauses (i) through
(iv) and (vii) through (ix) of the first paragraph of this Section 3.04(a) with respect to any Pooled Mortgage Loan, the applicable Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the applicable Master Servicer for deposit into such Master Servicer's Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing Standard. With respect to any such amounts paid by check to the order of the applicable Special Servicer, each Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless each Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing Standard. Any such amounts received by the applicable Special Servicer with respect to an REO Property shall be deposited by such Special Servicer into the REO Account and remitted to the applicable Master Servicer for deposit into such Master Servicer's Collection Account pursuant to Section 3.16(c). In the case of any Pooled Mortgage Loan that is part of a Mortgage Loan Group, any remittances by a Special Servicer under this paragraph may be made as part of an aggregate remittance under this paragraph, the final paragraph of Section 3.04(e) and/or the final paragraph of Section 3.04(f) collectively.

          (b) The Certificate Administrator shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Certificate Administrator shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Regular Interest Certificates and the Class R Certificates, and (ii) one of which sub-accounts (such sub-account, the "Class V Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. Not later than 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, each Master Servicer shall deliver to the Certificate Administrator, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount with respect to such Master Servicer for such Master Servicer Remittance Date. Immediately upon deposit of a Master Servicer Remittance Amount into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto included in the Mortgage Pool shall be deemed to have been deposited into the Class V Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, each Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by such Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Certificate Administrator for deposit in the Distribution Account. The Certificate Administrator shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or the Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Certificate Administrator shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Certificate Administrator shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. The Certificate Administrator shall also deposit in the Distribution Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. If the Certificate Administrator shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

          (c) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders; provided that, subject to the next paragraph, the Interest Reserve Account may be a sub-account of the Distribution Account. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2004, prior to any distributions being made with respect to the Certificates on such Distribution Date, the Certificate Administrator shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Certificate Administrator shall also deposit in the Interest Reserve Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

          Notwithstanding that the Interest Reserve Account may be a sub-account of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Certificate Administrator hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts.

          (d) If any Excess Liquidation Proceeds are received, the Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, each Master Servicer shall withdraw from its Collection Account and remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date. The Certificate Administrator shall also deposit in the Excess Liquidation Proceeds Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

          (e) The applicable Master Servicer shall segregate and hold all funds collected and received by it in connection with each Non-Pooled Pari Passu Companion Loan separate and apart from its own funds and general assets. In connection therewith, such Master Servicer shall establish and maintain one or more segregate accounts (each, a "Companion Note Custodial Account"), in which the funds described below are to be deposited and held on behalf of the related Non-Pooled Pari Passu Companion Noteholder (and which accounts may be maintained as separately identified sub-accounts of the applicable Collection Account, provided that for all purposes of this Agreement (including the obligations of the applicable Master Servicer hereunder) such accounts shall be considered to be and shall be required to be treated as separate and distinct from the applicable Collection Account). The obligation of the applicable Master Servicer to maintain such account with respect to the Miller/WRI Portfolio Non-Pooled Mortgage Loan shall commence only on the date (if any) upon which the Miller/WRI Portfolio Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Miller/WRI Portfolio Pooled Mortgage Loan after the Miller/WRI Portfolio Non-Pooled Mortgage Loan has been made. Each account that constitutes a Companion Note Custodial Account shall be an Eligible Account. The applicable Master Servicer shall deposit or cause to be deposited in each Companion Note Custodial Account, within one Business Day of receipt by it or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the related Non-Pooled Pari Passu Companion Loan subsequent to the Closing Date:

               (i) all payments (from whatever source) on account of principal of the applicable Non-Pooled Pari Passu Companion Loan, including Principal Prepayments;

               (ii) all payments (from whatever source) on account of interest on the applicable Non-Pooled Pari Passu Companion Loan, including Default Interest;

              (iii) all Prepayment Premiums and Yield Maintenance Charges received in respect of the applicable Non-Pooled Pari Passu Companion Loan;

               (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of, and allocable as interest (including Default Interest) on, principal of or Prepayment Premiums or Yield Maintenance Charges with respect to, the applicable Non-Pooled Pari Passu Companion Loan (or any successor REO Mortgage Loan with respect thereto);

               (v) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Companion Note Custodial Account;

              (vi) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to
          Section 3.07(b) in connection with losses on the applicable Non-Pooled Pari Passu Companion Loan (or any successor REO Mortgage Loan with respect thereto) resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

             (vii) any amounts required to be transferred to the applicable Companion Note Custodial Account from the REO Account pursuant to
          Section 3.16(c); and

            (viii) any other amounts received and applied on the related Non-Pooled Pari Passu Companion Loan pursuant to the related Mortgage Loan Group Intercreditor Agreement.

          Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into the applicable Companion Note Custodial Account any amount that such Master Servicer would be authorized to withdraw immediately from such Companion Note Custodial Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

          The foregoing requirements for deposit in each Companion Note Custodial Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the applicable Borrower in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the applicable Borrower that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the applicable Master Servicer in the applicable Companion Note Custodial Account. The applicable Master Servicer shall promptly deliver to the applicable Special Servicer any of the foregoing items received by it with respect to the applicable Non-Pooled Pari Passu Companion Loan, if and to the extent that such items constitute Additional Special Servicing Compensation with respect to the applicable Non-Pooled Pari Passu Companion Loan. If the applicable Master Servicer shall deposit in the applicable Companion Note Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the applicable Companion Note Custodial Account, any provision herein to the contrary notwithstanding.

          Upon receipt of any of the amounts described in clauses (i) through
(iv) of the first paragraph of this Section 3.04(e), the applicable Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the applicable Master Servicer for deposit into the applicable Companion Note Custodial Account, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing Standard. With respect to any such amounts paid by check to the order of the applicable Special Servicer, the applicable Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing Standard. Any such amounts received by the applicable Special Servicer with respect to an REO Property relating to the applicable Mortgage Loan Group shall be deposited by the applicable Special Servicer into the REO Account and, insofar as such amounts are allocable as interest on, principal of, or Prepayment Premiums or Yield Maintenance Charges with respect to the applicable Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto, shall be remitted to the applicable Master Servicer for deposit into the applicable Companion Note Custodial Account pursuant to Section 3.16(c). Any remittances by a Special Servicer under this paragraph may be made as part of an aggregate remittance under this paragraph, the final paragraph of Section 3.04(a) and/or the final paragraph of Section 3.04(f) collectively.

          (f) The applicable Master Servicer shall segregate and hold all funds collected and received by it in connection with each Non-Pooled Subordinate Loan separate and apart from its own funds and general assets. In connection therewith, such Master Servicer shall establish and maintain one or more segregated accounts (each, a "Subordinate Note Custodial Account"), in which the funds described below are to be deposited and held on behalf of the related Non-Pooled Subordinate Noteholder (and which accounts may be maintained as separately identified sub-accounts of the applicable Collection Account, provided that for all purposes of this Agreement (including the obligations of the applicable Master Servicer hereunder) such accounts shall be considered to be and shall be required to be treated as separate and distinct from the applicable Collection Account). The obligation of the applicable Master Servicer to maintain such account with respect to the Miller/WRI Portfolio Non-Pooled Mortgage Loan shall commence only on the date (if any) upon which the Miller/WRI Portfolio Non-Pooled Mortgage Loan is made and shall thereafter terminate on the date (if any) on which the Miller/WRI Portfolio Non-Pooled Mortgage Loan becomes pari passu in right of payment with the Miller/WRI Portfolio Pooled Mortgage Loan (subject to the obligation of the applicable Master Servicer to thereupon establish a Companion Note Custodial Account under Section 3.04(e) and transfer thereto any amounts then on deposit in the Subordinate Note Custodial Account for the Miller/WRI Portfolio Non-Pooled Mortgage Loan). Each account that constitutes a Subordinate Note Custodial Account shall be an Eligible Account (and, in the case of a Subordinate Note Custodial Account, may be a joint account with funds related to the other Non-Pooled Subordinate Loans upon the consent of the related holders of such loans, so long as deposits into and withdrawals from that joint account are made in the same manner as provided herein for separate accounts). The applicable Master Servicer shall deposit or cause to be deposited in each Subordinate Note Custodial Account, within one Business Day of receipt by it or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the Non-Pooled Subordinate Loan subsequent to the Closing Date:

               (i) all payments (from whatever source) on account of principal of the applicable Non-Pooled Subordinate Loan, including Principal Prepayments;

               (ii) all payments (from whatever source) on account of interest on the applicable Non-Pooled Subordinate Loan, including Default Interest;

              (iii) all Prepayment Premiums and Yield Maintenance Charges received in respect of the applicable Non-Pooled Subordinate Loan;

               (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of, and allocable as interest (including Default Interest) on, principal of or Prepayment Premiums or Yield Maintenance Charges with respect to, the applicable Non-Pooled Subordinate Loan (or any successor REO Mortgage Loan with respect thereto);

                (v) any amounts required to be deposited by the applicable Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to



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          Permitted Investments of funds held in the applicable
          Subordinate Note Custodial Account;

               (vi) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to
          Section 3.07(b) in connection with losses on the applicable Non-Pooled Subordinate Loan (or any successor REO Mortgage Loan with respect thereto) resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

              (vii) any amounts required to be transferred to the applicable Subordinate Note Custodial Account from the REO Account pursuant to
          Section 3.16(c); and

             (viii) any other amounts received and applied on the related Non-Pooled Subordinate Loan pursuant to the related Mortgage Loan Group Intercreditor Agreement.

          Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into the applicable Subordinate Note Custodial Account any amount that such Master Servicer would be authorized to withdraw immediately from such Subordinate Note Custodial Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

          The foregoing requirements for deposit in each Subordinate Note Custodial Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the applicable Borrower in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the applicable Borrower that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the applicable Master Servicer in the applicable Subordinate Note Custodial Account. The applicable Master Servicer shall promptly deliver to the applicable Special Servicer any of the foregoing items received by it with respect to the applicable Non-Pooled Subordinate Loan, if and to the extent that such items constitute Additional Special Servicing Compensation with respect to the applicable Non-Pooled Subordinate Loan. If the applicable Master Servicer shall deposit in the applicable Subordinate Note Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the applicable Subordinate Note Custodial Account, any provision herein to the contrary notwithstanding.

          Upon receipt of any of the amounts described in clauses (i) through
(iv) of the first paragraph of this Section 3.04(e), the applicable Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the applicable Master Servicer for deposit into the applicable Subordinate Note Custodial Account, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing Standard. With respect to any such



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amounts paid by check to the order of the applicable Special Servicer, the applicable Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing Standard. Any such amounts received by the applicable Special Servicer with respect to an REO Property relating to the applicable Mortgage Loan Group shall be deposited by the applicable Special Servicer into the REO Account and, insofar as such amounts are allocable as interest on, principal of, or Prepayment Premiums or Yield Maintenance Charges with respect to the applicable Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto, shall be remitted to the applicable Master Servicer for deposit into the applicable Subordinate Note Custodial Account pursuant to
Section 3.16(c). Any remittances by a Special Servicer under this paragraph may be made as part of an aggregate remittance under this paragraph, the final paragraph of Section 3.04(a) and/or the final paragraph of Section 3.04(e) collectively.

          (g) Funds in a Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, a Companion Note Custodial Account and/or a Subordinate Note Custodial Account may be invested in Permitted Investments in accordance with the provisions of Section
3.06. Each Master Servicer shall give notice to the other parties hereto of the location of its Collection Account as of the Closing Date and of the new location of its Collection Account prior to any change thereof. Each Master Servicer shall give notice to the other parties hereto and to the related Non-Pooled Pari Passu Companion Noteholder of the location of any Companion Note Custodial Account maintained by it as of the Closing Date and of the new location of such Companion Note Custodial Account prior to any change thereof. Each Master Servicer shall give notice to the other parties hereto and to the related Non-Pooled Subordinate Noteholder of the location of any Subordinate Note Custodial Account maintained by it as of the Closing Date and of the new location of such Subordinate Note Custodial Account prior to any change thereof. If the Miller/WRI Non-Pooled Mortgage Loan is made, the applicable Master Servicer shall give notice to the other parties hereto and to the Miller/WRI Portfolio Non-Pooled Noteholder of the location of the Subordinate Note Custodial Account established upon such loan and of the new location of such Subordinate Note Custodial Account prior to any change thereof. If the Miller/WRI Non-Pooled Mortgage Loan is made and thereafter becomes pari passu in right of payment with the Miller/WRI Pooled Mortgage Loan, the applicable Master Servicer shall give notice to the other parties hereto and to the Miller/WRI Portfolio Non-Pooled Noteholder of the location of the Companion Note Custodial Account established thereupon and of the new location of such Companion Note Custodial Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the corporate trust headquarters of the Certificate Administrator as of the Closing Date, and the Certificate Administrator shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.




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

          SECTION 3.05. Permitted Withdrawals From the Collection Accounts, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Companion Note Custodial Accounts and the Subordinate Note Custodial Accounts.

          (a) Subsection (I). Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Certificate Administrator for deposit in the Distribution Account (A) the Master Servicer Remittance Amount with respect to such Master Servicer for each Master Servicer Remittance Date and (B) any amounts that may be applied by such Master Servicer to make P&I Advances pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee or itself, as applicable, in that order, for unreimbursed P&I Advances made by such Person (in each case, with its own funds) with respect to those Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and/or any successor REO Pooled Mortgage Loans in respect thereof, such Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than a Nonrecoverable P&I Advance, which is reimbursable pursuant to clause (vi) below) being limited to (subject to the operation of subsection (II)(iii) of this Section 3.05(a)) amounts on deposit in such Collection Account that represent Late Collections of interest and principal Received by the Trust in respect of the particular Pooled Mortgage Loan or REO Pooled Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and any related Workout Fees or Liquidation Fees);

               (iii) to pay itself earned and unpaid Master Servicing Fees with respect to those Pooled Mortgage Loans as to which it is the applicable Master Servicer and/or any successor REO Pooled Mortgage Loans in respect thereof, such Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Pooled Mortgage Loan or REO Pooled Mortgage Loan being limited to amounts on deposit in such Collection Account that are allocable as interest on such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be;

               (iv) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees to which it is entitled in respect of each Specially Serviced Pooled Mortgage Loan, Corrected Pooled Mortgage Loan and/or REO Pooled Mortgage Loan pursuant to, and from the sources contemplated by, Section 3.11(c), but only if and to the extent that such Special Servicing Fees, Workout Fees and
          Liquidation Fees relate to Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer;

               (v) to reimburse the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to those Mortgage Loans and related REO Properties as to which such Master Servicer is the applicable Master Servicer, such Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (v) with respect to any Servicing Advance (other than a Nonrecoverable Servicing Advance, which is reimbursable pursuant to clause (vi) below) being limited to (subject to the operation of subsection (II)(iii) of this Section 3.05(a)) amounts on deposit in such Collection Account that represent (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and/or (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) Received by the Trust in respect of the particular Pooled Mortgage Loan or related REO Property as to which such Servicing Advance was made;

               (vi) to reimburse the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, out of such general collections (subject to the operation of subsection
          (II)(iv) of this Section 3.05(a) below) on the Mortgage Loans and any REO Properties as are then on deposit in such Collection
          Account, for any unreimbursed Nonrecoverable Advances made thereby with respect to any of the Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer (provided that if such Nonrecoverable Advance relates to a Mortgage Loan in a Mortgage Loan Group such payment shall be made from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and (unless such Nonrecoverable Advance is a Nonrecoverable P&I Advance) Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari Passu Companion Loans), prior to payment from funds in such Collection Account that are unrelated to such Mortgage Loan Group);

               (vii) to pay the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, any unpaid Advance Interest accrued on Advances made by such Person with respect to Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer, such payment to be made, as and to the extent contemplated by Section 3.31, out of amounts on deposit in such Collection Account that represent Default Charges collected on the related Mortgage Loan(s) or REO Mortgage Loan(s) as to which the relevant Advance relates;

              (viii) to the extent that such Master Servicer has reimbursed or is reimbursing the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, for any unreimbursed Advance with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (regardless of whether such reimbursement is pursuant to clause
          (ii), (v) or (vi) above, pursuant to Section 3.03(c) or Section 3.03(d) or pursuant to subsection (II) of this

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          Section 3.05(a)), and insofar as payment has not already been made out of related Default Charges, and the related Default Charges then on deposit in such Collection Account and available therefor are not sufficient to make such payment, pursuant to clause (vii) above, to pay the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, first out of amounts on deposit in such Collection Account that represent the remaining Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds (net of any Workout Fees or Liquidation Fees payable therefrom), if any, from the Pooled Mortgage Loan or REO Property to which the Advance relates, then out of such general collections (subject to the operation of subsection (II) of this Section 3.05(a) below) on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

               (ix) to pay (A) any outstanding expenses that were incurred by the Special Servicer in connection with its inspecting, pursuant to
          Section 3.12(a), any REO Property or any Mortgaged Property securing a Specially Serviced Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer or (B) any other outstanding expenses incurred on behalf of the Trust with respect to any Mortgage Loan or related REO Property as to which such Master Servicer is the applicable Master Servicer (other than Advance Interest that is paid pursuant to clause (vii) above, and other than Special Servicing Fees, Workout Fees and Liquidation Fees, which are covered by clause (iv) above) that will likely otherwise become Additional Trust Fund Expenses, such payment to be made from amounts on deposit in such Collection Account that represent Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgage Loan or REO Property (provided that if such expense relates to a Mortgage Loan in a Mortgage Loan Group such payment shall be made from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari Passu Companion Loans), prior to payment from funds in such Collection Account that are unrelated to such Mortgage Loan Group);

               (x) to pay itself any items of Additional Master Servicing Compensation, and to pay the applicable Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in such Collection Account from time to time;

               (xi) to pay any unpaid Liquidation Expenses incurred with respect to any Pooled Mortgage Loan or related REO Property as to which such Master Servicer is the applicable Master Servicer, such payments to be made, first, out of amounts on deposit in such Collection Account that represent Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues (net of any Workout Fees or Liquidation Fees payable therefrom) received with respect to such Pooled Mortgage Loan or REO Property, as the case may be, and then, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in such Collection Account;

               (xii) to pay, in accordance with Section 3.11(i), out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such Collection Account, servicing expenses related to the Pooled Mortgage Loans and related REO Properties as to which such Master Servicer is the applicable Master Servicer, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances;

              (xiii) to pay, first out of amounts on deposit in such Collection Account that represent related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds (in each case net of any Workout Fees or Liquidation Fees payable therefrom), if any, and then, out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such Collection Account, costs and expenses incurred by the Trust pursuant to Section 3.09(c) with respect to any Pooled Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) (provided that if such cost or expense relates to a Mortgage Loan in a Mortgage Loan Group such payment shall be made from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari Passu Companion Loans), prior to payment from funds in such Collection Account that are unrelated to such Mortgage Loan Group);

               (xiv) to pay itself, the applicable Special Servicer, the Depositor, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, first out of amounts on deposit in such Collection Account that represent related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds (in each case net of any Workout Fees or Liquidation Fees payable therefrom), if any, and then, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b) or Section 8.13, as applicable, but only if and to the extent that such amounts relate to Pooled Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer (provided that if such amount relates to a Mortgage Loan in a Mortgage Loan Group such payment shall be made from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari

          Passu Companion Loans), prior to payment from funds in such Collection Account that are unrelated to such Mortgage Loan Group);

               (xv) to pay, first out of amounts on deposit in such Collection Account that represent related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds (in each case net of any Workout Fees or Liquidation Fees payable therefrom), if any, and then, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, (A) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the applicable Special Servicer with respect to any REO Property as to which such Master Servicer is the applicable Master Servicer, and (B) to the extent not otherwise advanced by such Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section
          3.18(c), to the applicable Master Servicer or the Trustee or an Independent third party for confirming, in accordance with such
          Section 3.18(c), a Fair Value determination made with respect to any Specially Designated Defaulted Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer;

               (xvi) to pay itself, the applicable Special Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount related to the Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer, that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xvi) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

              (xvii) to pay itself, the applicable Special Servicer, any Pooled Mortgage Loan Seller, a Controlling Class Certificateholder, any Non-Pooled Subordinate Noteholder or any other particular Person, as the case may be, with respect to any Pooled Mortgage Loan as to which such Master Servicer is the applicable Master Servicer and that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Pooled Mortgage Loan subsequent to the date of purchase or other removal;

             (xviii) to pay to the applicable Pooled Mortgage Loan Seller any amounts on deposit in such Collection Account that represent Monthly Payments due on the respective Pooled Mortgage Loans on or before the Cut-off Date or, in the case of a Replacement Pooled Mortgage Loan, on or before the date on which such Replacement Pooled Mortgage Loan was added to the Trust Fund;

               (xix) to transfer any Excess Liquidation Proceeds on deposit in such Collection Account to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d);

               (xx) to withdraw any amount and pay to the Person entitled thereto any amount deposited in such Collection Account in error;

               (xxi) to clear and terminate such Collection Account at the termination of this Agreement pursuant to Section 9.01.

          In addition, but subject to the succeeding paragraphs of this
Section 3.05(a), if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, the payment, reimbursement or remittance can be made from any funds on deposit in such Collection Account (including pursuant to clause (vi) of the preceding paragraph) and the amounts on deposit in such Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) are insufficient to satisfy such payment, reimbursement or remittance and the amount on deposit in the other Master Servicer's Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) is sufficient to make such payment, reimbursement or remittance, then such other Master Servicer shall withdraw funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefrom from the first Master Servicer, which request is accompanied by an Officer's Certificate (1) either (x) setting forth that the requesting Master Servicer, the applicable Special Servicer, the Trustee, the Fiscal Agent, the Certificate Administrator or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any Officer's Certificate, written statement or other information provided by the applicable Special Servicer, the Trustee, the Fiscal Agent, the Certificate Administrator or another particular Person, as the case may be, that sets forth that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and (2) setting forth that the requesting Master Servicer does not then have on deposit in its Collection Account funds sufficient for such reimbursement.

          Notwithstanding any contrary provision above, any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of a Collection Account pursuant to any of clauses (ii), (v) and (vi) of the first paragraph of this Section 3.05(a)(I), and any payments of interest thereon out of a Collection Account pursuant to either of clauses (vii) and (viii) of the first paragraph of this Section 3.05(a)(I), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; third, to the applicable Special Servicer; and fourth, to the applicable Master Servicer.

          Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any

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withdrawal from its Collection Account pursuant to any of clauses
(ii) through (xx) of the first paragraph of this Section 3.05(a)(I).

          Each Master Servicer shall pay to the applicable Special Servicer from such Master Servicer's Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to the applicable Special Servicer therefrom in respect of Special Servicing Fees, Workout Fees or otherwise, such payment (other than a payment of Special Servicing Fees and other than a payment of Workout Fees arising from collections other than the initial collection on a Corrected Mortgage Loan) to be based upon a written statement received from such Special Servicer on the first Business Day following the immediately preceding Determination Date, describing the item and amount to which such Special Servicer is entitled. Each Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. Each Special Servicer shall keep and maintain separate accounting for each Specially Serviced Pooled Mortgage Loan and REO Property as to which it is the applicable Special Servicer, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

          Subsection (II). The provisions of this subsection (II) of this
Section 3.05(a) shall apply notwithstanding any contrary provision of subsection (I) of this Section 3.05(a):

               (i) Identification of Workout-Delayed Reimbursement Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent theretofore accrued and unpaid) Advance Interest thereon, is not pursuant to the operation of the provisions of Section 3.05(a)(I) reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan (or, but for the making of three monthly payments under its modified terms, would constitute a Corrected Mortgage
     Loan), such Advance, together with such Advance Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and (to the extent theretofore accrued and unpaid) any Advance Interest thereon, together with (to the extent it remains unpaid) any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

              (ii) General Relationship of Provisions. Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 3.05(a)(I) above (construed without regard to the reference therein to this subsection except that it is nonetheless hereby acknowledged that, for purposes of "Late

     Collections" in subsection 3.05(a)(I), funds received on the related Mortgage Loan shall be applied in accordance with the terms of the applicable modification even though such application may result in an Advance continuing to be outstanding when the Borrower is current in its payments under the terms of the Mortgage Loan as modified). Subsection
     (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee or the Fiscal Agent to abstain from obtaining reimbursement) for Nonrecoverable Advances at its sole option. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of a Master Servicer's (or, if applicable, the Trustee's or the Fiscal Agent's) exercise of its sole option authorized by subsection (iv) below.

             (iii) Reimbursements of Workout-Delayed Reimbursement Amounts:
     The applicable Master Servicer, the applicable Special Servicer, the Trustee and the Fiscal Agent, as applicable, shall be entitled to reimbursement and payment (and, notwithstanding any contrary provision of subsection (I) above, shall be entitled to withdraw and pay to itself the amount of such reimbursement and payment) for all Workout-Delayed Reimbursement Amounts in each Collection Period (and it is again hereby acknowledged that, for purposes of "Late Collections" in subsection 3.05(a)(I), funds received on the related Mortgage Loan shall be applied in accordance with the terms of the applicable modification even though such application may result in an Advance continuing to be outstanding when the Borrower is current in its payments under the terms of the Mortgage Loan as modified); provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate principal collections and recoveries on the Mortgage Pool for such Collection Period contemplated by clauses (i) through (iv) of the definition of Unadjusted Principal Distribution Amount, net of the aggregate deduction amounts for (x) Special Servicing Fees, Liquidation Fees and/or Advance Interest with respect to Pooled Mortgage Loans or REO Properties that were paid hereunder from a source other than related Default Charges during the related Collection Period, as described by clause (II)(A) of the definition of Principal Distribution Amount, and (y) Nonrecoverable Advances (and accrued and unpaid Advance Interest thereon) that were reimbursed or paid during the related Collection Period from principal collections on the Mortgage Pool, as described by clause (II)(C) of the definition of Principal Distribution Amount and pursuant to subsection
     (iv) of this Section 3.05(a)(II). As and to the extent provided in clause
     (II)(B) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from aggregate principal collections pursuant to the preceding sentence.

          Any collections (as applied under Section 1.03) received on or in respect of the Mortgage Loans during a Collection Period that, in each case, represents a delinquent amount as to which an Advance had been made, which Advance was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount, shall be added to and constitute a part of the Principal Distribution Amount for the related Distribution Date (pursuant to clause (I)(B) of the definition of "Principal Distribution Amount") to the extent of all Workout-Delayed Reimbursement Amounts on or in respect of such respective Mortgage Loan that were reimbursed from collections of principal on the Mortgage Pool in all prior Collection Periods pursuant to the preceding paragraph.

          The Certificate Administrator (and, with respect to Advances made by a Master Servicer, the Trustee and the Fiscal Agent) shall be entitled to rely conclusively upon any direction or notice received from either Master Servicer in connection with any determination made by such Master Servicer pursuant to the foregoing provisions of this Section 3.05(a)(II)(iii) and shall not be obligated to independently verify, monitor or oversee any such determination.

          (iv) Sole Option to Abstain from Reimbursements of Certain Nonrecoverable Advances. To the extent that Section 3.05(a)(I) (as construed without regard to this subsection (iv)) otherwise entitles a Master Servicer to reimbursement for any Nonrecoverable Advance (or payment of Advance Interest thereon from a source other than Default Charges on the related Mortgage Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, they shall be made, first, from the aggregate principal collections and recoveries on the Mortgage Pool for such Collection Period contemplated by clauses (i) through (iv) of the definition of Unadjusted Principal Distribution Amount, net of the aggregate deduction amounts for Special Servicing Fees, Liquidation Fees and/or Advance Interest with respect to Pooled Mortgage Loans or REO Properties that were paid hereunder from a source other than related Default Charges during the related Collection Period, as described by clause (II)(A) of the definition of Principal Distribution Amount, and then from other collections on the Mortgage Pool for such Collection Period, and (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed the aggregate principal collections and recoveries on the Mortgage Pool for such Collection Period contemplated by clauses (i) through (iv) of the definition of Unadjusted Principal Distribution Amount, net of the aggregate deduction amounts for such Special Servicing Fees, Liquidation Fees and/or Advance Interest described by clause (II)(A) of the definition of Principal Distribution Amount, such Master Servicer (and/or the Trustee or the Fiscal Agent, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself or obtaining reimbursement (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance

     Interest thereon), provided that the aggregate amount that is the subject of the exercise of such option with respect to all Nonrecoverable Advances (and Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). If a Master Servicer (or the Trustee or the Fiscal Agent, as applicable) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance Interest thereon), then such Nonrecoverable Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period. In connection with a potential election by a Master Servicer (or the Trustee or the Fiscal Agent, as applicable) to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, each Master Servicer (or the Trustee or the Fiscal Agent, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof.

          Any collections (as applied under Section 1.03) received on the Pooled Mortgage Loans during a Collection Period that, in each case, represents a recovery of an amount determined in a prior Collection Period to have been a Nonrecoverable Advance shall be added to and constitute a part of the Principal Distribution Amount for the related Distribution Date (pursuant to clause (I)(C) of the definition of "Principal Distribution Amount") to the extent of all Nonrecoverable Advances on such respective Mortgage Loan that were reimbursed from collections of principal on the Mortgage Pool in all prior Collection Periods pursuant to the preceding paragraph.

          None of the Master Servicer, the Trustee or the Fiscal Agent shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection (II)(iv). The parties to this Agreement (by their execution of this Agreement), the beneficiaries of this Agreement (by their acknowledgement or other acceptance of this Agreement) and the Certificateholders (by their acceptance of their Certificates) hereby expressly waive any and all standards and legal or equitable principles or other duties that might otherwise be construed to apply to such an election, or to the refraining from making such an election, under this Agreement or applicable law. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection (II)(iv) or to comply with the terms of this subsection
     (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

          Any election by a Master Servicer (or the Trustee or the Fiscal Agent, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on such Master Servicer (or the Trustee or the Fiscal Agent, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of such Master

     Servicer (or the Trustee or the Fiscal Agent, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon). Any such election by one of the Master Servicers, the Trustee or the Fiscal Agent shall not be construed to impose any duty on any other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to abstain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicers, the Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Non-Pooled Noteholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph.

          The Certificate Administrator (and, with respect to Advances made by a Master Servicer, the Trustee and the Fiscal Agent) shall be entitled to rely conclusively upon any direction or notice received from either Master Servicer in connection with any determination made by such Master Servicer pursuant to the foregoing provisions of this Section 3.05(a)(II)(iv) and shall not be obligated to independently verify, monitor or oversee any such determination.

          (v) Deferral is Not Subordination. No determination by a Master Servicer (or the Trustee or the Fiscal Agent, as applicable) to exercise its sole option to defer the reimbursement of Advances and/or Advance Interest under subsection (iv) shall be construed as an agreement by such Master Servicer (or the Trustee or the Fiscal Agent, as applicable) to subordinate (in respect of realizing losses), to any Class of Certificates, such party's right to such reimbursement during such period of deferral.

          (b) The Certificate Administrator shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

              (ii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c);

             (iii) to pay itself, the Tax Administrator, either Master Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section

     8.05 or Section 8.13, as applicable, if and to the extent such amounts are not payable out of a Collection Account pursuant to Section 3.05;

              (iv) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or
     Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

               (v) to pay for the cost of the Opinions of Counsel as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

              (vi) to pay itself Net Investment Earnings earned on funds in the Distribution Account for each Collection Period;

             (vii) to pay for the cost of recording this Agreement pursuant to Section 11.02(a);

            (viii) to pay to any party hereto any amounts deposited or remitted by such Person for deposit into the Distribution Account in error; and

              (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2004), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Certificate Administrator shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account. In addition, the Certificate Administrator shall, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest or other income earned on deposits in the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Interest Reserve Account for each Collection Period).

          (d) On the Business Day prior to each Distribution Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount of Excess Liquidation Proceeds, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Certificate Administrator shall withdraw from the Excess

Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all Excess Liquidation Proceeds then on deposit in the Excess Liquidation Proceeds Account. In addition, the Certificate Administrator shall, from time to time, make withdrawals from the Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection Period).

          (e) The Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Accounts and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in such Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

          (f) The applicable Master Servicer may, from time to time, make withdrawals from each Companion Note Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the applicable Non-Pooled Pari Passu Companion Noteholder the amounts to which the applicable Non-Pooled Pari Passu Companion Noteholder is entitled in accordance with the last paragraph of this Section 3.05(f), as and when required by such paragraph;

         (ii) to pay to itself earned and unpaid Master Servicing Fees in respect of the related Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto;

        (iii) to pay to the applicable Special Servicer earned and unpaid Special Servicing Fees in respect of the related Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto;

         (iv) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the related Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

          (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) any earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the related Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto, but which is payable out of amounts collected on or with respect to the related Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto, pursuant to the second and third paragraphs of Section 3.11(c);

          (vi) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to the related Mortgage Loan Group or any related REO Property (but only to the extent that (a) either amounts are on deposit in the Collection Account and such Companion Note Custodial Account collectively that represent collections of amounts that were the subject of such Servicing Advances or such Servicing Advances have been determined to constitute Nonrecoverable Advances, (b) amounts on deposit in the related Subordinate Note Custodial Account, if any, for the related Mortgage Loan Group are insufficient for such reimbursement and (c) the aggregate amount of the reimbursement is allocated among and borne by the Trust as the holder of the related Pooled Mortgage Loan (by withdrawal from the Collection Account) and all the related Non-Pooled Pari Passu Companion Noteholders (by withdrawal from their respective Companion Note Custodial Accounts) on a pro rata basis according to their respective outstanding principal balances);

          (vii) to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing Advance made by such Person (out of its own funds) with respect to the related Mortgage Loan Group or any successor REO Mortgage Loan with respect thereto (but only to the extent that (a) the related Advance has been or is being reimbursed and the related Default Charges available therefor are not sufficient to make such payment of Advance Interest, (b) amounts on deposit in the related Subordinate Note Custodial Account, if any, for the related Mortgage Loan Group are insufficient for such payment and (c) the aggregate amount of the payment is allocated among and borne by the Trust as the holder of the related Pooled Mortgage Loan (by withdrawal from the Collection Account) and all the related Non-Pooled Pari Passu Companion Noteholders (by withdrawal from their respective Companion Note Custodial Accounts) on a pro rata basis according to their respective outstanding principal balances);

          (viii) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in such Companion Note Custodial Account from time to time;

          (ix) to pay any unpaid Liquidation Expenses incurred with respect to the related Mortgage Loan Group or any related REO Property (but only to the extent that (a) amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account, (b) amounts on deposit in the related Subordinate Note Custodial Account, if any, for the related Mortgage Loan Group are insufficient for such payment and (c) the aggregate amount of the payment is allocated among and borne by the Trust as the holder of the related Pooled Mortgage Loan (by withdrawal from the Collection Account) and all the related Non-Pooled Pari Passu Companion Noteholders

     (by withdrawal from their respective Companion Note Custodial Accounts) on a pro rata basis according to their respective outstanding principal balances);

          (x) to pay, in accordance with Section 3.11(i), certain servicing expenses with respect to the related Mortgage Loan Group or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that (a) amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account, (b) amounts on deposit in the related Subordinate Note Custodial Account, if any, for the related Mortgage Loan Group are insufficient for such payment and (c) the aggregate amount of the payment is allocated among and borne by the Trust as the holder of the related Pooled Mortgage Loan (by withdrawal from the Collection Account) and all the related Non-Pooled Pari Passu Companion Noteholders (by withdrawal from their respective Companion Note Custodial Accounts) on a pro rata basis according to their respective outstanding principal balances);

          (xi) to pay any costs and expenses incurred by the Trust pursuant to
     Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the related Mortgage Loan Group or any related REO Property (but only to the extent that (a) amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account, (b) amounts on deposit in the related Subordinate Note Custodial Account, if any, for the related Mortgage Loan Group are insufficient for such payment and (c) the aggregate amount of the payment is allocated among and borne by the Trust as the holder of the related Pooled Mortgage Loan (by withdrawal from the Collection Account) and all the related Non-Pooled Pari Passu Companion Noteholders (by withdrawal from their respective Companion Note Custodial Accounts) on a pro rata basis according to their respective outstanding principal balances);

          (xii) to pay itself, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as applicable, in connection with the related Mortgage Loan Group or any related REO Property (but only to the extent that (a) amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account, (b) amounts on deposit in the related Subordinate Note Custodial Account, if any, for the related Mortgage Loan Group are insufficient for such payment and (c) the aggregate amount of the payment is allocated among and borne by the Trust as the holder of the related Pooled Mortgage Loan (by withdrawal from the Collection Account) and all the related Non-Pooled Pari Passu Companion Noteholders (by withdrawal from their respective Companion Note Custodial Accounts) on a pro rata basis according to their respective outstanding principal balances);

         (xiii) to pay to itself, the Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such

     Person at the expense of the related Pari Passu Companion Noteholder under any provision of this Agreement or the related Mortgage Loan Group Intercreditor Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause
     (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

          (xiv) to withdraw any amount and pay to the Person entitled thereto any amount deposited in such Companion Note Custodial Account in error; and

          (xv) to clear and terminate such Companion Note Custodial Account at the termination of this Agreement pursuant to Section 9.01 or at such time as the related Mortgage Loan Group or any related REO Property is no longer serviced hereunder.

          Notwithstanding any contrary provision above, any reimbursements of Servicing Advances out of such Companion Note Custodial Account shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; third, to the applicable Special Servicer; and fourth, to the applicable Master Servicer.

          The applicable Master Servicer shall pay to the applicable Special Servicer from the related Companion Note Custodial Account amounts permitted to be paid to the applicable Special Servicer therefrom in respect of Special Servicing Fees, Workout Fees or otherwise, such payment (other than a payment of Special Servicing Fees and other than a payment of Workout Fees arising from collections other than the initial collection on a Corrected Mortgage
Loan) to be based upon a written statement received promptly upon receipt of a written statement of the applicable Special Servicer describing the item and amount to which the Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

          The Trustee, the Fiscal Agent, the Depositor, the applicable Master Servicer and the applicable Special Servicer shall in all cases have a right prior to the related Non-Pooled Pari Passu Companion Noteholder to any particular funds on deposit in a Companion Note Custodial Account from time to time for the reimbursement or payment of compensation, Servicing Advances and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances and expenses are to be reimbursed or paid from such funds on deposit in such Companion Note Custodial Account pursuant to the express terms of this Agreement and/or the related Mortgage Loan Group Intercreditor Agreement.

          The applicable Master Servicer shall withdraw from each Companion Note Custodial Account and pay to the related Pari Passu Companion Noteholder (in accordance with such Person's written instructions) all amounts received on or with respect to the related Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto that are deposited in such Companion Note Custodial Account (exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section 3.05(f)) on the Master Servicer Remittance Date immediately following the Collection Period in which such amounts were deposited into such Companion Note Custodial Account; provided, however, that
(A) in the case of any 3 Times Square Non-Pooled Pari Passu Companion Loan, such remittance shall be made on the next Business Day following the deposit of such amounts into such Companion Note Custodial Account, to the extent such amounts represent collections of Monthly Payments received from the related Borrower in the absence of a Borrower default and (B) in the case of the Plaza America Non-Pooled Pari Passu Companion Loan, such remittance shall be made on the date specified therefor in Section 3.26.

          (g) The applicable Master Servicer may, from time to time, make withdrawals from the each Subordinate Note Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the applicable Non-Pooled Subordinate Noteholder the amounts to which the applicable Non-Pooled Subordinate Noteholder is entitled in accordance with the last paragraph of this Section 3.05(g), as and when required by such paragraph;

         (ii) to pay to itself earned and unpaid Master Servicing Fees in respect of the applicable Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto;

        (iii) to pay to the applicable Special Servicer earned and unpaid Special Servicing Fees in respect of the related Mortgage Loan Group or any successor REO Mortgage Loans with respect thereto;

         (iv) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the applicable Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

          (v) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) any earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the applicable Pooled Mortgage Loan and any related Non-Pooled Pari Passu Companion Loans (or any related successor REO Mortgage Loans with respect thereto), but which is payable out of amounts collected on or with respect to the applicable Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto, pursuant to the second and third paragraphs of Section 3.11(c);

          (vi) to reimburse itself, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to the related Mortgage Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

          (vii) to pay itself, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing Advance made by such Person (out of its own funds) with respect to the related Mortgage Loan Group or any related REO Property;

         (viii) to pay itself any items of Additional Master Servicing Compensation, and to pay to the applicable Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in such Subordinate Note Custodial Account from time to time;

           (ix) to pay any unpaid Liquidation Expenses incurred with respect to the related Mortgage Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

            (x) to pay, in accordance with Section 3.11(i), certain servicing expenses with respect to the related Mortgage Loan Group or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

           (xi) to pay any costs and expenses incurred pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the related Mortgage Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

         (xii) to pay itself, the applicable Special Servicer, the Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as applicable, in connection with the related Mortgage Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

        (xiii) to pay to itself, the applicable Special Servicer, the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the related Non-Pooled Subordinate Noteholder under any provision of this Agreement or the related Mortgage Loan Group Intercreditor Agreement to which reference is not made in any other clause of this Section 3.05(g), it being acknowledged that this clause (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;



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

          (xiv) to withdraw any amount and pay to the Person entitled thereto any amount deposited in such Subordinate Note Custodial Account in error; and

           (xv) to clear and terminate such Subordinate Note Custodial Account at the termination of this Agreement pursuant to Section 9.01 or at such time as the related Mortgage Loan Group or any related REO Property is no longer serviced hereunder.

          Notwithstanding any contrary provision above, any reimbursements of Servicing Advances out of such Subordinate Note Custodial Account shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the Trustee; third, to the applicable Special Servicer; and fourth, to the applicable Master Servicer.

          The applicable Master Servicer shall pay to the applicable Special Servicer from the related Subordinate Note Custodial Account amounts permitted to be paid to it therefrom promptly upon receipt of a written statement of the applicable Special Servicer describing the item and amount to which the Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

          The Trustee, the Fiscal Agent, the Depositor, the applicable Master Servicer and the applicable Special Servicer shall in all cases have a right prior to the related Non-Pooled Subordinate Noteholder to any particular funds on deposit in a Subordinate Note Custodial Account from time to time for the reimbursement or payment of compensation, Servicing Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances (with interest) and expenses are to be reimbursed or paid from such funds on deposit in such Subordinate Note Custodial Account pursuant to the express terms of this Agreement and/or the related Mortgage Loan Group Intercreditor Agreement.

          The applicable Master Servicer shall withdraw from each Subordinate Note Custodial Account and pay to the related Non-Pooled Subordinate Noteholder (in accordance with such Person's written instructions) all amounts received on or with respect to the related Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto that are deposited in such Subordinate Note Custodial Account (exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section 3.05(g)) on the Master Servicer Remittance Date immediately following the Collection Period in which such amounts were deposited into such Subordinate Note Custodial Account; provided, however, that in the case of the 3 Times Square Non-Pooled Subordinate Loan, such remittance shall be made on the next Business Day following the deposit of such amounts into such Subordinate Note Custodial Account, to the extent such amounts represent collections of Monthly Payments received from the related Borrower in the absence of a Borrower default.

          SECTION 3.06.  Investment of Funds in the Accounts.

          (a) Each Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Certificate Administrator) that holds its Collection Account or any Companion Note Custodial Account, Subordinate Note Custodial Account, Servicing Account or Reserve Account maintained by it, the applicable Special Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Certificate Administrator) that holds the REO Account, and the Certificate Administrator may direct (pursuant to a standing order or otherwise) any depositary institution that holds the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account to invest, or if any of the Master Servicers, the Special Servicers or the Certificate Administrator, as appropriate, is such depositary institution, such Master Servicer, such Special Servicer or the Certificate Administrator, as the case may be, may invest itself, the funds held therein in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable, or with respect to Permitted Investments of funds held in the Distribution Account, no later than 11:00 a.m., New York City time, on the next succeeding Distribution Date; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the applicable Master Servicer, the applicable Special Servicer or the Certificate Administrator, as appropriate, gives timely investment instructions with respect thereto pursuant to or as contemplated by this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Each Master Servicer (with respect to Permitted Investments of amounts in its Collection Account or any Companion Note Custodial Account, Subordinate Note Custodial Account, Servicing Account or Reserve Account maintained by it), the applicable Special Servicer (with respect to Permitted Investments of amounts in the REO Account), and the Certificate Administrator (with respect to Permitted Investments of amounts in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account) acting on behalf of the Trustee, shall (and Trustee hereby designates the applicable Master Servicer, the applicable Special Servicer or the Certificate Administrator, as the case may be, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by a Master Servicer, a Special Servicer or the Certificate Administrator shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the party hereunder that maintains such Investment Account (whether it is a Master Servicer, a Special Servicer or the Certificate Administrator), shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of
               (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by such Master Servicer, such Special Servicer or the Certificate Administrator, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in such Investment Account.

          (b) Whether or not a Master Servicer directs the investment of funds in its Collection Account or in any Companion Note Custodial Account or Subordinate Note Custodial Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net
Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05.
Whether or not a Master Servicer directs the investment of funds in any Servicing Account or Reserve Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net
Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan(s) regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not a Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Certificate Administrator directs the investment of funds in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Certificate Administrator and shall be subject to its withdrawal in accordance with Section 3.05. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the party hereunder that maintains such Investment Account (whether it is a Master Servicer, a Special Servicer or the Certificate Administrator), shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (except, in the case of any such loss with respect to a Servicing Account or Reserve Account, to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law).

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment of funds on deposit in any Investment Account, and if the party hereunder that maintains such Investment Account (whether it is a Master Servicer, a Special Servicer or the Certificate Administrator) is in default of its obligations under or contemplated by Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of (i) Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Interest Certificates, (ii) the Controlling Class Representative or
(iii) alternatively, but only if the Permitted Investment involves funds on deposit in a Companion Note Custodial Account or a Subordinate Note Custodial Account, the related Non-Pooled Noteholder (it being understood that, for purposes of this clause (iii), Section 8.02 shall be construed as if references therein to one or more "Certificateholders" were instead references to such Non-Pooled Noteholder), the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the party hereunder that maintains such Investment Account (whether it is a Master Servicer, a Special Servicer or the Certificate Administrator). This provision is in no way intended to limit any actions that a Master Servicer, a Special Servicer or the Certificate Administrator may take in this regard at its own expense.

          (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amounts and the monthly amounts payable to the respective Non-Pooled Subordinate Noteholders, the amounts so invested shall be deemed to remain on deposit in such Account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

          (a) The applicable Master Servicer (in the case of each Performing Mortgage Loan) or the applicable Special Servicer (in the case of each Specially Serviced Mortgage Loan) shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain (including identifying the extent to which a Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, such Master Servicer or such Special Servicer will itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property
(x) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including but not limited to coverage for damage resulting from acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents; provided that all of the following conditions and/or limitations shall apply:

               (A) the applicable Master Servicer or Special Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property securing a Mortgage Loan unless such insurance policy was in effect at the time of the origination of such Mortgage Loan pursuant to the terms of the related Loan

          Documents and is available at commercially reasonable rates
          (and if the applicable Master Servicer or Special Servicer does not cause the Borrower to maintain or does not itself maintain such earthquake insurance policy on any Mortgaged Property, the Controlling Class Representative (other than with respect to the 3 Times Square Mortgaged Property at any time when a 3 Times Square Change of Control Event is not in effect and other than with respect to the North Crescent Plaza Mortgaged Property at any time when a North Crescent Plaza Change of Control Event is not in effect) may request of the applicable Master Servicer (in which case the applicable Master Servicer shall use reasonable efforts to require of the Borrower (but the applicable Master Servicer shall not be required itself to maintain or force-place such insurance)) that earthquake insurance be secured for one or more Mortgaged Properties by the related Borrower, to the extent such insurance may reasonably be obtained at commercially reasonable rates and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Borrower to obtain earthquake insurance at the request of the mortgagee, the 3 Times Square Controlling Party (with respect to the 3 Times Square Mortgaged Property at any time when a 3 Times Square Change of Control Event is not in effect) may request of the applicable Master Servicer (in which case the applicable Master Servicer shall use reasonable efforts to require of the Borrower (but the applicable Master Servicer shall not be required itself to maintain or force-place such insurance)) that earthquake insurance, to the extent such insurance may reasonably be obtained, be secured for the 3 Times Square Mortgaged Property at the expense of the related Non-Pooled Subordinate Noteholder and the North Crescent Plaza Controlling Party (with respect to the North Crescent Plaza Mortgaged Property at any time when a North Crescent Plaza Change of Control Event is not in effect) may request of the applicable Master Servicer (in which case the applicable Master Servicer shall use reasonable efforts to require of the Borrower (but the applicable Master Servicer shall not be required itself to maintain or force-place such insurance)) that earthquake insurance, to the extent such insurance may reasonably be obtained at commercially reasonable rates, be secured for the North Crescent Plaza Mortgaged Property at the expense of the related Non-Pooled Subordinate Noteholder);

               (B) if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the applicable Master Servicer or Special Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained;

               (C) the applicable Master Servicer or Special Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause the Borrower under any Mortgage Loan to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents;

               (D) in no event shall the applicable Master Servicer or Special Servicer be required to cause the Borrower under any Mortgage Loan to maintain, or itself obtain, insurance coverage that the applicable Master Servicer or Special Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the applicable Master Servicer or Special Servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and provided that any such determinations by the applicable Master Servicer or Special Servicer must be made not less frequently (but need not be made more frequently) than annually but in any event shall be made at the approximate date on which the applicable Master Servicer or Special Servicer receives notice of the renewal, replacement or cancellation of coverage);

               (E) the reasonable efforts of the applicable Master Servicer or Special Servicer to cause the Borrower under any Mortgage Loan to maintain insurance shall be conducted in a manner that takes into account the insurance that would then be available to the applicable Master Servicer on a force-placed basis; and

               (F) to the extent the applicable Master Servicer or Special Servicer itself is required to maintain insurance that the Borrower under any Mortgage Loan does not maintain, the applicable Master Servicer or Special Servicer shall not be required to maintain insurance other than what is available to such Master Servicer on a force-placed basis (and this will not be construed to modify the other limits set forth in clause (D) above).

          The applicable Master Servicer shall notify the applicable Special Servicer, the Trustee, the Controlling Class Representative, the 3 Times Square Controlling Party (if applicable) and the North Crescent Plaza Controlling Party (if applicable) if the applicable Master Servicer determines that the Borrower under any Performing Mortgage Loan has failed to maintain insurance required under (or that such Master Servicer has required pursuant to a provision that entitled the lender to reasonably require insurance under) the related Mortgage Loan Documents and such failure materially and adversely affects such Mortgage Loan and/or the interest of the Trust in the related Mortgaged Property or if the Borrower under any Performing Mortgage Loan has notified the applicable Master Servicer in writing that the Borrower does not intend to maintain such insurance and the applicable Master Servicer has determined that such failure materially and adversely affects such Mortgage Loan and/or the interest of the Trust in the related Mortgaged Property.

          The requirement that the applicable Special Servicer maintain the insurance coverage as described above is subject to the right of the applicable Special Servicer to (x) direct the applicable Master Servicer to make a Servicing Advance for the costs associated with coverage that the applicable Special Servicer determines to maintain, in which case the applicable Master Servicer shall make such Servicing Advance (subject to Section 3.19(b)), or (y) direct the applicable Master Servicer to cause such coverage to be maintained under the applicable Master Servicer's force-placed insurance policy, in which case the applicable Master

Servicer shall so cause such coverage to be maintained thereunder to the extent that the identified coverage is available under the applicable Master Servicer's existing force-placed insurance policy).

          Subject to Section 3.17(a), the applicable Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that such insurance is available at commercially reasonable rates (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against for properties similar to the REO Property located in the region in which such REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have the Required Claims-Paying Ratings.

          All such insurance policies maintained as described above shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of a Mortgage Loan), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of an REO Property). Any amounts collected by a Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account of the applicable Master Servicer, a related Companion Note Custodial Account and/or a related Subordinate Note Custodial Account, as appropriate in accordance with Section 3.04, subject to withdrawal pursuant to Section 3.05, in the case of amounts received in respect of a Mortgage Loan, or in the REO Account of the applicable Special Servicer, subject to withdrawal pursuant to
Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by a Master Servicer or applicable Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of a Master Servicer or Special Servicer on behalf of the Trust and/or the related Non-Pooled Noteholders to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to a Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable as a Servicing Advance.

          The applicable Master Servicer shall not make any determination (i) that a Servicing Transfer Event has occurred with respect to any Mortgage Loan solely by reason of the failure of the related Borrower to maintain or cause to be maintained with respect to a Mortgaged Property insurance coverage against damages or losses arising from acts of terrorism or (ii) to force place any insurance against damages or losses arising from acts of terrorism that is failed to be maintained by the related Borrower with respect to a Mortgaged Property, unless the applicable Master Servicer has given prior notice of such determination to the Controlling Class Representative (or, in the case of the 3 Times Square Loan Group, the 3 Times Square

Controlling Party, or, in the case of the North Crescent Plaza Loan
Pair, the North Crescent Plaza Controlling Party) and, in connection therewith, has provided the Controlling Class Representative, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party, as the case may be, with its written recommendation and such information (including data regarding any analysis performed in accordance with subclauses (i) and/or
(ii) of clause (D) above and information regarding the cost of forceplacing the subject insurance) on which the applicable Master Servicer has based its determination and with such other information as such party shall reasonably require, but only to the extent such information is in its possession or reasonably obtainable by the applicable Master Servicer and relates to the determination made by the Master Servicer under clauses (i) or (ii) above in this paragraph. Notwithstanding the foregoing, with respect to a Performing Mortgage Loan, a Servicing Transfer Event shall occur with respect to such Mortgage Loan on the 60th day (or sooner with the consent of the Controlling Class Representative, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party, as the case may be) following the date on which the applicable Master Servicer force places such insurance based upon either (i) the continued failure of the related Borrower to maintain or cause to be maintained insurance against damages or losses arising from acts of terrorism in accordance with the related Mortgage Loan Documents or (ii) the applicable Master Servicer's not having been reimbursed for any Servicing Advances made in connection with the forced placement of the subject insurance (unless the circumstances giving rise to such forced placement of such insurance have otherwise been cured and the applicable Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of the subject insurance). Notwithstanding anything to the contrary herein, neither the applicable Master Servicer nor the applicable Special Servicer shall be responsible for any losses incurred with respect to the subject Mortgaged Property as a result of the delay in causing a Servicing Transfer Event for, or in forceplacing such terrorism insurance with respect to, a Mortgage Loan in accordance with the second preceding sentence or in accordance with Sections 3.24 through 3.29, if and as applicable.

          (b) If (i) a Master Servicer or Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, as to which it is the applicable Master Servicer or the applicable Special Servicer, as the case may be, then, to the extent such policy (A) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required herein and in the Mortgage Loan Documents or (ii) a Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch and such Master Servicer or such Special Servicer, as the case may be, self-insures for its obligation to maintain, and deposits into its Collection Account (any such deposit to be deemed to constitute "Insurance Proceeds") the amount of any loss to the Trust that would have been covered by, the individual policies otherwise required, such Master Servicer or such Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the applicable Special Servicer, as the case may be, whichever maintains such policy, shall, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan or any REO

Property thereunder a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable Collection Account (or, to the extent the loss affects a related Pari Passu Companion Noteholder or Non-Pooled Subordinate Noteholder, in the related Companion Note Custodial Account or Subordinate Note Custodial Account, as applicable) maintained by the applicable Master Servicer, from its own funds without any right of reimbursement from the Trust, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicers and the Special Servicers shall each prepare and present, on behalf of itself, the Trustee and Certificateholders and, if applicable, any affected Non-Pooled Noteholder, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

          (c) With respect to each Performing Mortgage Loan that is subject to an Environmental Insurance Policy, if the applicable Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under an Environmental Insurance Policy, such Master Servicer shall notify the applicable Special Servicer to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Mortgage Loan and REO Property that is subject to an Environmental Insurance Policy, if the applicable Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the applicable Master Servicer or the applicable Special Servicer) shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance.

          (d) The Master Servicers and the Special Servicers shall each at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having the Required Claims-Paying Ratings, a fidelity bond in such form and amount as are consistent with the Servicing Standard. A Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to such Master Servicer or such Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer or Special Servicer are rated not lower than "BBB" by S&P and "A" by Fitch, such Master Servicer or Special Servicer may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

          The Master Servicers and the Special Servicers shall each at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having the Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. A Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to such Master Servicer or such Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer or a Special Servicer are rated not lower than "BBB" by S&P and "A" by Fitch, such Master Servicer or Special Servicer may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

          SECTION 3.08.   Enforcement of Alienation Clauses.

          (a) If the provisions of any Mortgage Loan expressly permits the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person upon the satisfaction of specified conditions, prohibits such an assignment or assumption except upon the satisfaction of specified conditions or fully prohibits such an assignment and assumption, and the related Borrower requests approval for such an assignment and assumption or enters into a transfer of the related Mortgaged Property in violation of the related Mortgage Loan Documents, the applicable Master Servicer (with respect to a Performing Mortgage Loan) or the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall obtain the relevant information and review and make a determination to either
(i) disapprove such request for approval of such assignment and assumption (in the case of a Borrower request for approval thereof) or enforce the due-on-sale clause if the Mortgaged Property is transferred in violation of the related Mortgage Loan Documents or (ii) if in the best economic interest of the Trust and, if applicable, any affected Non-Pooled Noteholder (as a collective whole), approve the request or waive the effect of the due-on-sale clause; provided, however, that all of the following conditions and/or restrictions shall apply:

              (A) the applicable Master Servicer shall not approve a request for approval of an assignment and assumption or waive the effect of a due-on-sale clause for any Performing Mortgage Loan that is a Pooled Mortgage Loan, unless such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (1) the applicable Master Servicer shall promptly provide to the applicable Special Servicer (or, if the 3 Times Square Loan Group is involved, to the 3 Times Square Special Servicer and the 3 Times Square Controlling Party or, if the North Crescent Plaza Loan Pair is involved, to the applicable Special Servicer and the North

     Crescent Plaza Controlling Party) notice of any Borrower request for such assignment or assumption, the applicable Master Servicer's written recommendations, rationale and analysis and all supporting documentation, and all other information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request (whether in such Special Servicer's own name and/or on behalf of the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party) and/or by means of forwarding a request that had been made by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party)) from the Master Servicer in order to withhold or grant any such consent (and/or to provide information to the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party), or otherwise to a Non-Pooled Noteholder, in order for such party to withhold or grant any consent to, or to consult with respect to, such transaction as to which such party is entitled to grant or withhold consent, or entitled to consult, under the applicable provisions of Sections 3.24 through 3.29), (2) the applicable Master Servicer shall provide to the Controlling Class Representative (or, if applicable, to the 3 Times Square Controlling Party or to the North Crescent Plaza Controlling Party) notice of such Borrower request and notice of such Master Servicer's submission of its written recommendations, rationale and analysis and all supporting documentation, to the applicable Special Servicer, (3) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Sections 3.24 through 3.29, as and to the extent applicable), (4) within 5 Business Days following the applicable Special Servicer's receipt of notice and information from the applicable Master Servicer, the applicable Special Servicer shall provide to the Controlling Class Representative (unless the 3 Times Square Loan Group is involved) or, if the North Crescent Plaza Loan Pair is involved, to the North Crescent Plaza Controlling Party, the applicable Special Servicer's recommendations regarding the recommendations, rationale and analysis of the Master Servicer, (5) if so requested by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party), the applicable Special Servicer shall request from the applicable Master Servicer such information as is reasonably requested by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party), and (6) unless consultation with or approval by a Non-Pooled Noteholder is required under Sections 3.25 through 3.29 (in each of which cases, including, without limitation, the Plaza America Non-Pooled Pari Passu Companion Loan Noteholder, the deemed consent otherwise contemplated by this clause shall arise only after both (x) the satisfaction of the conditions set forth below in this clause and (y) the conclusion of any and all periods of interaction, approval and/or consultation with such Non-Pooled Noteholder that are contemplated to occur under Sections 3.25 through
     3.29 and/or the related Mortgage Loan Group Intercreditor Agreement, as and to the extent applicable, including, without limitation, the extended consultation period with the Plaza America Non-Pooled Pari Passu Companion Loan Noteholder that is contemplated by Section 3.26 and the Plaza America Intercreditor Agreement), such consent shall be deemed to have been granted if any such consent has not been expressly denied within seven Business Days of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's



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

     written recommendations, rationale and analysis and all supporting documentation, and of all other information (if any) reasonably requested by such Special Servicer (whether in its own name, on behalf of the Controlling Class Representative, the 3 Times Square Controlling Party, the North Crescent Plaza Controlling Party or a Non-Pooled Noteholder or otherwise) as described above);

              (B) if the affected Performing Mortgage Loan is a Pooled Mortgage Loan that, together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan or have the same Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Pooled Mortgage Loan, is one of the ten largest Pooled Mortgage Loans then in the Trust or has a Cut-off Date Principal Balance in excess of $20,000,000, then, subject to the related Mortgage Loan Documents and applicable law, and except in the case of a Pooled Mortgage Loan that is part of a Mortgage Loan Group, neither the applicable Master Servicer (with respect to a Pooled Mortgage Loan other than a Specially Serviced Pooled Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Pooled Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates;

              (C) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause with respect to any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower(s) or (ii) either (x) in the case of a Master Servicer, it has obtained the consent or deemed consent of the applicable Special Servicer (pursuant to the approval procedures described in clause (A) above) or (y) in the case of the applicable Special Servicer, it has complied with Sections 3.24 through 3.29, as and to the extent applicable);

              (D) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of an assignment and assumption or waive the effect of any "due-on-sale" clause with respect to any Mortgage Loan unless all associated costs and expenses (including the costs of any confirmation(s) of the absence of an Adverse Rating Event) are covered without any expense to the Trust or any affected 3 Times Square Non-Pooled Noteholder or Non-Pooled Subordinate Noteholder (it being understood and agreed that, except as expressly provided herein, neither the applicable Master Servicer nor the applicable Special Servicer shall be obligated to cover or assume any such costs or expenses and further understood and agreed that any nonapproval for the reason that such costs and expenses are not so covered shall not constitute a violation of the Servicing Standard);

              (E) neither the applicable Master Servicer (with respect to a Performing Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall, in connection with any approval of any Borrower request for approval of an assignment and assumption or waiver of the effect of any "due-on-sale" clause with respect to any Mortgage Loan, consent or agree to any modification, waiver or amendment of any term or provision of such Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to either Grantor Trust Pool; and

              (F) the applicable Special Servicer shall not consent to a Master Servicer's recommendation described in clause (A) above, or itself approve a request for approval of an assignment and assumption or waive the effect of a due-on-sale clause, unless the applicable Special Servicer has complied with the provisions of Sections 3.24 through 3.29 as and to the extent applicable, provided that the applicable Master Servicer has fully complied with any applicable provisions of clause (A) above.

          Notwithstanding the foregoing, in no event will the applicable Master Servicer's approval of an assignment and assumption be conditioned on the approval or absence of objection from the applicable Special Servicer (and, in connection with an assignment and assumption satisfying the conditions set forth in this paragraph, the applicable Master Servicer shall not provide to the applicable Special Servicer notice of any Borrower request for such assignment or assumption, any recommendations, rationale and analysis, any supporting documentation or any other information and the applicable Special Servicer shall not be required to grant or withhold consent or approval of (or otherwise be involved in any manner with) such assignment and assumption) if both (a) the assignment and assumption is permitted under the related Mortgage Loan Documents and (b) the assignment either (x) does not result in (i) a change of direct or indirect control of the related Borrower,
(ii) a change of the property manager for the related Mortgaged Property,
(iii) a change of the direct or indirect control of the property manager for the related Mortgaged Property or (y) is effected for family and estate planning purposes under circumstances in which the identity of the persons who have decision-making authority and responsibility with respect to the operation and/or management of the Mortgaged Property on behalf of its owners is substantially the same immediately after giving effect to the assignment as it was before the assignment.

          If the provisions of any Mortgage Loan expressly permits the further encumbrance of the related Mortgaged Property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, and the related Borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the related Mortgage Loan Documents, the applicable Master Servicer (with respect to a Performing Mortgage Loan) or the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall obtain the relevant information and review and make a determination to either (i) disapprove such request for approval of such further encumbrance (in the case of a Borrower request for approval thereof) or enforce the due-on-encumbrance clause if the related Mortgaged Property is encumbered in the violation of the related Mortgage Loan Documents or (ii) if in the best economic interest of the Trust and, if applicable, any affected Non-Pooled Subordinate Noteholder (as a collective whole), approve the request or waive the effect of the due-on-encumbrance; provided, however, that all of the following conditions and/or restrictions shall apply:

                      (A) the applicable Master Servicer shall not approve a Borrower request for approval of a further encumbrance or waive the effect of a "due-on-encumbrance" clause with respect to any Performing Mortgage Loan unless such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (1) the applicable Master Servicer shall promptly provide to the applicable Special Servicer (or, if the 3 Times Square Loan Group is involved, to the 3 Times Square Special Servicer and the 3 Times Square Controlling Party or, if the North Crescent Plaza Loan Pair is involved, to the applicable Special Servicer and the North Crescent Plaza Controlling Party) notice of any Borrower request for approval of such further encumbrance, the applicable Master Servicer's written recommendations, rationale and analysis and all supporting documentation, and all other information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request (whether in such Special Servicer's own name and/or on behalf of the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party) and/or by means of forwarding a request that had been made by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party)) from the Master Servicer in order to withhold or grant any such consent (and/or to provide information to the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party) in order for such party to withhold or grant any consent to such transaction that it is entitled to grant or withhold under the applicable provisions of Sections 3.24 through 3.29), (2) the applicable Master Servicer shall provide to the Controlling Class Representative (or, if applicable, to the 3 Times Square Controlling Party or to the North Crescent Plaza Controlling Party) notice of such Borrower request and notice of such Master Servicer's submission of its written recommendations, rationale and analysis, and all supporting documentation, to the applicable Special Servicer, (3) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Sections 3.24 through 3.29, as and to the extent applicable), (4) within 5 Business Days following the applicable Special Servicer's receipt of notice and information from the applicable Master Servicer, the applicable Special Servicer shall provide to the Controlling Class Representative (unless the 3 Times Square Loan Group is involved) or, if the North Crescent Plaza Loan Pair is involved, to the North Crescent Plaza Controlling Party, the applicable Special Servicer's recommendations regarding the recommendations, rationale and analysis of the Master Servicer, (5) if so requested by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party), the applicable Special Servicer shall request from the applicable Master Servicer such information as is reasonably requested by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling

        Party or the North Crescent Plaza Controlling Party) and (6) unless consultation with or approval by a Non-Pooled Noteholder is required under Sections 3.25 through 3.29 (in each of which cases, including, without limitation, the Plaza America Non-Pooled Pari Passu Companion Loan Noteholder, the deemed consent otherwise contemplated by this clause shall arise only after both (x) the satisfaction of the conditions set forth below in this clause and (y) the conclusion of any and all periods of interaction, approval and/or consultation with such Non-Pooled Noteholder that are contemplated to occur under Sections 3.25 through 3.29 and/or the related Mortgage Loan Group Intercreditor Agreement, as and to the extent applicable, including, without limitation, the extended consultation period with the Plaza America Non-Pooled Pari Passu Companion Loan Noteholder that is contemplated by Section 3.26 and the Plaza America Intercreditor Agreement), such consent shall be deemed to have been granted if any such consent has not been expressly denied within seven Business Days of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's written recommendations, rationale and analysis and all supporting documentation, and of all other information (if any) reasonably requested by such Special Servicer (whether in its own name, on behalf of the Controlling Class Representative, the 3 Times Square Controlling Party, the North Crescent Plaza Controlling Party or a Non-Pooled Noteholder or otherwise) as described above);

                      (B) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of a further encumbrance or waive the effect of any "due-on-encumbrance" clause unless and until it has received written confirmation that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates from Fitch, with respect to any Pooled Mortgage Loan that is one of the ten largest Pooled Mortgage Loans then in the Trust Fund, by principal balance, and from S&P, with respect to any Pooled Mortgage Loan that (1) represents 2% or more of the then aggregate principal balance of all of the Pooled Mortgage Loans then in the Trust Fund, (2) is one of the ten largest Pooled Mortgage Loans then in the Trust Fund by principal balance, (3) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85% or (4) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x;

                      (C) subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall approve any Borrower request for approval of a further encumbrance or waive the effect of any "due-on-encumbrance" clause with respect to any Mortgage Loan unless all associated costs and expenses (including the costs of any confirmation(s) of the absence of an Adverse Rating Event) are covered without any expense to the Trust or any affected Non-Pooled Subordinate Noteholder (it being understood and agreed that neither the applicable Master Servicer nor the applicable Special Servicer shall be obligated to cover or assume any such costs or expenses);

                      (D) neither the applicable Master Servicer (with respect to a Performing Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall, in connection with any approval of any Borrower request for approval of a further encumbrance or waiver of the effect of any "due-on-encumbrance" clause with respect to any Mortgage Loan, consent or agree to any modification, waiver or amendment of any term or provision of such Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to either Grantor Trust Pool; and

                      (E) the applicable Special Servicer shall not consent to a Master Servicer's recommendation described in clause (A) above, or itself approve a request for approval of a further encumbrance or waive the effect of a due-on-encumbrance clause, unless the applicable Special Servicer has complied with Sections 3.24 through 3.29, as and to the extent applicable, provided that the applicable Master Servicer has fully complied with any applicable provisions of clause (A) above.

          In connection with any request for approval of an assignment and assumption or waiver of a due-on-sale clause or any request for approval of a further encumbrance of a Mortgaged Property or waiver of a due-on-encumbrance clause, (A) neither Master Servicer shall have any liability to the Trust Fund, the Certificateholders, any Non-Pooled Noteholder or any other Person
(i) with respect to the Special Servicer's approval of, disapproval of or delay in processing such request or (ii) that may otherwise arise from any one or more of the conditions and/or restrictions set forth in clauses (A) through
(F) of the first paragraph of this Section 3.08(a) or clauses (A) through (E) of the third paragraph of this Section 3.08(a), as the case may be; and (B) neither Special Servicer shall have any liability to the Trust Fund, the Certificateholders, any Non-Pooled Noteholder or any other Person with respect to any failure by the applicable Master Servicer to provide its written recommendations, rationale and analysis, and all supporting documentation as described above.

          (b) In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the applicable Master Servicer (in the case of a Performing Mortgage Loan) or the applicable Special Servicer (in the case of a Specially Serviced Mortgage
Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

          (c) The applicable Master Servicer shall have the right to consent to any transfers of an interest in the Borrower under a Performing Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of such Borrower or to a person acquiring less than a majority interest in such Borrower; provided, however, that, subject to the terms of the related
Mortgage Loan Documents and applicable law, (A) if (i) the affected Mortgage Loan is a Pooled Mortgage Loan that, together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan or have the same Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Pooled Mortgage Loan has a Stated Principal Balance that equals or exceeds 5% of the then aggregate Certificate Principal Balance or is one of the then current top ten Pooled

Mortgage Loans (by Stated Principal Balance) in the Mortgage Pool or has a Cut-off Date Principal Balance in excess of $20,000,000, and (ii) the transfer is of an interest in the Borrower greater than 49%, then the applicable Master Servicer shall not consent to such transfer unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (the costs of which are to be payable by the related Borrower to the extent provided for in the related Mortgage Loan Documents, which provisions shall not be waived by the applicable Master Servicer, and, if not paid, such costs shall be paid by and reimbursed to the applicable Master Servicer as an Additional Trust Fund Expense), and (B) unless the transfer either (x) does not result in (i) a change of direct or indirect control of the related Borrower, (ii) a change of the property manager for the related Mortgaged Property or (iii) a change of the direct or indirect control of the property manager for the related Mortgaged Property or (y) is effected for family and estate planning purposes under circumstances in which the identity of the persons who have decision-making authority and responsibility with respect to the operation and/or management of the Mortgaged Property on behalf of its owners is substantially the same immediately after giving effect to the transfer as it was before the transfer, the applicable Master Servicer shall fully comply with the first clause (A) of Section 3.08(a) as if the transfer were a request for approval of an approval of an assignment and assumption and the applicable Special Servicer shall fully comply with the first clause (E) of Section 3.08(a) as if the transfer were a request for approval of an approval of an assignment and assumption. The applicable Master Servicer shall be entitled to collect from Borrowers any customary fees in connection with such transfers of interest, which fees shall constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation as specified in Section 3.11.

          SECTION 3.09.   Realization Upon Defaulted Mortgage Loans.

          (a) The applicable Special Servicer shall, subject to Sections 3.09(b), 3.09(c) and 3.09(d) and Sections 3.24 through 3.29 (as and to the extent applicable), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Specially Serviced Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither Master Servicer shall, with respect to any Mortgage Loan that is an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the applicable Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the applicable Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the applicable Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. The applicable Special Servicer may direct the applicable Master Servicer to advance, as contemplated by Section 3.19(b), all costs and expenses (including attorneys fees and litigation costs and expenses) to be

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incurred in any such proceedings or such consultation, subject to the applicable Master Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), Section 3.05(f) and Section 3.05(g) and further subject to the applicable Special Servicer's being entitled to pay out of the related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. Nothing contained in this Section 3.09 shall be construed so as to require the applicable Special Servicer, on behalf of the Trust and/or the applicable Non-Pooled Noteholders, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the applicable Special Servicer taking into account the factors described in
Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master Servicer or the applicable Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, such Master Servicer or such Special Servicer (as the case may be) is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

          Neither Master Servicer shall foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan.

          (b) Notwithstanding the foregoing provisions of this Section 3.09, no Mortgaged Property shall be acquired by the applicable Special Servicer (it being acknowledged that (x) subsection (a) of this Section 3.09 does not require or authorize the applicable Special Servicer to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing a Mortgage Loan that is not a Specially Serviced Mortgage Loan, (y) this subsection (b) shall not be construed to require or authorize the applicable Special Servicer to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing a Mortgage Loan that is not a Specially Serviced Mortgage Loan and (z) this subsection (b) shall not be construed to modify the provision of subsection
(a) that states that neither Master Servicer shall foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan) on behalf of the Trust (and, in the case of a Mortgage Loan Group, the related Non-Pooled Noteholders, as applicable) under such circumstances, in such manner or pursuant to such terms as would in the reasonable good faith judgment of the applicable Special Servicer (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulations section 1.860D-1(b)(3)(i) and
(ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under

Section 3.17(a), the applicable Special Servicer shall not acquire any personal property on behalf of the Trust (and, in the case of a Mortgage Loan Group, the related Non-Pooled Noteholders, as applicable) pursuant to this Section 3.09, with the exception of cash or cash equivalents pledged as collateral, unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

              (ii) the applicable Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, the applicable Special Servicer shall not (it being acknowledged that (x) subsection (a) of this Section 3.09 does not require or authorize the applicable Special Servicer to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing a Mortgage Loan that is not a Specially Serviced Mortgage Loan, (y) this subsection (b) shall not be construed to require or authorize the applicable Special Servicer to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing a Mortgage Loan that is not a Specially Serviced Mortgage Loan and (z) this subsection (b) shall not be construed to modify the provision of subsection (a) that states that neither Master Servicer shall foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan), on behalf of the Trust (and, in the case of a Mortgage Loan Group, the related Non-Pooled Noteholders), have a receiver of rents appointed with respect to a Mortgaged Property, or obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property that relates to a Mortgage Loan Group, on behalf of the related Non-Pooled Noteholders) would, in the reasonable judgment of the applicable Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the applicable Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that:

               (i) such Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to the Certificateholders (or, if a Mortgage Loan Group is involved, to the Certificateholders and the related Non-Pooled Noteholders), as a collective whole, on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to the Certificateholders (or, if a Mortgage Loan Group is involved, to the Certificateholders and the related Non-Pooled Noteholders), as a collective whole, on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

          Any such determination by the applicable Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Mortgaged Property securing a Mortgage Loan Group, the related Non-Pooled Noteholders), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports.

          The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause
(ii) of the preceding paragraph, shall be paid out of the applicable Collection Account (but, if it relates to one or more Mortgage Loans in a Mortgage Loan Group, shall be paid first from the related Subordinate Note Custodial Account, if any, then from amounts in the Collection Account and any related Companion Note Custodial Account(s) relating to such Mortgage Loan Group (such payment to be made from such accounts on a pro rata basis according to the respective outstanding principal balances of the applicable Pooled Mortgage Loan and the applicable Non-Pooled Pari Passu Companion Loan(s)) and, finally, from other amounts in the applicable Collection Account) pursuant to Section 3.05, as applicable.

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Non-Pooled Mortgage Loan is affected, the related Non-Pooled Noteholders), subject to Sections 3.24 through 3.29 (as and to the extent applicable), release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The applicable Special Servicer shall report to the Trustee monthly in writing as to any actions taken by the applicable Special Servicer with respect to any Mortgaged Property as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

          (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the subject Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable. The applicable Master Servicer, at the direction of the applicable Special Servicer, shall make a Servicing Advance for the costs incurred in pursuing any such deficiency action, provided that such Master Servicer shall not be obligated in connection therewith to advance any funds, which if so advanced would constitute a Nonrecoverable Advance.

          (g) Annually in each January, the applicable Master Servicer shall, with the reasonable cooperation of the applicable Special Servicer, prepare and file with the IRS on a timely basis the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan for which it is the applicable Master Servicer, or Mortgaged Property securing a Mortgage Loan for which it is the applicable Master Servicer, required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously therewith, the applicable Master Servicer shall deliver a copy of such information returns to the respective applicable Special Servicers and the Trustee.

          (h) As soon as the applicable Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Certificate Administrator, the Trustee and the applicable Master Servicer (unless the applicable Master Servicer and the applicable Special Servicer are the same Person). The applicable Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) made by it and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Certificate Administrator, the Trustee, the applicable Master Servicer (unless the applicable Master Servicer and the applicable Special Servicer are the same Person) and the Controlling Class Representative no later than ten Business Days following such Final Recovery Determination.

          SECTION 3.10.   Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed or made in a manner customary for such purposes, the applicable Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File and, in the case of a Non-Pooled Mortgage Loan, the Master Servicer shall promptly so notify the related Non-Pooled Noteholder, and request delivery to it or its designee of the Mortgage Note for such Mortgage Loan (such notice and request to be effected by delivering to such Person or Persons a Request for Release in the form of Exhibit C-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by such Person or Persons and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master Servicer's Collection Account and/or, in the case of a Non-Pooled Pari Passu Companion Loan or a Non-Pooled Subordinate Loan, in the related Companion Note Custodial Account or the related Subordinate Note Custodial Account, as applicable, pursuant to Section 3.04 have been or will be so deposited). Upon receipt of such Request for Release, the Trustee and, in the case of a Non-Pooled Mortgage Loan, the related Non-Pooled Noteholders shall promptly release, or cause any related Custodian to release, the related Mortgage File to the applicable Master Servicer or its designee and shall deliver to the applicable Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with preparing or recording any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account, a Companion Note Custodial Account, a Subordinate Note Custodial Account or the Distribution Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer shall otherwise require any Mortgage File (or any portion thereof) or, in the case of a Non-Pooled Mortgage Loan, the related Mortgage Note, then, upon request of such Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit C-1 attached hereto signed by a Servicing Officer thereof, or upon request of the applicable Special Servicer and receipt from the applicable Special Servicer of a Request for Release in the form of Exhibit C-2 attached hereto, the Trustee or, in the case of a Non-Pooled Mortgage Loan, the related Non-Pooled Noteholder shall release, or the Trustee shall cause any related Custodian to release, such Mortgage File (or portion thereof) or such Mortgage Note to such Master Servicer or such Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Person from whom it was obtained as described above, or upon the applicable Special Servicer's delivery to such Person of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account, the related Companion Note Custodial Account (if any) and/or the related Subordinate Note Custodial Account (if any), as applicable, pursuant to Section 3.04 have been or will be so deposited or (ii) such Mortgage Loan has become an REO Mortgage Loan, a copy of the Request for Release shall be returned to the applicable Master Servicer or the applicable Special Servicer, as applicable, by the Person to whom it was delivered as described above.

          (c) Within three (3) Business Days of the applicable Special Servicer's request therefor (or, in case of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee and, in the case of a Mortgage Loan Group, each Non-Pooled Noteholder shall execute and deliver to the applicable Special Servicer, in the form supplied to the Trustee or the Non-Pooled Noteholder, as applicable, by such Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary, with respect to any Mortgage Loan, to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against the related Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, a Master Servicer, a Special Servicer or any related Non-Pooled
Noteholder; provided that the Trustee and each such Non-Pooled Noteholder may alternatively execute and deliver to the applicable Special Servicer, in the form supplied to the Trustee and such Non-Pooled Noteholder, as applicable, by such Special Servicer, a limited power of attorney issued in favor of such Special Servicer and empowering such Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee and each Non-Pooled Noteholder (however, neither the Trustee nor any such Non-Pooled Noteholder shall be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney), the applicable Special Servicer shall deliver to the Trustee or such Non-Pooled Noteholder an Officer's Certificate requesting that such pleadings or documents (or such power of attorney) be executed by the Trustee or such Non-Pooled Noteholder and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee or such Non-Pooled Noteholder (or by the applicable Special Servicer on behalf of such Person) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          SECTION 3.11. Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.

          (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan), and each REO Mortgage Loan that was previously a Mortgage Loan, as to which it is the applicable Master Servicer. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with September 2003) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be, and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Master Servicing Fee with respect to any Mortgage Loan or any REO Mortgage Loan shall cease to accrue (but not as to any Replacement Pooled Mortgage Loan with respect thereto) if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or any REO Pooled Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The applicable Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Mortgage Loan out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be, to the extent permitted by Section 3.05(a), Section 3.05(f) or Section 3.05(g), as applicable. The Servicer Report Administrator shall be entitled to the Servicer Report Administrator Fee

(payable as provided in Section 8.05(a)) in respect of all the Pooled Mortgage Loans and successor REO Pooled Mortgage Loans thereto.

          PAR and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans (and any successor REO Mortgage Loans with respect to such Mortgage Loans) for which PAR is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), and WFB and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans (and any successor REO Mortgage Loans with respect to such Mortgage Loans) for which WFB is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to PAR or WFB, as applicable, and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. PAR, WFB and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and each of PAR and WFB hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriter, the Certificate Administrator, the Trustee, any Fiscal Agent, the Master Servicers, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Non-Registered Certificate pursuant to the Securities Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Person then acting as the Master Servicer with respect to the Mortgage Loan or successor REO Mortgage Loan with respect thereto to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of an Excess

Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the other Master Servicer, the Certificate Registrar, the Depositor, the Special Servicer, the Trustee or the Tax Administrator shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

          A Master Servicer's right to receive the Master Servicing Fees (and, in the case of the Servicer Report Administrator, the Servicer Report Administrator Fees) to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein, including as contemplated by the prior paragraph.

          (b) Each Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

              (i) any and all Net Default Charges actually collected with respect to any Mortgage Loan for which such Master Servicer is the applicable Master Servicer or any successor REO Mortgage Loan with respect thereto, which Net Default Charges accrued during the period when such Mortgage Loan was a Performing Mortgage Loan, and any and all reasonable application fees for consents to approvals of assignments and assumptions, further encumbrances or other lender approvals, to the extent actually collected during the related Collection Period with respect to Performing Mortgage Loans for which such Master Servicer is the applicable Master Servicer;

             (ii) 50% of assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Performing Mortgage Loans for which such Master Servicer is the applicable Master Servicer and paid in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take without the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement and 100% of assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Performing Mortgage Loans for which such Master Servicer is the applicable Master Servicer and paid in connection with a consent, approval or other action that such Master Servicer is permitted to take without the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement;

             (iii) any and all charges for beneficiary statements or demands and other loan processing fees actually paid by the Borrowers under Mortgage Loans for which such Master Servicer is the applicable Master Servicer in connection with services performed by such Master Servicer and amounts collected for checks returned for insufficient funds if the relevant deposit account is maintained by such Master Servicer;

             (iv) any and all Prepayment Interest Excesses collected with respect to the Pooled Mortgage Loans for which such Master Servicer is the applicable Master Servicer;

              (v) interest or other income earned on deposits in the Investment Accounts maintained by such Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

          To the extent that any of the amounts described in clauses (i) through (iv) in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the applicable Master Servicer.

          (c) As compensation for its activities hereunder, the applicable Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan, and each REO Mortgage Loan thereto that relates to an REO Property. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the Stated Principal Balance of such Specially Serviced Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, and for the same number of days respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees with respect to Pooled Mortgage Loans that are Specially Serviced Mortgage Loans and REO Pooled Mortgage Loans shall be payable (pursuant to Section 3.05(a)) monthly first out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, and then out of general collections on the Pooled Mortgage Loans and any REO Properties on deposit in the applicable Collection Account and earned but unpaid Special Servicing Fees with respect to any Non-Pooled Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be payable solely out of the proceeds of such Non-Pooled Mortgage Loan or successor REO Mortgage Loan; provided, however, that any Special Servicing Fees earned with respect to a Mortgage Loan in a Mortgage Loan Group that has a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of collection on any related REO Property prior to payment out of any collections otherwise described above.

          As further compensation for its activities hereunder, the applicable Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which the applicable Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the related Pooled Mortgage Loan Seller's obligation to repurchase such Mortgage Loan pursuant to the related Pooled Mortgage Loan Purchase Agreement, as applicable, in which case no Workout Fee will be payable (but a Liquidation Fee will be payable to the extent (and only to the extent) contemplated below) from or based upon the receipt of, any Purchase Price paid by the related Pooled Mortgage Loan Seller in satisfaction of such repurchase obligation (provided that if such Mortgage Loan is not repurchased, the Workout Fee will be payable). As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan and any Workout Fees earned with respect to any Non-Pooled Mortgage Loan will be payable solely out of collections on such Non-Pooled Mortgage Loan; provided, however, that any Workout Fees earned with respect to a Mortgage Loan in a Mortgage Loan Group that has a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of collection on any related REO Property prior to payment out of any collections otherwise described above. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan after having again become a Specially Serviced Mortgage Loan. If a Special Servicer is terminated or resigns, it shall retain the right (and the applicable successor Special Servicer shall not have the right) to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the related Borrower has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been satisfied.

          As further compensation for its activities hereunder, the applicable Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives any full, partial or discounted payoff from the related Borrower and each Specially Serviced Mortgage Loan and REO Property, if any, as to which it receives any Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds (other than in connection with (A) the purchase of any such Specially Serviced Mortgage Loan by a Purchase Option Holder pursuant to Section 3.18, (B) the purchase or other acquisition of any such Specially Serviced Mortgage Loan or REO Property by any Controlling Class Certificateholder(s), the Sole Certificateholder(s), a Master Servicer or General Special Servicer pursuant to Section 9.01, (C) the repurchase or replacement of any such Specially

Serviced Mortgage Loan or REO Property by a Pooled Mortgage Loan
Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement as a result of a Material Breach or Material Document Defect, or (D) the purchase of any Specially Serviced Mortgage Loan or REO Property by any Non-Pooled Subordinate Noteholder or mezzanine lender pursuant to a right under the related Mortgage Loan Documents, including any applicable Mortgage Loan Group Intercreditor Agreement (provided that such right is exercised within the period and in the manner required under such Mortgage Loan Documents, including any applicable Mortgage Loan Group Intercreditor Agreement, and the payment of the Liquidation Fee would not otherwise be covered by the price to be paid by such Non-Pooled Subordinate Noteholder or such mezzanine lender)). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds, Insurance Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Charges, a Prepayment Premium or a Yield Maintenance Charge) and any Liquidation Fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on such Non-Pooled Subordinate Loan; provided, however, that any Liquidation Fees earned with respect to a Mortgage Loan in a Mortgage Loan Group that has a Non-Pooled Subordinate Loan shall be payable out of any collections on or with respect to such related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of collection on any related REO Property prior to payment out of any collections otherwise described above. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding the foregoing, a Liquidation Fee shall be payable in connection with the repurchase or replacement of any Pooled Mortgage Loan that constitutes a Specially Serviced Mortgage Loan, or a successor REO Pooled Mortgage Loan with respect thereto, by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement as a result of a Material Breach or Material Document Defect to the extent referred to in the final paragraph of Section 2.03(b).

          If a Special Servicer is terminated or resigns, it shall retain the right (and the applicable successor Special Servicer shall not have the right) to receive any Liquidation Fee relating to a Mortgage Loan arising (as otherwise set forth above) from a Liquidation Event that has occurred before the effective date of such termination or resignation.

          A Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

          (d) The applicable Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

              (i) any and all Net Default Charges actually collected with respect to any Mortgage Loan or any successor REO Mortgage Loan with respect thereto, which

     Net Default Charges accrued during the period when such loan or deemed loan was a Specially Serviced Mortgage Loan or an REO Mortgage Loan; and any and all assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), to the extent actually collected during the related Collection Period with respect to any Specially Serviced Mortgage Loans or any REO Mortgage Loans;

             (ii) 50% of any assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually collected during the related Collection Period with respect to Performing Mortgage Loans or REO Mortgage Loans in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take without the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement; and

            (iii) any and all charges for beneficiary statements or demands and other loan processing fees actually paid by the Borrowers under Mortgage Loans for which such Special Servicer is the applicable Special Servicer in connection with services performed by such Special Servicer and amounts collected for checks returned for insufficient funds if the relevant deposit account is maintained by such Special Servicer;

             (iv) interest or other income earned on deposits in the REO Account maintained by such Special Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period).

          To the extent that any of the amounts described in clauses (i) and
(iii) of the preceding paragraph are collected by a Master Servicer, such Master Servicer shall promptly pay such amounts to the applicable Special Servicer and shall not be required to deposit such amounts in any Collection Account, any Companion Note Custodial Account or any Subordinate Note Custodial Account pursuant to Section 3.04.

          (e) The Master Servicers and the Special Servicers shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of any Collection Account, Companion Note Custodial Account, Subordinate Note Custodial Account, Servicing Account, Reserve Account or REO Account, and none of the Master Servicers or the Special Servicers shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If either Master Servicer is required to make any Servicing Advance hereunder at the discretion of a Special Servicer in accordance with
Section 3.19(b) or otherwise, such Special

Servicer shall promptly provide such Master Servicer with such documentation regarding the subject Servicing Advance as such Master Servicer may reasonably request.

          (f) If a Master Servicer is required to make or, as contemplated by
Section 3.19(b), a Special Servicer is required under this Agreement to request, a Servicing Advance, but fails to do so within ten (10) days after such Advance is required to be made or requested, the Trustee shall, if it has actual knowledge of such failure on the part of such Master Servicer or such Special Servicer, as the case may be, give notice of such failure to the applicable Master Servicer and the applicable Special Servicer. If such Advance is not made by such Master Servicer within one Business Day (if such Master Servicer was required to make the Advance as described above) or three Business Days (if such Master Servicer was not required to make the Advance because it had not been requested by such Special Servicer as described above) after such Master Servicer's receipt of such notice, then (subject to Section 3.11(h) below) the Trustee (or, if the Trustee fails to make such Advance, the Fiscal Agent) shall make such Advance. If the Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

          (g) The Master Servicers, the Special Servicers, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding (it being acknowledged that Advance Interest shall not accrue on Unliquidated Advances related to prior Servicing Advances). Such interest with respect to any Servicing Advances shall be payable: (i) first, out of Default Charges as and to the extent provided in Sections 3.05 and 3.31; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that Default Charges (applied as provided in Sections 3.05 and 3.31) are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account or, as and to the extent contemplated by the second paragraph of Section 3.05(a), the other Master Servicer's Collection Account (provided that such Advance Interest on any Servicing Advances with respect to a Mortgage Loan Group or any related REO Property, to the extent not paid from Default Charges, shall be paid from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari Passu Companion Loans), prior to payment from funds in the applicable Collection Account that are unrelated to such Mortgage Loan Group). The applicable Master Servicer shall (subject to the operation of Section 3.05(a)(II)) reimburse itself, the applicable Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account or a Companion Note Custodial Account or Subordinate Note Custodial Account maintained by such Master Servicer, as applicable.

          (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicers, the Special Servicers, the Trustee or the Fiscal
Agent shall be required to make
any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged
Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information for such purposes. Any determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator, the Trustee (unless it is the Person making such determination), the applicable Special Servicer and the Controlling Class Representative and any affected Non-Pooled Noteholder, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and, if such reports were used by the Servicer, the Trustee or the Fiscal Agent to determine that any Advance is or would be nonrecoverable, further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. Notwithstanding the foregoing, absent bad faith, any such determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders and, in all cases, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the applicable Master Servicer or Special Servicer with respect to a particular Servicing Advance for any Mortgage Loan or REO Property, and the applicable Master Servicer and the applicable Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance for any Mortgage Loan or REO Property. The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Pooled Mortgage Loans and REO Properties as such party required to make Servicing Advances may reasonably request. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the applicable Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the applicable Special Servicer shall also be promptly delivered to the Master Servicer for the subject Mortgage Loan or REO Property, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Certificate
Administrator, the Controlling Class Representative, the applicable Special Servicer and the Master Servicer for the subject Mortgage Loan or REO
Property. The
applicable Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a Servicing Advance.

          (i) Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of such Master Servicer's Collection Account any servicing expense that, if paid by the applicable Master Servicer or Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided that (A) the applicable Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if applicable, any related Non-Pooled Noteholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator, the Trustee and the Controlling Class Representative and any related Non-Pooled Noteholder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination; and (B) if such servicing expense relates to a Mortgage Loan that is part of a Mortgage Loan Group, the applicable Master Servicer shall pay such servicing expense from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari Passu Companion Loans), prior to payment from funds in such Collection Account that are unrelated to such Mortgage Loan Group. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the Controlling Class Representative and the applicable Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the applicable Master Servicer and the Controlling Class Representative.

          (j) Notwithstanding any provision of this Agreement to the contrary, neither the applicable Master Servicer nor the applicable Special Servicer for any Mortgage Loan shall waive, or alter in a manner that would reduce, any fee otherwise payable under a Mortgage Loan, if the fee is a specified ascertainable amount and all or a portion thereof would be payable to the other such party under this Agreement, unless the other such party consents thereto.

          SECTION 3.12.   Property Inspections; Collection of Financial
                          Statements.

          (a) The applicable Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property securing a Specially Serviced Mortgage Loan as soon as practicable after the subject Mortgage Loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that the applicable Special Servicer shall be entitled to reimbursement of the costs of such inspection and reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances and otherwise as contemplated by Section 3.05(a). The applicable Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than Mortgaged Properties related to Specially Serviced Mortgage Loans and REO Properties), every calendar year beginning in 2004, or every second calendar year beginning in 2004 if the unpaid principal balance of the related Pooled Mortgage Loan is less than $2,000,000; provided that with respect to any Pooled Mortgage Loan (other than a Specially Serviced Pooled Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CMSA Servicer Watch List, the applicable Master Servicer, at its own expense, shall, at the request of the Controlling Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning in 2004 so long as such Mortgage Loan continues to be on the CMSA Servicer Watch List; and provided, further, that neither Master Servicer will be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in this sentence, if the Special Servicer has already done so during that period pursuant to the preceding sentence. Each of the Master Servicers and the Special Servicers shall prepare and deliver to or make available (on such Master Servicer's or Special Servicer's internet website) to the Trustee, the Controlling Class Representative and the applicable Master Servicer or Special Servicer (and, if applicable, any affected 3 Times Square Non-Pooled Noteholder or Non-Pooled Subordinate Noteholder), and the Rating Agencies, such delivery or availability to occur promptly following such preparation if there has been a material adverse change in the condition of the subject Mortgaged Property or REO Property, as applicable, a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the subject Mortgaged Property and that specifies the occurrence or existence of: (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of such Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection,
(ii) any abandonment of the subject Mortgaged Property, (iii) any adverse change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of such Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, or (iv) any waste on the subject Mortgaged Property that is evident from such inspection.

          (b) Commencing with respect to the calendar quarter ended December 31, 2003, the applicable Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower. In addition, the applicable Special Servicer shall cause quarterly and annual operating statements and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation.

          SECTION 3.13.   Annual Statement as to Compliance.

          The Master Servicers and the Special Servicers shall each deliver to the Trustee, the Certificate Administrator and the Depositor, on or before May 1 of each year, beginning in 2004, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of such Master Servicer or such Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, such Master Servicer or such Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such year (or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) such Master Servicer or such Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that the Master Servicers and the Special Servicers shall each be required to deliver its Annual Performance Certification by March 15 in 2004, or in any given year thereafter, if such Master Servicer or such Special Servicer has received written confirmation from the Certificate Administrator or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before May 1 of each year, beginning in 2004, the Master Servicers and the Special Servicers each shall, at its expense, cause a firm of independent public accountants (which may also render other services to the applicable Master Servicer or the applicable Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish, or itself deliver a copy of, a statement (the "Annual Accountants' Report") to the Trustee, the Certificate Administrator and the Depositor, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the applicable Master Servicer or the applicable Special Servicer, as the case may be, which includes an assertion that the applicable Master Servicer or the applicable Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if the applicable Master Servicer or the applicable Special Servicer, as the case may be, has received written confirmation from the Certificate Administrator or the Depositor that an Annual Report on Form 10-K is required to be filed in respect of the Trust for any calendar year and such notice is delivered by January 31 of the following calendar year, then such Master Servicer or such Special Servicer shall be required to cause the delivery of its Annual Accountants' Report by March 15 of such following calendar year (or, in each case, such other date as may be agreed to by the Depositor, the Certificate Administrator and such

Master Servicer or such Special Servicer). Each Master Servicer and each Special Servicer is hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2003. Unless and until a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act is filed as contemplated by Section 8.15 not later that January 10 of each year, commencing in 2005, the Certificate Administrator shall request the Depositor to confirm to the Certificate Administrator whether an Annual Report on Form 10-K is required to be filed in respect of the Trust for the prior calendar year.

          SECTION 3.15.   Access to Information.

          (a) The Master Servicers and the Special Servicers shall each afford to the OTS, the FDIC, any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, the Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Underwriter, each Rating Agency, the Controlling Class Representative, each Non-Pooled Noteholder, access to any records regarding the Mortgage Loans serviced hereunder for the benefit of such Person and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the related Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. At the election of the applicable Master Servicer or the applicable Special Servicer, as the case may be, such access may be afforded to the Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each Rating Agency, each Underwriter, the Controlling Class Representative and each Non-Pooled Noteholder by the delivery of copies of information as requested by such Person and such Master Servicer or such Special Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies (other than with respect to the Rating Agencies); provided, however, that the applicable Master Servicer shall be entitled to require such payment from the Controlling Class Representative in any single calendar month only to the extent that such costs in such month exceed $200.00. Such access shall otherwise be afforded without charge but only upon reasonable prior written request and (unless access is afforded to the relevant Person by the delivery of copies of information as permitted above) during normal business hours at the offices of the particular Master Servicer or Special Servicer, as the case may be, designated by it.

          (b) In connection with providing access to information pursuant to clause (a) of this Section 3.15, the Master Servicers and the Special Servicers may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan Documents or would constitute a waiver of the attorney-client privilege.

          (c) Upon the request of the Controlling Class Representative made not more frequently than once a month during the normal business hours of the Master Servicers and the Special Servicers, the Master Servicers and the Special Servicers each shall, without charge,



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make a knowledgeable Servicing Officer available either by telephone
(with Servicing Officers of each of the Master Servicers and the Special Servicers participating simultaneously if the Controlling Class Representative so requests) or, at the option of the Controlling Class Representative if it provides reasonable advance notice, at the office of such Servicing Officer, to verbally answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or such Special Servicer, as the case may be, is responsible.

          (d) Notwithstanding any provision of this Agreement to the contrary, the failure of a Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement the extent that such Master Servicer or such Special Servicer, as the case may be, determines, in its reasonable and good faith judgment consistent with the Servicing Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

          (e) None of the Master Servicers or the Special Servicers shall be liable for providing, disseminating or withholding information in accordance with the terms of this Agreement. In addition to their other rights hereunder, each of the Master Servicers and the Special Servicers (and their respective employees, attorneys, officers, directors and agents) shall, in each case, be indemnified by the Trust Fund for any claims, losses or expenses arising from any such provision, dissemination or withholding.

          SECTION 3.16. Title to REO Property; REO Account.

          (a) If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and, in the case of any REO Property related to a Pooled Mortgage Loan that is part of a Mortgage Loan Group, also on behalf of the related Non-Pooled Noteholders), or, pursuant to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the applicable Special Servicer at the expense of the Trust (or, in the case of any REO Property related to a Pooled Mortgage Loan that is part of a Mortgage Loan Group, the Trust and the related Non-Pooled Noteholders; it being the intention that any related Non-Pooled Subordinate Noteholder bear such expense prior to the Trust and any related Non-Pooled Pari Passu Companion Loan Noteholders) for the purpose of taking title to one or more REO Properties pursuant to this Agreement. Any such limited liability company formed by the applicable Special Servicer shall be a manager-managed limited liability company, with such Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

          The applicable Special Servicer shall sell any REO Property in accordance with Section 3.18 by the end of the third calendar year following the calendar year in which the Trust

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acquires ownership of such REO Property for purposes of Section 860G(a)(8)
of the Code, unless such Special Servicer either (i) applies and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the calendar year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, such Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. If such Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, such Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell the subject REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by a Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, or for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

          (b) The applicable Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If any REO Acquisition occurs in respect of any Mortgaged Property securing a Mortgage Loan, then the applicable Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (or, in the case of any REO Property related to a Pooled Mortgage Loan that is part of a Mortgage Loan Group, on behalf of both the Certificateholders and the related Non-Pooled Noteholders), as a collective whole, for the retention of revenues and other proceeds derived from such REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The applicable Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The applicable Special Servicer is authorized to pay out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received, as well as any other items that otherwise may be paid by the applicable Master Servicer out of such Liquidation Proceeds as contemplated by
Section 3.05(a). The applicable Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The applicable Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

          (c) The applicable Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. Monthly, within two (2) Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the applicable Master Servicer's Collection Account, or remit to the applicable Master Servicer for deposit into such Collection Account, the aggregate of all amounts received in respect of each REO Property during such Collection Period that are then on deposit in the REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that (A) in the case of each REO Property, the applicable Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period and (B) if such REO Property relates to a Mortgage Loan Group, the applicable Master Servicer shall make, from such amounts so deposited or remitted as described above, any deposits into any related Companion Note Custodial Account and/or related Subordinate Note Custodial Account contemplated by Section 3.04(e) or Section 3.04(f), as applicable. For the avoidance of doubt, such amounts withdrawn from the REO Account and deposited into the applicable Master Servicer's Collection Account following the end of each Collection Period pursuant to the preceding sentence shall, upon such deposit, be construed to have been received by the applicable Master Servicer during such Collection Period.

          (d) The applicable Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

          SECTION 3.17.   Management of REO Property.

          (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the applicable Special Servicer determines from such review that:

              (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by such Special Servicer as REO Property (other than the performance of other actions that require an Independent Contractor);

             (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then such Special Servicer may (provided that in the judgment of such Special Servicer, exercised in accordance with the Servicing Standard, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or otherwise operate such REO Property; or

            (iii) Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then such Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of such Special Servicer, the Tax Administrator shall consult with such Special Servicer and shall advise such Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible and at a reasonable fee, which fee shall be an expense of the Trust) advise such Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax Administrator, such Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

          Subject to Section 3.17(b), the applicable Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the applicable Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially and adversely affecting the applicable Special Servicer's ability to promptly sell the REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, shall be in accordance with the Servicing Standard. Neither the applicable Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trustee, the Trust, any Non-Pooled Noteholder, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.

          (b) If title to any Mortgaged Property is acquired, the applicable Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or, in the case of any REO Property that relates to a Mortgage Loan Group, on behalf of both the Certificateholders and the related Non-Pooled Noteholders), as a collective whole, solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. The applicable Special Servicer shall not (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property, (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property or (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of
Section 856(e)(4)(B) of the Code. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property, as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO Property;

              (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

             (iii) any ground rents in respect of such REO Property; and

              (iv) all other costs and expenses necessary to maintain, lease, dispose of, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the applicable Special Servicer's REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the applicable Master Servicer shall, at the direction of the Special Servicer, but subject to Section 3.19, make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer or such Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that such Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) The applicable Special Servicer may, and, if required for the REO Property to continue to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, shall, contract with any Independent Contractor for the operation and management of any REO Property, provided that:

              (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

             (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to such Special Servicer upon receipt;

             (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve such Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

              (v) such Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

Each Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater than the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

          SECTION 3.18.   Fair Value Option; Sale of REO Properties.

          (a) The applicable Master Servicer, the applicable Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Pooled Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement, or
(iii) in the case of a Pooled Mortgage Loan (or REO Property related thereto) with a related mezzanine loan or a Pooled Mortgage Loan (or REO Property related thereto) that is part of a Mortgage Loan Group, in connection with a Mortgage Loan default as set forth in the related mezzanine loan intercreditor agreement or related Mortgage Loan Group Intercreditor Agreement, as applicable; provided, however, that any right to purchase a Pooled Mortgage Loan pursuant to clause (i) of this sentence shall be subject to any right to purchase a Pooled Mortgage Loan pursuant to clause (iii) of this sentence.

          (b) If any Pooled Mortgage Loan that is a Specially Serviced Mortgage Loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the applicable Special Servicer shall so notify the Certificate Administrator, the Trustee, the applicable Master Servicer, the Controlling Class Representative and the Holder(s) of the Controlling Class (and, if the affected Pooled Mortgage Loan is part of a Mortgage Loan Group, the related Non-Pooled Noteholders), in writing. The Majority Controlling Class Certificateholder(s) or the applicable Special Servicer or any assignee of the foregoing parties as described below (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Designated Defaulted Pooled Mortgage Loan at a cash price that is at least equal to the Purchase Price. The applicable Special Servicer shall accept the first offer by a Purchase Option Holder that is at least equal to the Purchase Price. If none of the Purchase Option Holders exercises its option to purchase any Specially Designated Defaulted Pooled Mortgage Loan as described above, then each Purchase Option Holder will also have the option to purchase that Specially Designated Defaulted Pooled Mortgage Loan at a price equal to the fair value of such Pooled Mortgage Loan (the "FV Price") determined as provided in subsection (e) below. Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Designated Defaulted Pooled Mortgage Loan at a price that is below the Purchase Price, the applicable Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the applicable Special Servicer has no actual knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the applicable Special Servicer shall determine the FV Price in accordance with the Servicing Standard and the provisions of subsection (e) below. Promptly after determining the FV Price, the applicable Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder. The Majority Controlling Class Certificateholder(s) (or the assignee thereof as provided below) shall have the option to purchase such Specially Designated Defaulted Pooled Mortgage Loan for a cash price equal to the FV Price if it exercises such option within 60 days after the applicable Special Servicer's report of the FV Price for such Mortgage Loan and if the Majority Controlling Class Certificateholder(s) (or the assignee thereof as provided below) does not exercise the Purchase Option within such 60-day period, then the applicable Special Servicer (or the assignee thereof as provided below) shall have the option to purchase such Specially Designated Defaulted Pooled Mortgage Loan for a cash price equal to the FV Price within the following 60 days. If neither the Majority Controlling Class Certificateholder(s) (or the assignee thereof as provided below) nor the applicable Special Servicer (or the assignee thereof as provided below) makes such an exercise prior to the expiration of 120 days following the determination of the FV Price (or such an exercise occurs but the purchase is not consummated in accordance with the terms and conditions herein) and the applicable Special Servicer thereafter receives a bid from a Purchase Option Holder at such FV Price or a request from any Purchase Option Holder for an updated FV Price, the applicable Special Servicer shall within 60 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the absence of an exercise at the previously determined FV Price) and repeat the notice procedure provided above, in which case the Majority Controlling Class Certificateholder(s) (or the assignee thereof) and the applicable Special Servicer (or the assignee thereof) shall again have, with respect to the redetermined FV Price, the same rights as described in the immediately preceding sentence and the applicable Special Servicer shall be required to repeat the procedures described in this sentence if such rights are not exercised. The preceding sentence shall apply to any redetermined FV Price until the conclusion of the Option Period.

          Any purchase of a Specially Designated Defaulted Pooled Mortgage Loan by any Purchase Option Holder shall be subject to the following additional conditions: (i) prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the applicable Special Servicer or any Affiliate or assignee thereof (unless neither the applicable Special Servicer nor any Affiliate thereof is the applicable Master Servicer), subject to subsection (f) below, the applicable Master Servicer shall confirm and report to the Trustee, the Certificate Administrator and the applicable Special Servicer (or, if the applicable Master Servicer and the applicable Special Servicer are the same Person or Affiliates, the Trustee, upon reasonable notice, shall confirm and report to the Certificate Administrator and the applicable Special Servicer) that the applicable Special Servicer's determination of the FV Price of such Mortgage Loan is consistent with or greater than what the applicable Master Servicer (or, if applicable, the Trustee) considers to be the FV Price of such Mortgage Loan; provided that the applicable Special Servicer may, at its own expense, revise any such FV Price determination that is rejected by the applicable Master Servicer (or, if applicable, the Trustee), it being understood and agreed that such revised FV Price determination will likewise be subject to confirmation in accordance with this sentence; (ii) such purchase shall have been consummated within ten (10) days following the later of (A) the applicable Purchase Option Holder's delivery of notice of its exercise of its purchase option or (B) if a FV Price determination must be confirmed pursuant to the preceding clause (i), the occurrence of such confirmation; and (iii) if the applicable Pooled Mortgage Loan is part of a Mortgage Loan Group that has one or more Non-Pooled Pari Passu Companion Loans, the applicable Purchase Option Holder must also purchase all of such Non-Pooled Pari Passu Companion Loans for a cash price that is in the same proportion to the outstanding principal balance of such Non-Pooled Pari Passu Companion Loan as the FV Price of the related Pooled Mortgage Loan bears to the outstanding principal balance of such Pooled Mortgage Loan.

          Until such time as a Specially Designated Defaulted Pooled Mortgage Loan is sold pursuant to an exercise of the purchase options set forth above, the applicable Special Servicer shall continue to pursue all of the other resolution options available to it with respect to such Mortgage Loan and any related Non-Pooled Mortgage Loans in accordance with the Servicing Standard and the other provisions of this Agreement (without regard to such options). The options set forth above and any purchase that occurs pursuant to the exercise of such options shall not terminate or limit the rights of any holder of a mezzanine loan or Non-Pooled Mortgage Loan related to the applicable Pooled Mortgage Loan under the related intercreditor agreement or Mortgage Loan Group Intercreditor Agreement, including any rights such holder may have to purchase the related Pooled Mortgage Loan or cure defaults.

          (c) The purchase options for any Specially Designated Defaulted Pooled Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable (or if exercised, but the purchase of the subject Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) the applicable
Special Servicer has accepted a bid at the FV Price, (ii) such Specially Designated Defaulted Pooled Mortgage Loan has become a Corrected Mortgage Loan, (iii) the related Mortgaged Property has become an REO Property, (iv) a Final Recovery Determination has been made with respect to such Specially Designated Defaulted Pooled Mortgage Loan or (v) such Specially Designated Defaulted Pooled Mortgage Loan has been removed from the Trust Fund.

          (d) Any Purchase Option Holder may, once such option is exercisable, assign its Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan to a third party other than another Purchase Option Holder; and, upon such assignment, such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the Purchase Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the applicable Master Servicer and the applicable Special Servicer.

          (e) In determining the FV Price for any Specially Designated Defaulted Pooled Mortgage Loan, the applicable Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Designated Defaulted Pooled Mortgage Loan that the applicable Special Servicer may have chosen in its sole discretion to obtain; the period and amount of any delinquency on the subject Specially Designated Defaulted Pooled Mortgage Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Designated Defaulted Pooled Mortgage Loan if the applicable Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Specially Designated Defaulted Pooled Mortgage Loan to a Purchase Option Holder.

          (f) If the applicable Master Servicer or the Trustee is required to confirm or reject the applicable Special Servicer's FV Price determination as contemplated by clause (i) of the second paragraph of Section 3.18(b), either such party may (at its option and at the expense of the Trust Fund) designate an Independent third party expert in real estate or commercial mortgage loan matters with at least 5 years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Pooled Mortgage Loan, that has been selected with reasonable care by the applicable Master Servicer (or, if applicable, the Trustee) to confirm that the applicable Special Servicer's FV Price determination as contemplated by such clause is consistent with or greater than what the Independent third party considers to be the FV Price of such Mortgage Loan. In the event that the applicable Master Servicer or the Trustee, as the case may be, designates such a third party to make such determination, the applicable Master Servicer or the Trustee, as applicable, shall be entitled to rely upon such third party's determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by such Master Servicer, the Trustee or any such third party pursuant to this paragraph or such clause (i) of the second paragraph of
Section 3.18(b) shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. The applicable Special Servicer shall provide the applicable Master Servicer (or, if applicable, the Trustee) with



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all relevant information that the applicable Special Servicer utilized in determining the FV Price that is being confirmed.

          (g) The applicable Special Servicer shall solicit bids for each REO Property in a manner consistent with the Servicing Standard. The applicable Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(h) below) for such REO Property. If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(h) below) with respect to any REO Property within the time constraints imposed by Section 3.16(a), then the applicable Special Servicer shall, consistent with the Servicing Standard, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

          The applicable Special Servicer shall give the Certificate Administrator, the Trustee, the applicable Master Servicer, the Controlling Class Representative and, if the 3 Times Square Mortgaged Property is the related REO Property, the 3 Times Square Controlling Party not less than five
(5) Business Days' prior written notice of its intention to sell any REO Property pursuant to this Section 3.18(d). No Pooled Mortgage Loan Seller, Certificateholder or any Affiliate of any such Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

          (h) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18, shall be determined by the applicable Special Servicer or, if such cash bid is from the applicable Special Servicer, any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person, by the Trustee. In determining whether any bid received from an any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the applicable Special Servicer, the cost of which shall be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the applicable Special Servicer if neither the applicable Special Servicer nor any Affiliate thereof is bidding with respect to the subject REO Property and (ii) selected by the Trustee if either the applicable Special Servicer or any Affiliate thereof is so bidding. Where any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person is among those bidding with respect to any REO Property, the applicable Special Servicer shall require that all bids be submitted to it (or, if the applicable Special Servicer or an Affiliate thereof is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than any Pooled Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person constitutes a fair price for any REO Property, the applicable Special
Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and the obligation to dispose of such REO Property within the time period specified in Section 3.16(a)). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the applicable Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of the applicable Special Servicer or any Affiliate) have been received. In the event the bid of the applicable Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any REO Property and the original bid of the applicable Special Servicer or any Affiliate thereof is the highest of all bids received, then the bid of the applicable Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(h), that such bid constitutes a fair price for the subject REO Property. Any bid by the applicable Special Servicer for any REO Property shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the applicable Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

          (i) Subject to Sections 3.18(a) through 3.18(h) above, the applicable Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Designated Defaulted Pooled Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any REO Property, the applicable Special Servicer may charge prospective bidders, and may retain, fees that approximate the applicable Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account; provided, that if the applicable Special Servicer was previously reimbursed for such costs from the Collection Account, then the applicable Special Servicer must deposit such amounts into a Collection Account. Any sale of a Specially Designated Defaulted Pooled Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the applicable Special Servicer or the Trustee.

          (j) Any sale of any REO Property shall be for cash only.

          (k) If any Specially Designated Defaulted Pooled Mortgage Loan or REO Property is sold under this Section 3.18, then the purchase price shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made (based upon, in the case of a Specially Designated Defaulted Pooled Mortgage Loan or REO Property, notification by the applicable Special Servicer to such Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or REO Property.

          SECTION 3.19. Additional Obligations of Master Servicers and Special Servicers.

          (a) Within sixty (60) days (or within such longer period as the applicable Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the Appraisal referred to below) after the earliest of the date on which any Pooled Mortgage Loan (i) becomes a Modified Mortgage Loan following the occurrence of a Servicing Transfer Event, (ii) becomes an REO Mortgage Loan following the occurrence of a Servicing Transfer Event, (iii) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property and such event constitutes or occurs following a Servicing Transfer Event, (iv) for which the related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings or, if such proceedings are involuntary, sixty (60) days thereafter and such event constitutes or occurs following a Servicing Transfer Event or (v) any Monthly Payment becomes 60 days or more delinquent and such event constitutes a Servicing Transfer Event (each such event, an "Appraisal Trigger Event" and each such Pooled Mortgage Loan and any related REO Pooled Mortgage Loan that is the subject of an Appraisal Trigger Event, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the applicable Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been received (or, if applicable, conducted) within the prior twelve (12) months and the applicable Special Servicer has no actual knowledge of changed circumstances that in the applicable Special Servicer's reasonable judgment would materially and adversely affect the value of the Mortgaged Property. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the applicable Special Servicer when the Appraisal is received by the applicable Special Servicer. Promptly following the receipt of, and based upon, such Appraisal, the applicable Special Servicer, in consultation with the Controlling Class Representative (or, in the case of the 3 Times Square Loan Group, the 3 Times Square Controlling Party), shall determine and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. For purposes of this Section 3.19(a), an Appraisal may, in the case of any Pooled Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the applicable Special Servicer. In the case of the Mortgaged Property that secures a Mortgage Loan Group, the applicable Special Servicer shall also determine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the related Non-Pooled Noteholders the Appraisal Reduction Amount, if any, with respect to the entire Mortgage Loan Group (calculated as if it were a single Pooled Mortgage Loan).

          A Pooled Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event, any and all Servicing Transfer Events with respect to such Mortgage Loan have ceased to exist and no other Appraisal Trigger Event has occurred with respect thereto during the preceding ninety (90) days.

          For so long as any Pooled Mortgage Loan or related REO Pooled Mortgage Loan remains a Required Appraisal Loan, the applicable Special Servicer shall, within 30 days of each anniversary of such Mortgage Loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at the applicable Special Servicer's option, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the applicable Special Servicer when the Appraisal is received by the applicable Special Servicer. Promptly following the receipt of, and based upon, such update, the applicable Special Servicer shall redetermine, in consultation with the Controlling Class Representative (or, in the case of the 3 Times Square Loan Group, the 3 Times Square Controlling Party), and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. Promptly following the receipt of, and based upon, such update, in the case of the Mortgaged Property that secures a Mortgage Loan Group, the Special Servicer shall also redetermine, and report to the Trustee, the applicable Master Servicer, the Controlling Class Representative and the related Non-Pooled Noteholders, the Appraisal Reduction Amount, if any, with respect to the entire Mortgage Loan Group (calculated as if it were a single Pooled Mortgage Loan).

          The Controlling Class Representative (other than with respect to the 3 Times Square Loan Group) shall have the right at any time, but not more frequently that once in any six month period, to require that the applicable Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders. With respect to the 3 Times Square Mortgaged Property, to the extent set forth in the 3 Times Square Loan Group Intercreditor Agreement, the 3 Times Square Controlling Party shall have the right to require that the applicable Special Servicer obtain a new Appraisal of the 3 Times Square Mortgaged Property in accordance with MAI standards, at the expense of the 3 Times Square Controlling Party. With respect to the North Crescent Plaza Mortgaged Property, the applicable Special Servicer shall have the right at any time, but not more frequently that once in any six month period, to obtain a new Appraisal of the North Crescent Plaza Mortgaged Property in accordance with MAI standards, at the expense of the North Crescent Plaza Controlling Party (if such party has consented to the appraisal) if the applicable Special Servicer has actual knowledge of changed circumstances that in the applicable Special Servicer's reasonable judgment would materially and adversely affect the value of the Mortgaged Property. Upon receipt of any such Appraisal obtained at the direction of the Controlling Class Representative or the 3 Times Square Controlling Party, or by the applicable Special Servicer for the North Crescent Plaza Mortgage Loan Group as described above, the applicable Special Servicer shall deliver a copy thereof to the Trustee, the applicable Master Servicer, the Controlling Class Representative and, insofar as a Non-Pooled Mortgage Loan is affected, the related Non-Pooled Noteholders. Promptly following the receipt of, and based upon, such Appraisal, the applicable Special Servicer shall redetermine and report to the Trustee, the

Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Mortgage Loan. In the case of a Mortgaged Property that secures a Mortgage Loan Group, the applicable Special Servicer shall also redetermine and report to the Trustee, the Master Servicer, the Controlling Class Representative and the related Non-Pooled Noteholders the Appraisal Reduction Amount, if any, with respect to the entire related Mortgage Loan Group (calculated as if it was a single Pooled Mortgage Loan).

          (b) Notwithstanding anything to the contrary contained in any other Section of this Agreement, the applicable Special Servicer shall notify the applicable Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property, and, such Master Servicer shall make such Servicing Advance; provided that the applicable Special Servicer at its sole option may (but shall not be required to) make any Servicing Advance on a Specially Serviced Mortgage Loan or REO Property that constitutes an Emergency Advance (in which case (i) such Special Servicer shall be entitled to reimbursement for such Advance from the applicable Master Servicer following the Special Servicer's request therefor as described below and (ii) unless and until the applicable Master Servicer makes such reimbursement, such Special Servicer shall be entitled to reimbursement for such Servicing Advance as otherwise set forth in this Agreement). Each such notice and request shall be made, in writing, not less than five Business Days (and, to the extent reasonably practicable, at least ten Business Days) or, in the case of an Emergency Advance, not less than three Business Days, in advance of the date on which the subject Servicing Advance is to be made and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the applicable Master Servicer may reasonably request. Each Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the applicable Special Servicer to make (as described above) not later than the date on which the subject Servicing Advance is to be made, but in no event shall it be required to make any Servicing Advance on a date that is earlier than five Business Days following such Master Servicer's receipt of such request or, in the case of an Emergency Advance, three Business Days following such Master Servicer's receipt of such request (it being agreed that if the applicable Special Servicer has made an Emergency Advance at its sole option, then the applicable Master Servicer shall reimburse such Special Servicer for such Emergency Advance not later than three Business Days following notice from the applicable Special Servicer to the effect that such Emergency Advance is or was required or was made). If the request is timely and properly made, the requesting Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Specially Serviced Mortgage Loan or REO Property (regardless of whether or not such Master Servicer shall make such Servicing Advance). Each Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the applicable Special Servicer, together with Advance Interest in accordance with Sections 3.05 and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(b), a Master Servicer shall not be required to reimburse the applicable Special Servicer for, or to make at the direction of the applicable Special Servicer, any Servicing Advance if such Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the requesting Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. Such Master Servicer shall notify the requesting Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the applicable Special Servicer pursuant to Section 3.05. In any event, prior to the applicable Master Servicer's reimbursement of a Servicing Advance that was made by the applicable Special Servicer, such Special Servicer shall have the rights to reimbursement for such Servicing Advance as are otherwise set forth in this Agreement.

          (c) Each Master Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer, to the extent such Prepayment Interest Shortfalls arose from (A) voluntary Principal Prepayments made by a Borrower on such Pooled Mortgage Loans that are not Specially Serviced Mortgage Loans or defaulted Mortgage Loans or (B) to the extent that such Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, involuntary principal prepayments made on such Pooled Mortgage Loans that are not Specially Serviced Mortgage Loans or defaulted Mortgage Loans. The rights of the Certificateholders to offsets of any Prepayment Interest Shortfalls shall not be cumulative from Collection Period to Collection Period.

          (d) With respect to each Pooled Mortgage Loan that is to be defeased in accordance with its terms, the applicable Master Servicer shall execute and deliver to each Rating Agency a certification substantially in the form attached hereto as Exhibit O and, further, shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act in an amount sufficient to make all scheduled payments under the subject Serviced Pooled Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related Mortgage Loan Documents, that the subject Pooled Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the applicable Master Servicer, to designate a single purpose entity (which may be a subsidiary of the applicable Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the subject Pooled Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the subject Pooled Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released; provided that, if (A) the subject Pooled Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to

2% of the aggregate Stated Principal Balance of the Mortgage Pool or is one of the ten largest Pooled Mortgage Loans then in the Trust Fund, (B) the terms of the subject Pooled Mortgage Loan do not permit the applicable Master Servicer to impose the foregoing requirements and the applicable Master Servicer does not satisfy such requirements on its own or (C) the applicable Master Servicer is unable to execute and deliver the certification attached hereto as Exhibit O in connection with the subject defeasance, then the applicable Master Servicer shall so notify the Rating Agencies, the Controlling Class Representative and, if the 3 Times Square Loan Group is involved, the 3 Times Square Non-Pooled Noteholders and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not permit a defeasance unless (i) the subject Pooled Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if confirmation of the absence of an Adverse Rating Event is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the applicable Master Servicer (provided, however, that in no event shall such proposed other arrangements result in any liability to the Trust Fund including any indemnification of the applicable Master Servicer or Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the related Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations with respect to the absence of an Adverse Rating Event.

          SECTION 3.20.   Modifications, Waivers, Amendments and Consents.

          (a) The applicable Special Servicer (in the case of a Specially Serviced Mortgage Loan) or the applicable Master Servicer (in the case of a Performing Mortgage Loan) may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan for which it is responsible, subject, however, to Sections 3.08, 3.24, 3.25, 3.26, 3.27, 3.28 and 3.29, and, further to each of the following limitations, conditions and restrictions:

              (i) other than as expressly set forth in Section 3.02 (with respect to Post-ARD Additional Interest and Default Charges), Section
     3.08 (with respect to due-on-sale and due-on-encumbrance clauses and transfers of interests in Borrowers), Section 3.19(e) (with respect to defeasances), Section 3.20(e) (with respect to Post-ARD Additional Interest) and Section 3.20(f) (with respect to various routine matters), the applicable Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or materially and adversely affect the security for such Mortgage Loan, unless
     (solely in the case of a Performing Mortgage Loan) such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (1) the applicable Master Servicer shall promptly provide the applicable Special Servicer (or, if the 3 Times Square Loan Group is involved, the applicable Special Servicer or, if the North Crescent Plaza Loan Pair is involved, the applicable Special Servicer and the North Crescent Plaza Controlling Party) with notice of any Borrower request for such modification, waiver or amendment, the applicable Master Servicer's written recommendations, rationale and analysis and all supporting documentation and all other information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request (whether in such Special Servicer's own name and/or on behalf of the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party) and/or by means of forwarding a request that had been made by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party)) from the Master Servicer in order to withhold or grant any such consent (and/or to provide information to the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party) in order for such party to withhold or grant any consent to such transaction that it is entitled to grant or withhold under the applicable provisions of Sections 3.24 through 3.29), (2) the applicable Master Servicer shall provide notice to the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party) of such Borrower request and such Master Servicer's submission of its written recommendations, rationale and analysis, and all supporting documentation, to the applicable Special Servicer, (3) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Sections 3.24 through 3.29, as and to the extent applicable), (4) within 5 Business Days following the applicable Special Servicer's receipt of notice and information from the applicable Master Servicer, the applicable Special Servicer shall provide to the Controlling Class Representative (unless the 3 Times Square Loan Group is involved) or, if the North Crescent Plaza Loan Pair is involved, to the North Crescent Plaza Controlling Party, the applicable Special Servicer's recommendations regarding the recommendations, rationale and analysis of the Master Servicer, (5) if so requested by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party), the applicable Special Servicer shall request from the applicable Master Servicer such information as is reasonably requested by the Controlling Class Representative (or, if applicable, the 3 Times Square Controlling Party or the North Crescent Plaza Controlling Party), and (6) unless consultation with or approval by a Non-Pooled Noteholder is required under Sections 3.25 through 3.29 (in each of which cases, including, without limitation, the Plaza America Non-Pooled Pari Passu Companion Loan Noteholder, the deemed consent otherwise contemplated by this clause shall arise only after both (x) the satisfaction of the conditions set forth below in this clause and (y) the conclusion of any and all periods of interaction, approval and/or consultation with such Non-Pooled Noteholder that are contemplated to occur under Sections 3.25 through
     3.29 and/or the related Mortgage Loan Group Intercreditor Agreement, as and to the extent applicable, including, without limitation, the extended consultation period with the Plaza America Non-Pooled Pari Passu Companion Loan Noteholder that is contemplated by Section 3.26 and the Plaza America Intercreditor Agreement), such consent shall be deemed to have been granted if any such consent has not been expressly denied within seven Business Days of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's written recommendations, rationale and analysis and all supporting documentation, and of all other information (if any) reasonably requested by such Special Servicer (whether in its own name, on behalf of the Controlling Class Representative, the 3 Times Square Controlling Party, the North Crescent Plaza Controlling Party or a Non-Pooled Noteholder or otherwise) as described above);

             (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), neither the applicable Master Servicer nor the applicable Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in its reasonable judgment, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of the applicable Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to Certificateholders and, in the case of a Mortgage Loan that is part of a Mortgage Loan Group, the related Non-Pooled Noteholders (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, if applicable, the Non-Pooled Noteholders) to be done at the related Net Mortgage Rate (or, in the case of a Mortgage Loan Group, at the weighted average of the Net Mortgage Rates for such Mortgage Loan Group)), than would liquidation; provided that, in the case of a Mortgage Loan Group or any Mortgage Loan therein,
     (A) any modification, extension, waiver or amendment of the payment terms of the related Pooled Mortgage Loan shall be structured in a manner so as to be consistent with the allocation and payment priorities set forth in the related Mortgage Loan Documents, including the related Mortgage Loan Group Intercreditor Agreement, it being the intention that neither the Trust as holder of the related Pooled Mortgage Loan nor any Non-Pooled Noteholder shall gain a priority over any other with respect to any payment, which priority is not, as of the date of the related Mortgage Loan Intercreditor Agreement, reflected in the related Mortgage Loan Documents, including the related Mortgage Loan Group Intercreditor Agreement; and (B) to the extent consistent with the Servicing Standard (taking into account the extent to which the related Non-Pooled Subordinate Loan, if any, is junior to a Pooled Mortgage Loan and any related Non-Pooled Pari Passu Companion Loans), (I) no waiver, reduction or deferral of any particular amounts due on the related Pooled Mortgage Loan and any related Non-Pooled Pari Passu Companion Loans shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Non-Pooled Subordinate Loans, (II) no reduction of the Mortgage Rate (exclusive, if applicable, of any portion thereof that represents a Post-ARD Additional Interest
     Rate) of any such Pooled Mortgage Loan and related Non-Pooled Pari Passu Companion Loans shall be effected prior to the



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     reduction of the Mortgage Rate (exclusive, if applicable, of any portion thereof that represents a Post-ARD Additional Interest Rate) of the related Non-Pooled Subordinate Loans, and (III) no reduction of any Post-ARD Additional Interest Rate applicable to any such Pooled Mortgage Loan and related Non-Pooled Pari Passu Companion Loans shall be effected prior to the reduction of any Post-ARD Additional Interest Rate applicable to the related Non-Pooled Subordinate Loans;

            (iii) neither the applicable Master Servicer nor the applicable Special Servicer may extend the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of
     (A) two years prior to the Rated Final Distribution Date, (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (C) if such Mortgage Loan is covered by an Environmental Insurance Policy, for more than five years later than such Mortgage Loan's Stated Maturity Date, unless either (I) the applicable Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations or (II) the Borrower obtains (at its expense) an extension of such policy on the same terms and conditions for a period ending not earlier than five years following the extended maturity date of such Mortgage Loan;

             (iv) neither the applicable Master Servicer nor the applicable Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool (the Master Servicers and the Special Servicers shall not be liable for decisions made under this subsection which were made in good faith and each of them may rely on Opinions of Counsel in making such decisions);

              (v) subject to applicable law, the related Mortgage Loan Documents and the Servicing Standard, neither the applicable Master Servicer nor the applicable Special Servicer shall permit any modification, waiver or amendment of any term of any Performing Mortgage Loan unless all related fees and expenses are paid by the Borrower and the failure to permit such modification, waiver or amendment shall not constitute a violation of the Servicing Standard;

             (vi) neither the applicable Master Servicer nor the applicable Special Servicer shall permit any Borrower to add or substitute any real estate collateral for its



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

     Mortgage Loan unless the applicable Master Servicer or the applicable Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the applicable Master Servicer or the applicable Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

            (vii) a Master Servicer shall not, including in connection with a substitution contemplated by clause (vi) above, release any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d), except as specifically required under the related Mortgage Loan Documents or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) the Rating Agencies have been notified in writing, (B) either (1) the use of the collateral to be released will not, in the reasonable judgment of the applicable Master Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real estate collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the remaining Mortgaged Property (together with any substitute collateral) is, in the reasonable judgment of the applicable Special Servicer, adequate security for the remaining Mortgage Loan and (D) if the collateral to be released has an appraised value in excess of $3,000,000, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency); and

            (viii) except as expressly provided by the related Mortgage Loan Documents or in connection with a material adverse environmental condition at the related Mortgaged Property as contemplated by the
     Section 3.09(d), a Special Servicer shall not, including in connection with a substitution contemplated by clause (vi) above, enter into a modification, waiver or amendment that results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to such Special Servicer at the expense of the related Borrower and upon which the Special Servicer may conclusively rely) of the property to be released;

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii)
     above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option within the meaning of Treasury regulations section 1.1001-3(c)(2)(iii) by the related Borrower, in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (viii) above, neither the applicable Master Servicer nor the applicable Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower under a Mortgage Loan if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

          Notwithstanding anything to the contrary herein and subject to the Servicing Standard, but further subject to clause (iii) above, the applicable Master Servicer may, if the related Borrower fails to make any Balloon Payment on a Performing Mortgage Loan or if such a default is reasonably foreseeable, extend the maturity date of such Performing Mortgage Loan for up to one year; provided that the Master Servicer may only approve two such extensions. Following any such extensions of the maturity date of a Performing Mortgage Loan which the Master Servicer is permitted to approve pursuant to the preceding sentence, the Special Servicer and not the Master Servicer shall be responsible for, if the related Borrower fails to make any Balloon Payment on such Performing Mortgage Loan or if such a default is reasonably foreseeable, extending the maturity date of such Performing Mortgage Loan; provided that it shall not be a Servicing Transfer Event with respect to any such extension of the maturity date of a Performing Mortgage Loan (if at such time no other circumstance identified in the definition of "Specially Serviced Mortgage Loan" exists that would cause such Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan) until such time as the Special Servicer has approved three such extensions. In connection with an extension of the maturity date of a Performing Mortgage Loan approved by the Special Servicer in accordance with this paragraph, the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Borrower. The Special Servicer shall promptly notify the applicable Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

          (b) If any payment of interest on a Pooled Mortgage Loan is deferred pursuant to Section 3.20(a), then such payment of interest shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Pooled Mortgage Loan, notwithstanding that the terms of such Pooled Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the applicable Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Pooled Mortgage Loan.

          (c) Each of the applicable Master Servicer and the applicable Special Servicer may, as a condition to its granting any request by a Borrower under a Mortgage Loan for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within such Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this

Agreement, require that such Borrower pay to it a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the subject Mortgage Loan pursuant to Treasury regulations section 1.860G-2(b). All such fees collected by the applicable Master Servicer and/or the applicable Special Servicer with respect to any Mortgage Loan shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in
Section 3.11.

          (d) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.20 (other than waivers of Default Charges for which the consent of the applicable Special Servicer is required under Section 3.02), and all material consents, shall be in writing. Each of the applicable Special Servicer (with respect to Performing Mortgage Loans for which it effects an extension in accordance with the final paragraph of Section 3.20(a) and with respect to Specially Serviced Mortgage Loans) and the applicable Master Servicer (with respect to Performing Mortgage Loans, other than Performing Mortgage Loans for which the applicable Special Servicer effects an extension in accordance with the final paragraph of Section 3.20(a)) shall notify the other such party, each Rating Agency, the Certificate Administrator, the Trustee and the Controlling Class Representative and any affected Non-Pooled Subordinate Noteholder, in writing, of any material modification, waiver, amendment or other action entered into or taken by such Special Servicer or such Master Servicer in respect of any Mortgage Loan pursuant to this Section 3.20 (other than waivers of Default Charges for which the consent of the Special Servicer is required under Section 3.02) and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party and any affected Non-Pooled Subordinate Noteholder), an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly (and in any event within ten Business Days) following the execution thereof.

          (e) With respect to any Performing Mortgage Loan that is an ARD Mortgage Loan after its Anticipated Repayment Date, the applicable Master Servicer shall be permitted to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if
(i) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (ii) the applicable Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The applicable Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

          (f) Notwithstanding anything in this Section 3.20 or in Section 3.08, or in Sections 3.24 through 3.29 to the contrary, the applicable Master Servicer shall not be required to seek the consent of, or provide prior notice to, the applicable Special Servicer, any Certificateholder or any Non-Pooled Noteholder, or obtain any confirmation from the Rating Agencies with respect to the absence of an Adverse Rating Event (unless required by the

Mortgage Loan Documents) in order to approve the following modifications, waivers or amendments of the Performing Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan Documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan Documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and nondisturbance and attornment agreements and consents involving routine leasing activities that affect less than 30% of the net rentable area of the Mortgaged Property or 30,000 square feet of the Mortgaged Property, whichever is greater; (v) approval of annual budgets to operate the Mortgage Property; (vi) grants of any waiver or consent that the applicable Master Servicer determines (in accordance with the Servicing Standard) to be immaterial; and (vii) approving a change of the property manager at the request of the related Borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with Section 3.08 or (B) the successor property manager is not affiliated with the Borrower and is a nationally or regionally recognized manager of similar properties and the related Pooled Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, whichever is less); provided that such modification, waiver, consent or amendment (x) would not constitute a "significant modification" of the subject Mortgage Loan pursuant to Treasury regulations section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, and (y) would be consistent with the Servicing Standard.

          (g) In connection with its granting an extension of the maturity date of any one or more of the Mortgage Loans in a Mortgage Loan Group in accordance with Section 3.20(a), the applicable Master Servicer shall cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the applicable Special Servicer, the Trustee, the Controlling Class Representative and the related Non-Pooled Noteholders audited statements on a quarterly basis with respect to the related Mortgaged Property; provided that the applicable Master Servicer may, in its sole discretion, waive the requirement that such statements be audited.

          (h) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease as listed on the Pooled Mortgage Loan Schedule, in accordance with the related Mortgage Loan Documents, promptly (and, in any event, within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground
Lease should thereafter be forwarded to the Master Servicer.

          SECTION 3.21. Transfer of Servicing Between Applicable Master Servicer and the Applicable Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the applicable Master Servicer shall immediately give notice thereof to the Controlling Class Representative (and, if affected thereby, to the related Non-Pooled Noteholders), and if the applicable Master Servicer is not also the applicable Special Servicer, the applicable Master Servicer shall immediately give notice thereof to the applicable Special Servicer, the Trustee and the Controlling Class Representative, and shall deliver the related Servicing File to the applicable Special Servicer and shall use its best reasonable efforts to provide the applicable Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the applicable Master Servicer (or any Sub-Servicer thereof), the information, documents and records to be delivered by the applicable Master Servicer to the applicable Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, Insurance Policies, UCC Financing Statements and tenant estoppels. The applicable Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than ten Business Days before the applicable Master Servicer is required to deliver a copy of the related Servicing File to the applicable Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File. The applicable Special Servicer may conclusively rely on the applicable Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Mortgage Loan's becoming a Specially Serviced Mortgage Loan. The applicable Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the applicable Master Servicer's failure to deliver information, documents or records with respect to any Specially Serviced Mortgage Loan in accordance with the requirements hereof.

          Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the applicable Special Servicer, the applicable Special Servicer shall immediately give notice thereof to the applicable Master Servicer, the Trustee and the Controlling Class Representative and shall return the related Servicing File within five Business Days to the applicable Master Servicer. Upon giving such notice and returning such Servicing File to the applicable Master Servicer, the applicable Special Servicer's obligation to service such Mortgage Loan, and the applicable Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the applicable Master Servicer to service and administer such Mortgage Loan shall resume. The applicable Master Servicer may conclusively rely on the applicable Special Servicer's determination that a Specially Serviced Mortgage Loan has become a Corrected

Mortgage Loan. The applicable Master Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the applicable Special Servicer's failure to deliver information, documents or records with respect to any Corrected Mortgage Loan in accordance with the requirements hereof.

          Notwithstanding anything herein to the contrary, in connection with the transfer to the applicable Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the applicable Master Servicer with respect to any such Cross-Collateralized Mortgage Loan upon its becoming a Corrected Mortgage Loan, the applicable Master Servicer and the applicable Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

          (b) In servicing any Specially Serviced Mortgage Loan, the applicable Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while the subject Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while the subject Mortgage Loan is a Specially Serviced Mortgage Loan.

          (c) The applicable Master Servicer and the applicable Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to or copies of such books and records maintained thereby, as may relate to any Mortgage Loan or REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

          (d) In connection with the performance of its obligations hereunder with respect to any Mortgage Loan or REO Property, each of the applicable Master Servicer and the applicable Special Servicer shall be entitled to rely upon written information provided to it by the other.

          SECTION 3.22.   Sub-Servicing Agreements.

          (a) Each Master Servicer and the applicable Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that
(A) in each case, the Sub-Servicing Agreement (as it may be amended or modified from time to time): (i) insofar as it affects the Trust, is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if such Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to such Master Servicer or the applicable Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section

7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(f), terminate such rights and obligations without payment of any fee (provided, however, that the 3 Times Square Sub-Servicing Agreement shall not be terminated except for cause or at the direction of the 3 Times Square Controlling Party); (iii) prohibits the Sub-Servicer from modifying any Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of such Master Servicer and, further, prohibits the Sub-Servicer from taking any action that such Master Servicer would be prohibited from taking hereunder; (iv) if it is entered into by a Master Servicer, does not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the applicable Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise; (v) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer or such Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and except with respect to the obligations of any applicable successor Master Servicer under a Designated Sub-Servicer Agreement) none of the Trustee, any successor to such Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly permitted herein; (vi) permits any purchaser of a Pooled Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Pooled Mortgage Loan without cause and without payment of any termination fee; (vii) does not permit the subject Sub-Servicer any rights of indemnification out of the Trust Fund except through such Master Servicer or such Special Servicer, as the case may be, pursuant to Section 6.03; (viii) does not impose any liability or indemnification obligation whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (ix) in the case of the 3 Times Square Sub-Servicing Agreement, provides that such Sub-Servicing Agreement may be terminated, without cause and without payment of any penalty or termination fee, at the direction of the 3 Times Square Controlling Party; and (B) the Servicer Report Administrator shall not be entitled to enter into any Sub-Servicing Agreement to provide for the performance by third parties of any or all of the obligations imposed on it hereunder in its capacity as Servicer Report Administrator.

          (b) References in this Agreement to actions taken or to be taken by a Master Servicer or Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer or such Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of a Master Servicer or Special Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer or such Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer through such Master Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer or such Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between such Master Servicer or such Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicers and the Special Servicers shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

          (c) The Master Servicers and the Special Servicers shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

          (d) Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

          (e) Each of the Master Servicers and the Special Servicers, for the benefit of the Trustee and the Certificateholders, shall (at no expense to any other party hereto or to the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer or such Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of a Master Servicer or Special Servicer, as applicable, to terminate a Sub-Servicer, each of the Master Servicers and the Special Servicers shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders and/or the Non-Pooled Noteholders, as applicable.

          (f) It shall be permissible for each Designated Sub-Servicing Agreement to prohibit a termination of the related Sub-Servicer without cause (except that cause shall be defined to include the occurrence of an Adverse Rating Event with respect to the continuation of such Sub-Servicer to the extent it is actually performing servicing functions or any event caused by such Sub-Servicer which creates an Event of Default of the applicable Master Servicer under this Agreement) or to require the payment of a termination fee (in an amount not to exceed the amount, if any, set forth opposite the related Sub-Servicer on Schedule III) upon any termination without cause. Any such right of a Sub-Servicer under a Designated Sub-Servicing Agreement shall be binding upon any successor to the applicable Master Servicer (including the Trustee) and the obligation to pay such termination fee upon any termination of such Sub-Servicer shall constitute a corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement, including the applicable terminated Master Servicer) of such successor.

          (g) In the event the Trustee or its designee assumes the rights and obligations of a Master Servicer or a Special Servicer under any Sub-Servicing Agreement, such Master Servicer or such Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of



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

amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (h) Notwithstanding any Sub-Servicing Agreement entered into by it, the Master Servicers and the Special Servicers shall each remain obligated and liable to the Trustee and the Certificateholders (and, in the case of a Mortgage Loan Group, the related Non-Pooled Noteholders) for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible. The Master Servicers and the Special Servicers shall each pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds.

          (i) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with a Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by such Master Servicer.

          (j) Notwithstanding any contrary provisions of the foregoing subsections of this Section 3.22, the appointment by a Master Servicer or a Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of Sub-Servicers and shall not subject to the provisions of this
Section 3.22; provided, however, that such Master Servicer or such Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors. The proviso to the preceding sentence shall not be construed to limit the right of a Master Servicer or a Special Servicer to be reimbursed for any cost or expense for which it is otherwise entitled to reimbursement under this Agreement.

          (k) Neither the applicable Master Servicer nor the 3 Times Square Special Servicer shall enter into any Sub-Servicing Agreement with respect to the 3 Times Square Loan Group without the consent of the 3 Times Square Controlling Party. In addition, the 3 Times Square Controlling Party may require the applicable Master Servicer or the applicable Special Servicer to terminate any particular Sub-Servicing Agreement with respect to the 3 Times Square Loan Group. Furthermore, if PAR is no longer a Master Servicer, then: the 3 Times Square Controlling Party may require the applicable Master Servicer to (A) appoint a Sub-Servicer (acceptable to the 3 Times Square Controlling Party in its sole discretion) with respect to the 3 Times Square Loan Group and (B) delegate all of its primary servicing responsibilities and duties, and assign all of the corresponding master servicing compensation (exclusive of a portion of the corresponding Master Servicing Fee that is in excess of a reasonable primary servicing fee), with respect to the 3 Times Square Loan Group to that Sub-Servicer.

          (l) The General Special Servicer shall not enter into any Sub-Servicing Agreement unless the Controlling Class Representative has consented thereto.

          SECTION 3.23.   Controlling Class Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative; provided that, subject to the last sentence of this Section 3.23(a), and the acquisition by GMAC Institutional Advisors LLC of the Certificates of the Controlling Class, GMAC Institutional Advisors LLC shall serve as the initial Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a successor Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the Certificate Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Certificate Administrator for selecting a Controlling Class Representative, which process shall include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder(s) by a writing delivered to the Certificate Administrator. No appointment of any Person as a successor Controlling Class Representative shall be effective until such Person provides the Certificate Administrator with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and facsimile number for the delivery of notices and other correspondence and
(iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers).

          (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Certificate Administrator has actual knowledge and otherwise promptly upon request from a Master Servicer or a Special Servicer, the Certificate Administrator shall deliver to each of the Trustee, the Master Servicers and the Special Servicers the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and the Master Servicers and the Special Servicers shall each be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that such Master Servicer or such Special Servicer, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate Administrator shall notify the other parties to this Agreement of such event.

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator, the Trustee, each Special Servicer, each Master Servicer and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator, the Trustee, each Special Servicer, each Master Servicer and such existing Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust.

          SECTION 3.24. Certain Rights and Powers of the Controlling Class Representative.

          (a) Notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), Section 3.24(d) and Sections 3.25 through 3.29, the applicable Special Servicer will not be permitted to take, or consent to the applicable Master Servicer's taking, any of the actions identified in clauses (i) through (x) of this paragraph, unless and until the applicable Special Servicer has notified the Controlling Class Representative in writing of the applicable Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within five Business Days of having been notified thereof in writing and having been provided with the applicable Special Servicer's written recommendations, rationale and analysis (or, if the action involves a Performing Mortgage Loan for which the applicable Master Servicer has requested consent or approval from the applicable Special Servicer, a copy of the Master Servicer's written recommendations, rationale and analysis, together with the applicable Special

Servicer's written recommendations, rationale and analysis regarding the recommendations, rationale and analysis of the Master Servicer) and all supporting documentation and other reasonably requested information with respect thereto:

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan as comes into and continues in default;

              (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of Default Charges) or any non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of any Mortgage Loan;

             (iii) any acceptance of a discounted payoff with respect to any Specially Serviced Mortgage Loan;

              (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

               (v) any release of collateral for any Mortgage Loan;

              (vi) any acceptance of substitute or additional collateral for a Mortgage Loan;

             (vii) any releases of any Letters of Credit, Reserve Funds or other Additional Collateral with respect to any Mortgaged Property securing a Mortgage Loan;

            (viii) any modification, waiver or amendment of any franchise agreement, or any execution of a new franchise agreement, with respect to any hospitality property;

              (ix) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Mortgaged Property securing a Mortgage Loan (except that in circumstances where the relevant Mortgage Loan is a Performing Mortgage Loan with a principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the Special Servicer but the Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action); and

               (x) any approval of the assignment of the Mortgaged Property securing any Mortgage Loan to and assumption of such Mortgage Loan by another Person, any waiver of a "due-on-sale" clause in any Mortgage Loan, any approval of a further encumbrance of the Mortgaged Property securing any Mortgage Loan or any waiver of a "due-on-encumbrance" clause in any Mortgage Loan;

provided that, in the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, if affected thereby, the related Non-Pooled Noteholder(s)), as a collective whole, the applicable Special Servicer may take any such action without waiting for the Controlling Class
Representative's response.

          In addition, subject to Section 3.24(c), the Controlling Class Representative may direct the applicable Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable with respect to the servicing and administration of Specially Serviced Pooled Mortgage Loans and/or REO Properties or as to which provision is otherwise made herein. Upon reasonable request, the applicable Special Servicer shall provide the Controlling Class Representative with any information in the applicable Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

          (b) Notwithstanding anything herein to the contrary: (i) the applicable Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a) or any other provision of this Agreement, may (and the applicable Special Servicer shall ignore and act without regard to any such advice, direction or objection that the applicable Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause the applicable Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the applicable Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of a Master Servicer's or Special Servicer's responsibilities under this Agreement. Furthermore, notwithstanding the foregoing (including any contrary provisions of subsection (a)), the applicable Special Servicer shall not have any obligation to obtain the approval of or accept direction from the Controlling Class Representative with respect to any servicing action involving the 3 Times Square Loan Group.

          (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties and shall have no liability to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having acted as described above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for the Controlling Class Representative's having acted as described above.

          (d) Notwithstanding anything to the contrary contained in this Agreement, including other subsections of this Section 3.24, with respect to the 3 Times Square Loan Group, the Controlling Class Representative shall not have the rights set forth in this Section 3.24 (it being acknowledged that the Controlling Class Representative shall have the rights set forth in Section
3.25 if the Controlling Class Representative becomes the 3 Times Square Controlling Party), and, with respect to the North Crescent Plaza Loan Pair, the Controlling Class Representative shall not have the rights set forth in this Section 3.24 (it being acknowledged that the Controlling Class Representative shall have the rights set forth in Section 3.27).

          SECTION 3.25. Certain Rights and Powers of the 3 Times Square Non-Pooled Noteholders.

          (a) Notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.25(b), the applicable Master Servicer and the 3 Times Square Special Servicer will each be required to obtain the prior written consent, or the deemed consent in accordance with the related Mortgage Loan Group Intercreditor Agreement, of the 3 Times Square Controlling Party prior to taking any of the following actions:

             (i) any proposed foreclosure upon or comparable conversion (which may include acquisition as an REO Property) of the ownership of the 3 Times Square Mortgaged Property and the other collateral securing the 3 Times Square Loan Group if it comes into and continues in default or other enforcement action under the loan documents;

            (ii) any proposed modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the 3 Times Square Loan Group;

           (iii) any proposed successor property manager with respect to, or any material alteration of, the 3 Times Square Mortgaged Property;

            (iv) any waiver of the requirements under the 3 Times Square Loan Group with respect to property insurers or the manner in which payments or other collections on the 3 Times Square Loan Group are held and/or invested;

            (v) any proposed sale of the 3 Times Square Mortgaged Property or transfer of an interest in the related Borrower or the 3 Times Square Mortgaged Property;

           (vi) any acceptance of a discounted payoff of the 3 Times Square Loan Group;

          (vii) any determination to bring the 3 Times Square Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the 3 Times Square Mortgaged Property;

        (viii) any material release of collateral for the 3 Times
     Square Loan Group (other than in accordance with the terms of, or upon satisfaction of, the 3 Times Square Loan Group) or any release of the related Borrower or any guarantor;

          (ix) any acceptance of substitute or additional collateral for the 3 Times Square Loan Group (other than in accordance with the terms of the 3 Times Square Loan Group);

           (x) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (xi) any acceptance of an assumption agreement releasing the related borrower from liability under the 3 Times Square Loan Group;

         (xii) the approval of any replacement Special Servicer or sub-servicer for the 3 Times Square Loan Group (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of
     Section 7.02 of this Agreement);

        (xiii) any renewal or replacement of the then existing insurance policies with respect to the 3 Times Square Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if lenders' approval is required under the loan documents;

        (xiv) the approval of a material capital expenditure, if mortgagee's approval is required under the loan documents;

         (xv) the approval of additional indebtedness secured by the 3 Times Square Mortgaged Property, if mortgagee's approval is required under the loan documents;

        (xvi) any adoption or approval of a plan in bankruptcy of the related Borrower; and

       (xvii) any appointment or removal of a sub-servicer with respect to the 3 Times Square Loan Group;

provided that, in the event that the applicable Master Servicer or the 3 Times Square Special Servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the holders of the 3 Times Square Loan Group (as a collective whole), the applicable Master Servicer or the 3 Times Square Special Servicer may take any such action without waiting for the 3 Times Square Controlling Party's response.

          In addition, notwithstanding any provision to the contrary contained in this Agreement, for so long as the 3 Times Square Non-Pooled Subordinate Noteholder is the 3 Times Square Controlling Party, the 3 Times Square Controlling Party may communicate with, respond to requests from and deliver any proposals to the related Borrower with respect to the items set forth above in respect of the 3 Times Square Loan Group, the 3 Times Square Mortgaged Property and the related Borrower and may forward copies of such communications or proposals to the applicable Master Servicer and the 3 Times Square Special Servicer for their consideration. The applicable Master Servicer or the 3 Times Square Special Servicer, as the case may be, shall follow the recommendations of the 3 Times Square Controlling Party with respect to such items, unless the applicable Master Servicer or the 3 Times Square Special Servicer, as the case may be, determines that following such recommendations would violate the Servicing Standard. If at any time the 3 Times Square Controlling Party is a 3 Times Square Non-Pooled Subordinate Noteholder other than the initial 3 Times Square Non-Pooled Subordinate Noteholder or any of its Affiliates, then such 3 Times Square Controlling Party may exercise any and all of the rights enumerated in this paragraph, provided that, if a Servicing Transfer Event has occurred and is continuing, the 3 Times Square Special Servicer shall be required to fully participate in same, including, without limitation, participating in any communications with the related Borrower.

          Upon reasonable request, the applicable Master Servicer or the 3 Times Square Special Servicer shall provide the 3 Times Square Controlling Party with any information in the possession of the applicable Master Servicer or the 3 Times Square Special Servicer with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the 3 Times Square Controlling Party, as contemplated by Section 3.25(a) or any other provision of this Agreement, may (and the applicable Master Servicer or the 3 Times Square Special Servicer, as the case may be, shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or such Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause such Master Servicer or such Special Servicer to violate applicable law, any provision of this Agreement, or the 3 Times Square Intercreditor Agreement, including the 3 Times Square Special Servicer's obligation to act in accordance with the Servicing Standard, act in a manner that is not in the best interests of the holders of the 3 Times Square Loan Group (as a collective whole), expand the scope of the applicable Master Servicer's or the 3 Times Square Special Servicer's, as the case may be, responsibilities under this Agreement, cause adverse tax consequences for the holders of the 3 Times Square Senior Mortgage Loans, or cause the arrangement evidenced by the 3 Times Square Intercreditor Agreement not to be treated as a "grantor trust" for Federal income tax purposes.

          (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the 3 Times Square Non-Pooled Subordinate Noteholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) 3 Times Square Non-Pooled Subordinate Noteholder may act solely in its own interests; (iii) the 3 Times Square Non-Pooled Subordinate Noteholder does not have any duties to the Holders of any Class of Certificates; and (iv) the 3 Times Square Non-Pooled Subordinate Noteholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the 3 Times Square Non-Pooled Subordinate Noteholder or any director, officer, employee, agent or principal thereof for having so acted.

          (d) Any 3 Times Square Non-Pooled Noteholder or its designee (other than the 3 Times Square Controlling Party) shall be entitled to receive a copy of any notice or report required to be delivered (upon request or otherwise) by any party hereto to the Controlling Class Representative or the 3 Times Square Controlling Party or the Trustee with respect to the 3 Times Square Loan Group, other than with respect to any determination of a FV Price pursuant to Section 3.18. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies pursuant to this Section 3.25(d).

          (e) The applicable Master Servicer or the 3 Times Square Special Servicer, as the case may be, shall notify the holders of the 3 Times Square Loan Group or their respective designees of any release or substitution of collateral for the 3 Times Square Loan Group even if such release or substitution is in accordance with the related Mortgage Loan Documents. Upon determining that a Servicing Transfer Event has occurred with respect to the 3 Times Square Loan Group in accordance with the definition of the Specially Serviced Mortgage Loan as applicable to the 3 Times Square Loan Group, the applicable Master Servicer shall promptly notify each 3 Times Square Non-Pooled Noteholder or its designee.

          (f) Notwithstanding anything to the contrary contained in this Agreement, the 3 Times Square Controlling Party shall have the sole right to appoint and remove the 3 Times Square Special Servicer with respect to the 3 Times Square Loan Group with or without cause in accordance with Section 3.30.

          (g) The 3 Times Square Controlling Party shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the 3 Times Square Special Servicer obtain a new Appraisal of the 3 Times Square Mortgaged Property in accordance with MAI standards, at the expense of the 3 Times Square Controlling Party. Upon receipt of such Appraisal the 3 Times Square Special Servicer shall deliver a copy thereof to the 3 Times Square Controlling Party and the 3 Times Square Non-Pooled Noteholders. Promptly following the receipt of, and based upon, such Appraisal, the 3 Times Square Special Servicer shall redetermine and report to the 3 Times Square Controlling Party and the 3 Times Square Non-Pooled Noteholders the then applicable Appraisal Reduction Amount, if any, with respect to the 3 Times Square Loan Group (calculated as if it was a single Mortgage Loan). The 3 Times Square Special Servicer shall give written notice to the 3 Times Square Controlling Party and each 3 Times Square Non-Pooled Noteholder or its designee of any Appraisal Reduction Amount calculated with respect to the 3 Times Square Loan Group and any allocation thereof to reduce the principal balance of such holder.

          (h) The 3 Times Square Non-Pooled Noteholders or their respective designees shall be entitled to access to books, records, financial statements or other documents of the related Borrower, shall be given the opportunity to inspect the 3 Times Square Mortgaged

Property or may request the applicable Master Servicer or the 3 Times
Square Special Servicer, as the case may be, to discuss the business, financial and other conditions of the related Borrower with their officers and other representatives, in each case in accordance with the terms of the 3 Times Square Intercreditor Agreement. Each designee of each 3 Times Square Non-Pooled Noteholder shall be entitled to access to or copies of records and information from the applicable Master Servicer for the 3 Times Square Loan Group and/or the 3 Times Square Special Servicer to the same extent and under the same conditions as the related 3 Times Square Non-Pooled Noteholder is entitled to such access or copies under Section 3.15 of this Agreement.

          (i) Notwithstanding anything to the contrary contained in this Agreement, the 3 Times Square Non-Pooled Subordinate Noteholder shall have the rights to cure defaults under or purchase the 3 Times Square Pooled Mortgage Loan and the 3 Times Square Non-Pooled Pari-Passu Companion Loans in accordance with the terms of the 3 Times Square Intercreditor Agreement.

          (j) The applicable Master Servicer shall promptly deliver to each 3 Times Square Non-Pooled Noteholder: (i) copies of operating statements and rent rolls; (ii) annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section
4.02 with respect to the 3 Times Square Mortgaged Property.

          (k) If the Mortgage Loans forming the 3 Times Square Loan Group constitute Specially Serviced Mortgage Loans, or if the 3 Times Square Mortgaged Property has become an REO Property, then each calendar month, not later than 10:00 a.m. (New York City time) on the Business Day prior to each related Determination Date, the 3 Times Square Special Servicer shall deliver or cause to be delivered to the applicable Master Servicer and each 3 Times Square Non-Pooled Noteholder or its designee the following reports with respect to the 3 Times Square Loan Group and/or the 3 Times Square Mortgaged Property, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the applicable Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the applicable Master Servicer). If the Mortgage Loans forming the 3 Times Square Loan Group constitute Specially Serviced Mortgage Loans, or if the 3 Times Square Mortgaged Property has become an REO Property, then each calendar month, not later than 10:00 a.m. (New York City time) on the Determination Date in such month, the 3 Times Square Special Servicer shall deliver or cause to be delivered to the applicable Master Servicer and each 3 Times Square Non-Pooled Noteholder or its designee such of the following reports as may be relevant with respect to the 3 Times Square Loan Group and/or the 3 Times Square Mortgaged Property:
(i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (v) a CMSA REO Status Report.

          (l) Not later than 12:00 noon (New York City time) on the Business Day prior to each Determination Date, the applicable Master Servicer shall, with respect to each 3 Times Square Non-Pooled Mortgage Loan, prepare the 3 Times Square Preliminary Master Servicer Remittance Report. Further, not later than the related Master Servicer Remittance Date, the applicable Master Servicer shall, with respect to the 3 Times Square Loan Group, prepare all



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

3 Times Square Servicing Reports as may be relevant and that are not otherwise required to be prepared by the 3 Times Square Special Servicer pursuant to subsection (k). The applicable Master Servicer shall also include on one of such reports updated information as of the applicable Determination Date regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.11(g) or 4.03(d), such information to be presented on a loan-by-loan basis.

          (m) The 3 Times Square Special Servicer shall deliver to the applicable Master Servicer the reports set forth in subsection (k) in an electronic format reasonably acceptable to the 3 Times Square Special Servicer and the applicable Master Servicer. The applicable Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the 3 Times Square Special Servicer pursuant to subsection (k). In the case of information or reports to be furnished by the applicable Master Servicer to any 3 Times Square Non-Pooled Noteholder or its respective designee pursuant to subsection
(l), to the extent that such information is based on reports to be provided by the 3 Times Square Special Servicer pursuant to subsection (k) and/or that such reports are to be prepared and delivered by the 3 Times Square Special Servicer pursuant to subsection (k), so long as the applicable Master Servicer and the 3 Times Square Special Servicer are not the same Person or Affiliates, the applicable Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the 3 Times Square Special Servicer, and the applicable Master Servicer shall not be in default hereunder due to a delay in providing the reports required by subsection (l) caused by the 3 Times Square Special Servicer's failure to timely provide any report required under subsection (k) of this Agreement.

          (n) The preparation and maintenance by the applicable Master Servicer and the 3 Times Square Special Servicer of all the reports specified in this Section 3.25, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

          (o) Not later than 12:00 noon (New York City time) on the Business Day prior to each Determination Date, the applicable Master Servicer shall forward the related 3 Times Square Preliminary Master Servicer Remittance Report with respect to each 3 Times Square Non-Pooled Mortgage Loan to the related 3 Times Square Non-Pooled Noteholders or their respective designees. Further, not later than 12:00 noon (New York City time) on each Master Servicer Remittance Date, the applicable Master Servicer shall forward to the 3 Times Square Non-Pooled Noteholders all 3 Times Square Servicing Reports prepared with respect to the 3 Times Square Loan Group, pursuant to subsection
(l), during the calendar month in which such Master Servicer Remittance Date occurs.

          (p) The applicable Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by subsection (o) to the extent it receives the necessary underlying information from the 3 Times Square Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the 3 Times Square Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the applicable Master Servicer or the 3 Times Square Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the applicable Master Servicer or the 3 Times Square Special Servicer to disseminate information for such reason shall not be a breach hereunder. Absent manifest error of which it has actual knowledge, neither the applicable Master Servicer nor the 3 Times Square Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, a Pooled Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the applicable Master Servicer or the 3 Times Square Special Servicer, as applicable, pursuant to this Agreement. Neither the applicable Master Servicer nor the 3 Times Square Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a Pooled Mortgage Loan Seller, a third party or each other.

          (q) In connection with any sale of the 3 Times Square Senior Mortgage Loans pursuant to Section 3.18, the 3 Times Square Special Servicer shall require that the purchaser assume in writing all of the rights and obligations of the holder of the 3 Times Square Senior Mortgage Loans under the related Mortgage Loan Group Intercreditor Agreement.

          SECTION 3.26. Certain Matters Regarding the Plaza America Non-Pooled Pari Passu Companion Noteholder.

          (a) Following its receipt of notice to the effect contemplated by
Section 3.5.6 of the Plaza America Intercreditor Agreement, each of the applicable Master Servicer and the applicable Special Servicer for the Plaza America Loan Pair shall acknowledge and recognize the trustee identified in such notice as the owner of the Plaza America Non-Pooled Pari Passu Companion Note and the master servicer identified in such notice as the Person that is entitled to enforce the rights of such identified trustee with respect to the Plaza America Non-Pooled Pari Passu Companion Note under the Plaza America Intercreditor Agreement and this Agreement.

          (b) Following its receipt of notice to the effect that the Plaza America Non-Pooled Pari Passu Companion Note has been sold and transferred to a depositor for deposit into a trust (a "Plaza America Subsequent Trust") pursuant to a pooling and servicing agreement (a "Plaza America Subsequent Pooling and Servicing Agreement"), the applicable Special Servicer for the Plaza America Loan Pair agrees to comply with the consultation duties specified for the applicable special servicer for the Trust under Section
3.5.8 of the Plaza America Intercreditor Agreement and, in connection therewith, shall be entitled to exercise the rights afforded to such Special Servicer under such Section 3.5.8 of the Plaza America Intercreditor Agreement, including the right to decide, in accordance with the Servicing Standard, what course of action to follow if there is disagreement on the appropriate course of action upon the expiration of the additional review period referred to therein or if such Special Servicer needs to take immediate action and cannot wait until the expiration of the review periods referred to therein.

          (c) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the special servicer or operating advisor for the Plaza America Subsequent Trust, as contemplated by Section 3.26(b) or any other provision of this Agreement, may (and the applicable Special Servicer shall ignore and act without regard to any such advice, direction or objection that the applicable Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause the applicable Master Servicer or the applicable Special Servicer to violate applicable law, the terms of any Mortgage Loan in the Plaza America Loan Pair or any other Section of this Agreement or the Plaza America Intercreditor Agreement, including the applicable Master Servicer's or the applicable Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the applicable Special Servicer's responsibilities under this Agreement.

          (d) The applicable Master Servicer for the Plaza America Loan Pair agrees for the benefit of the applicable Special Servicer that, to the extent that compliance with Section 3.5.8 of the Plaza America Intercreditor Agreement may be construed to be required as a condition to any proposed action to be taken in respect of the Plaza America Loan Pair at any time when the Mortgage Loans in the Plaza America Loan Pair do not constitute Specially Serviced Mortgage Loans, then such Master Servicer shall furnish its recommendation, rationale and analysis with respect to any proposed action to be taken in respect of the Plaza America Loan Pair to the applicable Special Servicer (to the extent that the other provisions of this Agreement do not require such Master Servicer to do so), such Master Servicer shall promptly respond to reasonable requests from the special servicer or operating advisor for the Plaza America Subsequent Trust that are forwarded by the applicable Special Servicer or delivered to the applicable Master Servicer by such special servicer or operating advisor for the Plaza America Subsequent Trust and, to the extent not covered by the foregoing, such Master Servicer shall do what is reasonably necessary to comply with the Plaza America Intercreditor Agreement. In connection with the foregoing, the applicable Special Servicer shall not have any liability for any action or inaction by such Master Servicer that causes any breach or noncompliance by the applicable Special Servicer of the provisions of this Agreement. The applicable Master Servicer shall not make any recommendation or provide any descriptions, rationale or analysis or otherwise take action in the name of the applicable Special Servicer.

          (e) Following the receipt of notice to the effect that the Plaza America Non-Pooled Pari Passu Companion Note has been sold and transferred to a depositor for deposit into a Plaza America Subsequent Trust pursuant to a Plaza America Subsequent Pooling and Servicing Agreement, (i) in satisfaction of the obligation set forth in clause (i) of Section 3.5.5 of the Plaza America Intercreditor Agreement, any remittance of payments received with respect to the Plaza America Non-Pooled Pari Passu Companion Loan required to be made by the applicable Master Servicer for the Plaza America Loan Pair to the Plaza America Non-Pooled Companion Noteholder shall (notwithstanding any other provision of this Agreement to the contrary) be made to the master servicer for the Plaza America Subsequent Trust, (ii) in satisfaction of the obligation set forth in clause (ii) of Section 3.5.5 of the Plaza America Intercreditor Agreement, each such remittance shall be so made monthly not later than the later of (x) 3:00 p.m. (New York City time) on the date that is two Business Days prior to the 15th day of each month (or, if the "distribution date" under the Plaza America Subsequent Pooling and Servicing Agreement is later than such 15th day, two Business Days prior to such "distribution date") and (y) one Business Day after receipt and (iii) in satisfaction of the obligation set forth in clause (iii) of

Section 3.5.5 of the Plaza America Intercreditor Agreement, the applicable Master Servicer shall, on the date that it delivers or makes available to the Trustee or the Servicer Report Administrator any Master Servicer or Special Servicer reports with respect to the Mortgage Loans for which it is the applicable Master Servicer, deliver such reports (as modified so as to relate only to the Plaza America Non-Pooled Pari Passu Companion
Loan) to the master servicer for the Plaza America Subsequent Trust.

          (f) Each of the Trustee, the applicable Master Servicer for the Plaza America Loan Pair and the applicable Special Servicer for the Plaza America Loan Pair shall be entitled to exercise the rights afforded to such respective parties, as applicable, referred to in Section 3.5.7 of the Plaza America Intercreditor Agreement, including the rights as a third party beneficiary under a Plaza America Subsequent Pooling and Servicing Agreement with respect to any provisions therein relating to the reimbursement of any nonrecoverable advances, indemnification against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with this Agreement and such Plaza America Subsequent Pooling and Servicing Agreement. Each of the Trustee and the applicable Master Servicer shall be entitled to exercise the rights afforded to such respective parties under Section 3.4 of the Plaza America Intercreditor Agreement to obtain the recovery or reimbursement of the amounts described in such Section 3.4.

          (g) Notwithstanding any provision of this Agreement to the contrary, neither the applicable Master Servicer nor the applicable Special Servicer for the Plaza America Loan Pair shall have any liability to the Trust, any Certificateholder or the Plaza America Non-Pooled Pari Passu Companion Noteholder for any noncompliance with the provisions of Section 3.5.8 of the Plaza America Intercreditor Agreement that arises from (A) the absence of notification to the applicable Special Servicer of the identity and address of the Person that constitutes the master servicer, the special servicer and/or the operating advisor for the Plaza America Subsequent Trust, (B) any adverse consequence to any such Person (or any other Person) that may arise from the operation of Section 3.5.8 or any other provision of the Plaza America Intercreditor Agreement or (C) any exercise of any of the rights afforded to the special servicer for the Trust under such Section 3.5.8 of the Plaza America Intercreditor Agreement.

          SECTION 3.27. Certain Rights and Powers of the North Crescent Plaza Non-Pooled Subordinate Noteholder.

          (a) As required under the North Crescent Plaza Intercreditor Agreement, unless a North Crescent Plaza Change of Control Event has occurred and is continuing, the General Special Servicer shall (pursuant to and in accordance with the North Crescent Plaza Intercreditor Agreement) obtain the prior written consent or deemed consent of the North Crescent Plaza Non-Pooled Subordinate Noteholder prior to taking any of the actions with respect to the North Crescent Plaza Loan Pair that are described in Section 6(c) of the North Crescent Plaza Intercreditor Agreement and consult with, but shall not be required to get the consent of, the Controlling Class Representative before prior to taking any of the actions with respect to the North Crescent Plaza Loan Pair that are described in Section 6(c) of the North Crescent Plaza Intercreditor Agreement. If a North Crescent Plaza Change of Control Event has occurred and is continuing, the General Special Servicer shall (pursuant to and in accordance with the North Crescent Plaza Intercreditor Agreement) consult with
North Crescent Plaza Non-Pooled Subordinate Noteholder prior to taking any of the actions with respect to the North Crescent Plaza Loan Pair that are described in Section 6(c) of the North Crescent Plaza Intercreditor Agreement. Upon reasonable request, the General Special Servicer shall provide the North Crescent Plaza Non-Pooled Subordinate Noteholder with any information in the General Special Servicer's possession with respect to the above-referenced matters, including, without limitation, its reasons for determining to take a proposed action, provided that the General Special Servicer may withhold information which is subject to confidentiality or which is proprietary to it.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the North Crescent Plaza Non-Pooled Subordinate Noteholder, as contemplated by Section 3.27(a) or any other provision of this Agreement, may (and the General Special Servicer shall ignore and act without regard to any such advice, direction or objection that the General Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause the applicable Master Servicer or the General Special Servicer to violate applicable law, the terms of any Mortgage Loan in the North Crescent Plaza Loan Pair or any other Section of this Agreement or the North Crescent Plaza Intercreditor Agreement, including the applicable Master Servicer's or the General Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the General Special Servicer's responsibilities under this Agreement.

          (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the North Crescent Plaza Non-Pooled Subordinate Noteholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the North Crescent Plaza Non-Pooled Subordinate Noteholder may act solely in its own interest, without regard to the interests of the Holders of any Class of Certificates; (iii) the North Crescent Plaza Non-Pooled Subordinate Noteholder does not have any duties to the Holders of any Class of Certificates; and (iv) the North Crescent Plaza Non-Pooled Subordinate Noteholder shall have no liability whatsoever for having acted in its own interests, and in conflict with the interests of the Holders of one or more Classes of Certificates, and no Certificateholder may take any action whatsoever against the North Crescent Plaza Non-Pooled Subordinate Noteholder or any director, officer, employee, agent or principal thereof for having so acted.

          (d) Notwithstanding anything to the contrary contained in this Agreement, the North Crescent Plaza Non-Pooled Subordinate Noteholder shall have the rights to cure defaults under or purchase the North Crescent Plaza Pooled Mortgage Loan as set forth in the North Crescent Plaza Intercreditor Agreement.

          SECTION 3.28. Certain Matters Regarding the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Noteholder.

          (a) Unless the applicable Special Servicer has received notice that the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan Noteholder is the related Borrower or an Affiliate of the related Borrower, the applicable Special Servicer shall give the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan

Noteholder or its representative prompt notice of any determination by the Special Servicer to take any of the actions with respect to the Carmel Mountain Ranch Shopping Center Loan Group that are described in any of clauses
(i) through (x) of Section 2(e) of the Carmel Mountain Ranch Shopping Center Intercreditor Agreement, which Noteholder shall have the right to consult with the applicable Special Servicer with respect to such action. Notwithstanding the rights of the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan Noteholder to consult on such matters, in no event will the applicable Special Servicer be obligated to act upon the direction, advice or objection of the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan Noteholder or its representative in connection therewith.

          (b) In satisfaction of the remittance obligations set forth in
Section 2(b) of the Carmel Mountain Ranch Shopping Center Intercreditor Agreement, any remittance of payments received with respect to the Carmel Mountain Ranch Shopping Center Non-Pooled Pari Passu Companion Loan required to be made by the applicable Master Servicer for the Carmel Mountain Ranch Shopping Center to the Carmel Mountain Ranch Shopping Center Non-Pooled Companion Noteholder shall (notwithstanding any other provision of this Agreement to the contrary) be made to such Non-Pooled Companion Noteholder monthly on each Master Servicer Remittance Date.

          (c) The applicable Master Servicer for the Carmel Mountain Ranch Shopping Center Loan Pair shall deliver the reports, information and notices of default contemplated by Section 2(b) of the Carmel Mountain Ranch Shopping Center Intercreditor Agreement.

          (d) The applicable Master Servicer for the Carmel Mountain Ranch Shopping Center Loan Pair shall be entitled to exercise the rights afforded to the master servicer referred to in Section 2(d) of the Carmel Mountain Ranch Shopping Center Intercreditor Agreement.

          (e) Each of the applicable Master Servicer and the applicable Special Servicer for the Carmel Mountain Ranch Shopping Center Loan Pair shall be entitled to exercise the rights afforded to the master servicer or the special servicer, as the case may be, referred to in Section 2(g) or Section 3 of the Carmel Mountain Ranch Shopping Center Intercreditor Agreement.

          SECTION 3.29. Certain Matters Regarding the Miller/WRI Portfolio Non-Pooled Noteholder.

          (a) It is hereby acknowledged that the Trust and the parties to this Agreement shall not have any right to review and approve or disapprove any future advance that is requested by the Borrower under the Miller/WRI Portfolio Pooled Mortgage Loan, except that, pursuant to the terms of the related Mortgage Loan Group Intercreditor Agreement, the Controlling Class Representative shall have the right to review and approve or disapprove any debt service coverage ratio, loan-to-value or similar tests set forth in the related Mortgage Loan Documents for such future advances.

          (b) Unless the applicable Special Servicer has received notice that the Miller/WRI Portfolio Non-Pooled Noteholder is the Borrower or an Affiliate of the Borrower, the applicable Special Servicer shall give the Miller/WRI Portfolio
Non-Pooled Noteholder or its representative prompt notice of any determination by the Special Servicer to take any of the actions with respect to the Miller/WRI Portfolio Loan Group that are described in any of clauses (i) through (x) of Section2(e) of the Miller/WRI Portfolio Intercreditor Agreement, which noteholder or representative shall have the right to consult with the applicable Special Servicer with respect to such action. Notwithstanding the rights of the Miller/WRI Portfolio Non-Pooled Noteholder or its representative to consult on such matters, in no event will the applicable Special Servicer be obligated to act upon the direction, advice or objection of the Miller/WRI Portfolio Non-Pooled Noteholder in connection therewith.

          (c) The applicable Master Servicer for the Miller/WRI Portfolio Loan Group shall deliver the reports, information and notices of default contemplated by Section 2(b) of the Miller/WRI Portfolio Intercreditor Agreement.

          (d) The applicable Master Servicer for the Miller/WRI Portfolio Loan Group shall be entitled to exercise the rights afforded to the master servicer referred to in Section 2(d) of the Miller/WRI Portfolio Intercreditor Agreement.

          (e) Each of the applicable Master Servicer and the applicable Special Servicer for the Miller/WRI Portfolio Loan Group shall be entitled to exercise the rights afforded to the master servicer or the special servicer, as the case may be, referred to in Section 2(g) or Section 3 of the Miller/WRI Portfolio Intercreditor Agreement.

          SECTION 3.30.   Replacement of Special Servicers.

          (a) Subject to Section 3.30(b), the Controlling Class Representative may remove the existing General Special Servicer hereunder (with or without cause) and appoint a successor to the existing General Special Servicer; provided that if any such removal is made without cause, then the costs of transferring the special servicing responsibilities of the removed General Special Servicer to a successor thereto shall be paid by the Certificateholders of the Controlling Class and (B) the Controlling Class Representative shall have delivered or caused to have been delivered to each of the parties hereto a copy of the request for the rating confirmation described in clause (i) of subsection (b) that constitutes a condition to the effectiveness of the removal and/or appointment, simultaneously with or promptly following the delivery of such request to the Rating Agencies. In addition, the 3 Times Square Controlling Party may, upon prior written notice to the respective parties hereto, remove any existing 3 Times Square Special Servicer hereunder (without cause) and appoint a successor 3 Times Square Special Servicer; provided that, if any such removal is without cause, then the costs of transferring the special servicing responsibilities to a successor 3 Times Square Special Servicer shall be paid by either the 3 Times Square Non-Pooled Subordinate Noteholder (if it is the 3 Times Square Controlling Party) or by the Certificateholders of the Controlling Class (if the Controlling Class Representative is the 3 Times Square Controlling Party).

          (b) No removal of a Special Servicer and/or appointment of a successor thereto pursuant to Section 3.30(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and/or appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the Person designated to be the successor to the terminated Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.30, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if such terminated Special Servicer has been removed by without cause, the Certificateholders of the Controlling Class shall have delivered to the Trustee and the terminated Special Servicer such Certificateholders' joint and several undertaking to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

          (c) Any Special Servicer terminated pursuant to Section 3.30(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Accounts of all of its accrued and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees and all other amounts accrued and unpaid to such Special Servicer, as and to the extent provided in Section 3.05(a), and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees and Liquidation Fees, as and to the extent expressly permitted hereunder, and (iii) the terminated Special Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. The terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two (2) Business Days of its termination becoming effective pursuant to Section 3.30, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicers or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

          SECTION 3.31.   Application of Default Charges.

          (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Pooled Mortgage Loan (or related successor REO Pooled Mortgage Loan) and (except to the extent that none of the Trust as the holder of the related Pooled Mortgage Loan, the applicable Master Servicer and the applicable Special Servicer is permitted, as between the holder of the related Pooled Mortgage Loan and the holder of the applicable Non-Pooled Mortgage Loan, to retain such Default Charges pursuant to the terms of the related Mortgage Loan Group Intercreditor Agreement) any Default Charges that are received with respect to any Non-Pooled Mortgage Loan (or related successor REO Mortgage Loan) that is in the same Mortgage Loan Group as such a Pooled Mortgage Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to the Fiscal Agent, the Trustee, the applicable Master Servicer or the applicable Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be;

               second, to reimburse the Trust for any Advance Interest paid to the Fiscal Agent, the Trustee, the applicable Master Servicer or the applicable Special Servicer since the Closing Date with respect to such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be; and

               third, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges"), in accordance with
        Section 3.11, as Additional Master Servicing Compensation to the applicable Master Servicer or as Additional Special Servicing Compensation to the applicable Special Servicer.

          (b) Default Charges applied to reimburse the Trust pursuant to clause second of Section 3.31(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to clause second of Section 3.31(a) shall be deemed to offset payments of Advance Interest in the chronological order in which it accrued with respect to the subject Pooled Mortgage Loan or REO Pooled Mortgage Loan (whereupon such Advance Interest shall thereafter be deemed to have been paid out of Default Charges).

                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS


          SECTION 4.01.   Distributions.

          (a) On each Distribution Date, the Certificate Administrator shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date:

          (1) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (2) to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, allocable as among such Classes of Certificateholders as provided below, up to an amount (not to exceed the aggregate Class Principal Balance of such Classes of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date; and

          (3) to make distributions to the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, pro rata as among such Classes of Certificateholders in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed.

          (4) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (5) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (2) above);

          (6) to make distributions to the Holders of the Class B
     Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (7) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (8) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (9) to make distributions to the Holders of the Class C
     Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (10) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (11) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (12) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (13) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (14) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
     Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (15) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (16) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (17) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (18) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (19) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (20) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (21) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (22) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of

     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (23) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (24) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (25) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (26) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (27) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (28) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (29) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (30) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (31) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (32) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (33) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (34) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (35) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (36) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (37) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (38) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (39) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

          (40) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (41) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

          (42) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed; and

          (43) to make distributions to the Holders of the Class R Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to the prior clauses of this Section 4.01(a).

          Any distributions of interest made with respect to the Class X-1 Certificates or the Class X-2 Certificates on any Distribution Date pursuant to clause (1) above shall be deemed to have been allocated among the respective REMIC III Components of such Class of Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest for such REMIC III Components for such Distribution Date.

          On each Distribution Date prior to the earlier of (a) any Class A Principal Distribution Cross-Over Date and (b) the Final Distribution Date, the Certificate Administrator shall allocate the aggregate distributions of principal on the Class
A Certificates contemplated by clause (2) above to the Holders of the respective Classes of the Class A Certificates as follows:

          (A) in the case of the Class A-1 Certificates, the lesser of (1) the product of (x) a fraction, the numerator of which is equal to the aggregate of the Class Principal Balances of the Class A-1 and Class A-3 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the aggregate of the Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to that Distribution Date and
(y) the entire Principal Distribution Amount for that Distribution Date, and
(2) the Class Principal Balance of the Class A-1 Certificates immediately prior to that Distribution Date;

          (B) in the case of the Class A-2 Certificates, the lesser of (1) the product of (x) a fraction, the numerator of which is equal to the Class Principal Balance of the Class A-2 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the aggregate of the Class Principal Balances of the Class A-1, Class A-2 and Class A-3 certificates immediately prior to that Distribution Date and (y) the entire Principal Distribution Amount for that Distribution Date, and (2) the Class Principal Balance of the Class A-2 Certificates immediately prior to that Distribution Date;

          (C) in the case of the Class A-3 Certificates, the lesser of (1) the entire Principal Distribution Amount for that Distribution Date, reduced by any portions of that amount that are allocable to the Class A-1 and Class A-2 Certificates as described in the immediately preceding clauses (A) and (B), and (2) the Class Principal Balance of the Class A-3 Certificates immediately prior to that Distribution Date; and

          (D) in the case of the Class A-4 Certificates, after the aggregate of the Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, the lesser of (1) the entire Principal Distribution Amount for that Distribution Date, reduced by any portions of that amount that are allocable to the Class A-1, Class A-2 and Class A-3 Certificates as described in the immediately preceding clauses (A), (B) and
(C), and (2) the Class Principal Balance of the Class A-4 Certificates immediately prior to that Distribution Date;

provided, however, that if two or more of those classes are outstanding as of any Class A Principal Distribution Cross-Over Date or, in any event, as of the final Distribution Date for the Certificates, then the Principal Distribution Amount for that Distribution Date and any Distribution Date thereafter will be allocable between the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis in accordance with their respective Class Principal Balances immediately prior to that Distribution Date, in each case up to its Class Principal Balance.

          (b) Funds on deposit in the Distribution Account on each Distribution Date that represent Prepayment Premiums or Yield Maintenance Charges Received by the Trust with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan during the related Collection Period shall be distributable as follows. On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account and distribute to the Holders of each Class of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates to whom the Certificate Administrator is to make a distribution in respect of principal pursuant to Section 4.01(a) an amount equal to the product of (i) full amount of the funds representing each respective Prepayment Premium or Yield Maintenance Charge Received by the Trust with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan during the related Collection Period, multiplied by (ii) a fraction (which in no event may be greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates for the Interest Accrual Period related to such Distribution Date over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, over the relevant Discount Rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by (iii) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to Section 4.01(a) and the denominator of which is equal to the aggregate amount of principal to be distributed on the Principal Balance Certificates on such Distribution Date. If such Distribution Date occurs prior to or in September 2007, the Certificate Administrator shall withdraw from the Distribution Account any funds on deposit in the Distribution Account that represent the remaining portion of such Prepayment Premium or Yield Maintenance Charge and distribute (i) 85% of such funds to the Holders of the Class X-1 Certificates and (ii) 15% of such funds to the Holders of the Class X-2 Certificates. If such Distribution Date occurs after September 2007, the Certificate Administrator shall withdraw from the Distribution Account any funds on deposit in the Distribution Account that represent the remaining portion of such Prepayment Premium or Yield Maintenance Charge and distribute 100% of such funds to the Holders of the Class X-1 Certificates. Any funds distributed on a Class of Certificates in respect of any Prepayment Premium or Yield Maintenance Charge pursuant to this Section 4.01(b) shall constitute an "Additional Yield Amount" for such Class of Certificates.

          For purposes of the immediately preceding paragraph, the relevant "Discount Rate" in connection with any Prepayment Premium or Yield Maintenance Charge collected on any prepaid Pooled Mortgage Loan or REO Pooled Mortgage Loan and distributable on any Distribution Date shall be a rate per annum equal to (i) if a discount rate was used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, such discount rate (as reported by the applicable Master Servicer) or (ii) if a discount rate was not used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, the yield calculated by the linear interpolation of the yields (as reported under the heading "U.S. Government Securities/Treasury Constant Maturities" in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board for the week most recently ended before the date of the relevant prepayment (or deemed prepayment) of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the related Maturity Date (or, in the case of a Pooled Mortgage Loan that is, or an REO Pooled Mortgage Loan that was, an ARD Mortgage Loan, the related Anticipated Repayment Date), such interpolated yield converted to a monthly equivalent yield. If Federal Reserve Statistical Release H.15 (519) is no longer published, the Certificate Administrator shall select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities.

          Any Additional Yield Amount distributed in respect of the Class X-1 Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-1 Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to
Section 4.01(i). Any Additional Yield Amount distributed in respect of the Class X-2 Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-2 Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III Components were reduced on such Distribution Date by deemed distributions of principal pursuant to
Section 4.01(i) or, in the absence of any such reduction, in accordance with the Component Notional Amount of such REMIC III Components.

          (c) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts then on deposit in the Class V Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected or deemed collected in respect of the Pooled Mortgage Loans that are ARD Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) during the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

          (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate Administrator, then the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Class R Certificateholders.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Certificate Registrar, the Depositor, the Special Servicers or the Master Servicers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Certificate Administrator and the Depositor shall perform their respective obligations under each of the Letter of Representations among the Depositor, the Certificate Administrator and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates, a copy of which Letters of Representation are attached hereto as Exhibit B.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

          (g) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Certificate Administrator shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

             (i) the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Certificate Administrator shall, subject to applicable law, distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject thereto.

          (h) Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholders.

          (i) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the Final Distribution Date) pursuant to Section 4.01(a) or Section 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates; and all distributions made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), and allocable to any particular REMIC III Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in




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the form of one or more Additional Yield Amounts) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable the next paragraph) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of one or more Additional Yield Amounts) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses previously allocated to REMIC III in respect of such REMIC II Regular Interest.

          If two or more REMIC II Regular Interests that are all Corresponding REMIC II Regular Interests with respect to the same Class of Principal Balance Certificates, have the same alphabetical designation (although different numerical designations) (such as but not limited to the group of REMIC II Regular Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3 and REMIC II Regular Interest A-1-4), (i) deemed distributions of accrued interest made on such REMIC II Regular Interests shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date; (ii) deemed distributions of principal made on such REMIC II Regular Interests shall be allocated sequentially to such REMIC II Regular Interests in ascending order of the numerical portion of their alphanumeric designations that follows the portion thereof that is the same as the alphabetic or alphanumeric designation of the Class of Principal Balance Certificates for which such REMIC II Regular Interests constitute Corresponding REMIC II Regular Interests (for example, in the case of the group of REMIC II Regular Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3 and REMIC II Regular Interest A-1-4, first, to REMIC II Regular Interest A-1-1; second, to REMIC II Regular Interest A-1-2; third, to REMIC II Regular Interest A-1-3; and fourth, to REMIC II Regular Interest A-1-4), in each case until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; (iii) deemed distributions of additional interest (in the form of one or more Additional Yield Amounts) made on such REMIC II Regular Interests shall be allocated sequentially to such REMIC II Regular Interests in ascending order of the numerical portion of their alphanumeric designations that follows the portion thereof that is the same as the alphabetic or alphanumeric designation of the Class of Principal Balance Certificates for which such REMIC II Regular Interests constitute Corresponding REMIC II Regular Interests, in each case for so long as the Uncertificated Principal Balance of such REMIC II Regular Interest is greater than zero; and (iv) deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on such REMIC II Regular Interests, shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

          The actual distributions made by the Certificate Administrator on each Distribution Date in respect of the REMIC III Certificates pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(i). Notwithstanding the deemed distributions on the REMIC II Regular



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

Interests described in this Section 4.01(i), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a) or Section 4.01(b), as applicable.

          (j) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

              (i) as deemed distributions of interest with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

             (ii) as deemed distributions of principal with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the Principal Distribution Amount for such Distribution Date attributable to the related Pooled Mortgage Loan(s) or REO Pooled Mortgage Loan(s); and

            (iii) as deemed distributions with respect to all the REMIC I Regular Interests, up to an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses previously allocated to each REMIC I Regular Interest (with compounded interest).

          Each Prepayment Premium and Yield Maintenance Charge distributed to any Class of Regular Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, in respect of which such Prepayment Premium or Yield Maintenance Charge was received or deemed received.

          The actual distributions made by the Certificate Administrator on each Distribution Date in respect of the REMIC III Certificates pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(j), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a) or
Section 4.01(b), as applicable.

          SECTION 4.02.   Certificate Administrator Reports; Servicer Reporting.

          (a) Certificate Administrator Reports and Information. Based solely on information provided to the Certificate Administrator by the Master Servicers pursuant to Sections 3.12, 4.02(c) and 4.02(f), the Certificate Administrator shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon



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

request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit D-1 hereto (the "Certificate Administrator Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Pooled Mortgage Loans and the Mortgaged Properties; provided that the Certificate Administrator need not deliver to the Depositor, the Master Servicers, the Special Servicers, the Underwriters, the Rating Agencies or the Controlling Class Representative any Certificate Administrator Report that has been made available to such Person via the Certificate Administrator's internet website as provided below; and provided, further, that the Certificate Administrator has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Certificate Administrator Report shall be deemed to have agreed to keep confidential the information therein until such Certificate Administrator Report is filed with the Commission.

          On each Distribution Date, the Certificate Administrator shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package, to the extent received by the Certificate Administrator since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission. Such files and reports shall be so provided or made available such that: (i) in the case of the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Financial File, the CMSA Property File, the CMSA Loan Level Reserve/LOC Report and the CMSA Reconciliation of Funds Report, such file or report presents information for all of the Pooled Mortgage Loans and/or Mortgaged Properties (as applicable) without segregation according to the identities of the Master Servicers; and (ii) in the case of the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA Comparative Financial Status Report, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet and the CMSA Special Servicer Loan File, such report presents information separately tabbed for the Pooled Mortgage Loans and/or Mortgaged Properties or REO Properties (as applicable) for which each respective Master Servicer is the applicable Master Servicer.

          The Certificate Administrator shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Certificate Administrator shall not be in default hereunder due to a delay in providing such information and reports caused by the failure of a Master Servicer or a Special Servicer to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by either Master Servicer, either Special Servicer or the Certificate Administrator, as applicable. None of the Certificate Administrator, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

          The Certificate Administrator shall make available each month, to any interested person, the related Certificate Administrator Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Certificate Administrator shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Servicer Reports, (ii) the CMSA Bond Level File and the CMSA Collateral Summary File, and (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus, this Agreement and each of the Pooled Mortgage Loan Purchase Agreements (including, in each case, all schedules and exhibits thereto). Upon notification by the Depositor that Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have sold the Non-Registered Certificates to unaffiliated third parties, the Certificate Administrator shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to any interested person. The Certificate Administrator shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Certificate Administrator's internet website will be deemed to have agreed to keep confidential such information until such reports are filed with the Commission, and to the extent such information is presented on the Certificate Administrator's internet website, such website will bear a legend to the following effect: "No recipient shall use or disclose the information contained in this statement/report/file in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933."

          The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.

          In connection with providing access to the Certificate Administrator's internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer (provided that such website provides thereon electronic means of fulfilling such registration and acceptance for purposes of obtaining access to Unrestricted Servicer Reports). The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Certificate Administrator's internet website can be directed to the Certificate Administrator's CMBS customer service desk at (301) 815-6600 or such other number as the Certificate Administrator may hereinafter specify.

          The Certificate Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Certificate Administrator Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (b) Certain Tax-Related Reporting to Certificateholders by the Certificate Administrator. Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit D-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Certificate Administrator deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Certificate Administrator in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code.

          (c) CMSA Loan Periodic Update Files. Not later than 9:00 a.m. (New York City time) on the third Business Day following each Determination Date (which is also the second Business Day preceding the related Distribution
Date), the Servicer Report Administrator shall deliver to the Certificate Administrator the CMSA Loan Periodic Update File, combining information with respect to the Pooled Mortgage Loans as to which it is the applicable Master Servicer and information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans as to which such other Master Servicer is the applicable Master Servicer (as described in the immediately succeeding sentence), without segregation according to the identities of the Master Servicers, and reflecting information as of the close of business on such Determination Date. Not later than 9:00 a.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer that is not the Servicer Report Administrator shall deliver to the Servicer Report Administrator the CMSA Loan Periodic Update File with respect to the Pooled Mortgage Loans as to which it is the applicable Master Servicer, reflecting information as of the close of business on such Determination Date. The CMSA Loan Periodic Update File delivered by each Master Servicer as described above shall be in an electronic format that is mutually acceptable to the two Master Servicers and the Certificate Administrator. Each CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the subject Pooled Mortgage Loans that is reasonably required by the Certificate Administrator for purposes of making the calculations and preparing the reports for which the Certificate Administrator is responsible pursuant to
Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Certificate Administrator from time to time. Such information may be delivered to the Certificate Administrator by the Servicer Report Administrator and, if applicable, to the Servicer Report Administrator by the other Master Servicer by electronic mail or in such electronic or other form as may be reasonably acceptable to the two Master Servicers and the Certificate Administrator.

          Notwithstanding the foregoing, the parties agree that the CMSA Loan Periodic Update File required to be delivered by each Master Servicer in October 2003 will be based solely upon information generated from actual collections received by such Master Servicer and from information the respective Pooled Mortgage Loan Sellers deliver or cause to be delivered to such Master Servicer (including but not limited to information prepared by third-party servicers of the subject Pooled Mortgage Loans with respect to the period prior to the Closing Date).

          (d) CMSA Operating Statement Analysis Report, CMSA Financial Files, CMSA Comparative Financial Status Reports and CMSA NOI Adjustment Worksheets. The applicable Master Servicer shall prepare and maintain a CMSA Operating Statement Analysis Report, a CMSA Financial File and a CMSA NOI Adjustment Worksheet with respect to each Mortgaged Property that secures a Pooled Mortgage Loan that is not a Specially Serviced Pooled Mortgage Loan and the applicable Special Servicer shall prepare and maintain a CMSA Operating Statement Analysis Report, a CMSA Financial File and a CMSA NOI Adjustment Worksheet with respect to each Specially Serviced Pooled Mortgage Loan and REO Property, in each case in accordance with the provisions described below. As to quarterly (that is, not annual) periods, within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing with respect to the quarter ending on March 30, 2004, the applicable Master Servicer (in the case of Mortgaged Properties that secure Mortgage Loans that are not Specially Serviced Mortgage Loans) or the applicable Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgaged Loans and REO Properties) shall, based upon the operating statements or rent rolls (if any) received and covering such calendar quarter and not later than thirty (30) days prior to such 105th day, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report, the CMSA Comparative Financial Status Report and the CMSA Financial File for each related Mortgaged Property and/or REO Property, using the non-normalized quarterly and year-end operating statements and rent rolls received from the related Borrower. As to annual (that is, not quarterly) periods, not later than the second Business Day following the Determination Date occurring in July of each year (beginning in 2004 for year end 2003), the applicable Master Servicer (in the case of Mortgaged Properties securing Mortgage Loans that are not Specially Serviced Mortgage Loans) or the applicable Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties) shall, based upon the most recently available normalized year-end financial statements and most recently available rent rolls received not less than thirty (30) days prior to such second Business Day, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report, the CMSA Comparative Financial Status Report, the CMSA Financial File and a CMSA NOI Adjustment Worksheet for each related Mortgaged Property and/or REO Property.

          The Master Servicers and the Special Servicers shall each remit electronically an image of each CMSA Operating Statement Analysis Report and/or each CMSA NOI Adjustment Worksheet prepared or updated by it (promptly following initial preparation and each update thereof), together with the underlying operating statements and rent rolls to the Controlling Class Representative, the Certificate Administrator (upon request) and, in the case of such a report prepared or updated by a Master Servicer, the applicable Special Servicer. The Certificate Administrator shall, upon request from the applicable Master Servicer or the applicable Special Servicer and, to the extent such items have been delivered to the Certificate Administrator by a

Master Servicer or a Special Servicer, deliver to any Certificateholder or, if the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of the CMSA Operating Statement Analysis, the CMSA Financial File and the CMSA NOI Adjustment Worksheet (or update thereof) for any Mortgaged Property or REO Property and, if requested, the related operating statement or rent rolls.

          If, with respect to any Performing Mortgage Loan, the applicable Special Servicer has any questions for the related Borrower based upon the information delivered to the applicable Special Servicer pursuant to Section 3.12(a) or this Section 4.02(d), the applicable Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer in such Special Servicer's efforts to contact and solicit information from such Borrower.

          (e) Reporting by the Special Servicers. Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the General Special Servicer shall prepare and deliver or cause to be delivered to both of the Master Servicers and, upon request, the Controlling Class Representative and, to the extent relevant thereto, each Non-Pooled Noteholder, the CMSA Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans and REO Properties for which it is the applicable Special Servicer. In addition, if the CMSA Investor Reporting Package hereafter is required to include additional information in an existing report or file or hereafter is required to include additional reports or files, then each Special Servicer shall from time to time provide the Master Servicers with such information in the Special Servicer's possession regarding any Specially Serviced Mortgage Loan or REO Property as is reasonably necessary for such Master Servicer to prepare each such revised form of report or such additional report or file.

          (f) Other Reporting by the Master Servicers. Not later than 12:00 noon (New York City time) on the Business Day immediately preceding each Distribution Date, the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator a CMSA Financial File, a CMSA Property File and a CMSA Comparative Financial Status Report, combining information for the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans and REO Properties for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related Determination Date and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Not later than 9:00 a.m. (New York City time) on the third Business Day following each Determination Date, the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator a CMSA Financial File, a CMSA Property File and a CMSA Comparative Financial Statement Report, combining information for the Pooled Mortgage Loans and REO Properties for which such Master Servicer is the applicable Master Servicer and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and

REO Properties as of the related Determination Date and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Each CMSA Financial File, CMSA Property File and a CMSA Comparative Financial Statement Report delivered by a Master Servicer as described above shall be in a computer-readable medium downloadable by the Certificate Administrator and (if applicable) the Servicer Report Administrator (or, at the Certificate Administrator's or (if applicable) the Servicer Report Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis). Notwithstanding the foregoing provisions of this subsection (f), neither Master Servicer shall be required to prepare and/or deliver any of such files or reports with respect to the Determination Date in October 2003.

          Not later than 12:00 noon (New York City time) on the Business Day immediately preceding each Distribution Date, the Servicer Report Administrator shall deliver or cause to be delivered, with respect to those Pooled Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, and shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator, in a computer-readable medium downloadable by the Certificate Administrator (or, at the Certificate Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Operating Statement Analysis Report, a CMSA Comparative Financial Status Report, a CMSA Servicer Watch List, a CMSA NOI Adjustment Worksheet and a CMSA Special Servicer Loan File, in each case combining information for the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans and REO Properties for which such other Master Servicer is the applicable Master Servicer but segregated according to the identities of the Master Servicers, in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related Determination Date and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. On the third Business Day following each Determination Date (which date is the Business Day immediately preceding the related Distribution
Date), the Master Servicer that is not the Servicer Report Administrator, shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator, in a computer-readable medium downloadable by the Servicer Report Administrator (or, at the Servicer Report Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Operating Statement Analysis Report, a CMSA Comparative Financial Status Report, a CMSA Servicer Watch List, a CMSA NOI Adjustment Worksheet and a CMSA Special Servicer Loan File, in each case combining information for the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer, in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related Determination Date and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Notwithstanding the foregoing, neither Master Servicer shall be required to prepare and deliver any of such files or reports with respect to the initial Determination Date following the Closing Date.

          Each Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package prepared by it with respect to the Pooled Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, available each month on such Master Servicer's internet website only with the use of a password, in which case such Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Certificate Administrator (with a copy to such Master Servicer). In connection with providing access to its internet website, a Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent a Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom.

          If either Master Servicer determines, in its reasonable judgment, that information regarding the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then (i) if the nature of the information is comparable to the information contemplated by the forms of Restricted Servicer Reports or the applicable Master Servicer otherwise determines that public availability of such information is not appropriate under the circumstances, (A) the applicable Master Servicer shall be entitled to so notify the Certificate Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate Administrator), deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in the first paragraph of this Section 4.02(f) and provide to the Certificate Administrator a statement (for inclusion in the Certificate Administrator Report for the related Distribution Date or for direct posting to the Certificate Administrator's website, as the case may be) generally describing the type of information provided and to the effect that such information will be made available by the same means and at the same time that the Restricted Servicer Reports are made available with respect to such Distribution Date; and (B) if the information described in the immediately preceding clause (A) is timely received, the Certificate Administrator shall include such statement in the Certificate Administrator Report for such Distribution Date (or directly post it to the Certificate Administrator's internet website) and make such additional report available by the same means and at the same time that the Restricted Servicer Reports are made available with respect to such Distribution Date; and (ii) if the nature of the information is not as described by clause (i) above, the applicable Master Servicer shall be entitled to so notify the Certificate Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate Administrator) and deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in

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the first paragraph of this Section 4.02(f); and (B) if the information described in the immediately preceding clause (A) is timely received, the Certificate Administrator shall include such additional report in or as an attachment to the Certificate Administrator Report for such Distribution Date (or directly post it to the Certificate Administrator's internet website).

          (g) Certain General Provisions Regarding Reporting. The applicable Special Servicer shall deliver to the applicable Master Servicer(s) the reports set forth in Section 4.02(d) and Section 4.02(e), the Master Servicer that is not the Servicer Report Administrator shall deliver to the Servicer Report Administrator the reports set forth in Section 4.02(c) and Section 4.02(f) and the applicable Master Servicer(s) shall deliver to the Certificate Administrator the reports set forth in Section 4.02(c) and Section 4.02(f), in an electronic format reasonably acceptable to the Special Servicers, the Master Servicers and the Certificate Administrator. Each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by a Special Servicer pursuant to Section 4.02(e). The Servicer Report Administrator may, absent manifest error, conclusively rely on the reports to be provided by the other Master Servicer pursuant to Section 4.02(c) and
Section 4.20(f). The Certificate Administrator may, absent manifest error, conclusively rely on the reports to be provided by a Master Servicer pursuant to Section 4.02(c) and Section 4.20(f). To the extent that any report to be prepared and provided to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator by a Master Servicer pursuant to Section 4.02(c) and Section 4.20(f) is dependent on information from a Special Servicer or the other Master Servicer, and a Special Servicer or such other Master Servicer (as the case may be) has not timely provided such information to such Master Servicer, such Master Servicer shall on a timely basis provide to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, as complete a report as the information provided by such Special Servicer or such other Master Servicer (as the case may be) permits and shall promptly update and provide to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, a complete report when such Special Servicer or such other Master Servicer (as the case may be) provides such Master Servicer with the requisite missing information; and such Master Servicer shall not be in breach hereunder for so providing an incomplete report under Section 4.02(c) or Section 4.02(f) under the foregoing circumstances. Furthermore, if any report to be provided to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator by a Master Servicer pursuant to Section 4.02(c) or Section 4.02(f) was to be prepared by a Special Servicer or the other Master Servicer and delivered to such Master Servicer, such Master Servicer shall not be in breach by reason of any delay in its delivery of such report to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report Administrator, as applicable, by reason of a delay on the part of such Special Servicer or such other Master Servicer (as the case may be) to deliver such report to such Master Servicer; and such Master Servicer shall deliver as promptly as reasonably practicable to the Certificate Administrator, the Controlling Class Representative and/or the Servicer Report Administrator, as applicable, any such report that it receives from such Special Servicer or such other Master Servicer (as the case may be) after the requisite delivery date.

          (h) Certain Means of Delivery. If a Master Servicer or Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or such Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on a Master Servicer's internet website or the Certificate Administrator's internet website and notifying the Person(s) entitled to such statement, report or information of such availability. Notwithstanding the foregoing, the Certificate Administrator, the Trustee and each Special Servicer may each request delivery in paper format of any statement, report or information required to be delivered to the Certificate Administrator, the Trustee or such Special Servicer, as the case may be, and clause (z) shall not apply to the delivery of any information required to be delivered to the Certificate Administrator, the Trustee or either Special Servicer, as the case may be, unless the Certificate Administrator, the Trustee or such Special Servicer, as the case may be, consents to such delivery.

          (i) During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on a Master Servicer's Internet Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

          (j) No provisions of this Agreement shall be deemed to require a Master Servicer or Special Servicer to confirm or make any representation regarding the accuracy of (or to be liable or responsible for) any other Person's information or report.

          (k) Each of the Master Servicers shall produce the reports required of it under this Agreement but shall not be required to (but may upon request) produce any ad hoc non-standard written reports. If a Master Servicer elects to provide any non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

          (l) With respect to each Mortgage Loan Group, the applicable Master Servicer shall deliver or cause to be delivered to each Non-Pooled Noteholder (or its designee), the Certificate Administrator (upon request), the applicable Special Servicer and the Controlling Class Representative the following materials, in writing or by electronic means reasonably acceptable to such Non-Pooled Noteholder (or its designee) and such Master Servicer (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as such Master Servicer deems appropriate) not later than two Business Days after the end of each Collection
Period:

             (i) the amount of the distributions made on the respective Mortgage Loan(s) in such Mortgage Loan Group for such period allocable to interest (separately identifying Default Interest) and the amount thereof allocable to principal;

             (ii) if the amount of the distributions to any related Non-Pooled Noteholder was less than the full amount that would have been distributable to such Non-Pooled Noteholder if there had been sufficient funds, the amount of the shortfall, stating separately the amounts allocable to interest and principal;

            (iii) the outstanding principal balance of each Mortgage Loan in such Mortgage Loan Group immediately following payment for such period;

             (iv) the aggregate amount of unscheduled payments of principal allocable to each Mortgage Loan in such Mortgage Loan Group (and the source thereof) made during the related period;

              (v) identification of any Event of Default under this Agreement of which such Master Servicer has notice or actual knowledge, as of the date of such report;

             (vi) the aggregate outstanding Servicing Advances with respect to such Mortgage Loan Group and interest thereon as of the end of, and all interest paid on Servicing Advances with respect to such Mortgage Loan Group during, the prior calendar month;

            (vii) the amount of the servicing compensation paid to the applicable Master Servicer and the applicable Special Servicer with respect to such Mortgage Loan Group, including the Master Servicing Fee, the Special Servicing Fee, any Work-out Fee, any Liquidation Fee and any charges to the related Borrower retained by the applicable Master Servicer or the applicable Special Servicer as allocated among the Mortgage Loans in such Mortgage Loan Group;

          (viii) information relating to the status of such Mortgage Loan Group if such Mortgage Loans are Specially Serviced Mortgage Loans including, if applicable, the status of the bankruptcy of the related Borrower (along with copies of any related bankruptcy filings);

            (ix) the amount of any shortfalls in distributions to the holders of the Mortgage Loans in such Mortgage Loan Group for such period and the amount of any outstanding amounts due on the such Mortgage Loans for prior periods; and

             (x) information contained in the CMSA Investor Reporting Package relating solely to the related Pooled Mortgage Loan.

             (m) None of the Trustee, the Master Servicers, the Special Servicers, the Custodian or the Certificate Administrator shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

          SECTION 4.03.   P&I Advances.

          (a) On or before 1:00 p.m. (New York City time) on each P&I Advance Date, each Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the

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Certificate Administrator for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by such Master Servicer in respect of the related Distribution Date, (ii) apply amounts held in such Master Servicer's Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Master Servicer; provided, that the Master Servicer shall give preference to amounts in clause (ii) of this sentence for purposes of making P&I Advances. Any amounts held in either Master Servicer's Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in such Master Servicer's records and replaced by such Master Servicer by deposit in its Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m. (New York City time) on any P&I Advance Date, either Master Servicer shall not have made any P&I Advance required to be made by it on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Certificate Administrator and the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted by such Master Servicer on such date, then the Certificate Administrator shall provide notice of such failure to such Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m. (New York City time) on such P&I Advance Date. If after such notice the Certificate Administrator does not receive the full amount of such P&I Advances by 9:00 a.m. (New York City time) on the related Distribution Date, then the Certificate Administrator shall promptly notify the Trustee and the Fiscal Agent (but in any event before 10:00 a.m. (New York City time) and the Trustee (or the Fiscal Agent on its behalf) shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date. In no event will the related Master Servicer, the Trustee or the Fiscal Agent be required to make a P&I Advance, or other similar advance of debt service, on or with respect to any Non-Pooled Mortgage Loan. The preceding statement shall not be construed to limit the obligation of any party to make a Servicing Advance as and to the extent otherwise set forth in this Agreement.

          (b) The aggregate amount of P&I Advances to be made by each Master Servicer (or by the Trustee or Fiscal Agent, as applicable, if such Master Servicer fails to do so) in respect of any Distribution Date, subject to
Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees, due or deemed due, as the case may be, in respect of the Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and any successor REO Mortgage Loans with respect thereto on their respective Due Dates occurring in the month in which such Distribution Date occurs, in each case to the extent such amount was not Received by the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date. For purposes of the foregoing, however, Monthly Payments (or Assumed Monthly Payments) on the 3 Times Square Pooled Mortgage Loan, which are actually due (or would otherwise be deemed to be due) on the fifteenth day of each month, will each be deemed to be due on the first day of the following month.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by a Master Servicer (or, if applicable, the Trustee or the Fiscal Agent) that a prior P&I Advance (or Unliquidated Advance in respect thereof) that it has made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information for such purposes. Any determination by a Master Servicer (or, if applicable, the Trustee or the Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Depositor, the applicable Special Servicer, the Certificate Administrator, the Controlling Class Representative and, if made by a Master Servicer, the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and, if such reports were used by the Servicer, the Trustee or the Fiscal Agent to determine that any Advance is or would be nonrecoverable, further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. Absent bad faith, a Master Servicer's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders and, in all cases, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by a Master Servicer with respect to a particular P&I Advance. The applicable Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the

Specially Serviced Pooled Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request. The applicable Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a P&I Advance.

          From and after the date, if any, on which the applicable Master Servicer has received notice to the effect that any Non-Pooled Pari Passu Companion Loan related to a Pooled Mortgage Loan has been securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization effected by this Agreement, (i) if such Master Servicer receives written notice (which notice is accompanied by the supporting evidence for such determination) that the primary party responsible for making debt service advances similar to P&I Advances with respect to such other commercial mortgage securitization has determined, pursuant to the related securitization agreement, that any such debt service advance made or to be made with respect to such Non-Pooled Pari Passu Companion Loan (or any successor REO Mortgage Loan with respect thereto) would not ultimately be recoverable out of collections on such Mortgage Loan (or such REO Mortgage
Loan), then such Master Servicer shall deliver an Officer's Certificate to such effect to the Trustee, the Fiscal Agent, the applicable Special Servicer and the Depositor; (ii) if such Master Servicer thereafter receives notice (which notice is accompanied by the supporting evidence for such determination) that such determination has been withdrawn or rescinded by such primary party, and P&I Advances in respect of the Pooled Mortgage Loan to which such Non-Pooled Pari Passu Companion Loan relates are thereupon no longer deemed to constitute Nonrecoverable P&I Advances by operation of the definition of "Nonrecoverable P&I Advance" herein, then such Master Servicer shall provide notice to such effect to the Trustee, the Fiscal Agent, the applicable Special Servicer and the Depositor; (iii) if such Master Servicer determines that any P&I Advance made or to be made with respect to such Pooled Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall notify in writing such primary party under such other commercial mortgage securitization of such determination (which notice shall be accompanied by the supporting evidence for such determination as contemplated by the preceding paragraph); and (iv) following any determination described in the preceding clause (iii), if such Master Servicer subsequently determines (other than by operation of clause (ii) above) that P&I Advances made or to be made with respect to such Pooled Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) are no longer Nonrecoverable P&I Advances, then such Master Servicer shall notify in writing such primary party under such other commercial mortgage securitization of such determination (which notice shall be accompanied by the supporting evidence for such determination as contemplated by the preceding paragraph). Each of the Non-Pooled Pari Passu Companion Noteholders (and its respective primary party responsible for making debt service advances similar to P&I Advances under such other commercial mortgage securitization) shall be a third party beneficiary of the preceding clauses (iii) and (iv) to the extent that such clause relates to the related Non-Pooled Pari Passu Companion Loans and the Trust or the applicable Master Servicer is a third party beneficiary of a provision in the related Mortgage Loan Group Intercreditor Agreement or in the pooling and servicing or trust and servicing agreement governing the other commercial mortgage securitization that imposes (in connection with the related Non-Pooled Pari Passu Companion
Loan) on the primary party thereunder responsible for making debt service advances similar to P&I Advances duties (among others) that are substantially the same as the duties that are imposed (in connection with the related Pooled Mortgage Loan) on the applicable Master Servicer under the preceding clauses (iii) and (iv).

          (d) The Master Servicers, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), to the extent that such P&I Advance (i) relates to a Monthly Payment or Assumed Monthly Payment in respect of a Past Grace Period Loan or an REO Pooled Mortgage Loan when made, in which case such interest shall begin to accrue from the related P&I Advance Date, or (ii) remains outstanding when the subject Pooled Mortgage Loan becomes a Past Grace Period Loan in respect of the subject Monthly Payment or Assumed Monthly Payment, in which case such interest shall begin to accrue when the subject Pooled Mortgage Loan becomes a Past Grace Period Loan in respect of the subject Monthly Payment or Assumed Monthly Payment, in either case, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to a Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been Received by the Trust). Such interest with respect to any P&I Advance shall be payable:
(i) first, out of Default Charges as and to the extent provided in Sections
3.05 and 3.31 and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that Default Charges (applied as provided in Sections 3.05 and 3.31) are insufficient to cover such Advance Interest, out of general collections on the Pooled Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account or, to the extent contemplated by the second paragraph of Section 3.05(a), in the other Master Servicer's Collection Account. The applicable Master Servicer shall (subject to the operation of Section 3.05(a)(II)) reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date.

          (e) With regard to such P&I Advances, the applicable Master Servicer, the Trustee or the Fiscal Agent shall account for that part of the P&I Advances which is attributable to Past Grace Period Loans, and that part of the P&I Advances which is attributable to Within Grace Period Loans.

          (f) Notwithstanding anything to the contrary, no P&I Advances shall be made with respect to any Non-Pooled Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses

          (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate

Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(i), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest E, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest C-3 and REMIC II Regular Interest B, shall be reduced sequentially, in that order, in each case, until such excess or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause
(ii) of such sentence, then (A) the respective Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-1 Certificates, as a collective matter, in the order described in the next sentence, (B) the respective Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-2 Certificates, as a collective matter, in the order described in the next sentence, (C) the respective Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-3 Certificates, as a collective matter, in the order described in the next sentence, and (D) the respective Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to the Class A-4 Certificates, as a collective matter, in the order described in the next sentence, shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. Any reductions in the Uncertificated Principal Balances of the REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to a particular Class of Class A Certificates pursuant to the preceding sentence shall be made to the Uncertificated Principal Balances of such REMIC II Regular Interests sequentially in ascending order of that portion of their alphanumeric designations that follows the portion thereof that is the same as the alphanumeric designation of such Class of Class A Certificates, in each case until such Uncertificated Principal Balance is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust
Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(j), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Pooled Mortgage Loan or REO Pooled Mortgage Loan (or, if such REMIC I Regular Interest relates to multiple Replacement Pooled Mortgage Loans, the aggregate Stated Principal Balance of the related Pooled Mortgage Loans and/or REO Pooled Mortgage Loans), as the case may be, that will be outstanding immediately following such Distribution Date. Any such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05.   Calculations.

          Provided that the Certificate Administrator receives the necessary information from the Master Servicers and/or the Special Servicers, the Certificate Administrator shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Certificate Administrator Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to
Section 4.04. The Certificate Administrator shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by a Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.06.   Use of Agents.

          Each of the Master Servicers, the Special Servicers and the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve either Master Servicer, either Special Servicer or the Trustee, as applicable, from any of such obligations, and each Master Servicer, each Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact utilized by such Person.



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                                  ARTICLE V

                               THE CERTIFICATES


          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-3; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $25,000 in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, $100,000 in the case of the Class B, Class C and Class D Certificates, $250,000 in the case of the Interest Only Certificates, and $250,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, the Depositor, the Master Servicers, the Special Servicers and (if the Certificate Administrator is not the Certificate Registrar) the Certificate Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee, the Certificate Administrator (if it is not the Certificate Registrar), each Master Servicer and each Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If three or more Holders make written request to the Certificate Registrar, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If offers and sales of any Certificate are made in any jurisdiction outside of the United States, its territories and possessions, the Person making such offers and sales must comply with all applicable laws of such jurisdiction.

          If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, either Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, the Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor, any Affiliate of the Depositor or any Person designated in writing by the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such

Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

          Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor, any Affiliate of the Depositor or any Person designated in writing by the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the Class X-1, Class X-2, Class E, Class F, Class G, Class H. Class J, Class K, Class L, Class M, Class N or Class P Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          None of the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the Fiscal Agent, the Master Servicers, the Special Servicers, the Tax Administrator or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the Fiscal Agent, each Master Servicer, each Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, the Underwriters or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class R or Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption Favored Party or any Borrower with respect to Pooled Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Pooled Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause
(ii) (A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause (ii)
(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Certificate Administrator of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Certificate Administrator or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Class R Certificate and (2) not to Transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Certificate Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
                    Class R Certificate in violation of the provisions of this
                    Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Administrator shall have the right, but not the obligation, to cause the Transfer of such Class R Certificate to a Permitted Transferee selected by the Certificate Administrator on such terms as the Certificate Administrator may choose, and the Certificate Administrator shall not be liable to any Person having an Ownership Interest in such Class R Certificate as a result of the Certificate Administrator's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Certificate Administrator. Such Permitted Transferee may be the Certificate Administrator itself or any Affiliate of the Certificate Administrator.

               (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(d)(i).

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the Tax Administrator the following:

               (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

               (B) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Administrator or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) In connection with the foregoing Sections 5.02(b), (c) and (d), in no case shall the Depositor be responsible for the costs or expenses of any certificates, opinions or agreements contemplated by such Sections 5.02(b),
(c) and (d).

          SECTION 5.03. Book-Entry Certificates.

          (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class X-1, Class X-2, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in
Section 5.02(b) and Section 5.03(c), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) The Certificate Administrator, the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Certificate Administrator, the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicers, the Certificate Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the Certificate Administrator nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Administrator and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Certificate Administrator and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the Certificate Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          SECTION 5.06. Certification by Certificate Owners.

          To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Certificate Administrator shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Certificate Administrator) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that none of the Trustee, the Certificate Administrator or the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information actually known by a Responsible

Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, with respect to the identity of a Certificate Owner. The Trustee, the Certificate Administrator and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be.

          SECTION 5.07. Appointment of Authenticating Agents.

          (a) The Certificate Administrator may appoint at its expense an Authenticating Agent, which shall be authorized to act on behalf of the Certificate Administrator in authenticating Certificates. The Certificate Administrator shall cause any such Authenticating Agent to execute and deliver to the Certificate Administrator an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Certificate Administrator hereunder. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Certificate Administrator is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Certificate Administrator.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent appointed in accordance with this
Section 5.07 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, the Certificate Registrar and the Depositor. The Certificate Administrator may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 5.07 by giving written notice of termination to such Authenticating Agent, the Trustee, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the

Certificate Administrator may appoint a successor Authenticating Agent, in which case the Certificate Administrator shall give written notice of such appointment to the Trustee, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

                                  ARTICLE VI

         THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICERS

          SECTION 6.01. Liability of the Depositor, the Master Servicers and
                        the Special Servicers.

          The Depositor, the Master Servicers and the Special Servicers shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, each Master Servicer and each Special Servicer, respectively.

          SECTION 6.02. Merger, Consolidation or Conversion of the Depositor,
                        a Master Servicer or a Special Servicer.

          (a) Subject to Section 6.02(b), the Depositor, the Master Servicers and the Special Servicers shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          (b) Each of the Depositor, the Master Servicers and the Special Servicers may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of a Master Servicer or a Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, a Master Servicer or a Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of a Master Servicer or a Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) of the Depositor, a Master Servicer, a Special Servicer, shall be the successor of the Depositor, such Master Servicer or a Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of either Master Servicer or a Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to the Master Servicer referred to in such Section), Section 2.06 (in the case of a successor or surviving Person to the Master Servicer referred to in such Section), Section 2.07 (in the case of a successor or surviving Person to the General Special Servicer) or Section 2.08 (in the case of a successor or surviving Person to the 3 Times Square Special Servicer).

          SECTION 6.03. Limitation on Liability of the Depositor, the Master
                        Servicers and the Special Servicers.

          (a) None of the Depositor, the Master Servicers or the Special Servicers shall be under any liability to the Trust, the Trustee, the Certificate Administrator, the Fiscal Agent, the Certificateholders or any Non-Pooled Noteholder for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, a Master Servicer or a Special Servicer against any liability to the Trust, the Trustee, the Certificate Administrator, the Fiscal Agent, the Certificateholders or any Non-Pooled Noteholder for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The Depositor, each Master Servicer, each Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind conforming to the requirements (if any) of this Agreement for the truth and accuracy of the contents of that document (and as to certificates and opinions, including Opinions of Counsel, for the truth of the statements made therein and the correctness of the opinions expressed therein) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties, which document, prima facie, is properly executed and submitted by any Person, or any employee or agent of any Person (including legal counsel as to opinions), respecting any matters arising hereunder. The Depositor, each Master Servicer, each Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the relevant Collection Account, as provided in Section 3.05(a), or the Distribution Account, as provided in Section 3.05(b), against any loss, liability, cost or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes a Servicing Advance that is otherwise reimbursable under this Agreement; or (iii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made herein, any willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. None of the Depositor, the Master Servicers or the Special Servicers shall be under any obligation to appear in, prosecute or defend any administrative or legal action, proceeding, hearing or examination, unless such action is related to its respective duties under this Agreement and, except in the case of such an action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, a Master Servicer or a Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders and/or Non-Pooled Noteholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, such Master Servicer or such Special Servicer, as the case may be, shall be entitled to be reimbursed therefor from the relevant Collection Account, as provided in Section 3.05(a), or the Distribution Account, as provided in
Section 3.05(b). Notwithstanding the foregoing, if and to the extent that any loss, liability, cost or expense that, pursuant to this Section 6.03(a), is otherwise required to be borne by the Trust out of the Distribution Account or a Collection Account (as described above) relates to any Mortgage Loan that is part of a Mortgage Loan Group, such loss, liability, cost or expense shall be payable from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari Passu Companion Loans), prior to payment from funds in the Distribution Account or a Collection Account that are unrelated to such Mortgage Loan Group.

          (b) In addition, none of the Master Servicers or the Special Servicers shall have any liability with respect to, and each of the Master Servicers and the Special Servicers shall be entitled to rely, as to the truth of the statements made therein and the correctness of the opinions expressed therein, on any certificates or opinions furnished to, and accepted in good faith by, such Master Servicer or such Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicers and the Special Servicers may rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers and property managers, and will have no duty to investigate or verify the accuracy thereof. Each of the Master Servicers and the Special Servicers may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by the applicable Master Servicer or Special Servicer to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel. Furthermore, none of the Master Servicers or the Special Servicers shall have any liability under this Agreement for any failure of any other such Person (or any other party to this Agreement) to perform such Person's obligations or duties hereunder.

          SECTION 6.04. Resignation of Master Servicers and Special Servicers.

          (a) Each of the Master Servicers and the Special Servicers may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of a Master Servicer or a Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee with a copy to the Controlling Class Representative and, if such Master Servicer is the Master Servicer for the 3 Times Square Loan Group or such Special Servicer is the 3 Times Square Special Servicer, with another copy to the 3 Times Square Controlling Party, if applicable. Unless applicable law requires the resignation of a Master Servicer or a Special Servicer (as the case may be) to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 3.30 or Section
7.02 hereof; provided that, if no successor to such Master Servicer or such Special Servicer, as the case may be, shall have been so appointed and have accepted appointment within 90 days after such Master Servicer or such Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor thereto.

          (b) In addition, each of the Master Servicers and the Special Servicers shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) has been found that is reasonably acceptable to the Trustee and, solely in the case of a successor to a Master Servicer (unless such successor has a master servicer rating from Fitch that is equal to or greater than "CMS2"), acceptable to the Controlling Class Representative in its discretion and, solely in the case of a successor to the Master Servicer for the 3 Times Square Loan Group or a successor to the 3 Times Square Special Servicer, acceptable to the 3 Times Square Non-Pooled Subordinate Noteholder in its discretion and, solely in the case of a successor to the General Special Servicer, acceptable to the Controlling Class Representative in its discretion, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation.

          (c) None of the Master Servicers or the Special Servicers shall be permitted to resign except as contemplated in subsections (a) and (b) of this
Section 6.04. Consistent with the foregoing, none of the Master Servicers or the Special Servicers shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or
Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master Servicer or a Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to such Master Servicer (including without limitation, in the case of the Master Servicer that is the Servicer Report Administrator, the Servicer Report Administrator Fee) or such Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except (in the case of a Special Servicer) to the extent provided in Section 3.11(c) in connection with Workout Fees and Liquidation Fees that are payable to the predecessor.

          SECTION 6.05. Rights of the Depositor and the Trustee in Respect of
                        the Master Servicers and the Special Servicers.

          Each of the Master Servicers and the Special Servicers shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder. Upon reasonable request and as reasonably related to the performance of the obligations of the Master Servicers and the Special Servicers, as applicable, pursuant to this Agreement, each of the Master Servicers and the Special Servicers shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise. Each of the Master Servicers and the Special Servicers may affix to any such information described in this Section
6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of either Master Servicer or Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer or a Special Servicer hereunder or exercise the rights of a Master Servicer or a Special Servicer hereunder; provided, however, that none of the Master Servicers or a Special Servicers shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or a Special Servicer and is not obligated to supervise the performance of the Master Servicers and/or the Special Servicers under this Agreement or otherwise.

          SECTION 6.06. Master Servicers and Special Servicers May Own
                        Certificates.

          Any Master Servicer, Special Servicer or Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, a Special Servicer or an Affiliate thereof. If, at any time during which a Master Servicer, a Special Servicer or an Affiliate of a Master Servicer or a Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, such Master Servicer or such Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the reasonable judgment of such Master Servicer or such Special Servicer (as the case may be), violate the Servicing Standard, but that, if taken, might nonetheless, in the reasonable judgment of such Master Servicer or such Special Servicer (as the case may be), be considered by other Persons to violate the Servicing Standard, then such Master Servicer or such Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the Trustee) a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or such Special Servicer, as the case may be, or by an Affiliate thereof, (c) describes in reasonable detail the action that such Master Servicer or such Special Servicer, as the case may be, proposes to take and (d) contains a statement that describes the effect of the provision of the second succeeding sentence below. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than such Master Servicer and its Affiliates or such Special Servicer and its Affiliates, as appropriate), together with such instructions for responses as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by such Master Servicer or its Affiliates or such Special Servicer or its Affiliates, as the case may be) shall have approved the proposal in writing or shall have failed to object (within 30 days following delivery of the notice to Certificateholders as aforesaid) to the proposal in writing (in either case with a copy to the related Non-Pooled Noteholders, if a Mortgage Loan Group is involved), and if such Master Servicer or such Special Servicer, as the case may be, thereafter shall act as proposed in the written notice within 30 days after the satisfaction of such condition, then such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the subject Master Servicer or subject Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master Servicer or Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.



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

                                 ARTICLE VII

                                    DEFAULT


          SECTION 7.01. Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

              (i) with respect to a Master Servicer, any failure by such Master Servicer to deposit into the Collection Account maintained by such Master Servicer, or any Companion Note Custodial Account or Subordinate Note Custodial Account maintained by such Master Servicer, any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

              (ii) with respect to a Special Servicer, any failure by such Special Servicer to deposit into the REO Account or to deposit, or remit to either Master Servicer for deposit, into a Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

              (iii) any failure by a Master Servicer to remit to the Certificate Administrator for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made by such Master Servicer on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted by such Master Servicer on such date, which failure continues unremedied until 9:00 a.m. (New York City time) on the related Distribution Date; provided, however, that if a Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by such Master Servicer on any P&I Advance Date or Master Servicer Remittance Date (without regard to any grace period), then such Master Servicer shall pay to the Certificate Administrator, for the account of the Certificate Administrator, interest on such late remittance at the Reimbursement Rate from and including such P&I Advance Date or such Master Servicer Remittance Date to but excluding the related Distribution Date; or

              (iv) any failure by a Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of one Business Day following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 3.11(f); or

              (v) any failure by a Special Servicer to timely request the applicable Master Servicer to make any Servicing Advance required to be made by it hereunder, which failure continues for a period of one Business Day following the date on which notice has been given to such Special Servicer by the Trustee as provided in Section 3.11(f); or

              (vi) any failure on the part of a Master Servicer or a Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or such Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if the failure involves the Master Servicer for the 3 Times Square Loan Group or the 3 Times Square Special Servicer and any 3 Times Square Non-Pooled Subordinate Noteholder is affected by the failure, by any 3 Times Square Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 60 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee and any affected 3 Times Square Non-Pooled Subordinate Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

              (vii) any breach on the part of a Master Servicer or a Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or any 3 Times Square Non-Pooled Subordinate Noteholder and which continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25% of the Voting Rights or, if such breach involves the Master Servicer for the 3 Times Square Loan Group or the 3 Times Square Special Servicer and any 3 Times Square Non-Pooled Subordinate Noteholder is affected by such breach, any 3 Times Square Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 60 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee and each 3 Times Square Non-Pooled Subordinate Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

              (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer or a Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

              (ix) a Master Servicer or a Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

              (x) a Master Servicer or a Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any association or company action in furtherance of the foregoing; or

              (xi) a Master Servicer is removed from S&P's approved master servicer list or a Special Servicer is removed from S&P's approved special servicer list and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any Class of Rated Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on a negative credit watch) in connection with such removal; or

              (xii) both (A) the Trustee receives notice from Fitch that the continuation of a Master Servicer or a Special Servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any Class of Rated Certificates and (B) such notice is not withdrawn, terminated or rescinded within 90 days following the Trustee's receipt of such notice; or

              (xiii) any failure by the applicable Master Servicer to timely make any payment required to be made by it hereunder to the 3 Times Square Non-Pooled Subordinate Noteholder and such failure continues for one Business Day.

          When a single entity acts as two or more of the capacities of the Master Servicers and the Special Servicers, an Event of Default (other than an event described in clauses (xi), (xii) and (xiii) above) in one capacity shall constitute an Event of Default in both or all such capacities.

          (b) If any Event of Default with respect to a Master Servicer or a Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Trustee may, and at the written direction of either the Holders of Certificates entitled to not less than 25% of the Voting Rights or, alternatively, but solely in the case of a Special Servicer, the Controlling Class Representative (except that if the 3 Times

Square Special Servicer is the Defaulting Party and a 3 Times Square Change of Control Event has not occurred or is not continuing, then the 3 Times Square Non-Pooled Subordinate Noteholder (and neither such Holders nor the Controlling Class Representative) shall have the right to give such direction), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement (other than as a Holder of any Certificate or any Non-Pooled Mortgage Loan or any interest therein). From and after the receipt by the Defaulting Party of such written notice, all of the responsibilities, duties, authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans (other than as a Non-Pooled Noteholder) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise (provided, however, that each of the Master Servicers and the Special Servicers shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination and, solely in the case of a Special Servicer, such Special Servicer shall be entitled to Workout Fees arising after the date of its termination as and to the extent set forth in Section 3.11 notwithstanding any such termination). Each of the Master Servicers and the Special Servicers agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the functions hereunder of such Master Servicer or such Special Servicer, as the case may be, and shall otherwise cooperate with the Trustee in effecting the termination of the rights and responsibilities hereunder of such Master Servicer or such Special Servicer, as the case may be, including the transfer within five Business Days to the Trustee for administration by it of all cash amounts that (if a Master Servicer is the Defaulting Party) at the time are or should have been credited by such Master Servicer to the Distribution Account, to the Collection Account maintained by such Master Servicer or to any Companion Note Custodial Account, Subordinate Note Custodial Account, Servicing Account or Reserve Account maintained by such Master Servicer or (if a Special Servicer is the Defaulting Party) at the time are or should have been credited by such Special Servicer to a Collection Account, to the REO Account(s) maintained by such Special Servicer, or to any Servicing Account or Reserve Account maintained by such Special Servicer, as the case may be, or that are thereafter received by or on behalf of such Master Servicer or such Special Servicer with respect to any Mortgage Loan or REO Property (provided, however, that if a Master Servicer or a Special Servicer is terminated pursuant to this Section 7.01(b), such Master Servicer or such Special Servicer, as the case may be, shall continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination and, solely in the case of a Special Servicer, such Special Servicer shall be entitled to Workout Fees arising after the date of its termination as and to the extent set forth in
Section 3.11(c) notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by a terminated Master Servicer or Special Servicer pursuant to this paragraph shall be borne by such Master Servicer or such Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Accounts).

          If an Event of Default on the part of the Master Servicer for the 3 Times Square Loan Group occurs and affects the 3 Times Square Non-Pooled Subordinate Noteholder, and such Master Servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the Certificateholders, the 3 Times Square Non-Pooled Subordinate Noteholder shall be entitled to require that such Master Servicer appoint a Sub-Servicer that will be responsible for servicing the 3 Times Square Loan Group.

          (c) Notwithstanding Section 7.01(b) of this Agreement, if a Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(xi) or (xii) and the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement for which the terminated Master Servicer is the applicable Master Servicer from at least three (3) Persons qualified to act as successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation from each Rating Agency that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Rated Certificates (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the subject Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer with respect to the applicable Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five (45) days after the termination of the terminated Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all applicable Sub-Servicers to continue the primary servicing of the applicable Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans for which it was the applicable Master Servicer and not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each Mortgage Loan serviced, the excess of the related Master Servicing Fee Rate minus the sum of two basis points and the related Excess Servicing Fee Rate (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each applicable Sub-

Servicing Agreement and each applicable Sub-Servicer (other than a Designated Sub-Servicer and its Sub-Servicing Agreement) that it is permitted to terminate in accordance with Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Master Servicer.

          (d) Upon the assignment and acceptance of the applicable master servicing right hereunder (including, in the case of an assignment of the rights of PAR or any successor thereto as a Master Servicer, the servicer report administrative rights hereunder) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

          (e) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the Trustee was appointed as successor to the terminated Master Servicer or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as a Master Servicer hereunder in accordance with Section 7.02.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time a Master Servicer or Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to
Section 7.01, the Trustee shall (subject to the right of the Controlling Class Representative under Section 3.25(f) and Section 3.30 to appoint a successor to the General Special Servicer if the General Special Servicer is the Person that so resigns or receives a notice of termination and subject to the right of the 3 Times Square Controlling Party under Section 3.25(f) and Section 3.30 to appoint a successor to the 3 Times Square Special Servicer if the 3 Times Square Special Servicer is the Person that so resigns or receives a notice of termination), be the successor in all respects to such Master Servicer or such Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have (and such former Master Servicer or former Special Servicer shall cease to have) all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer or such Special Servicer, as the case may be, by the terms and provisions hereof, including, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make Advances; provided, however, that (i) any failure to perform such duties or responsibilities caused by the failure of such Master Servicer or such Special Servicer, as the case may be, to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder and (ii) in the case of a terminated Master Servicer, the Trustee shall cease to act as successor Master Servicer if an alternative successor is appointed pursuant to Section 7.01(c). In connection with any such succession by the Trustee, the Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation to which the resigning or terminated party would have been entitled for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights or (solely in the case of the General Special Servicer) the Controlling Class Representative or (solely in the case of the 3 Times Square Special Servicer) the 3 Times Square Controlling Party, as the case may be, so request(s) in writing, the Trustee shall), subject to the right of the Controlling Class Representative under Section 3.30 to appoint a successor to the General Special Servicer if the General Special Servicer is the resigning or terminated Special Servicer and subject to the right of the 3 Times Square Controlling Party under Section 3.30 to appoint a successor to the 3 Times Square Special Servicer if the 3 Times Square Special Servicer is the resigning or terminated Special Servicer, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the resigning or terminated Master Servicer or Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or such Special Servicer, as the case may be, hereunder; provided, however, that (i) such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) if such successor does not have a master servicer rating (in the case of a resigning or terminated Master Servicer) from Fitch that is not lower than "CMS2" or a special servicer rating (in the case of a resigning or terminated Special Servicer) from Fitch that is not lower than "CSS2", as the case may be, such successor is reasonably acceptable to the Controlling Class Representative and (solely in the case of a successor to the 3 Times Square Special Servicer) to the 3 Times Square Controlling Party. No appointment of a successor to a Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that (A) no such compensation shall be in excess of that permitted the resigning or terminated party hereunder and (B) if the source of funds for the payment of the compensation to the resigning or terminated party hereunder is limited or restricted under the other provisions of this Agreement, such compensation payable to such successor shall be limited to the same extent. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the resigning or terminated Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that its or such Affiliate's compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning or terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of a Master Servicer or Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or Special Servicer pursuant to Section 7.01, any appointment of a successor to a Master Servicer or Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 3.30, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Non-Pooled Noteholder.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default.

          The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause
(xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee and the Certificate Administrator of all reasonable costs and expenses incurred by the Trustee and the Certificate Administrator in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust and on behalf of any Non-Pooled Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Non-Pooled Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                 ARTICLE VIII

           THE TRUSTEE, THE CUSTODIAN, THE CERTIFICATE ADMINISTRATOR
                           AND THE TAX ADMINISTRATOR


          SECTION 8.01. Duties of the Trustee, the Custodian, the Certificate
                        Administrator and the Tax Administrator.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee, the Custodian, the Certificate Administrator and the Tax Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee, the Custodian, the Certificate Administrator and the Tax Administrator.

          (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee, the Custodian, the Certificate Administrator or the Tax Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master Servicer, a Special Servicer, any actual or prospective Certificateholder or Certificate Owner or any Rating Agency, and accepted by the Trustee, the Custodian, the Certificate Administrator or the Tax Administrator in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee, the Tax Administrator or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

              (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as



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

     are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee.

              (ii) In the absence of bad faith on the part of the Trustee, the Certificate Administrator or the Tax Administrator, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, and conforming to the requirements of this Agreement.

              (iii) None of the Trustee, the Certificate Administrator or the Tax Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of such entity unless it shall be proved that such entity was negligent in ascertaining the pertinent facts.

              (iv) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the terms of this Agreement and the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

              (v) Neither the Certificate Administrator nor the Trustee shall be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (other than an Event of Default under Section 7.01(a)(xi), (xi) or (xii)) or a Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, when required pursuant to this Agreement) unless a Responsible Officer of the Trustee or the Certificate Administrator shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee and the Certificate Administrator may conclusively assume that there is no such default or Event of Default.

              (vi) Subject to the other provisions of this Agreement, and without limiting the generality of this Section 8.01, none of the Trustee, the Certificate Administrator or the Tax Administrator shall have any duty, except, in the case of the Trustee, as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor to a Master Servicer or a Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of either Master Servicer, either Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or any Rating Agency, delivered to the Trustee, the Certificate Administrator or the Tax Administrator pursuant to this Agreement reasonably believed by the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from funds available in the Collection Accounts or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in a Collection Account or the Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's, the Certificate Administrator's or the Tax Administrator's, as applicable, willful misfeasance, bad faith or negligence).

              (vii) For as long as the Person that serves as the Trustee, the Certificate Administrator or the Tax Administrator hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee, Certificate Administrator or Tax Administrator, as applicable, hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

              (viii) If the same Person is acting in two or more of the capacities of Trustee, Certificate Administrator, Tax Administrator, Custodian or Certificate Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

          SECTION 8.02. Certain Matters Affecting the Trustee, the Certificate
                        Administrator and the Tax Administrator.

               Except as otherwise provided in Section 8.01:

              (i) the Trustee, the Certificate Administrator and the Tax Administrator, may each rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

              (ii) the Trustee, the Certificate Administrator and the Tax Administrator may each consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

              (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have provided to the Trustee security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee, in its reasonable discretion; none of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

              (iv) none of the Trustee, the Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

              (vi) except as contemplated by Section 8.06 and, with respect to the Trustee alone, Section 8.14, none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

              (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement, and the Certificate Administrator and the Tax Administrator may each perform any of their respective duties hereunder, either directly or by or through the Custodian or other agents or attorneys-in-fact, provided that the use of the Custodian or other agents or attorneys-in-fact shall not be deemed to relieve the Trustee, the Certificate

     Administrator or the Tax Administrator, as applicable, of any of its duties and obligations hereunder;

              (viii) none of the Trustee, the Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be responsible for any act or omission of a Master Servicer or a Special Servicer (unless, in the case of the Trustee, it is acting as a Master Servicer or a Special Servicer, as the case may be) or of the Depositor; and

              (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

          SECTION 8.03. Trustee, the Fiscal Agent, the Certificate
                        Administrator and the Tax Administrator not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee, the Fiscal Agent, the Certificate Administrator and/or the Tax Administrator in Article II, and the signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator, and none of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator assumes any responsibility for their correctness. None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Pooled Mortgage Loans to the Trust, or any funds (other than with respect to any funds held by the Certificate Administrator) deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, a Master Servicer or a Special Servicer (unless, in the case of the Trustee, it is acting in such capacity). None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in
Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as a Master Servicer or a Special Servicer and such Master Servicer or such Special Servicer, as the case may be, would be so responsible hereunder. Except as contemplated by Section 11.02(a), none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to record this Agreement.

          SECTION 8.04. Trustee, Fiscal Agent, Certificate Administrator and
                        Tax Administrator May Own Certificates.

          The Trustee (in its individual or any other capacity), the Fiscal Agent, the Certificate Administrator or the Tax Administrator or any of their respective Affiliates may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator or one of their Affiliates, as the case may be.

          SECTION 8.05. Fees and Expenses of the Trustee, the Certificate
                        Administrator and the Tax Administrator; Indemnification of and by the Trustee, the Certificate Administrator, the Tax Administrator and Fiscal Agent.

          (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account, out of general collections on the Pooled Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to the Trustee all Trustee Fees and to the Servicer Report Administrator all Servicer Report Administrator Fees, in each case earned in respect of the Pooled Mortgage Loans and any successor REO Pooled Mortgage Loans through the end of the then most recently ended calendar month as compensation for all services rendered by the Trustee and the Servicer Report Administrator, respectively, hereunder. As to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the Trustee Fee and the Servicer Report Administrator Fee shall accrue during each calendar month, commencing with September 2003, at the Trustee Fee Rate and the Servicer Report Administrator Fee Rate, respectively, on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, immediately following the Distribution Date in such calendar month (or, in the case of September 2003, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan). The Trustee Fee and the Servicer Report Administrator Fee accrued during each calendar month shall be payable in the next succeeding calendar month. With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the Trustee Fee and the Servicer Report Administrator Fee shall be calculated on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), the Certificate Administrator Fee and the Tax Administrator Fee shall constitute the sole compensation of the Trustee, the Certificate Administrator and the Tax Administrator, respectively, for such services to be rendered by it. The Trustee shall be responsible for the payment of the Certificate Administrator Fee and the Tax Administrator Fee.

          Notwithstanding the prior paragraph, if and to the extent that any loss, liability, cost or expense that is, pursuant to the prior paragraph, required to be borne by the Trust out of the Distribution Account or a Collection Account, relates to any Mortgage Loan that is part of a Mortgage Loan Group, such loss, liability, cost or expense shall be paid from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Mortgage Loan Group on deposit in the relevant Collection Account and Companion Note Custodial Account (withdrawals from those accounts to be made pro rata according to the respective outstanding principal balances of the related Pooled Mortgage Loan and Non-Pooled Pari Passu Companion Loans), prior to payment from funds in the Distribution Account or a Collection Account that are unrelated to such Mortgage Loan Group.

          (b) The Trustee, the Certificate Administrator, the Fiscal Agent and the Tax Administrator and any of their respective directors, officers, employees, agents or affiliates are entitled to be indemnified and held harmless out of the Collection Accounts and/or the Distribution Account, as and to the extent provided in Section 3.05, for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor to a Master Servicer or a Special Servicer (as the case may be), in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may
be) or any act or omission of the Trustee, the Certificate Administrator or the Tax Administrator relating to the exercise and performance of any of the rights and duties of the Trustee, the Certificate Administrator or the Tax Administrator hereunder; provided, however, that none of the Trustee, the Certificate Administrator or the Tax Administrator shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any cost or expense that does not constitute an "unanticipated expense" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii), (3) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator of any of their respective representations, warranties or covenants contained herein or any willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, the Trustee's, the Fiscal Agent's, the Certificate Administrator's or the Tax Administrator's obligations and duties hereunder.

          (c) The Master Servicers and the Special Servicers each shall indemnify the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of such Master Servicer's or such Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by such Master Servicer or such Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by such Master Servicer or such Special Servicer, as the case may be; provided, however, that, if the Trustee, the Certificate Administrator or the Tax Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or the Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to
Section 8.13, then the indemnity in favor of such Person provided for in this
Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

          (d) Each of the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent shall indemnify each of the Master Servicers and the Special Servicers for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, the Certificate Administrator's, the Tax Administrator's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if a Master Servicer or Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to
Section 6.03, then the indemnity in favor of such Person otherwise provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

          (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, either Master Servicer or either Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

          SECTION 8.06. Eligibility Requirements for Trustee, Certificate
                        Administrator and Tax Administrator.

          The Trustee, the Certificate Administrator and the Tax Administrator hereunder each shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia and, in the case of the Trustee, authorized under such laws to exercise trust powers; (ii) has a combined capital and surplus of at least $50,000,000; and
(iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition:
(i) the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) neither the Certificate Administrator nor the Tax Administrator may have any affiliations or act in any other capacity with respect to the transactions contemplated hereby that would cause the Underwriter Exemption to be unavailable with respect to any Class of Certificates as to which it would otherwise be available. Furthermore, the Trustee, the Certificate Administrator and the Tax Administrator shall at all times maintain a long-term unsecured debt rating of at least "A+" from S&P and a short-term unsecured debt rating from each Rating Agency of at least "A-1" in the case of S&P and "F1" in the case of Fitch (or, in the case of either Rating Agency, such lower rating(s) as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee, the Certificate Administrator, the Tax Administrator and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "BBB" from each Rating Agency (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A" from each Rating Agency (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Pooled Mortgage Loan Sellers, the Master Servicers, the Special Servicers and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) a Master Servicer or Special Servicer (except during any period when the Trustee has assumed the duties of such Master Servicer or Special Servicer (as the case may be) pursuant to
Section 7.02, (iv) any Pooled Mortgage Loan Seller or (v) any Affiliate of any of them, may be the Trustee hereunder.

          SECTION 8.07. Resignation and Removal of Trustee, Certificate
                        Administrator and Tax Administrator.

          (a) The Trustee, the Certificate Administrator and the Tax Administrator each may at any time resign and be discharged from their respective obligations created hereunder by giving written notice thereof to the other such parties, the Depositor, the Master Servicers, the Special Servicers, the Rating Agencies and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or tax administrator, as the case may be, meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee, certificate administrator or tax administrator, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, certificate administrator or tax administrator, as the case may be.

          (b) If at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or a Master Servicer, or if at any time the Trustee, the Certificate Administrator or the Tax Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Certificate Administrator or the Tax Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Tax Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's, Certificate Administrator's or Tax Administrator's continuing to act in such capacity would (as confirmed in writing to the Depositor by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within 10 Business Days, PAR or any successor thereto as Master Servicer shall as soon as practicable) remove the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, so removed and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to more than 50% of the Voting Rights may at any time remove the Trustee, Certificate Administrator or Tax Administrator and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument or instruments signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee, Certificate Administrator or Tax Administrator, as the case may be, so removed, and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

          (d) Any resignation or removal of the Trustee, the Certificate Administrator or the Tax Administrator and appointment of a successor trustee, certificate administrator or tax administrator, as the case may be, pursuant to any of the provisions of this Section 8.07 shall not become effective until
(i) acceptance of appointment by the successor trustee, certificate administrator or tax administrator, as the case may be, as provided in Section
8.08 and (ii) if the successor trustee, certificate administrator or tax administrator, as the case may be, does not have a long-term unsecured debt rating of at least "A+" from S&P and a short-term unsecured debt rating from each Rating Agency of at least "A-1" in the case of S&P and "F1" in the case of Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such



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successor trustee, certificate administrator or tax administrator, as the case may be, shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          SECTION 8.08. Successor Trustee, Certificate Administrator and Tax
                        Administrator.

          (a) Any successor trustee, certificate administrator or tax administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, each Special Servicer and its predecessor trustee, certificate administrator or tax administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee, certificate administrator or tax administrator, as the case may be, shall become effective and such successor trustee, certificate administrator or tax administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or tax administrator herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, each Master Servicer, each Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee, certificate administrator or tax administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee, certificate administrator or tax administrator, as the case may be, shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee, certificate administrator or tax administrator as provided in this Section 8.08, such successor trustee, certificate administrator or tax administrator, as the case may be, shall mail notice of the succession of such trustee, certificate administrator or tax administrator hereunder to the Depositor, the Certificateholders and the other parties hereto.

          SECTION 8.09. Merger or Consolidation of Trustee, Certificate
                        Administrator or Tax Administrator.

          Any entity into which the Trustee, Certificate Administrator or Tax Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee, Certificate Administrator or Tax Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee, Certificate Administrator or Tax Administrator, shall be the successor of the Trustee, Certificate Administrator or Tax Administrator, as the case may be, hereunder, provided such entity shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Master Servicer and the Trustee may consider necessary or desirable. If the applicable Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the applicable Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as a Master Servicer, Special Servicer, Certificate Administrator or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may, at its own expense, appoint any Person with appropriate experience as a document custodian to act as Custodian hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Custodian shall not relieve the Trustee from such entity's obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Custodian. The Custodian shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the Custodian to the same extent that they apply to the Trustee. Any Custodian appointed in accordance with this Section 8.11 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, each Master Servicer, each Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Custodian appointed in accordance with this Section 8.11 by giving written notice of termination to such Custodian, with a copy to the Certificate Administrator, each Master Servicer, each Special Servicer and the Depositor. Each Custodian shall comply with the requirements for Trustees set forth in Section 8.06, shall not be the Depositor, any Pooled Mortgage Loan Seller or any Affiliate of the Depositor or any Pooled Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae.

          SECTION 8.12. Access to Certain Information.

          (a) The Trustee and the Custodian shall each afford to the Depositor, the Underwriters, each Master Servicer, each Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Pooled Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Custodian, as the case may be, designated by it.

          (b) The Trustee (or, in the case of the items referenced in clause
(ix) below, the Custodian, or in the case of the items referenced in clauses
(i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xi), both the Certificate Administrator and the Trustee) shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the Rating Agencies, the Certificate Administrator, the Custodian, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause
(xi), both the Certificate Administrator and the Trustee) as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i), (ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xi), both the Certificate Administrator and the Trustee): (i) the Prospectus, the Private Placement Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date, each Mortgage Loan Purchase Agreement and any amendments and exhibits hereto or thereto; (iii) all Certificate Administrator Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicers and/or the Special Servicers to the Certificate Administrator and the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicers and/or the Special Servicers, respectively, to the Certificate Administrator and the Trustee since the Closing Date; (vi) the most recent inspection report prepared by a Master Servicer or a Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a); (vii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (viii) all files and reports comprising the CMSA Investor Reporting Package delivered to the Certificate Administrator since the Closing Date pursuant to Section 4.02(b); (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by a Master Servicer or Special Servicer and delivered to the Trustee or any Custodian pursuant to
Section 3.20; (x) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, a Master Servicer's, Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xi) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Certificate Administrator, the Trustee or the Custodian, as applicable, shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies and the Controlling Class Representative, the Certificate Administrator or the Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

          In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this
Section 8.12(b), the Certificate Administrator, the Trustee or the Custodian, as the case may be, shall require: (a) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting

Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the Custodian, as the case may be) generally to the effect that such Person is a Holder or Certificate Owner of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the Custodian, as the case may be) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Certificate Administrator, the Trustee or the Custodian, as the case may be, pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Certificate Administrator, the Trustee or the Custodian, as the case may be, shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

          (c) None of the Trustee, the Custodian or the Certificate Administrator shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

          SECTION 8.13. Appointment of Fiscal Agent.

          (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of at least "A+" from S&P and "AA-" from Fitch, and a short-term unsecured debt rating from such Rating Agency of at least "A-1" in the case of S&P and "F1" in the case of Fitch (or, in the case of either Rating Agency, such lower rating(s) as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.13(a) subsequent to the Closing Date shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "AA-" from each Rating Agency, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and
(iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Fiscal Agent appointed pursuant to this Section 8.13(a) shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, appointed pursuant to this Section 8.13(a) shall make representations and warranties with respect to itself that are comparable to those made by the initial Fiscal Agent pursuant to Section 2.11. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the initial Fiscal Agent is entitled hereunder.

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) All fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, a Master Servicer or a Special Servicer.

          (d) The obligations of any Fiscal Agent set forth in this Section
8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of ABN AMRO, as LaSalle) shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of ABN AMRO, as LaSalle) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

          (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

          SECTION 8.14. Advance Security Arrangement.

          Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event or an Adverse Grantor Trust Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when
(i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or
(ii) when such Trustee resigns or is removed as Trustee hereunder.

          SECTION 8.15. Exchange Act Reporting; Sarbanes-Oxley Matters
                        (Persons Other than GMACCM).

          (a) The Master Servicers, the Special Servicers (other than GMACCM for as long as GMACCM is a Special Servicer), the Certificate Administrator, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the Exchange Act. Within 15 days after each Distribution Date, the Certificate Administrator shall prepare, execute and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Certificate Administrator shall file each Form 8-K with a copy of the related Certificate Administrator Report attached thereto. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Certificate Administrator in Edgar-compatible form or as otherwise agreed upon by the Certificate Administrator and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Certificate Administrator shall prepare and file an Annual Report on Form 10-K (a "Form 10-K"), in substance as required by applicable law and applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Section 3.13 and each accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Certificate Administrator. If they are not so timely delivered, the Certificate Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Certificate Administrator. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section. The Certificate

Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Certificate Administrator's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Prior to January 30 of the first year in which the Certificate Administrator is able to do so under applicable law, the Certificate Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

          (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff). Each Master Servicer, each Special Servicer (other than GMACCM for as long as it is a Special Servicer hereunder) and the Certificate Administrator (each of the foregoing Persons (other than GMACCM for as long as GMACCM is a Special Servicer hereunder), a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in form and substance reasonably satisfactory to the Depositor and the Performing Party, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can rely, relating to the accuracy and completeness of the information and reports provided under this Agreement by such Performing Party.

          Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face.

          In addition, if the Performing Party is a Master Servicer or a Special Servicer (in any event excluding GMACCM for as long as GMACCM is a Special Servicer hereunder), such Performing Party shall, upon request, execute a reasonable reliance certificate acknowledging the Certification Party's right to rely upon the Annual Compliance Certificate provided pursuant to Section 3.13, and shall include a certification that such Annual Compliance Certificate discloses any significant deficiencies or defaults described to the certified public accountants of such Performing Party to enable such accountants to render the certificate provided for in Section 3.14.

          (c) Each Performing Party (in any event excluding GMACCM for as long as GMACCM is a Special Servicer hereunder) shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of an actual breach of the applicable Performing Party's obligations under subsection (b) of this Section or the applicable Performing Party's negligence, bad faith or willful misconduct in connection with such obligations.

          (d) Nothing contained in this Section shall be construed to require any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement.

          (e) A copy of each Sarbanes-Oxley Certification executed and delivered hereunder shall be delivered to S&P by the Certificate Administrator (whether or not it is the Certifying Person).

          (f) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder or any Non-Pooled Noteholder; provided that no such amendment shall diminish the filing requirements under this Section 8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law; provided, further that each party to this Agreement may make a decision as to any proposed amendment in accordance with this Section 8.15(f) in its sole discretion.

          SECTION 8.16. Sarbanes-Oxley Matters (GMACCM).

          (a) No later than 10 days prior to the date on which the Depositor has indicated its intention to file any Annual Report on Form 10-K (but no earlier than March 20 of the year in which such Annual Report on From 10-K is to be filed) with respect to the Trust, GMACCM (for as long as GMACCM is a Special Servicer hereunder) shall cause the appropriate officer of GMACCM (i.e., the officer thereof that would have qualified as a Performing Party under Section 8.15(b)) to execute and deliver to the Certifying Person a certification (a "GMACCM Special Servicer Backup Certification"), which GMACCM Special Servicer Backup Certification shall be in the form of Exhibit E attached hereto. GMACCM shall indemnify and hold harmless each Certifying Person and the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual) for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of its obligation to deliver any such GMACCM Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certification Party, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of GMACCM in its capacity as a Special Servicer in connection with the performance by GMACCM of its duties as a Special Servicer hereunder.

          (b) GMACCM hereby agrees to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust; provided that any such request made by the Certifying Person: (i) relates to reports, if any, provided by GMACCM in its capacity as a Special Servicer under this Agreement or to the material fulfillment of GMACCM's obligations as a Special Servicer under this Agreement or is in connection with an administrative or governmental request or investigation (provided, that, with respect to the immediately preceding proviso and this clause (i), the form and substance of such due diligence is acceptable to GMACCM in its sole and absolute discretion (including the right to refuse any such request)); or (ii) constitutes a request for the delivery of copies of a Servicing File (to the extent in the possession of GMACCM), provided, that, with respect to this clause (ii), the requesting party shall be responsible for the cost of, and deliver a confidentiality agreement in a form reasonably acceptable to GMACCM with respect to, delivery of any such copies by GMACCM.

          (c) Nothing contained in this Section shall be construed to require GMACCM in its capacity as a Special Servicer or otherwise, or any of its officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of GMACCM, or any of GMACCM's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by GMACCM of any of its obligations as a Special Servicer or otherwise under this Agreement.



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

                                  ARTICLE IX

                                  TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                        Pooled Mortgage Loans.

          (a) Subject to Section 9.02 and, further, subject to the rights, if any, of any Non-Pooled Noteholder to acquire the related Pooled Mortgage Loan in accordance with the related Mortgage Loan Group Intercreditor Agreement, as applicable, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, one or both of the Master Servicers or the General Special Servicer (whose respective rights to effect such a purchase shall be subject to the priorities and conditions set forth in subsection (b)) of all Pooled Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Pooled Mortgage Loans remaining in the Trust Fund (exclusive of any REO Pooled Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the General Special Servicer and approved by the Certificate Administrator and the applicable Master Servicer, plus (C) to the extent not otherwise included in the amounts described above, any compensation or expenses then due and payable to a Master Servicer and/or a Special Servicer immediately before the purchase, minus (D) if the purchaser is a Master Servicer or the General Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or the General Special Servicer, as the case may be, in connection with such purchase); (ii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Pooled Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Pooled Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, PAR (or its successor) as a Master Servicer, WFB (or its successor) as a Master Servicer or the General Special Servicer, in that order of preference, may at its option elect to purchase all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by a Master Servicer or the General Special Servicer, to the

Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that:

          (A) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is 1.0% or less of the Initial Pool Balance;

          (B) within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so;

          (C) if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Pooled Mortgage Loans and any REO Properties remaining in the Trust Fund, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class; and

          (D) if a Master Servicer makes such an election, then the other Master Servicer will have the option, by giving written notice to the other parties hereto and to the Holders of the Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the Pooled Mortgage Loans and related REO Properties remaining in the Trust Fund for which it is the applicable Master Servicer.

          If the Trust is to be terminated in connection with the purchase of all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund by any Controlling Class Certificateholder(s), one or both of the Master Servicers or the General Special Servicer, such Person(s) shall: (i) deposit, or deliver to the Master Servicers for deposit, in the respective Collection Accounts (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price (the portion thereof allocable to all the Pooled Mortgage Loans and related REO Properties, other than those for which a Master Servicer exercises its option under clause (D) above, to be deposited in the other Master Servicer's Collection Account and the portion thereof allocable to those for which a Master Servicer exercises its option under clause (D) above to be deposited in the such Master Servicer's Collection Account); and (ii) shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in such Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Accounts in accordance with the second preceding sentence and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Pooled Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and REO Properties to the purchasing party (or its designee).

          Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in each Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, each Master Servicer, each Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee and/or the Fiscal Agent hereunder (and their respective agents) that may be withdrawn from such Collection Account, pursuant to Section 3.05(a), or (without duplication between the Collection Accounts) that may be withdrawn from the Distribution Account, pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Collection Account. In addition, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) (or any designee thereof), the Mortgage Files for the remaining Pooled Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and REO Properties to the Sole Certificateholder(s) (or any designee thereof).

          (c) Notice of any termination shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund by one or both of the Master Servicers, the General Special Servicer and/or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein designated. The Certificate Administrator shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

          (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

          SECTION 9.02. Additional Termination Requirements.

          (a) If any Controlling Class Certificateholder(s), one or both of the Master Servicers, and/or the General Special Servicer purchase(s), or the Sole Certificateholder(s) exchange(s) all of the Certificates for, all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Certificate Administrator an Opinion of Counsel, addressed to the Trustee and the Certificate Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

              (i) the Certificate Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

              (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Certificate Administrator shall sell or otherwise transfer all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund to the relevant Master Servicer(s), the General Special Servicer, the applicable Controlling Class Certificateholder(s) or the Sole Certificateholder(s), as the case may be, in exchange for cash and/or Certificates in accordance with Section 9.01; and

              (iii) at the time of the final payment on the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Certificates in accordance with Section 4.01 all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in the form of the notice of termination provided for in Section 9.01(c) and in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                  ARTICLE X

                           ADDITIONAL TAX PROVISIONS

          SECTION 10.01. Tax Administration.

          (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC
Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

          (c) The Tax Administrator shall prepare or cause to be prepared, submit to the Trustee for execution and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by a Master Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

          (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (e) The Trustee and the Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist them, to the extent reasonably requested by the Trustee or the Tax Administrator), to the extent that the Trustee or the Tax Administrator, as applicable, has actual knowledge that any particular action is required; provided that the Trustee and the Tax Administrator shall be deemed to have knowledge of relevant tax laws. The Trustee or the Tax Administrator, as applicable, shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, unless the Trustee or the Tax Administrator, as applicable, has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Tax Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (and in no event by the Trust Fund or the Tax Administrator).

          (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by:
(i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Section 10.01; (ii) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV,
Article VIII or this Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Section 10.01; (v) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.01; (vi) the applicable Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under Article III or this Section 10.01; or (vii) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the applicable Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under Article III or this Section 10.01; (ii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.01;
(iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.01; (iv) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV, Article VIII or this Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (v) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this
Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Section 10.01; or
(v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by a Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

          (g) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and Grantor Trust Pool on a calendar year and an accrual basis.

          (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (i) None of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Pooled Mortgage Loan (except in connection with (A) a Breach or Document Defect regarding any Pooled Mortgage Loan, (B) the foreclosure, default or reasonably foreseeable material default of a Pooled Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any Investment Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Pooled Mortgage Loan, other than a Replacement Pooled Mortgage Loan substituted for a Deleted Pooled Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an Account or an interest in a single member limited liability company, as provided in
Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition and in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicers, the Special Servicers or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall take necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

          (l) The Tax Administrator shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

          SECTION 10.02. Depositor, Master Servicers, Special Servicers and
                         Fiscal Agent to Cooperate with Tax Administrator.

          (a) The Depositor shall provide or cause to be provided to the Tax Administrator, within ten days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (b) Each of the Master Servicers, the Special Servicers and the Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties under this Article X.



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

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto (exclusive of the 3 Times Square Non-Pooled Subordinate Noteholder), without the consent of any of the Certificateholders or any of the Non-Pooled Noteholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicers and the Special Servicers, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool,
(vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), (vii) to amend any provision of Section 8.15 as contemplated by Section 8.15(m) or (viii) for any other purpose; provided that (I) no such amendment may significantly change the activities of the Trust; (II) any such amendment (other than an amendment for the specific purposes described in clauses (ii), (iv), (v) or (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder or any Non-Pooled Noteholder, as evidenced by the Trustee's and Certificate Administrator's receipt of any one of the following with respect to such Certificateholder or Non-Pooled Noteholder: the consent of such Certificateholder or such Non-Pooled Noteholder to such amendment; an Opinion of Counsel to the effect that such amendment does not adversely affect in any material respect the interests of the Holders of the Class of Certificates to which the related Certificate belongs or of such Non-Pooled Noteholder, as the case may be; in the case of a Certificateholder of a Rated Certificate (as an additional, and not an exclusive, alternative), a written confirmation from each Rating Agency to the effect that such amendment will not result in an Adverse Rating Event with respect to the Class of Rated Certificates to which such Certificate belongs; in the case of a Non-Pooled Noteholder or designee thereof (as an additional, and not an exclusive, alternative), if the related Non-Pooled Mortgage Loan has been securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement and securities were assigned a rating by one or more national statistical rating organizations, written confirmation from each such rating organization to the effect that such amendment shall not result in a qualification, downgrade or withdrawal of the rating assigned by such rating organization to those rated securities; (III) with respect to any such amendment for the specific purpose described in clause (iii) or clause (viii) above, the Trustee and the Certificate Administrator shall have received written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (IV) no such amendment may adversely affect a 3 Times Square Non-Pooled Subordinate Noteholder without the written consent of such 3 Times Square Non-Pooled Subordinate Noteholder.

          (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto (exclusive of the 3 Times Square Non-Pooled Subordinate Noteholder), with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Pooled Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (not taking into account Certificates held by the Depositor or any Pooled Mortgage Loan Seller or any of their respective Affiliates or agents), (v) adversely affect in any material respect the interests of any Non-Pooled Noteholder (the absence of which effect may be evidenced only by one of the means described in clause
(II) of the proviso to Section 11.01(a)), without the consent of such Non-Pooled Noteholder or (vi) adversely affect a 3 Times Square Non-Pooled Subordinate Noteholder without the consent of such 3 Times Square Non-Pooled Subordinate Noteholder, as applicable. The Trustee shall not agree to amend any Pooled Mortgage Loan Purchase Agreement in any manner that would adversely affect in any material respect the interests of the Holders of any Class of Certificates, except with the consent of the Holders of all Certificates of that Class. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

          (c) Notwithstanding any contrary provision of this Agreement, the Certificate Administrator shall not consent to any amendment of this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel addressed to the Certificate Administrator, the Trustee, the Master Servicers and the Special Servicers to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

          (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Certificate Administrator shall deliver a copy thereof to each Certificateholder, each Non-Pooled Noteholder and to each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicers, the Special Servicers, the Trustee and the Certificate Administrator may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee, the Certificate Administrator, either Master Servicer or either Special Servicer requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account (in the case of a request by the Trustee or the Certificate Administrator) or either Collection Account (in the case of a request by a Master Servicer or a Special Servicer).

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust Fund, but only upon direction by the applicable Master Servicer, the General Special Servicer or (solely in connection with the 3 Times Square Mortgaged Property) the 3 Times Square Special Servicer accompanied by an Opinion of Counsel (the cost of which shall be payable out of the Collection Account maintained by the applicable Master Servicer for the related Mortgage Loan; provided that if such Mortgage Loan is part of a Mortgage Loan Group, such cost shall be payable, first, from the Subordinate Note Custodial Account for the Non-Pooled Subordinate Loan (if any) in such Mortgage Loan Group and, second, from other collections on or in respect of such Mortgage Loan Group (including, in the case of the 3 Times Square Loan Group, from collections on deposit in any 3 Times Square Pari Passu Companion Note Custodial Account) prior to payment from any other amounts on deposit in such Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the related Non-Pooled

Noteholders; provided, however, that the Trustee shall not have any obligation or responsibility to itself determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders and
                         Others.

          (a) The death or incapacity of any Certificateholder or Non-Pooled Noteholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's Non-Pooled Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder or Non-Pooled Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or Non-Pooled Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Non-Pooled Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder or Non-Pooled Noteholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights (in the case of a Certificateholder) or the related Non-Pooled Noteholder, as the case may be, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel, Senior Managing Director, Commercial Mortgage Department (with a copy to the attention of Joseph T. Jurkowski, Jr., Managing Director, Legal Department);
(ii) in the case of PAR as a Master Servicer, Prudential Asset Resources Inc., 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, Attention: Todd Moore, facsimile number: (214) 220-4545 (with a copy to the attention of Jack McDonald, Prudential Asset Resources Inc., 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, facsimile number: (214) 720-6296); (iii) in the case of WFB as a Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing (with a copy to the attention of Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111); (iv) in the case of the General Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, California 94104, Attention: Henry Bieber, facsimile number: (415) 391-2949; with a copy to General Counsel, facsimile number (215) 328-3620; (v) in the case of the Certificate Registrar, Certificate Administrator and Tax Administrator, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Administration (CMBS), Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2, facsimile number:
(410) 715-2380; (vi) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle, Suite 1625, Chicago, Illinois 60603,
Attention: Asset Backed Securities Trust Services Group, Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2, facsimile number: (312) 904-2084; (vii) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group, Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2, facsimile number: (312) 904-2084; (viii) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: Commercial Mortgage Surveillance, facsimile number (212) 438-2657, and (B) Fitch, Inc., One State Street Plaza, New York, New York 10004,
Attention: Commercial Mortgage Surveillance; (ix) in the case of the initial Controlling Class Representative, GMAC Institutional Advisors LLC, 550 California Street, 12th Floor, San Francisco, California 94104, Attention:
Shari Figi, facsimile number (415) 646-8458; and (x) in the case of any Pooled

Mortgage Loan Seller, the address for notices to such Pooled Mortgage Loan Seller under the related Pooled Mortgage Loan Purchase Agreement; or as to each such Person such other address and/or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and all such provisions shall inure to the benefit of the Certificateholder. Each of the Designated Sub-Servicers shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22; provided that the sole remedy for any claim by a Designated Sub-Servicer as third party beneficiary pursuant to this Section 11.07 shall be against a successor Master Servicer in its corporate or company capacity and no such Designated Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than such successor Master Servicer) as a result of any rights conferred on such Designated Sub-Servicer as a third-party beneficiary under this Section11.09. The Non-Pooled Noteholders (other than any Non-Pooled Noteholder that is same Person as or an Affiliate of the related Borrower) and any designees thereof acting on behalf of or exercising the rights of such Non-Pooled Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. This Agreement may not be amended in any manner that would materially and adversely affect the rights of any such third-party beneficiary without the consent of such third-party beneficiary. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.08. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.09. Notices to and from the Rating Agencies and the
                         Depositor.

          (a) The Trustee (or, with respect to items (v) and (vii) below, the Certificate Administrator) shall promptly provide notice to each Rating Agency and the Depositor (and, with respect to items (i), (ii) and (iii) below, each Non-Pooled Noteholder) with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

              (i) any material change or amendment to this Agreement;

              (ii) the occurrence of any Event of Default that has not been cured;

              (iii) the resignation, termination, merger or consolidation of a Master Servicer or a Special Servicer and the appointment of a successor;

              (iv) the appointment, resignation or removal of a Fiscal Agent;

              (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

              (vi) any repurchase or substitution of a Pooled Mortgage Loan by a Pooled Mortgage Loan Seller as contemplated by Section 2.03; and

              (vii) the final payment to any Class of Certificateholders.

          (b) Each Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

              (i) the resignation or removal of the Trustee and the appointment of a successor; and

              (ii) any change in the location of its Collection Account.

          (c) Each of the Master Servicers and the Special Servicers shall promptly furnish (in hard copy format or through use of a Master Servicer's internet website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee), to the extent not already delivered to the Rating Agencies pursuant to this Agreement:

              (i) each of its Annual Performance Certifications;

              (ii) each of its Annual Accountants' Reports; and

              (iii) to the extent so required by a Rating Agency to confirm any rating assigned thereby to any Class of Rated Certificates, such other information in the possession of the applicable Master Servicer and/or Special Servicer as such Rating Agency may reasonably request.

          (d) The Certificate Administrator shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Certificate Administrator's internet website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Certificate Administrator's internet website on a restricted basis.

          (e) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

          SECTION 11.10. Notices to Controlling Class Representative.

          The Trustee and the Master Servicers shall each deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered to the Controlling Class Representative pursuant to this Agreement.

          SECTION 11.11. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                      BEAR STEARNS COMMERCIAL MORTGAGE
                                      SECURITIES INC.
                                        Depositor


                                      By:____________________________________
                                      Name:
                                      Title:



                                      PRUDENTIAL ASSET RESOURCES, INC.
                                        a Master Servicer and 3 Times Square
                                        Special Servicer


                                      By:____________________________________
                                      Name:
                                      Title:



                                      WELLS FARGO BANK, NATIONAL
                                      ASSOCIATION
                                        a Master Servicer


                                      By:____________________________________
                                      Name:
                                      Title:



                                      GMAC COMMERCIAL MORTGAGE
                                      CORPORATION
                                        General Special Servicer


                                      By:____________________________________
                                      Name:
                                      Title:

                                      WELLS FARGO BANK MINNESOTA, N.A.
                                        Solely in its capacity as Certificate
                                      Administrator and Tax Administrator


                                      By:____________________________________
                                      Name:
                                      Title:



                                      LASALLE BANK NATIONAL ASSOCIATION
                                        Trustee


                                      By:____________________________________
                                      Name:
                                      Title:



                                      ABN AMRO BANK N.V.
                                        Fiscal Agent


                                      By:____________________________________
                                      Name:
                                      Title:



                                      By:____________________________________
                                      Name:
                                      Title:



                                      PRU 3XSQUARE, LLC
                                        3 Times Square Non-Pooled Subordinate
                                      Noteholder

                                      By:____________________________________
                                      Name:
                                      Title:

STATE OF ___________________ )
                             ) ss.:
COUNTY OF __________________ )


          On the ______ day of ______ 2003, before me, a notary public in and for said State, personally appeared __________________, personally known to me to be a _________________ of _________________________________________, one of
the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                ____________________________________
                                            Notary Public


[Notarial Seal]

                                  EXHIBIT A-1

     FORM OF CLASS A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N,
                          P, X-1 AND X-2 CERTIFICATES

                  CLASS [ ] COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATE, SERIES 2003-PWR2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [____%              Class [Principal Balance] [Notional
per annum][Variable]                    Amount] of the Class [   ] Certificates
                                        as of the Closing Date:  $__________

Closing Date:  September 23, 2003       Initial Certificate [Principal Balance]
                                        [Notional Amount] of this Certificate
                                        as of the Closing Date:  $__________

First Distribution Date:                Aggregate Stated Principal Balance of
October 13, 2003                        the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):
                                        $1,066,555,323

Master Servicer and 3 Times Square      Trustee:
Special Servicer:                       LaSalle Bank National Association
Prudential Asset Resources, Inc.

Master Servicer:                        Certificate Administrator and Tax
Wells Fargo Bank, National              Administrator:
Association                             Wells Fargo Bank Minnesota,
                                        National Association

General Special Servicer:               Fiscal Agent:
GMAC Commercial Mortgage Corporation    ABN AMRO Bank N.V.

Certificate No. [   ] -___              CUSIP No.:
                                        ISIN No.:  ________________


                                    A-1-1

[FOR BOOK-ENTRY CERTIFICATES][UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR PRIVATE CERTIFICATES][THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, N.A., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, GMAC COMMERCIAL MORTGAGE


                                    A-1-2

CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES ONE OR MORE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[FOR SUBORDINATE CERTIFICATES][THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[FOR PRINCIPAL BALANCE CERTIFICATES][THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.]

[FOR CLASS X-1 AND CLASS X-2 CERTIFICATES][THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.]

[FOR REGULATION S GLOBAL CERTIFICATES][PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE CLOSING DATE AND (B) THE COMMENCEMENT OF THE INITIAL OFFERING OF THE CERTIFICATES IN RELIANCE ON REGULATION S, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

          This certifies that [FOR BOOK-ENTRY CERTIFICATES: CEDE & CO.][FOR DEFINITIVE CERTIFICATES: [ ]] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the [principal balance][notional amount] of this Certificate (its "Certificate [Principal Balance][Notional Amount]") as of the Closing Date by the aggregate [principal balance][notional amount] of all the Class [ ] Certificates (their "Class [Principal Balance][Notional Amount]") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [ ] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement,


                                    A-1-3
dated as of September 1, 2003 (the "Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the 3 Times Square Loan Group (in such capacity, the "3 Times Square Special Servicer"), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer of all the mortgage loans other than the 3 Times Square Loan Group (in such capacity, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A., as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder (the "3 Times Square Non-Pooled Subordinate Noteholder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. In the event that there is any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [ ] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an allocated Realized Loss or Additional Trust Fund Expense in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


                                    A-1-4

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Account (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          [FOR PRINCIPAL BALANCE CERTIFICATES][Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.]

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          [FOR PRIVATE CERTIFICATES][No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, either Master Servicer, either Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.]

          [FOR PRIVATE CERTIFICATES][If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the


                                    A-1-5
form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below or under such other limited circumstances as are provided in the Agreement, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery in the form of an interest in that Global Certificate.]

          [FOR PRIVATE CERTIFICATES][Except under such limited circumstances as are provided in the Agreement, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person who takes delivery in the form of a beneficial interest in this Certificate. If the transfer occurs on or prior to the Release Date, then the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.]

          [FOR PRIVATE CERTIFICATES][Notwithstanding the foregoing, any interest in a Rule 144A Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and
(ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.]

          [FOR PRIVATE CERTIFICATES][None of the Depositor, the Trustee, Certificate Administrator, any other party to the Agreement, or the Certificate Registrar is obligated to register or qualify the Class [ ] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may


                                    A-1-6
result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described above.]

          [FOR BOOK-ENTRY CERTIFICATES][The Global Certificates shall be deposited with the Certificate Administrator as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.]

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. [FOR PRIVATE CERTIFICATES][Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is investment grade rated and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 90-30 or 90-29, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Pooled Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.]

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this


                                    A-1-7

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          [FOR BOOK-ENTRY CERTIFICATES][Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

          The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) the purchase by either Master Servicer, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and
(iii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being 1.0% or less of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of


                                    A-1-8
the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes affected by the amendment and, if adversely affected by the amendment, the 3 Times Square Non-Pooled Subordinate Noteholder and/or any third-party beneficiary. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                    A-1-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                       WELLS FARGO BANK MINNESOTA, N.A.
                                       not in its individual capacity but
                                       solely as Certificate Registrar


                                   By:____________________________________
                                       Authorized Representative




                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [ ] Certificates referred to in the within-mentioned Agreement.

Dated:

                                       WELLS FARGO BANK MINNESOTA, N.A.
                                       not in its individual capacity but
                                       solely as Authenticating Agent


                                   By:____________________________________
                                       Authorized Representative


                                    A-1-10

                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
_______________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: ______________________________________________________
____________________________________________________________________________.

Dated:

                                      -------------------------------------
                                      Signature by or on behalf of Assignor


                                      -------------------------------------
                                      Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ ____________________for the account of ________________________________________
_______________________________________________________.

          Distributions made by check (such check to be made payable to _____________________________) and all applicable statements and notices should be mailed to __________________________________________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                    A-1-11

             [FOR BOOK ENTRY-CERTIFICATES INSERT THIS SCHEDULE A]

                                  SCHEDULE A

                   SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

   The following exchanges of a part of this Global Security have been made:



                                                                                                  Signature of
                                                  Amount of                                        authorized
                           Amount of             Increase in          Principal Amount of          officer of
                     Decrease in Principal    Principal Amount        this Global Security         Trustee or
Date of Exchange        Amount of this         of this Global            following such            securities
                        Global Security           Security           decrease (or increase)        Custodian
------------------------------------------------------------------------------------------------------------------





                                    A-1-12

                                  EXHIBIT A-2

                         FORM OF CLASS R CERTIFICATES


                          CLASS R COMMERCIAL MORTGAGE
                  PASS-THROUGH CERTIFICATE, SERIES 2003-PWR2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Closing Date:  September 23, 2003            Percentage Interest evidenced by
                                             this Class R Certificate: ___%

First Distribution Date:                     Aggregate Stated Principal Balance
October 13, 2003                             of the Mortgage Loans as of the
                                             Closing Date ("Initial Pool
                                             Balance"):  $1,066,555,323

Master Servicer and 3 Times Square           Trustee:
Special Servicer:                            LaSalle Bank National Association
Prudential Asset Resources, Inc.

Master Servicer:                             Certificate Administrator and Tax
Wells Fargo Bank, National Association       Administrator:
                                             Wells Fargo Bank Minnesota,
                                             National Association

General Special Servicer:                    Fiscal Agent:
GMAC Commercial Mortgage Corporation         ABN AMRO Bank N.V.

Certificate No. R-___


                                    A-2-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, N.A., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, GMAC COMMERCIAL MORTGAGE CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT


                                    A-2-2

WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

          This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the 3 Times Square Loan Group (in such capacity, the "3 Times Square Special Servicer"), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer of all the mortgage loans other than the 3 Times Square Loan Group (in such capacity, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A., as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder (the "3 Times Square Non-Pooled Subordinate Noteholder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. In the event that there is any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate


                                    A-2-3

Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Accounts (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, either Master Servicer, either Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          None of the Depositor, the Trustee, the Certificate Administrator, any other party to the Agreement or the Certificate Registrar is obligated to register or qualify the Class R Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest


                                    A-2-4
herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator and/or the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Certificate Administrator and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or the Certificate Administrator has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the


                                    A-2-5

Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

          Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Certificate Administrator and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator or the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator or the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than a "Disqualified Organization", a "Disqualified Non-United States Tax Person" or a "Disqualified Partnership" (each as defined in the Agreement) and other than a foreign permanent establishment or fixed base (each within the meaning of an applicable income tax treaty) of a United States Person.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations


                                    A-2-6
evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) the purchase by either Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes affected by the amendment and, if adversely affected by the amendment, the 3 Times Square Non-Pooled Subordinate Noteholder and/or any third-party beneficiary. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof,


                                    A-2-7
in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                    A-2-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                   WELLS FARGO BANK MINNESOTA, N.A.
                                   not in its individual capacity but
                                   solely as Certificate Registrar


                               By:____________________________________
                                   Authorized Representative


                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:

                                   WELLS FARGO BANK MINNESOTA, N.A.
                                   not in its individual capacity but
                                   solely as Authenticating Agent


                               By:____________________________________
                                   Authorized Representative


                                    A-2-9

                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
       (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: ________________________________________________________
_______________________________________________________________________________

Dated:

                                     -------------------------------------
                                     Signature by or on behalf of Assignor


                                     -------------------------------------
                                     Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ ____________________for the account of ________________________________________
_______________________________________________________.

          Distributions made by check (such check to be made payable to _____________________________) and all applicable statements and notices should be mailed to __________________________________________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                    A-2-10

                                  EXHIBIT A-3

                         FORM OF CLASS V CERTIFICATES

                          CLASS V COMMERCIAL MORTGAGE
                  PASS-THROUGH CERTIFICATE, SERIES 2003-PWR2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Closing Date:  September 23, 2003            Percentage Interest evidenced by
                                             this Class V Certificate:  ______%

First Distribution Date:                     Aggregate Stated Principal Balance
October 13, 2003                             of the Mortgage Loans as of the
                                             Closing Date ("Initial Pool
                                             Balance"):  $1,066,555,323

Master Servicer and 3 Times Square           Trustee:
Special Servicer:                            LaSalle Bank National Association
Prudential Asset Resources, Inc.


Master Servicer:                             Certificate Administrator and Tax
Wells Fargo Bank, National Association       Administrator:
                                             Wells Fargo Bank Minnesota,
                                             National Association

General Special Servicer:                    Fiscal Agent:
GMAC Commercial Mortgage Corporation         ABN AMRO Bank N.V.

Certificate No. V-___


                                    A-3-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., WELLS FARGO BANK MINNESOTA, N.A., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, GMAC COMMERCIAL MORTGAGE CORPORATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Agreement"), among Bear Stearns Commercial Mortgage Securities


                                    A-3-2

Inc. as depositor (the "Depositor," which term includes any successor entity under the Agreement), Prudential Asset Resources, Inc. ("PAR"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the 3 Times Square Loan Group (in such capacity, the "3 Times Square Special Servicer"), Wells Fargo Bank, National Association ("WFB"), as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer of all the mortgage loans other than the 3 Times Square Loan Group (in such capacity, the "General Special Servicer," which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A., as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor under the Agreement), ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement) and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder (the "3 Times Square Non-Pooled Subordinate Noteholder," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. In the event that there is any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the 11th day of such month (or, if such 11th day is not a Business Day, on the next succeeding Business Day), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than five days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the


                                    A-3-3

Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the REO Accounts (if established), and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust, the Depositor, either Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          None of the Depositor, the Trustee, the Certificate Administrator, any other party to the Agreement or the Certificate Registrar is obligated to register or qualify the Class V Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Certificate Administrator, the Tax Administrator, each of the Master Servicers, each of the Special Servicers, the Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in


                                    A-3-4
which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          The Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for


                                    A-3-5
distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) the purchase by either Master Servicer, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either Master Servicer, either Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes affected by the amendment and, if adversely affected by the amendment, the 3 Times Square Non-Pooled Subordinate Noteholder and/or any third-party beneficiary. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                    A-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                   WELLS FARGO BANK MINNESOTA, N.A.
                                   not in its individual capacity but
                                   solely as Certificate Registrar


                               By:____________________________________
                                   Authorized Representative


                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                   WELLS FARGO BANK MINNESOTA, N.A.
                                   not in its individual capacity but
                                   solely as Authenticating Agent


                               By:____________________________________
                                   Authorized Representative


                                    A-3-7

                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
             (please print or typewrite name and address including
                         postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:________________________________________________________
_____________________________________________________________________________.

Dated:

                                   -------------------------------------
                                   Signature by or on behalf of Assignor


                                   -------------------------------------
                                   Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ ____________________for the account of ________________________________________
_______________________________________________________.

          Distributions made by check (such check to be made payable to _____________________________) and all applicable statements and notices should be mailed to __________________________________________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                    A-3-8

                                   EXHIBIT B

                  LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
               CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITARY


                        (DEPOSITORY TRUST COMPANY LOGO)

         Book-Entry-Only Collateralized Mortgage Obligations (CMOs) --
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities

                           LETTER OF REPRESENTATIONS
                     [To be Completed by Issuer and Agent]


      Bear Stearns Commercial Mortgage Securities Trust Series 2003-PWR2
      ------------------------------------------------------------------
                                [Name of Issuer]


               Wells Fargo Bank Minnesota, National Association
              ----------------------------------------------------
                                [Name of Agent]


                                                             September 22, 2003
                                                             ------------------
                                                                         [Date]



Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

            RE: Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
                ---------------------------------------------------------------

                Class A-1, Class A-2, Class A-3, Class A-4, Class B,
                ---------------------------------------------------------------

                Class C and Class D Certificates
                ---------------------------------------------------------------
                            [Issue description (the "Securities")]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated September 1, 2003 (the "Document"). See Rider 1

                                             ["Underwriter/Placement Agent"]

   *All obligations hereunder of the Issuer will be performed by Bear Stearns
    Commercial Mortgage Securities Inc. as Depositor or the Depositor will cause the Issuer to perform such obligations.

distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on September 23, 2003 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer Represents:

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Proxy Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    55 Water Street 50th Floor
                    New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212)855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212)855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Supervisor, Put Bond Unit
                           Reorganization Department
                           The Depository Trust Company
                           55 Water Street 50th Floor
                           New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855 4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Manager, Announcements
                           Dividend Department
                           The Depository Trust Company
                           55 Water Street 25th Floor
                           New York, NY 10041-0099

     9. Issuer represents: [The interest accrual period is record date to record date.] See Rider 2

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time;
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations: Rider 1, Rider 2, Schedule A and Schedule B

Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                             Very truly yours,

                             Bear Stearns Commercial Mortgage Securities Inc.
                             -------------------------------------------------
                                                [Issuer]

                              By: /s/ Michael A. Forastiere
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]

                              Wells Fargo Bank Minnesota, National Association
                              ------------------------------------------------
                                                 [Agent]

                              By: /s/ Deborah Daniels
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


[DTC SIGNATURE STAMP]


cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

                                                                   RIDERS
                                                                   ------

1. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC are

2. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which such distribution date occurs.

                                                                                                               SCHEDULE A
                                                                                                               ----------

                                          Bear Stearns Commercial Mortgage Securities Inc.
                                   Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
                                                          (Describe Issue)





                                                              Certificate                                       Initial
                                                          Principal Amount or                                Pass-Through
            Class                  CUSIP Number             Notional Amount             Maturity(1)             Rate(2)
------------------------------- ------------------ -------------------------------- ---------------- ------------------------------
Class A-1                          07383F WC 8                $92,125,000              March 2010               3.432%
Class A-2                          07383F WD 6               $125,000,000             November 2012             4.382%
Class A-3                          07383F XH 6                $97,156,000             November 2012             4.834%
Class A-4                          07383F XJ 2               $608,255,000            September 2013             5.186%
Class B                            07383F WE 4                $26,670,000            September 2013             5.220%
Class C                            07383F WF 1                $28,004,000            September 2013             5.319%
Class D                            07383F WG 9                 $9,334,000              April 2014               5.416%


------------------------------
   (1)  The maturity date in the specified month will be the 11th calendar day of such month or, if such 11th calendar day is not a business day, then the next succeeding business day.

   (2)  Approximate.


                                                                    SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC -- bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct
Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").
The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and divided payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                        (DEPOSITORY TRUST COMPANY LOGO)

         Book-Entry-Only Collateralized Mortgage Obligations (CMOs) --
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities

                           LETTER OF REPRESENTATIONS
                     [To be Completed by Issuer and Agent]


      Bear Stearns Commercial Mortgage Securities Trust Series 2003-PWR2
      ------------------------------------------------------------------
                                [Name of Issuer]


               Wells Fargo Bank Minnesota, National Association
              ----------------------------------------------------
                                [Name of Agent]


                                                             September 22, 2003
                                                             ------------------
                                                                         [Date]



Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

            RE: Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
                ---------------------------------------------------------------

                Class X-1, Class X-2, Class E, Class F, Class G, Class H,
                ---------------------------------------------------------------

                Class J, Class K, Class L, Class M, Class N and Class P
                ---------------------------------------------------------------
                            [Issue description (the "Securities")]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated September 1, 2003 (the "Document"). See Rider 1

                                             ["Underwriter/Placement Agent"]

   *All obligations hereunder of the Issuer will be performed by Bear Stearns
    Commercial Mortgage Securities Inc. as Depositor or the Depositor will cause the Issuer to perform such obligations distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on September 23, 2003 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer Represents:

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Supervisor, Proxy Unit
                             Reorganization Department
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY 10041-0099

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    55 Water Street 50th Floor
                    New York, NY 10041-0099

     6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

     Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212)855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212)855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Supervisor, Put Bond Unit
                           Reorganization Department
                           The Depository Trust Company
                           55 Water Street 50th Floor
                           New York, NY 10041-0099

     7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855 4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                           Manager, Announcements
                           Dividend Department
                           The Depository Trust Company
                           55 Water Street 25th Floor
                           New York, NY 10041-0099

     9. Issuer represents: [The interest accrual period is record date to record date.] See Rider 2

     10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

     11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

     16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time;
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

     26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations: Rider 1, Rider 2, Schedule A, Schedule B,
Rule 144A Rider and Regulation S Rider

Notes:
------

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                             Very truly yours,

                             Bear Stearns Commercial Mortgage Securities Inc.
                             -------------------------------------------------
                                                [Issuer]

                              By: /s/ Michael A. Forastiere
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]

                              Wells Fargo Bank Minnesota, National Association
                              ------------------------------------------------
                                                 [Agent]

                              By: /s/ Deborah Daniels
                                 ---------------------------------------------
                                      [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

        [DTC SIGNATURE STAMP]



cc: Underwriter/Placement Agent
    Underwriter's/Placement Agent's Counsel

                                                                    RIDERS
                                                                    ------

1. Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Brokerage Services, LLC are

2. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which such distribution date occurs.

                                                                                                                 SCHEDULE A
                                                                                                                 ----------

                                          Bear Stearns Commercial Mortgage Securities Inc.
                                   Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
                                                          (Describe Issue)

                                                              Certificate                                       Initial
                                                          Principal Amount or                                Pass-Through
            Class                  CUSIP Number             Notional Amount             Maturity(1)             Rate(2)
------------------------------ -------------------- ------------------------------ --------------------- --------------------
Class X-1 (3)(4)(5) No. 1         U0743B JP 0                  $1,066,555,323          November 2021            0.064%
Class X-1 (4)(5)(6) No. 2         07383F WH 7                              $0          November 2021            0.064%
Class X-2 (3)(4)(5) No. 1         U0743B JQ 8                  $1,026,748,000         September 2011            0.721%
Class X-2 (4)(5)(6) No. 2         07383F WJ 3                              $0         September 2011            0.721%
Class E (3)(5) No. 1              U0743B JR 6                     $12,000,000           April 2015              5.693%
Class E (5)(6) No. 2              07383F WK 0                              $0           April 2015              5.693%
Class F (3)(5) No. 1              U0743B JS 4                     $10,670,000            May 2016               5.693%
Class F (5)(6) No. 2              07383F WL 8                              $0            May 2016               5.693%
Class G (3)(5) No. 1              U0743B JT 2                      $9,335,000           April 2017              5.693%
Class G (5)(6) No. 2              07383F WM 6                              $0           April 2017              5.693%
Class H (3)(5) No. 1              U0743B JU 9                     $13,335,000            June 2018              5.300%
Class H (5)(6) No. 2              07383F WN 4                              $0            June 2018              5.300%
Class J (3)(5) No. 1              U0743B JV 7                      $5,334,000         September 2018            5.300%
Class J (5)(6) No. 2              07383F WP 9                              $0         September 2018            5.300%
Class K (3)(5) No. 1              U0743B JW 5                      $5,334,000           March 2019              5.300%
Class K (5)(6) No. 2              07383F WQ 7                              $0           March 2019              5.300%
Class L (3)(5) No. 1              U0743B JX 3                      $4,000,000         September 2019            5.300%
Class L (5)(6) No. 2              07383F WR 5                              $0         September 2019            5.300%
Class M (3)(5) No. 1              U0743B JY 1                      $5,334,000           April 2020              5.300%
Class M (5)(6) No. 2              07383F WS 3                              $0           April 2020              5.300%
Class N (3)(5) No. 1              U0743B JZ 8                      $2,667,000           August 2020             5.300%
Class N (5)(6) No. 2              07383F WT 1                              $0           August 2020             5.300%
Class P (3)(5) No. 1              U0743B KA 1                     $12,002,323          November 2021            5.300%
Class P (5)(6) No. 2              07383F WU 8                              $0          November 2021            5.300%


------------------------------
   (1)  The maturity date in the specified month will be the 11th calendar day of such month or, if such 11th calendar day is not a business day, then the next succeeding business day.

   (2)  Approximate.

   (3)  Rule 144A Securities.

   (4)  Notional Amount.

   (5)  At Closing. The combined principal amount or notional amount, as applicable, of the Rule 144A global notes and the
        Regulation S global notes will not exceed $1,066,555,323 for the Class X-1 Certificates, $1,026,748,000 for the Class X-2
        Certificates, $12,000,000 for the Class E Certificates, $10,670,000 for the Class F Certificates, $9,335,000 for the
        Class G Certificates, $13,335,000 for the Class H Certificates, $5,334,000 for the Class J Certificates, $5,334,000 for
        the Class K Certificates, $4,000,000 for the Class L Certificates, $5,334,000 for the Class M Certificates, $2,667,000
        for the Class N Certificates and $12,002,323 for the Class P Certificates.

   (6)  Regulation S Securities.

                                                                    SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC -- bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct
Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").
The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and divided payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   [DTC LOGO]

                  REPRESENTATIONS FOR RULE 144A SECURITIES --
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
             (Class X-1, Class X-2, Class E, Class F, and Class G)

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are:

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in a SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

------------
     (1)A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal laws; or (c) of the offering documents.

                                  [DTC LOGO]

                  REPRESENTATIONS FOR RULE 144A SECURITIES --
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
                 (Class H, Class J, Class K, Class L, Class M,
                       Class N and Class P Certificates)

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are:

[included within PORTAL, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A) an "SRO Rule 144A System")].

     3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice of Issuer and Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer or Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

----------------------
     (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                        [DEPOSITORY TRUST COMPANY LOGO]

 REPRESENTATIONS FOR SECURITIES ELIGIBLE FOR TRANSFER PURSUANT TO REGULATION S
       WHERE ISSUER HAS REQUESTED A TEMPORARY "CHILL" ON DELIVER ORDERS--
                TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
          (Class X-1, Class X-2, Class E, Class F, Class G, Class H,
           Class J, Class K, Class L, Class M, Class N and Class P)

     Issuer has requested that, with respect to the Securities that are eligible for transfer pursuant to Regulation S, which have been identified by a separate CUSIP number (the "Regulation S Securities"), DTC not effect book-entry deliveries (except deliveries via DTC's Deposit/Withdrawal at Custodian DWAC system in Participant accounts maintained by banks that act as depositaries for Cedel and Euroclear) until November 2, 2003.

     In the event that Issuer desires an extension or shortening of this "Deliver Order Chill," Issuer or Agent(1) shall send DTC a notice requesting that the Deliver Order Chill be eliminated as of a specified date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days prior to the date specified for elimination of the Deliver Order Chill. If sent by telecopy, such notice shall be sent to (212)344-1531 or
(212)855-3728. Issuer or Agent shall confirm DTC's receipt of such telecopy by telephoning DTC's Underwriting Department at (212)855-3731. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

          Manager, Eligibility Section
          Underwriting Department
          The Depository Trust Company
          55 Water Street 19th Floor
          New York, NY 10041-0099

-------------------
     (1) Agent shall be defined as Depositary, Trustee, Trust Company, Issuing Agent and/or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be attached.

                                  EXHIBIT C-1

                  FORM OF MASTER SERVICER REQUEST FOR RELEASE



                                    [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
                ------------------------------------------------------------

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor, Prudential Asset Resources, Inc. as a master servicer (in such capacity, a "Master Servicer") and as 3 Times Square special servicer, Wells Fargo Bank, National Association, as a master servicer (in such capacity, a "Master Servicer"), GMAC Commercial Mortgage Corporation as general special servicer, Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V., as fiscal agent, PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______        1.   Mortgage Loan paid in full. The undersigned
                   hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______        2.   Other.  (Describe) ______________________________________
                   _________________________________________________________


                                    C-1-1

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                    [                                     ]
                                    as a Master Servicer


                                    By:___________________________________
                                    Name:
                                    Title:


                                    C-1-2

                                  EXHIBIT C-2

                 FORM OF SPECIAL SERVICER REQUEST FOR RELEASE




                                    [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
                 ------------------------------------------------------------

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as depositor, Prudential Asset Resources, Inc. as a master servicer and as 3 Times Square special servicer (in such capacity, the "3 Times Square Special Servicer"), Wells Fargo Bank, National Association, as a master servicer, GMAC Commercial Mortgage Corporation as general special servicer (in such capacity, the "General Special Servicer"), Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V., as fiscal agent, PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder and you as trustee (in such capacity, the "Trustee"), the undersigned as [3 Times Square] [General] Special Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       The Mortgage Loan is being foreclosed.

______   2.       Other.  (Describe)

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our


                                     C-2-1
receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose, or unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        [                                  ]
                                        as [3 Times Square][General] Special
                                        Servicer


                                    By: ________________________________
                                        Name:
                                        Title:


                                     C-2-2

                                   EXHIBIT D

                   FORM OF CERTIFICATE ADMINISTRATOR REPORT





                                                                                         -----------------------------------------
                                                                                         For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.              CTSLink Customer Service
                                                                                                       (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                           @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                      -----------------------------------------
Columbia, MD 21045-1951                                                                    Payment Date: 10/13/2003
                                                                                           Record Date:  09/30/2003
----------------------------------------------------------------------------------------------------------------------------------


                                                    DISTRIBUTION DATE STATEMENT

                                                         Table of Contents

                        --------------------------------------------------------------------------------

                           STATEMENT SECTIONS                                                PAGE(s)
                           ------------------                                                -------
                           Certificate Distribution Detail                                      2
                           Certificate Factor Detail                                            3
                           Reconciliation Detail                                                4
                           Other Required Information                                           5
                           Cash Reconciliation Detail                                           6
                           Ratings Detail                                                       7
                           Current Mortgage Loan and Property Stratification Tables           8 - 10
                           Mortgage Loan Detail                                                 11
                           Principal Prepayment Detail                                          12
                           Historical Detail                                                    13
                           Delinquency Loan Detail                                              14
                           Specially Serviced Loan Detail                                    15 - 16
                           Modified Loan Detail                                                 17
                           Liquidated Loan Detail                                               18

                        --------------------------------------------------------------------------------





          Depositor                   Master Servicer                Special Servicer                   Special Servicer
----------------------------- ---------------------------------- ------------------------------ ----------------------------------
Bear Stearns Commercial        Wells Fargo Bank, N.A.             GMAC Commercial Mortgage        Prudential Asset Resources, Inc.
  Mortgage Securities Inc.     45 Fremont Street, 2nd Floor         Corporation                   2200 Ross Avenue, Suite 4900E
383 Madison Avenue             investorreporting@wellsfargo.com   c/o GMAC Commercial Mortgage    Dallas, TX 75201
New York, NY 10179             San Francisco, CA 94105                Corporation
                                                                  San Francisco, CA 94104

Contact:  General Information  Contact:  Matilde Sanchez          Contact:  CMBS Portfolio        Contact:  Hal Collett
          Number               Phone Number:  (415) 222-2364                Manager               Phone Number: (214) 721-6032
Phone Number:  (212) 272-2000                                     Phone Number:  (415) 835-9200
----------------------------- ---------------------------------- ------------------------------ ----------------------------------

     This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the master servicers, special servicers and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

----------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                     Page 1 of 18




                                                                                         -----------------------------------------
                                                                                         For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.              CTSLink Customer Service
                                                                                                       (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates        Reports Available on the World Wide Web
Corporate Trust Services                                                                           @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                      -----------------------------------------
Columbia, MD 21045-1951                                                                    Payment Date: 10/13/2003
                                                                                           Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------



                                                  Certificate Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    Realized Loss/
                                                                                                                      Additional
   Class\      CUSIP       Pass-Through     Original       Beginning       Principal       Interest     Prepayment      Trust
 Component                     Rate         Balance         Balance       Distribution   Distribution     Premium    Fund Expenses
----------------------------------------------------------------------------------------------------------------------------------
    A-1                     0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
    A-2                     0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
    A-3                     0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
    A-4                     0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     B                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     C                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     D                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     E                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     F                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     G                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     H                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     J                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     K                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     L                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     M                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     N                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     P                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     R                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
     V                      0.000000%        0.00            0.00             0.00           0.00           0.00          0.00
----------------------------------------------------------------------------------------------------------------------------------
  Totals                                     0.00            0.00             0.00           0.00           0.00          0.00
----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------

   Class\            Total          Ending         Current
 Component        Distribution      Balance      Subordination
                                                   Level (1)
------------------------------------------------------------------------------
    A-1              0.00            0.00            0.00
    A-2              0.00            0.00            0.00
    A-3              0.00            0.00            0.00
    A-4              0.00            0.00            0.00
     B               0.00            0.00            0.00
     C               0.00            0.00            0.00
     D               0.00            0.00            0.00
     E               0.00            0.00            0.00
     F               0.00            0.00            0.00
     G               0.00            0.00            0.00
     H               0.00            0.00            0.00
     J               0.00            0.00            0.00
     K               0.00            0.00            0.00
     L               0.00            0.00            0.00
     M               0.00            0.00            0.00
     N               0.00            0.00            0.00
     P               0.00            0.00            0.00
     R               0.00            0.00            0.00
     V               0.00            0.00            0.00
------------------------------------------------------------------------------
  Totals             0.00            0.00            0.00
------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------------
                                             Original       Beginning                                                      Ending
                          Pass-Through       Notional       Notional        Interest       Prepayment         Total       Notional
  Class       CUSIP           Rate            Amount         Amount       Distribution       Premium       Distribution    Amount
----------------------------------------------------------------------------------------------------------------------------------
   X-1                      0.000000           0.00           0.00            0.00            0.00             0.00         0.00
   X-2                      0.000000           0.00           0.00            0.00            0.00             0.00         0.00
----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

----------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                     Page 2 of 18




                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003
----------------------------------------------------------------------------------------------------------------------------------




                                                     Certificate Factor Detail

----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Realized Loss/
 Class\                  Beginning         Principal        Interest       Prepayment    Additional Trust      Ending
Component     CUSIP       Balance        Distribution     Distribution      Premium        Fund Expenses       Balance
----------------------------------------------------------------------------------------------------------------------------------
   A-1                  0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
   A-2                  0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
   A-3                  0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
   A-4                  0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    B                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    C                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    D                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    E                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    F                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    G                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    H                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    J                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    K                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    L                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    M                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    N                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    P                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    R                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
    V                   0.00000000        0.00000000       0.00000000      0.00000000       0.00000000       0.00000000
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                       Beginning                                   Ending
                       Notional      Interest      Prepayment     Notional
 Class      CUSIP       Amount     Distribution      Premium       Amount
-------------------------------------------------------------------------------
  X-1                 0.00000000    0.00000000      0.00000000   0.00000000
  X-2                 0.00000000    0.00000000      0.00000000   0.00000000
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 3 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------




                                                       Reconciliation Detail


                 Advance Summary                                             Master Servicing Fee Summary

P&I Advances Outstanding                      0.00          Current Period Accrued Master Servicing Fees                   0.00
Servicing Advances Outstanding                0.00          Less Master Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P&I            0.00          Less Reductions to Master Servicing Fees                       0.00
Advances paid from general collections                      Plus Master Servicing Fees on Delinquent Payments Received     0.00
Reimbursements for Interest on Servicing      0.00          Plus Adjustments for Prior Master Servicing Calculation        0.00
Advances paid from general collections                      Total Master Servicing Fees Collected                          0.00




Certificate Interest Reconciliation
----------------------------------------------------------------------------------------------------------------------------------

           Accrued         Net Aggregate    Distributable       Distributable      Additional                   Remaining Unpaid
         Certificate        Prepayment       Certificate    Certificate Interest   Trust Fund     Interest        Distributable
Class     Interest      Interest Shortfall     Interest          Adjustment         Expenses    Distribution  Certificate Interest
----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.00               0.00             0.00               0.00              0.00          0.00              0.00
 A-2         0.00               0.00             0.00               0.00              0.00          0.00              0.00
 A-3         0.00               0.00             0.00               0.00              0.00          0.00              0.00
 A-4         0.00               0.00             0.00               0.00              0.00          0.00              0.00
 X-1         0.00               0.00             0.00               0.00              0.00          0.00              0.00
 X-2         0.00               0.00             0.00               0.00              0.00          0.00              0.00
  B          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  C          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  D          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  E          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  F          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  G          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  H          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  J          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  K          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  L          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  M          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  N          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  P          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  R          0.00               0.00             0.00               0.00              0.00          0.00              0.00
  V          0.00               0.00             0.00               0.00              0.00          0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals       0.00               0.00             0.00               0.00              0.00          0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                     Page 4 of 18




                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003



------------------------------------------------------------------------------

                        Other Required Information
------------------------------------------------------------------------------




Available Distribution Amount                       0.00



Aggregate Number of Outstanding Loans                  0

Aggregate Unpaid Principal Balance of Loans         0.00

Aggregate Stated Principal Balance of Loans         0.00



Aggregate Amount of Servicing Fee                   0.00

Aggregate Amount of Special Servicing Fee           0.00

Aggregate Amount of Trustee Fee                     0.00

Aggregate Certificate Administrator Fee             0.00

Aggregate Trust Fund Expenses                       0.00




Appraisal Reduction Amount
------------------------------------------------------------------------------

                    Appraisal           Cumulative         Most Recent
   Loan             Reduction              ASER             App. Red.
  Number            Effected              Amount              Date
------------------------------------------------------------------------------















------------------------------------------------------------------------------
    Total
------------------------------------------------------------------------------


------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 5 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates      Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003



------------------------------------------------------------------------------

                      Cash Reconciliation Detail
------------------------------------------------------------------------------
Total Funds Collected
  Interest:
    Interest paid or advanced                                    0.00
    Interest reductions due to Non-Recoverability Determinations 0.00
    Interest Adjustments                                         0.00
    Deferred Interest                                            0.00
    Net Prepayment Interest Shortfall                            0.00
    Net Prepayment Interest Excess                               0.00
    Extension Interest                                           0.00
    Interest Reserve Withdrawal                                  0.00
                                                                      --------
         Total Interest Collected                                         0.00

  Principal:
    Scheduled Principal                                          0.00
    Unscheduled Principal                                        0.00
         Principal Prepayments                                   0.00
         Collection of Principal after Maturity Date             0.00
         Recoveries from Liquidation and Insurance Proceeds      0.00
         Excess of Prior Principal Amounts paid                  0.00
         Curtailments                                            0.00
    Negative Amortization                                        0.00
    Principal Adjustments                                        0.00
                                                                      --------
         Total Principal Collected                                        0.00

  Other:
    Prepayment Penalties/Yield Maintenance                       0.00
    Repayment Fees                                               0.00
    Borrower Option Extension Fees                               0.00
    Equity Payments Received                                     0.00
    Net Swap Counterparty Payments Received                      0.00
                                                                      --------
         Total Other Collected                                            0.00
                                                                      --------
Total Funds Collected                                                     0.00
                                                                      ========



Total Funds Distributed
  Fees:
    Master Servicing Fee                                         0.00
    Trustee Fee                                                  0.00
    Certificate Administration Fee                               0.00
    Insurer Fee                                                  0.00
    Miscellaneous Fee                                            0.00
                                                                      --------
        Total Fees                                                        0.00


  Additional Trust Fund Expenses:
    Reimbursement for Interest on Advances                       0.00
    ASER Amount                                                  0.00
    Special Servicing Fee                                        0.00
    Reduction of funds due to Non-Recoverability Determinations  0.00
    Rating Agency Expenses                                       0.00
    Attorney Fees & Expenses                                     0.00
    Bankruptcy Expense                                           0.00
    Taxes Imposed on Trust Fund                                  0.00
    Non-Recoverable Advances                                     0.00
    Other Expenses                                               0.00
                                                                      --------
         Total Additional Trust Fund Expenses                             0.00

  Interest Reserve Deposit                                                0.00

  Payments to Certificateholders & Others:
    Interest Distribution                                        0.00
    Principal Distribution                                       0.00
    Prepayment Penalties/Yield Maintenance                       0.00
    Borrower Option Extension Fees                               0.00
    Equity Payments Paid                                         0.00
    Net Swap Counterparty Payments Paid                          0.00
                                                                      --------
         Total Payments to Certificateholders & Others                    0.00
                                                                      --------
Total Funds Distributed                                                   0.00
                                                                      ========

------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 6 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003




----------------------------------------------------------------------------------------------------------------------------------

                                                           Ratings Detail

            ------------------------------------------------------------------------------------------------------------

                                                        Original Ratings                    Current Ratings (1)
                                                --------------------------------      --------------------------------
                  Class        CUSIP              Fitch     Moody's     S & P           Fitch     Moody's     S&P
             ---------------------------------------------------------------------------------------------------------
                  A-1
                  A-2
                  A-3
                  A-4
                  X-1
                  X-2
                   B
                   C
                   D
                   E
                   F
                   G
                   H
                   J
                   K
                   L
                   M
                   N
                   P
                   R
                   V
             ---------------------------------------------------------------------------------------------------------

             NR - Designates that the class was not rated by the above agency at the time of original issuance.
              X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
            N/A - Data not available this period.


            1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.



            Fitch, Inc.                         Moody's Investors Service                Standard & Poor's Rating Services
            One State Street Plaza              99 Church Street                         55 Water Street
            New York, New York 10004            New York, New York 10007                 New York, New York 10041
            (212) 908-0500                      (212) 553-0300                           (212) 438-2430



------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 7 of 18



                                                                                         -----------------------------------------
                                                                                         For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.              CTSLink Customer Service
                                                                                                       (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates        Reports Available on the World Wide Web
Corporate Trust Services                                                                           @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                      -----------------------------------------
Columbia, MD 21045-1951                                                                    Payment Date: 10/13/2003
                                                                                           Record Date:  09/30/2003



------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables


                              Scheduled Balance
------------------------------------------------------------------------------
                                          % of
  Scheduled      # of      Scheduled       Agg.    WAM              Weighted
   Balance      loans       Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------



                                 State (3)
------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled       Agg.    WAM              Weighted
     State      Props.      Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------

   See footnotes on last page of this section.


------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 8 of 18



                                                                                         -----------------------------------------
                                                                                         For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.              CTSLink Customer Service
                                                                                                       (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates        Reports Available on the World Wide Web
Corporate Trust Services                                                                           @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                      -----------------------------------------
Columbia, MD 21045-1951                                                                    Payment Date: 10/13/2003
                                                                                           Record Date:  09/30/2003


------------------------------------------------------------------------------
          Current Mortgage Loan and Property Stratification Tables


                        Debt Service Coverage Ratio
------------------------------------------------------------------------------
                                          % of
 Debt Service    # of      Scheduled      Agg.    WAM              Weighted
Coverage Ratio   loans     Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------



                                 Note Rate
------------------------------------------------------------------------------
                                      % of
     Note    # of      Scheduled       Agg.    WAM              Weighted
     Rate    loans      Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------



                               Property Type (3)
------------------------------------------------------------------------------
                                       % of
  Property    # of      Scheduled       Agg.    WAM              Weighted
    Type      Props.     Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------



                                 Seasoning
------------------------------------------------------------------------------
                                       % of
              # of      Scheduled       Agg.    WAM              Weighted
  Seasoning   loans      Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------

   See footnotes on last page of this section.

------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 9 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003



-------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables


              Anticipated Remaining Term (ARD and Balloon Loans)
------------------------------------------------------------------------------
Anticipated                             % of
 Remaining     # of      Scheduled       Agg.    WAM              Weighted
  Term(2)     loans       Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------



             Remaining Amortization Term (ARD and Balloon Loans)
------------------------------------------------------------------------------
 Remaining                              % of
Amortization   # of      Scheduled       Agg.    WAM              Weighted
   Term       loans       Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------



                Remaining Stated Term (Fully Amortizing Loans)
------------------------------------------------------------------------------
 Remaining                              % of
  Stated       # of      Scheduled       Agg.    WAM              Weighted
   Term       loans       Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------



                            Age of Most Recent NOI
------------------------------------------------------------------------------
   Age of                               % of
 Most Recent   # of      Scheduled       Agg.    WAM              Weighted
    NOI       loans       Balance        Bal.    (2)    WAC      Avg DSCR(1)
------------------------------------------------------------------------------














------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates      Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003




----------------------------------------------------------------------------------------------------------------------------------

                                                   Mortgage Loan Detail

----------------------------------------------------------------------------------------------------------------------------------
   Loan                 Property                         Interest      Principal     Gross      Anticipated     Maturity
   Number     ODCR      Type(1)      City      State      Payment       Payment      Coupon      Repayment        Date
                                                                                                   Date
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
   Loan         Neg.     Beginning      Ending       Paid     Appraisal    Appraisal     Res.     Mod.
   Number      Amort     Scheduled     Scheduled     Thru     Reduction    Reduction    Strat.    Code
               (Y/N)      Balance       Balance      Date       Date        Amount       (2)       (3)
--------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

          (1) Property Type Code                       (2) Resolution Strategy Code                        (3) Modification Code
          ----------------------                       ----------------------------                        ---------------------
  MF - Multi-Family   OF - Office        1 - Modification  6 - DPO              10 - Deed In Lieu Of       1 - Maturity Date
  RT - Retail         MU - Mixed Use     2 - Foreclosure   7 - REO                   Foreclosure               Extension
  HC - Health Care    LO - Lodging       3 - Bankruptcy    8 - Resolved         11 - Full Payoff           2 - Authorization Change
  IN - Industrial     SS - Self Storage  4 - Extension     9 - Pending Return   12 - Reps and Warranties   3 - Principal Write-Off
  WH - Warehouse      OT - Other         5 - Note Sale         to Master        13 - Other or TBD          4 - Combination
  MH - Mobile Home                                             Servicer
       Park
----------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                     Page 11 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates      Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003
----------------------------------------------------------------------------------------------------------------------------------



                                                    Principal Prepayment Detail

   -------------------------------------------------------------------------------------------------------------------------------
                                               Principal Prepayment Amount                  Prepayment Penalties
    Loan Number       Offering Document   ----------------------------------------------------------------------------------------
                       Cross-Reference    Payoff Amount    Curtailment Amount    Prepayment Premium     Yield Maintenance Charge
   -------------------------------------------------------------------------------------------------------------------------------









  --------------------------------------------------------------------------------------------------------------------------------
     Totals
  --------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                     Page 12 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------



                                                              Historical Detail
---------------------------------------------------------------------------------------------------------------------------------
                                 Delinquencies                                                             Prepayments
---------------------------------------------------------------------------------------------------------------------------------
  Distribution    30-59 Days       60-89 Days    90 Days or More    Foreclosure       REO        Modifications    Curtailments
      Date       #   Balance      #   Balance   #        Balance   #     Balance   #  Balance   #      Balance   #      Balance
---------------------------------------------------------------------------------------------------------------------------------









---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------
                          Rate and Maturities
-----------------------------------------------------------
  Distribution      Payoff       Next Weighted Avg.   WAM
      Date       #    Balance       Coupon Remit
-----------------------------------------------------------









-------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------


           Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

---------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                  Page 13 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates      Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------




                                                                 Delinquency Loan Detail
----------------------------------------------------------------------------------------------------------------------------------
  Loan Number      Offering        # of      Paid Through    Current     Outstanding   Status of    Resolution    Servicing
                   Document       Months        Date         P & I         P & I        Mortgage     Strategy      Transfer
                Cross-Reference   Delinq.                   Advances      Advances       Loan(1)      Code(2)        Date
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------
   Totals
----------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
  Loan Number   Foreclosure   Actual    Outstanding    Bankruptcy Date    REO
                   Date        Loan      Servicing                       Date
                              Balance    Advances
-------------------------------------------------------------------------------









------------------------------------------------------------------------------
   Totals
-----------------------------------------------------------------------------------------------------------------------------------

               (1) Status of Mortgage Loan                                         (2) Resolution Strategy Code
               ---------------------------                                         ----------------------------
  A - Payments Not Received       2 - Two Months Delinquent      1 - Modification  6 - DPO                 10 - Deed In Lieu Of
      But Still in Grace Period   3 - Three or More Months       2 - Foreclosure   7 - REO                      Foreclosure
  B - Late Payment But Less           Delinquent                 3 - Bankruptcy    8 - Resolved            11 - Full Payoff
      Than 1 Month Delinquent     4 - Assumed Scheduled Payment  4 - Extension     9 - Pending Return      12 - Reps and Warranties
  0   Current                         (Performing Matured Loan)  5 - Note Sale         to Master Servicer  13 - Other or TBD
  1 - One Month Delinquent        7-  Foreclosure
                                  9 - REO
-----------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                   Page 14 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates       Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------



                                               Specially Serviced Loan Detail - Part 1
----------------------------------------------------------------------------------------------------------------------------------
  Distribution     Loan        Offering      Servicing     Resolution    Scheduled    Property              Interest     Actual
      Date        Number       Document       Transfer      Strategy      Balance     Type (2)    State       Rate       Balance
                           Cross-Reference     Date         Code (1)
----------------------------------------------------------------------------------------------------------------------------------








----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
  Distribution     Net      NOI              Note    Maturity     Remaining
      Date      Operating   Date    DSCR     Date      Date      Amortization
                  Income                                             Term
-----------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                         (2) Property Type Code
                    ----------------------------                                         ----------------------
   1 - Modification     6 - DPO                 10 - Deed In Lieu Of            MF - Multi-Family         OF - Office
   2 - Foreclosure      7 - REO                      Foreclosure                RT - Retail               MU - Mixed use
   3 - Bankruptcy       8 - Resolved            11-  Full Payoff                HC - Health Care          LO - Lodging
   4 - Extension        9 - Pending Return      12 - Reps and Warranties        IN - Industrial           SS - Self Storage
   5 - Note Sale            to Master Servicer  13 - Other or TBD               WH - Warehouse            OT - Other
                                                                                                          MH - Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                  Page 15 of 18
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates      Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------



                                                 Specially Serviced Loan Detail - Part 2
----------------------------------------------------------------------------------------------------------------------------------

   Distribution     Loan       Offering      Resolution      Site                      Appraisal    Appraisal       Other REO
       Date        Number      Document      Strategy    Inspection    Phase 1 Date      Date         Value      Property Revenue
                           Cross-Reference   Code (1)        Date
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------
   Distribution
       Date                             Comment

------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------------------

                           (1) Resolution Strategy Code
                           ----------------------------

      1 - Modification        6 - DPO                 10 - Deed In Lieu Of
      2 - Foreclosure         7 - REO                      Foreclosure
      3 - Bankruptcy          8 - Resolved            11 - Full Payoff
      4 - Extension           9 - Pending Return      12 - Reps and Warranties
      5 - Note Sale               to Master Servicer  13 - Other or TBD

----------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                    Page 16 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates     Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------



                                                Modified Loan Detail
----------------------------------------------------------------------------------------------------------------------------------
  Loan          Offering          Pre-Modification         Modification Date               Modification Description
 Number         Document              Balance
             Cross-Reference
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                   Page 17 of 18



                                                                                        -----------------------------------------
                                                                                        For Additional Information please contact
    [LOGO]                           Bear Stearns Commercial Mortgage Securities Inc.             CTSLink Customer Service
                                                                                                      (301) 815-6600
Wells Fargo Bank Minnesota, N.A.      Commercial Mortgage Pass-Through Certificates      Reports Available on the World Wide Web
Corporate Trust Services                                                                          @www.ctslink.com/cmbs
9062 Old Annapolis Road                            Series 2003-PWR2                     -----------------------------------------
Columbia, MD 21045-1951                                                                   Payment Date: 10/13/2003
                                                                                          Record Date:  09/30/2003

----------------------------------------------------------------------------------------------------------------------------------



                                                        Liquidated Loan Detail
----------------------------------------------------------------------------------------------------------------------------------
        Loan           Final Recovery        Offering       Appraisal     Appraisal      Actual         Gross      Gross Proceeds
       Number          Determination         Document         Date          Value        Balance       Proceeds       as a % of
                            Date          Cross-Reference                                                          Actual Balance
----------------------------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------------------
    Current Total
----------------------------------------------------------------------------------------------------------------------------------
  Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
        Loan                 Aggregate           Net        Net Proceeds     Realized    Repurchased
       Number               Liquidation      Liquidation      as a % of        Loss       by Seller
                             Expenses*         Proceeds    Actual Balance                   (Y/N)
-----------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------
  Current Total
-----------------------------------------------------------------------------------------------------
  Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------

   * Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                              Page 18 of 18

                                   EXHIBIT E

                        FORM OF CERTIFICATION (GMACCM)


          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
                 ------------------------------------------------------------

          I, ________________ a ____________________ of [NAME OF APPLICABLE
SPECIAL SERVICER] ("[INSERT SHORT NAME]") on behalf of [INSERT SHORT NAME], as a Special Servicer, hereby certify to [INSERT NAME OF CERTIFICATION PARTY] and its affiliates, members, managers, directors and officers, to the extent that the following information is within such Special Servicer's area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

               1. I am responsible for reviewing the activities performed by such Special Servicer under the pooling and servicing agreement, dated as of September 1, 2003, relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (the "Pooling and Servicing Agreement"), and, based upon the review performed as required under Section 3.13 of the Pooling and Servicing Agreement, and except as disclosed on Schedule I hereto, such Special Servicer, to my knowledge, has fulfilled its material obligations under the Pooling and Servicing Agreement, including the provision of all reports, if any, required to be submitted by such Special Servicer to the Master Servicers, the Trustee and the Certificate Administrator thereunder, and that, to the knowledge of such Special Servicer, such reports do not contain any material misstatements or omissions; and

               2. I have disclosed to such Special Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance by such Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

          Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                 [NAME OF SPECIAL SERVICER]


                                     By: ________________________________
                                     Name:
                                     Title:

                                  EXHIBIT F-1

                        FORM OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                             HELD IN PHYSICAL FORM


                                    [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2 [OR OTHER CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 23, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
               -------------------------------------------------------

Dear Sirs:

          This letter is delivered to you in connection with the transfer by ______________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates") pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2003 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.


                                     F-1-1

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.



                                   Very truly yours,

                                   ___________________________________________
                                   (Transferor)


                                   By: _______________________________________
                                   Name:______________________________________
                                   Title:_____________________________________


                                     F-1-2

                                 EXHIBIT F-2A

               FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
               NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM


                                    [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2 [OR OTHER CERTIFICATE REGISTRAR]

              Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 23, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
                   -----------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that


                                    F-2A-1
the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                   Very truly yours,

                                   ____________________________________________
                                   (Transferee)


                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________



                            Nominee Acknowledgment
                            ----------------------


          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                   ____________________________________________
                                   (Nominee)


                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                    F-2A-2

                                                       ANNEX 1 TO EXHIBIT F-2A
                                                       -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                  (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar


------------------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2A-3
                  institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___      Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)__________________
                  _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.


                                    F-2A-4

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___     Will the Transferee be purchasing the Transferred
         Yes      No      Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                           __________________________________________
                                   Print Name of Transferee


                           By: ______________________________________
                           Name:_____________________________________
                           Title:____________________________________
                           Date:_____________________________________


                                    F-2A-5

                                                       ANNEX 2 TO EXHIBIT F-2A
                                                       -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That Are Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                    F-2A-6

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
(vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ____     ____     Will the Transferee be purchasing the Transferred
         Yes      No       Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

           8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    Print Name of Transferee or Adviser

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                    IF AN ADVISER:

                                    Print Name of Transferee


                                    Date:_______________________________


                                    F-2A-7

                                 EXHIBIT F-2B

              FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
               NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM


                                    [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2 [OR OTHER CERTIFICATE REGISTRAR]

           Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 23, 2003 (the "Closing Date") of $__________] [evidencing a ____%
                 Percentage Interest in the related Class] (the "Transferred Certificates")
                 ----------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.


                                    F-2B-1

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (B) an Opinion of Counsel satisfactory to the Trustee to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

       THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
       SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
       HEREIN.

       IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

       NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
       (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE


                                    F-2B-2

       OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                    F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                   Very truly yours,

                                   ____________________________________________
                                   (Transferee)


                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________



                            Nominee Acknowledgment
                            ----------------------


          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                   ___________________________________
                                   (Nominee)

                                   By:________________________________
                                   Name:
                                   Title:


                                    F-2B-4

                                 EXHIBIT F-2C

                  FORM OF TRANSFEREE CERTIFICATE FOR CERTAIN
            TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES


                                    [Date]


[TRANSFEROR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class __ Certificates having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 23, 2003 (the "Closing Date") of $[__________] (the "Transferred Certificates")
               ----------------------------------------------------


Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential Asset Resources, Inc., as a master servicer and as 3 Times Square Special Servicer, Wells Fargo Bank National Association, as a master servicer, GMAC Commercial Mortgage Corporation as general special servicer, LaSalle Bank National Association as trustee (the "Trustee"), Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar that:

               1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.


                                    F-2C-1

               2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that the transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

               3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY
          JURISDICTION OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST COMPLY WITH
          ALL APPLICABLE LAWS OF SUCH JURISDICTION.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT


                                    F-2C-2

          PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                     Very truly yours,

                                     __________________________________________
                                     (Transferee)


                                     By:_______________________________________
                                     Name: ____________________________________
                                     Title:____________________________________


                                    F-2C-3

                                                       ANNEX 1 TO EXHIBIT F-2C
                                                       -----------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Bear Stearns Commercial Mortgage Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
           (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority


------------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                    F-2C-4
           having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.


      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.


                                    F-2C-5

Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ____  ____      Will the Transferee be acquiring interests in the
           Yes   No       Transferred  Certificates only for the Transferee's
                          own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                   (Transferee)

                                   By:____________________________________
                                      Name:
                                      Title:
                                      Date:


                                    F-2C-6

                                                       ANNEX 2 TO EXHIBIT F-2C
                                                       -----------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Bear Stearns Commercial Mortgage Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment


                                    F-2C-7

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

       ____     ____   Will the Transferee be acquiring interests in the
       Yes      No     Transferred Certificates only for the Transferee's own
                       account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee or Adviser)

                                    By:_____________________________________
                                       Name:
                                       Title:

                                    IF AN ADVISER:

                                    Print Name of Transferee

                                    Date:


                                    F-2C-8

                                 EXHIBIT F-2D

                  FORM OF TRANSFEREE CERTIFICATE FOR CERTAIN
          TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES


                                    [Date]


[TRANSFEROR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class __ Certificates having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 23, 2003 (the "Closing Date") of $[__________] (the "Transferred Certificates")
               --------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________
(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2003, among Bear Stearns Commercial Mortgage Securities Inc., as depositor, Prudential Asset Resources, Inc., as a master servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, Wells Fargo Bank Minnesota, N.A., as certificate administrator and tax administrator, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law,
(iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the


                                    F-2D-1
trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                                       By:___________________________________
                                       As, or agent for, the beneficial
                                       owner(s) of the Certificates to which
                                       this certificate relates.


                                    F-2D-2

                                 EXHIBIT F-3A

                        FORM OF TRANSFEROR CERTIFICATE
                FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS


                                    [Date]


Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York  10179

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (the "Certificates")
                    -----------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential Asset Resources, Inc. as a master servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, N.A. as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

          1. The Transferor is the lawful owner of the right to receive the Excess Servicing Fees with respect to the Serviced Mortgage Loans for which _________________ is the applicable Master Servicer (the "Excess Servicing Fee Right"), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security



                                    F-3A-1
from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses
(a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

                                  Very truly yours,

                                  By:____________________________________
                                  Name:
                                  Title:



                                    F-3A-2

                                 EXHIBIT F-3B

                        FORM OF TRANSFEREE CERTIFICATE
                FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS


                                    [Date]


Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York  10179

[APPLICABLE MASTER SERVICER]

          Re:  Bear Stearns Commercial Mortgage Securities Inc.,
               Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (the "Certificates")
               -----------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential Asset Resources, Inc. as a master servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a master servicer, GMAC Commercial Mortgage Corporation, as general special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, N.A. as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the applicable Master Servicer, that:

          1. The Transferee is acquiring right to receive Excess Servicing Fees with respect to the Serviced Mortgage Loans as to which __________________ is the applicable Master Servicer (the "Excess Servicing Fee Right") for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered


                                   F-3B-1
pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) each of the applicable Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

          3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Excess Servicing Fee Right and payments thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and
(e) all related matters, that it has requested.

          6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                   F-3B-2

          7. The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

          8. The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

                                 Very truly yours,

                                 By:____________________________________
                                 Name:
                                 Title:


                                   F-3B-3

                                  EXHIBIT G-1

            FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
             (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
                      CERTIFICATES HELD IN PHYSICAL FORM)


                                    [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2 [OR OTHER CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of September 23, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
               ---------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2003 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is


                                     G-1-1
      directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-30 or 90-29),
      and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,

                                       [TRANSFEREE]


                                       By:___________________________________
                                       Name:
                                       Title:


                                     G-1-2

                                  EXHIBIT G-2

            FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
             (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)


                                    [Date]


[TRANSFEROR]


          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class ____ Certificates [having an initial aggregate [Principal Balance] [Notional Amount] as of September 23, 2003 (the "Closing Date") of $__________] (the "Transferred Certificates")
               ------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such


                                   G-2-1
      interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-30 or 90-29),
      and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                      [TRANSFEREE]


                                      By:____________________________________
                                           Name:
                                           Title:


                                     G-2-2

                                  EXHIBIT H-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                     FOR TRANSFERS OF CLASS R CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) and 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


          Re: Bear Stearns Commercial Mortgage Securities Inc., Series 2003-PWR2 (the "Certificates") issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2003, among Bear Stearns Commercial Mortgage Securities Inc. as Depositor, Wells Fargo Bank, National Association as a Master Servicer, Prudential Asset Resources, Inc., as a Master Servicer and as 3 Times Square Special Servicer, GMAC Commercial Mortgage Corporation as General Special Servicer, Wells Fargo Bank Minnesota, N.A. as Certificate Administrator and as Tax Administrator, LaSalle Bank National Association as Trustee, ABN AMRO Bank N.V. as Fiscal Agent and PRU 3XSquare, LLC, as 3 Times Square Non-Pool Subordinate Noteholder
               ---------------------------------------------------------

STATE OF                 )
                         )       ss.: ____________________
COUNTY OF                )

          I, [ ], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

          1. I am the [ ] of [ ] (the "Purchaser"), on behalf of which I have the authority to make this affidavit.

          2. The Purchaser is acquiring Class R Certificates representing [o]% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC") designated as "REMIC I", "REMIC II" and "REMIC III", respectively, relating to the Certificates for which an election has been or is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

          3. The Purchaser is a Permitted Transferee (as defined in the Pooling and Servicing Agreement) and is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a person that is not a Permitted Transferee or to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following:
(i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)


                                   H-1-1
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

          4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          5. The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

          7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

          8. [Check the statement that applies]

o     If the Transferor requires the safe harbor under Treasury Regulation
      Section 1.860E-1 to apply:

          ____ a) In accordance with Treasury Regulation Section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of Class R Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury Regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury Regulation Section 1.860E-1;

                  or


                                     H-1-2

          _____ b)The Purchaser is a United States Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter.


o If the Transferor does not require the safe harbor under Treasury Regulation Section 1.860E-1 to apply:

          _____ c)The Purchaser is a "United States person" as defined in
Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).


          9. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

          10. The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

          11. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          12. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 7 and 9.


                                     H-1-3

          13. The Purchaser consents to the designation of the Tax Administrator as the agent of the Tax Matters Person of the REMIC I, REMIC II and REMIC III pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
________________.


                                 By: _______________________________________
                                       Name:
                                       Title:


          Personally appeared before me [ ] known or proved to me to be the same person who executed the foregoing instrument and to be a [ ] of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

                  Subscribed and sworn before me this
                  ____ day of _______________.


                  _____________________________________________
                  Notary Public


                                   H-1-4

                                  EXHIBIT H-2

                FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                             CLASS R CERTIFICATES




                                    [Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2003-PWR2 [OR OTHER CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")
               ---------------------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2003 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you as Certificate Registrar, as follows:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.


                                     H-2-1

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                 Very truly yours,

                                 By:_______________________________________
                                 (Transferor)
                                 Name:
                                 Title:


                                     H-2-2

                                  EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGMENT
                  CONCERNING REPLACEMENT OF SPECIAL SERVICER


                                    [Date]


Standard & Poor's Ratings Services
55 Water Street
New York, NY  10041-0003
Attention: __________________

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, NY  10004
Attention: __________________

          Re:  Bear Stearns Commercial Mortgage Securities Inc.,
               Commercial Mortgage Pass-Through Certificates, Series
               2003-PWR2
               -----------------------------------------------------

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Agreement") among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, the undersigned as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder, and relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that ____________________________________ has designated ________________________________ to serve as the [3 Times Square]
[General] Special Servicer under the Agreement.

          The designation of ____________________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to LaSalle Bank National Association, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [3 Times Square] [General] Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.


                                     I-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                     Very truly yours,

                                     LASALLE BANK NATIONAL ASSOCIATION


                                     __________________________________________
                                     Name:
                                     Title:




Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES

By:_______________________________
Name:
Title:
Date:


FITCH, INC.


By:_______________________________
Name:
Title:
Date:


                                     I-1-2

                                  EXHIBIT I-2

              FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER




                                    [Date]


[CERTIFICATE ADMINISTRATOR]
[TAX ADMINISTRATOR]
[TRUSTEE]
[FISCAL AGENT]
[MASTER SERVICERS]
[DEPOSITOR]
[SPECIAL SERVICERS (including the replaced Special Servicer)]
[3 Times Square
Non-Pooled Subordinate Noteholder]

          Re:  Bear Stearns Commercial Mortgage Securities Inc.,
               Commercial Mortgage Pass-Through Certificates, Series
               2003-PWR2
               -----------------------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of September 1, 2003 relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [3 Times Square] [General] Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [3 Times Square] [General] Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.07 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:_________________________.

                                  ____________________________________________

                                  By: ________________________________________
                                  Name:
                                  Title:


                                     I-2-1

                                   EXHIBIT J

                       FORM OF UCC-1 FINANCING STATEMENT



Debtor:

Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York  10179



Secured Party:

LaSalle Bank National Association
as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through
 Certificates, Series 2003-PWR2
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust
  Services Group--Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2


Text:

See Exhibit I attached hereto and made a part hereof.

A sale by the Seller/Debtor of, or a grant by the Seller/Debtor of a security interest in, any collateral described in this financing statement will violate the rights of the Buyer/Secured Party listed in Item 3 above.

                                                        EXHIBIT I to EXHIBIT J
                                                        ----------------------

Seller/Debtor:

Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York  10179

Buyer/Secured Party:

LaSalle Bank National Association
as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset Backed Securities Trust Services Group--
Bear Stearns Commercial Mortgage Securities Inc., 2003-PWR2

Description of the Property Covered:

          This Exhibit I is attached to and incorporated in a financing statement pertaining to Bear Stearns Commercial Mortgage Securities Inc. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the Series 2003-PWR2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, Prudential Asset Resources, Inc. as a master servicer (in such capacity, a "Master Servicer") and special servicer for the 3 Times Square Loan Group (in such capacity, the "3 Times Square Special Servicer"), Wells Fargo Bank, National Association, as a Master Servicer (in such capacity, a "Master Servicer"), GMAC Commercial Mortgage Corporation as special servicer for all of the mortgage loans other than the 3 Times Square Loan Group (in such capacity, the "General Special Servicer"), Wells Fargo Bank Minnesota, N.A., as certificate administrator and as tax administrator, ABN AMRO Bank N.V. as fiscal agent, and PRU 3XSquare, LLC, as 3 Times Square non-pooled subordinate noteholder, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (collectively, the "Series 2003-PWR2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

          1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, as the same may be updated from time to time, which Schedule of Mortgage Loans as of the Closing Date is attached hereto as Exhibit A;

          2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the
               "Mortgages");

          3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

          4. (a) the Collection Account maintained by each of the Master Servicers pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in each Collection Account (but not in any Companion Note Custodial Account or any Subordinate Note Custodial Account), (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          5.   All REO Property;

          6. (a) the respective REO Accounts required to be maintained by the Special Servicers pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in each REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicers or Special Servicers pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

          8. (a) the Excess Liquidation Proceeds Account(s) and the Interest Reserve Account(s) required to be maintained by the Certificate Administrator pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Excess Liquidation Proceeds Account(s) and the Interest Reserve Account(s);

          9. (a) the Distribution Account required to be maintained by the Certificate Administrator on behalf of the Buyer/Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          10. The rights of the Seller/Debtor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled Mortgage Loan Purchase Agreement.

          11. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

          12. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

      THE SELLER/DEBTOR AND THE BUYER/SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE BUYER/SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE BUYER/SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH

      RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

A SALE BY THE SELLER/DEBTOR OF, OR A GRANT BY THE SELLER/DEBTOR OF A SECURITY INTEREST IN, ANY COLLATERAL DESCRIBED IN THIS FINANCING STATEMENT WILL VIOLATE THE RIGHTS OF THE BUYER/SECURED PARTY.

                                           Exhibit A to Exhibit I to Exhibit J
                                           -----------------------------------

                          SCHEDULE OF MORTGAGE LOANS

                               [See Schedule I]

                                  EXHIBIT K-1

                  INFORMATION REQUEST FROM CERTIFICATEHOLDER
                             OR CERTIFICATE OWNER


                                    [Date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Corporate Trust Administration (CMBS)

          Re:  Bear Stearns Commercial Mortgage Securities Inc.,
               Commercial Mortgage Pass-Through Certificates, Series
               2003-PWR2
               -----------------------------------------------------

          In accordance with the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent, and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder, with respect to the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [holder] [beneficial holder] of $___________ aggregate [Certificate Principal
               Balance/Certificate Notional Amount] of the Class ____ Certificates.

          2. The undersigned is requesting access to the following information (the "Information"):

               ___ The information on the Master Servicer's Internet Website pursuant to Section 4.02(f) of the Pooling and Servicing Agreement.

               ___ The information on the Certificate Administrator's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

               ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.


                                     K-1-1

          3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to
               Section 5 of the Securities Act.

          All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                ___________________________________________
                                [CERTIFICATEHOLDER] [BENEFICIAL HOLDER OF
                                A CERTIFICATE]


                                By: _______________________________________
                                Name:
                                Title:
                                Telephone No.:


                                     K-1-2

                                  EXHIBIT K-2

                 INFORMATION REQUEST FROM PROSPECTIVE INVESTOR


                                    [Date]


Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Corporate Trust Administration (CMBS)

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
               ------------------------------------------------------------

          In accordance with the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and as 3 Times Square Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer, GMAC Commercial Mortgage Corporation, as General Special Servicer, LaSalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Certificate Administrator and as Tax Administrator, ABN AMRO Bank N.V., as Fiscal Agent and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder, with respect to the Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class ____ Certificates.

          2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                    ___ The information on the Master Servicer's Internet Website pursuant to Section 4.02(d) of the Pooling and Servicing Agreement.

                    ___ The information on the Certificate Administrator's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

                    ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

          3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information


                                     K-2-1
               confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to
               Section 5 of the Securities Act.

          All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER]


                                    By: _______________________________________
                                    Name:
                                    Title:
                                    Telephone No.:


                                     K-2-2

                                   EXHIBIT L

                     FORM OF POWER OF ATTORNEY BY TRUSTEE


RECORDING REQUESTED BY:
[NAME OF MASTER SERVICER
OR SPECIAL SERVICER]

AND WHEN RECORDED MAIL TO:

[ADDRESS OF MASTER SERVICER OR
SPECIAL SERVICER]

                   Space above this line for Recorder's use
------------------------------------------------------------------------------


                           LIMITED POWER OF ATTORNEY
                                   (SPECIAL)


     KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for holders of the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint [NAME OF MASTER SERVICER OR SPECIAL SERVICER], as [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement ("[SHORT NAME]"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

     To perform any and all acts which may be necessary or appropriate to enable [SHORT NAME] to service and administer the mortgage loans identified on Schedule __ to the Pooling and Servicing Agreement in connection with the performance by [SHORT NAME] of its duties as [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement, giving and granting unto [SHORT NAME] full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that [SHORT NAME] shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this _____ day of _________, 20__.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as trustee for the holder of Bear Stearns
                                   Commercial Mortgage Securities Inc.,
                                   Commercial Mortgage Pass-Through
                                   Certificates, Series 2003-PWR2


                                   By: __________________________________
                                   Name:_________________________________
                                   Title:________________________________

                          ALL-PURPOSE ACKNOWLEDGEMENT

                     )
                     )
                     )

On ________________________________ before me, ________________________________
                           Date Name and Title of Officer (i.e., Your Name, Notary Public)

personally appeared ___________________________________________________________
                                    Name(s) of Document Signer(s)

_______________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.




         -----------------------------
              Signature of Notary






                                        (Affix seal in the above blank space)

                                   EXHIBIT M

                                  [RESERVED]

                                   EXHIBIT N

                    FORM OF FINAL CERTIFICATION OF TRUSTEE


                                    [Date]


[PARTIES TO POOLING AND SERVICING AGREEMENT]
[POOLED MORTGAGE LOAN SELLERS]
[3 TIMES SQUARE NON-POOLED SUBORDINATE NOTEHOLDER]
[CONTROLLING CLASS REPRESENTATIVE]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2
               ------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 2.02(b) of that certain Pooling and Servicing Agreement dated as of September 1, 2003 (the "Pooling and Servicing Agreement") pursuant to which the certificates of the above-referenced series were issued, the undersigned hereby certifies that, with respect to each Original Pooled Mortgage Loan subject to the Pooling and Servicing Agreement, and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv) and
(viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment) and (x) (if the Pooled Mortgage Loan Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) of the definition of "Mortgage File" have been received by the undersigned or Custodian on its behalf; [(ii) the recordation/filing contemplated by Section 2.01(e) of the Pooling and Servicing Agreement has been completed (based solely on receipt by the undersigned of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor);] (iii) all documents received by the undersigned or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by the undersigned or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Sections 2.02(a) and 2.02(b) of the Pooling and Servicing Agreement and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

     Capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By: ____________________________________
                                         Name:
                                         Title:

                                   EXHIBIT O

                       FORM OF DEFEASANCE CERTIFICATION


     For any loan that is not among ten (10) largest loans in pool, with outstanding balance of (a) $20,000,000 or less, or (b) less than 5% of outstanding pool balance, whichever is less

To:  Standard & Poor's Ratings Services
     55 Water Street
     New York, New York
     10041 Attn: Commercial Mortgage Surveillance

     Fitch, Inc.
     One State Street Plaza
     New York, New York 10004

From: [PAR] [WFB], in its capacity as a Master Servicer (a "Master Servicer") under the Pooling and Servicing Agreement dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), among the Master Servicer, Bear Stearns Commercial Mortgage Securities Inc. as Depositor, [PAR] [WFB] as a Master Servicer, Prudential Asset Resources, Inc. as 3 Times Square Special Servicer, GMAC Commercial Mortgage Corporation as General Special Servicer, Wells Fargo Bank Minnesota, N.A. as Certificate Administrator and as Tax Administrator, LaSalle Bank National Association as Trustee, ABN AMRO N.V. as Fiscal Agent and PRU 3XSquare, LLC, as 3 Times Square Non-Pooled Subordinate Noteholder.

Date:  _________, 20___

Re: Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2

     Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:
     ______________________
     ______________________

     Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          1. Notify you that the Borrower has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

               ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

               ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

          2. Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               a. The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b.   The defeasance was consummated on __________, 20__.

               c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's,
                    (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                               CUSIP RATE MAT PAY DATES ISSUED
                               -------------------------------

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                    ____ the related Borrower was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings

                          Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                    ____ the related Borrower designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                    ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                    f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                    g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                    h. The Master Servicer received from the Borrower written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                    i. The Master Servicer received opinions from counsel, who were approved by Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Borrower and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and
                         (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                    j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Borrower only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                    k. The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire Principal Balance of the Mortgage Loan as of the date of defeasance was $___________ [$20,000,000 or less or less than five percent of pool balance, whichever is less] which is less than 5% of the aggregate Certificate Principal Balance of the Certificates as of the date of the most recent Certificateholder Report received by us (the "Current Report").

                    l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

               3. Certify that, in addition to the foregoing, Master Servicer has imposed such additional conditions to the defeasance (or waived such conditions), subject to the limitations imposed by the Mortgage Loan Documents, as are consistent with the Servicing Standard.

               4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been or will be transmitted to the Trustee or Custodian on its behalf for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Servicing File.

               5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

               6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

               7. Agree to provide copies of all items listed in Exhibit B to you upon request.

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                    [PAR] [WFB] as Master
                                    Servicer


                                    By:_______________________________________
                                       Name:
                                       Title:

                                 SCHEDULE I-A

                    SCHEDULE OF PMCF POOLED MORTGAGE LOANS



                                   S-I-A-1



                                               SCHEDULE OF PMCF POOLED MORTGAGE LOANS



        Seller Loan                                                                              Zip       Original
   ID     Number         Property Name            Address                 City          State    Code      Balance
 ----- ------------- ------------------------   -------------------  ----------------  -------  -------- -------------
    1   6102365      3 Times Square             3 Time Square        New York            NY      10036    99,566,288
   13   6105164      Courtyard Marriott at      1960-A Chain         McLean              VA      22102    26,400,000
                     Tysons Corner              Bridge Road
   14   6104935      Royal & SunAlliance        9300 Arrowpoint      Charlotte           NC      28273    22,000,000
                     Building                   Boulevard
   15   6104936      Motorola Office Building   37101 Corporate      Farmington Hills    MI      48331    21,420,000
                                                Drive
   16   6104917      Dartmouth Towne Center     380 & 470 State      North Dartmouth     MA      02747    20,000,000
                                                Road
   17   6104882      Tallgrass Apartments       1240 East            Mt. Pleasant        MI      48858    19,750,000
                                                Broomfield Road
   18   6104978      Bouquet Shopping Center    26502 to 26586       Santa Clarita       CA      91350    18,500,000
                                                Bouquet Canyon Rd.
   20   6105089      Tower Development          Various              Various             CA     Various   16,327,500
                     Portfolio
  20a   6105089      11311 White Rock Road      11311 White          Rancho Cordova      CA      95742     4,117,500
                                                Rock Road
  20b   6105089      2751 Mercantile Drive      2751 Mercantile      Rancho Cordova      CA      95742     3,975,000
                                                Drive
  20c   6105089      11340 White Rock Road      11340 White Rock     Rancho Cordova      CA      95742     2,520,000
                                                Road
  20d   6105089      4510 Orange Grove          4510 Orange          Sacramento          CA      95841     2,407,500
                     Avenue                     Grove Avenue
  20e   6105089      11321 White Rock Road      11321 White          Rancho Cordova      CA      95742     2,370,000
                                                Rock Road
  20f   6105089      4378 Auburn Blvd.          4378 Auburn          Sacramento          CA      95841       937,500
                                                Blvd.
   26   6104792      Reston Glen Apartments     12265 Laurel         Reston              VA      20191    12,500,000
                                                Glade Court
   28   6104965      Corpus Christi Business    Various              Various             TX     Various   10,900,000
                     Park Portfolio
  28a   6104965      Windchase Shopping         2033 Airline         Corpus Christi      TX      78412     4,096,178
                     Center                     Road
  28b   6104965      Corpus Christi Business    4531 Ayers           Corpus Christi      TX      78415     3,054,777
                     Park                       Street
  28c   6104965      Park 37 Business Park      5233 Interstate      Corpus Christi      TX      78408     2,221,656
                                                Highway 37
  28d   6104965      Pharaoh Plaza              4701 Ayers           Corpus Christi      TX      78415     1,527,389
                                                Street
   29   6104883      Westport Retail            66-99 Main           Westport            CT      06880    10,000,000
                                                Street
   30   6104908      Georgian Bay Apartments    14179 Georgian       Fort Myers          FL      33912     9,800,000
                                                Bay Circle
   35   6105053      Crystal Lake Apartments    7680 West            Pensacola           FL      32506     8,560,000
                                                Highway 98
   37   6104928      The Village at Wesley      4336 Pleasant        Decatur             GA      30034     8,200,000
                     Chapel Apartments          Point Drive


                                                      Monthly Debt
        Seller Loan     Cut-Off Date   Monthly Debt     Service       Mortgage       Interest
   ID     Number           Balance       Service        After IO        Rate      Accrual Basis
 ----- -------------   -------------- --------------  -------------   ---------  ---------------
    1   6102365          99,566,288     831,191.20                     7.3800%        30/360
   13   6105164          26,331,108     168,485.45                     5.9000%      Actual/360

   14   6104935          21,438,859     233,344.13                     5.0000%      Actual/360

   15   6104936          21,420,000     124,998.91                     5.4200%      Actual/360

   16   6104917          20,000,000     154,125.42                     4.6100%      Actual/360

   17   6104882          19,710,744     109,550.05                     5.2900%      Actual/360

   18   6104978          18,450,994     111,273.92                     6.0300%      Actual/360

   20   6105089          16,327,500      97,361.13                     5.2000%      Actual/360

  20a   6105089           4,117,500

  20b   6105089           3,975,000

  20c   6105089           2,520,000

  20d   6105089           2,407,500

  20e   6105089           2,370,000

  20f   6105089             937,500

   26   6104792           2,462,081      70,503.78                     5.4400%      Actual/360

   28   6104965          10,855,659      69,763.19                     5.9300%      Actual/360

  28a   6104965           4,079,515

  28b   6104965           3,042,350

  28c   6104965           2,212,618

  28d   6104965           1,521,175

   29   6104883          10,000,000      47,783.33      57,660.38      5.6400%      Actual/360

   30   6104908           9,780,989      54,968.86                     5.3900%      Actual/360

   35   6105053           8,552,275      49,519.66                     5.6700%      Actual/360

   37   6104928           8,176,278      47,333.33                     5.6500%      Actual/360



                                                              S-I-A-2


        Seller Loan                                                                              Zip       Original
   ID     Number         Property Name            Address                 City          State    Code      Balance
 ----- ------------- ------------------------   -------------------  ----------------  -------  -------- -------------
   39   6104971      Coral Club Apartments      5909 Fondren         Houston             TX      77036     7,700,000
                                                Road
   42   6105020      Extra Space Self Storage   658 Venice           Venice              CA      90291     7,500,000
                                                Boulevard
   43   6104767      Meadowbrook at Kings       6707 Water Trail     Fayetteville        NC      28311     7,500,000
                     Grant Apartments           Drive
   44   6105048      679 Madison Avenue         677-679              New York            NY      10021     7,000,000
                                                Madison Avenue
   45   6104896      York Plaza                 300 East Little      Houston             TX      77076     7,000,000
                                                York
   48   6105003      West Deptford Self         1701 Crown           West Deptford       NJ      08086     6,400,000
                     Storage                    Point Road
   49   6104865      Family Tree Apartments     8811 Boone Road      Houston             TX      77099     6,250,000
   51   6105008      Eastern States Portfolio   Various              Various             DE     Various    5,800,000
  51a   6105008      First State Portfolio      480,500,520,600      Stanton             DE      18984     4,083,200
                                                ,700,& 702 First
                                                State Blvd.
  51b   6105008      Penflex III                221 Lake Drive       Newark              DE      19702     1,716,800
   54   6104996      Raintree Apartments        6450 E. Golf         Tucson              AZ      87530     5,350,000
                                                Links Rd.
   55   6104989      Victory Creek              4900 Central         Stone Mountain      GA      30083     5,300,000
                     Apartments                 Drive
   57   6104967      Coral Desert Health        1490 East            St. George          UT      84790     5,200,000
                     Center                     Foremaster
                                                Drive
   59   6104927      1326 North Market          1326-1340 North      Sacramento          CA      95834     5,000,000
                     Boulevard                  Market
                                                Boulevard
   60   6104997      Carriage Square            901 - 1131           Denton              TX      76201     4,800,000
                     Shopping Center            Avenue C
   61   6105031      Kulick Road                35-51 & 36-52        Fairfield           NJ      07004     4,500,000
                                                Kulick Road
   62   6104891      Cactus Road Self-Storage   12160 N. 59th        Glendale            AZ      85304     2,850,000
                                                Avenue
   63   6104892      Gilbert Self-Storage       1690 E.              Gilbert             AZ      85298     1,650,000
                                                Williams Field
                                                Road
   64   6104934      Walnut Chestnut Park       322 East 23rd        Chester             PA      19013     4,360,000
                     Plaza                      Street
   68   6104901      Northlake Shopping         10233 E.             Dallas              TX      75238     3,900,000
                     Center                     Northwest
                                                Highway
   74   6104968      Waterford Lakes Medical    12265 Lake           Orlando             FL      32825     3,658,750
                     Building                   Underhill Road
   76   6104973      Elm Properties             2565-2575            St. Paul            MN      55108     3,500,000
                     Warehouse                  Kasota Ave.
   77   6104985      Storage USA - Lexington    22672 Three          Lexington Park      MD      20653     3,450,000
                     Park                       Notch Road
   78   6104926      Tamaron Manor              2132 Stirrup         Toledo              OH      43613     3,370,000
                     Apartments                 Lane
   79   6104874      Westminster Club           3901 Darien          Brunswick           GA      31525     3,315,000
                     Apartments                 Highway


                                                     Monthly Debt
        Seller Loan    Cut-Off Date   Monthly Debt     Service       Mortgage       Interest
   ID     Number          Balance       Service        After IO        Rate      Accrual Basis
 ----- -------------  -------------- --------------  ------------- ---------  ---------------
   39   6104971           7,684,360     42,281.54                     5.2000%      Actual/360

   42   6105020           7,491,841     39,804.50                     4.9000%      Actual/360

   43   6104767           7,456,298     43,292.68                     5.6500%      Actual/360

   44   6105048           6,992,421     37,236.01                     4.9200%      Actual/360

   45   6104896           6,968,334     42,357.18                     5.7700%      Actual/360

   48   6105003           6,391,060     39,416.34                     5.5300%      Actual/360

   49   6104865           6,211,480     35,095.67                     5.4000%      Actual/360

   51   6105008           5,787,486     39,733.85                     5.4500%      Actual/360
  51a   6105008           4,074,390


  51b   6105008           1,713,096
   54   6104996           5,333,441     29,875.13                     5.3500%      Actual/360

   55   6104989           5,295,033     30,159.36                     5.5200%      Actual/360

   57   6104967           5,193,833     30,123.50                     5.3500%      Actual/360


   59   6104927           4,980,576     28,609.43                     5.5700%      Actual/360


   60   6104997           4,800,000     32,320.02                     6.4700%      Actual/360

   61   6105031           4,495,274     24,294.67                     5.0500%      Actual/360

   62   6104891           2,834,579     18,188.77                     5.9000%      Actual/360

   63   6104892           1,641,072     10,530.34                     5.9000%      Actual/360


   64   6104934           4,345,587     23,538.84                     5.0500%      Actual/360

   68   6104901           3,891,438     20,627.29                     4.8700%      Actual/360


   74   6104968           3,658,750     24,544.35                     6.4300%      Actual/360

   76   6104973           3,463,593     28,802.63                     5.6100%      Actual/360

   77   6104985           3,445,099     21,062.58                     5.4400%      Actual/360

   78   6104926           3,350,857     20,957.19                     5.6300%      Actual/360

   79   6104874           3,302,797     19,450.86                     5.8000%      Actual/360



                                                              S-I-A-3


        Seller Loan                                                                              Zip       Original
   ID     Number         Property Name            Address                 City          State    Code      Balance
 ----- ------------- ------------------------   -------------------  ----------------  -------  -------- -------------
   80   6104998      Bay Park Apartments        3520 NASA            Seabrook            TX      77586     3,250,000
                                                Road I
   81   6104863      Pine Lake Medical          22727 SE 29th        Sammamish           WA      98075     3,250,000
                     Buildings                  Street
   83   6104922      Whitney Ranch Business     1000 North           Henderson           NV      89014     3,150,000
                     Center                     Stephanie Street
   85   6104987      Twain Plaza                525 East Twain       Las Vegas           NV      89109     2,950,000
                                                Avenue
   88   6105001      Storme Apartment           Various              Various             OH     Various    2,800,000
                     Portfolio
  88a   6105001      Brookside Oval             4060 Park Fulton     Cleveland           OH      44144     1,629,091
                                                Oval
  88b   6105001      Shady Cove Apartments      12530 Lake           Lakewood            OH      44107       610,909
                                                Avenue
  88c   6105001      Brookside Way              4211 Fulton Park     Cleveland           OH      44144       560,000
   89   6105016      The Safe Place Mini        617 Baker Road       Virginia Beach      VA      23462     2,750,000
                     Storage
   90   6105045      Walgreen's Norfolk         2232 E. Little       Norfolk             VA      23518     2,500,000
                                                Creek Road
   96   6105002      West Pearland Retail       10223 Broadway       Pearland            TX      77584     2,050,000
                                                Street
   98   6104827      CVS-Milton                 37 Mahoning          Milton              PA      17847     1,625,000
                                                Street
   99   6104524      Twin Creeks Flex           3811 Twin            Columbus            OH      43204     1,605,000
                     Building                   Creeks Drive


                                                      Monthly Debt
        Seller Loan     Cut-Off Date   Monthly Debt     Service       Mortgage       Interest
   ID     Number           Balance       Service        After IO        Rate      Accrual Basis
 ----- -------------   -------------- --------------  -------------   ---------  ---------------
   80   6104998            3,246,824     18,148.45                     5.3500%      Actual/360

   81   6104863            3,227,751     20,840.58                     5.9500%      Actual/360

   83   6104922            3,137,988     18,182.93                     5.6500%      Actual/360

   85   6104987            2,938,064     18,934.83                     5.9600%      Actual/360

   88   6105001            2,797,593     16,536.22                     5.8600%      Actual/360

  88a   6105001            1,627,690

  88b   6105001              610,384

  88c   6105001              559,519
   89   6105016            2,742,754     17,466.99                     5.8500%      Actual/360

   90   6105045            2,497,405     13,573.74                     5.1000%      Actual/360

   96   6105002            2,043,154     17,067.35                     5.7900%      Actual/360

   98   6104827            1,617,373      9,576.17                     5.8400%      Actual/360

   99   6104524            1,588,379     11,698.69                     7.9300%      Actual/360



                                                              S-I-A-4

                                                                                              Stated
                                                                               Original      Remaining
                                                       ARD        Maturity      Term to       Term to         Original
        Seller Loan                                    Loan       Date or     Maturity or    Maturity or    Amortization
   ID     Number         Property Name                 (Y/N)        ARD        ARD (mos.)     ARD (mos.)     Term (mos.)
 ----- ------------  ----------------------------     -------  ------------  -------------  -------------  --------------
    1   6102365      3 Times Square                     No      10/14/2021        218            218             218
   13   6105164      Courtyard Marriott at Tysons       Yes       7/1/2013        120            118             300
                     Corner
   14   6104935      Royal & SunAlliance Building       No        5/1/2013        120            116             120
   15   6104936      Motorola Office Building           Yes       9/1/2012        108            108             330
   16   6104917      Dartmouth Towne Center             No        9/1/2018        180            180             180
   17   6104882      Tallgrass Apartments               No        7/1/2013        120            118             360
   18   6104978      Bouquet Shopping Center            No        6/1/2013        120            117             360
   20   6105089      Tower Development Portfolio        No        9/1/2013        120            120             300
  20a   6105089      11311 White Rock Road
  20b   6105089      2751 Mercantile Drive
  20c   6105089      11340 White Rock Road
  20d   6105089      4510 Orange Grove Avenue
  20e   6105089      11321 White Rock Road
  20f   6105089      4378 Auburn Blvd.
   26   6104792      Reston Glen Apartments             No        6/1/2013        120            117             360
   28   6104965      Corpus Christi Business Park       No        6/1/2013        120            117             300
                     Portfolio
  28a   6104965      Windchase Shopping Center
  28b   6104965      Corpus Christi Business Park
  28c   6104965      Park 37 Business Park
  28d   6104965      Pharaoh Plaza
   29   6104883      Westport Retail                    No        5/1/2013        120            116             360
   30   6104908      Georgian Bay Apartments            No        7/1/2013        120            118             360
   35   6105053      Crystal Lake Apartments            No        8/1/2010         84             83             360
   37   6104928      The Village at Wesley Chapel       No        6/1/2013        120            117             360
                     Apartments
   39   6104971      Coral Club Apartments              No        7/1/2013        120            118             360
   42   6105020      Extra Space Self Storage           No        8/1/2013        120            119             360
   43   6104767      Meadowbrook at Kings Grant         No        3/1/2013        120            114             360
                     Apartments
   44   6105048      679 Madison Avenue                 Yes       8/1/2013        120            119             360
   45   6104896      York Plaza                         Yes       5/1/2013        120            116             330
   48   6105003      West Deptford Self Storage         No        8/1/2010         84             83             300
   49   6104865      Family Tree Apartments             No        3/1/2013        120            114             360
   51   6105008      Eastern States Portfolio           No        8/1/2013        120            119             240
  51a   6105008      First State Portfolio
  51b   6105008      Penflex III
   54   6104996      Raintree Apartments                No        6/1/2013        120            117             360
   55   6104989      Victory Creek Apartments           No        8/1/2013        120            119             360
   57   6104967      Coral Desert Health Center         No        8/1/2013        120            119             330
   59   6104927      1326 North Market Boulevard        No        5/1/2013        120            116             360
   60   6104997      Carriage Square Shopping Center    No        9/1/2013        120            120             300
   61   6105031      Kulick Road                        No        8/1/2013        120            119             360
   62   6104891      Cactus Road Self-Storage           No        5/1/2013        120            116             300
   63   6104892      Gilbert Self-Storage               No        5/1/2013        120            116             300
   64   6104934      Walnut Chestnut Park Plaza         No        6/1/2013        120            117             360



                                       Crossed
                        Remaining       With
        Seller Loan    Amortization     Other     Crossed             Prepayment Provisions
   ID     Number        Term (mos.)     Loans     Loan ID                 (# of payments)               Interest
 ----- ------------   --------------  ---------  ---------      ---------------------------------     ------------
    1   6102365             218                     NAP          LO(57)/Defeasance(160)/ Open(1)       Leasehold
   13   6105164             298                     No           LO(26)/Defeasance(90)/Open(4)            Fee

   14   6104935             116                     No           LO(29)/Defeasance(87)/Open(4)            Fee
   15   6104936             330                     No           LO(25)/Defeasance(79)/Open(4)            Fee
   16   6104917             180                     No           LO(25)/Defeasance(151)/Open(4)           Fee
   17   6104882             358                     No           LO(27)/Defeasance(89)/Open(4)            Fee
   18   6104978             357                     No           LO(28)/Defeasance(88)/Open(4)            Fee
   20   6105089             300                     No           LO(25)/Defeasance(91)/Open(4)            Fee
  20a   6105089                                     No                                                    Fee
  20b   6105089                                     No                                                    Fee
  20c   6105089                                     No                                                    Fee
  20d   6105089                                     No                                                    Fee
  20e   6105089                                     No                                                    Fee
  20f   6105089                                     No                                                    Fee
   26   6104792             357                     No           LO(28)/Defeasance(88)/Open(4)            Fee
   28   6104965             297                     No           LO(28)/Defeasance(88)/Open(4)            Fee

  28a   6104965                                     No                                                    Fee
  28b   6104965                                     No                                                    Fee
  28c   6104965                                     No                                                    Fee
  28d   6104965                                     No                                                    Fee
   29   6104883             360                     No           LO(29)/Defeasance(87)/Open(4)            Fee
   30   6104908             358                     No           LO(27)/Defeasance(89)/Open(4)            Fee
   35   6105053             359                     No           LO(26)/Defeasance(54)/Open(4)            Fee
   37   6104928             357                     No           LO(28)/Defeasance(88)/Open(4)            Fee

   39   6104971             358                     No           LO(27)/Defeasance(89)/Open(4)            Fee
   42   6105020             359                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   43   6104767             354                     No           LO(31)/Defeasance(85)/Open(4)            Fee

   44   6105048             359                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   45   6104896             326                     No           LO(29)/Defeasance(87)/Open(4)            Fee
   48   6105003             299                     No           LO(49)/GRTR1% or YM(31)/OPEN(4)          Fee
   49   6104865             354                     No           LO(31)/Defeasance(85)/Open(4)            Fee
   51   6105008             239                     No           LO(49)/Grtr1% or YM(64)/Open(7)          Fee
  51a   6105008                                     No                                                    Fee
  51b   6105008                                     No                                                    Fee
   54   6104996             357                     No           LO(28)/Defeasance(88)/Open(4)            Fee
   55   6104989             359                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   57   6104967             329                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   59   6104927             356                     No           LO(29)/Defeasance(87)/Open(4)            Fee
   60   6104997             300                     No           LO(25)/Defeasance(91)/Open(4)            Fee
   61   6105031             359                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   62   6104891             296                     Yes          LO(29)/Defeasance(87)/Open(4)            Fee
   63   6104892             296                     Yes          LO(29)/Defeasance(87)/Open(4)            Fee
   64   6104934             357                     No           LO(28)/Defeasance(88)/Open(4)            Fee



                                                              S-I-A-5

                                                                                              Stated
                                                                               Original      Remaining
                                                       ARD        Maturity      Term to       Term to         Original
        Seller Loan                                    Loan       Date or     Maturity or    Maturity or    Amortization
   ID     Number         Property Name                 (Y/N)        ARD        ARD (mos.)     ARD (mos.)     Term (mos.)
 ----- ------------  ----------------------------     -------  ------------  -------------  -------------  --------------
   68   6104901      Northlake Shopping Center          No        7/1/2008         60             58             360

   74   6104968      Waterford Lakes Medical Building   No        9/1/2013        120            120             300
   76   6104973      Elm Properties Warehouse           No        6/1/2018        180            177             180
   77   6104985      Storage USA - Lexington Park       No        8/1/2013        120            119             300
   78   6104926      Tamaron Manor Apartments           No        5/1/2013        120            116             300
   79   6104874      Westminster Club Apartments        No        5/1/2013        120            116             360
   80   6104998      Bay Park Apartments                No        8/1/2013        120            119             360
   81   6104863      Pine Lake Medical Buildings        No        4/1/2013        120            115             300

   83   6104922      Whitney Ranch Business Center      No        5/1/2013        120            116             360
   85   6104987      Twain Plaza                        No        6/1/2013        120            117             300
   88   6105001      Storme Apartment Portfolio         No        8/1/2013        120            119             360
  88a   6105001      Brookside Oval
  88b   6105001      Shady Cove Apartments
  88c   6105001      Brookside Way
   89   6105016      The Safe Place Mini Storage        No        7/1/2018        180            178             300
   90   6105045      Walgreen's Norfolk                 Yes       8/1/2013        120            119             360
   96   6105002      West Pearland Retail               No        8/1/2018        180            179             180
   98   6104827      CVS-Milton                         Yes       4/1/2013        120            115             360
   99   6104524      Twin Creeks Flex Building          No        4/1/2012        120            103             360



                                      Crossed
                       Remaining       With
        Seller Loan   Amortization     Other     Crossed             Prepayment Provisions
   ID     Number       Term (mos.)     Loans     Loan ID                 (# of payments)               Interest
 ----- ------------  --------------  ---------  ---------      ---------------------------------     ------------
   68   6104901            358                     No                 LO(49)/GRTR1% or                   Fee
                                                                        YM(4)/Open(7)
   74   6104968            300                     No           LO(25)/Defeasance(91)/Open(4)            Fee
   76   6104973            177                     No           LO(28)/Defeasance(148)/Open(4)           Fee
   77   6104985            299                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   78   6104926            296                     No           LO(29)/Defeasance(87)/Open(4)            Fee
   79   6104874            356                     No           LO(29)/Defeasance(87)/Open(4)            Fee
   80   6104998            359                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   81   6104863            295                     No                  LO(30)/GRTR1% or                  Fee
                                                                        YM(86)/OPEN(4)
   83   6104922            356                     No           LO(29)/Defeasance(87)/Open(4)            Fee
   85   6104987            297                     No           LO(28)/Defeasance(88)/Open(4)            Fee
   88   6105001            359                     No           LO(26)/Defeasance(90)/Open(4)            Fee
  88a   6105001                                    No                                                    Fee
  88b   6105001                                    No                                                    Fee
  88c   6105001                                    No                                                    Fee
   89   6105016            298                     No           LO(27)/Defeasance(149)/Open(4)           Fee
   90   6105045            359                     No           LO(26)/Defeasance(90)/Open(4)            Fee
   96   6105002            179                     No           LO(26)/Defeasance(150)/Open(4)           Fee
   98   6104827            355                     No           LO(30)/Defeasance(86)/Open(4)            Fee
   99   6104524            343                     No           LO(42)/Defeasance(74)/Open(4)            Fee



                                                              S-I-A-6

        Seller Loan                            Mortgage Loan   Administrative                  Grace       Letter of
   ID     Number         Property Name             Seller         Fee Rate        Due Date     Period       Credit
  ---- ------------- ------------------------  -------------  ----------------   ----------  -----------  ------------
    1   6102365      3 Times Square                 PMCF            0.0330%         15th      2,4,10,20       Y



   13   6105164      Courtyard Marriott at          PMCF            0.0330%          1st              5       N
                     Tysons Corner
   14   6104935      Royal & SunAlliance            PMCF            0.0330%          1st              0       N
                     Building
   15   6104936      Motorola Office                PMCF            0.0630%          1st              5       N
                     Building
   16   6104917      Dartmouth Towne Center         PMCF            0.0330%          1st              5       N
   17   6104882      Tallgrass Apartments           PMCF            0.0830%          1st              5       N
   18   6104978      Bouquet Shopping               PMCF            0.0830%          1st              5       Y
                     Center
   20   6105089      Tower Development              PMCF            0.0330%          1st              5       N
                     Portfolio
  20a   6105089      11311 White Rock Road          PMCF
  20b   6105089      2751 Mercantile Drive          PMCF
  20c   6105089      11340 White Rock Road          PMCF
  20d   6105089      4510 Orange Grove              PMCF
                     Avenue
  20e   6105089      11321 White Rock Road          PMCF
  20f   6105089      4378 Auburn Blvd.              PMCF
   26   6104792      Reston Glen Apartments         PMCF            0.0630%          1st              5       N
   28   6104965      Corpus Christi Business        PMCF            0.0830%          1st              5       N
                     Park Portfolio
  28a   6104965      Windchase Shopping             PMCF
                     Center
  28b   6104965      Corpus Christi Business        PMCF
                     Park
  28c   6104965      Park 37 Business Park          PMCF
  28d   6104965      Pharaoh Plaza                  PMCF
   29   6104883      Westport Retail                PMCF            0.0330%          1st              5       N
   30   6104908      Georgian Bay                   PMCF            0.0830%          1st              5       N
                     Apartments
   35   6105053      Crystal Lake Apartments        PMCF            0.0330%          1st              5       N
   37   6104928      The Village at Wesley          PMCF            0.0330%          1st              5       N
                     Chapel Apartments
   39   6104971      Coral Club Apartments          PMCF            0.0830%          1st              5       N
   42   6105020      Extra Space Self Storage       PMCF            0.0330%          1st              5       N
   43   6104767      Meadowbrook at Kings           PMCF            0.0830%          1st              5       N
                     Grant Apartments
   44   6105048      679 Madison Avenue             PMCF            0.0830%          1st              5       N
   45   6104896      York Plaza                     PMCF            0.0730%          1st              5       N
   48   6105003      West Deptford Self             PMCF            0.0830%          1st              5       N
                     Storage
   49   6104865      Family Tree Apartments         PMCF            0.0330%          1st              5       N
   51   6105008      Eastern States Portfolio       PMCF            0.0830%          1st              5       N
  51a   6105008      First State Portfolio          PMCF
  51b   6105008      Penflex III                    PMCF
   54   6104996      Raintree Apartments            PMCF            0.0330%          1st              5       N
   55   6104989      Victory Creek                  PMCF            0.0330%          1st              5       N
                     Apartments


                                                                                                      Initial
        Seller Loan                                                Guarantor/    Hospitality          Master
   ID     Number            Letter of Credit Description            Recourse       Property          Servicer
  ---- -------------  -----------------------------------------    -----------  -------------    ----------------
    1   6102365        $120,000,000 credit support for space            N              N            Prudential
                       leased by Reuters & $10,203,600 credit
                       support for office space leased for a
                             term of less than 20 years
   13   6105164                         NAP                             N              Y            Prudential

   14   6104935                         NAP                             N              N            Prudential

   15   6104936                         NAP                             N              N            Prudential

   16   6104917                         NAP                             N              N            Prudential
   17   6104882                         NAP                             N              N            Prudential
   18   6104978             $165,000 Taxes & Insurance                  N              N            Prudential

   20   6105089                         NAP                             N                           Prudential

  20a   6105089                                                                        N
  20b   6105089                                                                        N
  20c   6105089                                                                        N
  20d   6105089                                                                        N

  20e   6105089                                                                        N
  20f   6105089                                                                        N
   26   6104792                         NAP                             N              N            Prudential
   28   6104965                         NAP                             N                           Prudential

  28a   6104965                                                                        N

  28b   6104965                                                                        N

  28c   6104965                                                                        N
  28d   6104965                                                                        N
   29   6104883                         NAP                             N              N            Prudential
   30   6104908                         NAP                             N              N            Prudential

   35   6105053                         NAP                             N              N            Prudential
   37   6104928                         NAP                             N              N            Prudential

   39   6104971                         NAP                             N              N            Prudential
   42   6105020                         NAP                             N              N            Prudential
   43   6104767                         NAP                             N              N            Prudential

   44   6105048                         NAP                             N              N            Prudential
   45   6104896                         NAP                             N              N            Prudential
   48   6105003                         NAP                             Y              N            Prudential

   49   6104865                         NAP                             N              N            Prudential
   51   6105008                         NAP                             Y                           Prudential
  51a   6105008                                                                        N
  51b   6105008                                                                        N
   54   6104996                         NAP                             N              N            Prudential
   55   6104989                         NAP                             N              N            Prudential



                                                              S-I-A-7


        Seller Loan                            Mortgage Loan   Administrative                  Grace       Letter of
   ID     Number         Property Name             Seller         Fee Rate        Due Date     Period       Credit
  ---- ------------- ------------------------  -------------  ----------------   ----------  -----------  ------------
   57   6104967      Coral Desert Health            PMCF            0.0330%          1st             5        N
                     Center
   59   6104927      1326 North Market              PMCF            0.0330%          1st             5        Y
                     Boulevard
   60   6104997      Carriage Square                PMCF            0.1030%          1st             5        N
                     Shopping Center
   61   6105031      Kulick Road                    PMCF            0.0330%          1st             5        N
   62   6104891      Cactus Road Self-Storage       PMCF            0.0830%          1st             5        N
   63   6104892      Gilbert Self-Storage           PMCF            0.0830%          1st             5        N
   64   6104934      Walnut Chestnut Park           PMCF            0.0830%          1st             5        N
                     Plaza
   68   6104901      Northlake Shopping             PMCF            0.0830%          1st             5        N
                     Center
   74   6104968      Waterford Lakes Medical        PMCF            0.0330%          1st             5        N
                     Building
   76   6104973      Elm Properties                 PMCF            0.0330%          1st             5        N
                     Warehouse
   77   6104985      Storage USA - Lexington        PMCF            0.0330%          1st             5        N
                     Park
   78   6104926      Tamaron Manor                  PMCF            0.0830%          1st             5        N
                     Apartments
   79   6104874      Westminster Club               PMCF            0.0330%          1st             5        N
                     Apartments
   80   6104998      Bay Park Apartments            PMCF            0.0330%          1st             5        N
   81   6104863      Pine Lake Medical              PMCF            0.0430%          1st             5        N
                     Buildings
   83   6104922      Whitney Ranch Business         PMCF            0.0330%          1st             5        N
                     Center
   85   6104987      Twain Plaza                    PMCF            0.0830%          1st             5        N
   88   6105001      Storme Apartment               PMCF            0.0830%          1st             5        N
                     Portfolio
  88a   6105001      Brookside Oval                 PMCF
  88b   6105001      Shady Cove Apartments          PMCF
  88c   6105001      Brookside Way                  PMCF
   89   6105016      The Safe Place Mini            PMCF            0.0830%          1st             5        N
                     Storage
   90   6105045      Walgreen's Norfolk             PMCF            0.0330%          1st             5        N
   96   6105002      West Pearland Retail           PMCF            0.0330%          1st             5        N
   98   6104827      CVS-Milton                     PMCF            0.0330%          1st             5        N
   99   6104524      Twin Creeks Flex               PMCF            0.0330%          1st             5        Y
                     Building


                                                                                                      Initial
        Seller Loan                                                Guarantor/    Hospitality          Master
   ID     Number            Letter of Credit Description            Recourse       Property          Servicer
  ---- -------------  -----------------------------------------    -----------  -------------    ----------------
   57   6104967                         NAP                             N              N            Prudential

   59   6104927                   $200,000 TI/LC's                      N              N            Prudential

   60   6104997                         NAP                             N              N            Prudential

   61   6105031                         NAP                             N              N            Prudential
   62   6104891                         NAP                             N              N            Prudential
   63   6104892                         NAP                             N              N            Prudential
   64   6104934                         NAP                             N              N            Prudential

   68   6104901                         NAP                             N              N            Prudential

   74   6104968                         NAP                             N              N            Prudential

   76   6104973                         NAP                             N              N            Prudential

   77   6104985                         NAP                             N              N            Prudential

   78   6104926                         NAP                             N              N            Prudential

   79   6104874                         NAP                             N              N            Prudential

   80   6104998                         NAP                             N              N            Prudential
   81   6104863                         NAP                             N              N            Prudential

   83   6104922                         NAP                             N              N            Prudential

   85   6104987                         NAP                             N              N            Prudential
   88   6105001                         NAP                             N                           Prudential

  88a   6105001                                                                        N
  88b   6105001                                                                        N
  88c   6105001                                                                        N
   89   6105016                         NAP                             N              N            Prudential

   90   6105045                         NAP                             N              N            Prudential
   96   6105002                         NAP                             N              N            Prudential
   98   6104827                         NAP                             N              N            Prudential
   99   6104524           $190,000 Replacement Reserves &               N              N            Prudential
                                       TI/LCs



                                                              S-I-A-8

                                 SCHEDULE I-B

                    SCHEDULE OF BSCMI POOLED MORTGAGE LOANS



                                    S-I-B-1


                                               SCHEDULE OF BSCMI POOLED MORTGAGE LOANS



        Seller Loan
   ID      Number        Property Name                   Address                  City            State      Zip Code
 ----- ------------  -----------------------     --------------------------  ------------------- -------   -------------
    3   38131        Barrett Pavilion            740 Barrett Parkway         Kennesaw               GA         30144
    5   38112        North Crescent Plaza        360 North Crescent Drive    Beverly Hills          CA         90210
    6   38724        Carmel Mountain Ranch       11602 Carmel Mountain Road  San Diego              CA         92128
                     Shopping Center
    8   37452        Greeley Mall                2050 Greeley Mall Drive     Greeley                CO         80631
    7                Alexandria Portfolio        Various                     Various                MD        Various
   7a   37926        Virginia Manor              8000, 9000 & 10000          Beltsville             MD         20705
                                                 Virginia Manor
   7b   37928        1550 Gude                   1550 East Gude Drive        Rockville              MD         20850
   7c   37927        1500 Gude                   1500 East Gude Drive        Rockville              MD         20850
    9   38369        Westside Centre             US Highway 72 &             Huntsville             AL         35806
                                                 Enterprise Way
   10   37365        First Union Plaza           2200 West Main Street       Durham                 NC         27705
   11   38169        Miller/ WRI Portfolio -     East 120th Avenue &         Thornton               CO         80241
                     Thorncreek Crossing         Washington
   12   38167        Miller/ WRI Portfolio -     2nd Avenue at Quebec        Denver                 CO         80230
                     Lowry Town Center           Street
   19   37002        31st Street Retail          22-06/24 & 22-01/27         Astoria                NY         11105
                                                 31st Street
   21   37053        Circle Business Center      4500-4510 East Pacific      Long Beach             CA         90804
                                                 Coast Highway
   23   37213        411 West 13th Street        411 West 13th Street        New York               NY         10014
   24   37096        Leiner Health Products      7366 Orangewood             Garden Grove           CA         92841
                     Building                    Avenue
   25   37841        Garden Ridge Retail         35 Park Woodruff Drive      Greenville             SC         29607
   27   37495        Golden Gate Portfolio       Various                     Various             Various      Various
  27a   37495        Golden Gate Portfolio -     2290 Golden Gate            Greensboro             NC         27405
                     Golden Gate Shopping        Drive
                     Center
  27b   37495        Golden Gate Portfolio -     1401 Piney Plains           Cary                   NC         27511
                     Circuit City- Cary
  27c   37495        Golden Gate Portfolio -     2184 West 12th Street       Erie                   PA         16505
                     Eckerds - 12th Street
  27d   37495        Golden Gate Portfolio -     5440 Peach Street           Mill Creek             PA         16508
                     Eckerds - Peach &
                     Zimmerly
   31   36463        WESCO 3                     Various                     Various              Various      Various
  31a   36463        WESCO 3 - Phoenix Brown     210 South 29th Street       Phoenix                 AZ         85034
  31b   36463        WESCO 3 - Detroit           21610 Meyers Road           Royal Oak Township      MI         48237
  31c   36463        WESCO 3 - Fort Myers        14381 Gamma Drive           Fort Myers              FL         33912
                                                 Southeast
  31d   36463        WESCO 3 - Denver            6883 East 47th              Denver                  CO         80216
                                                 Avenue Drive


                                                                         Monthly
                                                          Monthly         Debt                         Interest
        Seller Loan      Original     Cut-Off Date         Debt          Service      Mortgage         Accrual
   ID      Number        Balance         Balance          Service        After IO       Rate            Basis
 ----- ------------   -------------  ---------------   -------------   ------------  -----------    --------------
    3   38131           44,000,000      44,000,000       170,866.67                   4.6600%          30/360
    5   38112           40,000,000      39,692,392       264,733.81                   6.2850%        Actual/360
    6   38724           35,500,000      35,394,227       202,010.78                   5.5200%        Actual/360

    8   37452           30,000,000      30,000,000       196,604.73                   6.1800%        Actual/360
    7                   30,000,000      30,000,000       186,866.74                   6.3600%        Actual/360
   7a   37926           16,600,000      16,600,000

   7b   37928            6,800,000       6,800,000
   7c   37927            6,600,000       6,600,000
    9   38369           29,350,000      29,350,000       104,437.08                   4.2700%          30/360

   10   37365           28,000,000      27,918,070       160,742.11                   5.6000%        Actual/360
   11   38169           19,300,000      19,264,502       110,858.10                   5.6050%        Actual/360

   12   38167            8,000,000       7,985,286        45,951.54                   5.6050%        Actual/360

   19   37002           16,500,000      16,436,862        95,087.51                   5.6350%        Actual/360

   21   37053           15,700,000      15,683,822        85,532.76                   5.1300%        Actual/360

   23   37213           14,500,000      14,500,000        66,091.81     84,947.34     5.3800%        Actual/360
   24   37096            7,200,000       7,193,551        41,788.83                   5.7000%        Actual/360

   25   37841            7,050,000       7,043,686        40,918.23                   5.7000%        Actual/360
   27   37495           11,900,000      11,900,000        48,068.34                   4.8470%          30/360
  27a   37495            6,378,550       6,378,550


  27b   37495            3,280,000       3,280,000

  27c   37495            1,601,450       1,601,450

  27d   37495              640,000         640,000


   31   36463            9,800,000       9,705,051        69,868.02                   6.5000%        Actual/360
  31a   36463            1,210,000       1,198,277
  31b   36463            1,070,000       1,059,633
  31c   36463              810,000         802,152

  31d   36463              800,000         792,249




                                                              S-I-B-2




        Seller Loan
   ID      Number        Property Name                   Address                  City            State      Zip Code
 ----- ------------  -----------------------     --------------------------  ------------------- -------   -------------
  31e   36463        WESCO 3 -                   1560 Stadium Drive          Indianapolis            IN        46202
                     Indianapolis
  31f   36463        WESCO 3 - Anchorage         5760 Silverado Way          Anchorage               AK        99518
  31g   36463        WESCO 3 - Bakersfield       3233 Rio Mirada             Bakersfield             CA        93308
                                                 Drive
  31h   36463        WESCO 3 - Deer Park         1105 Howard Drive           Deer Park               TX        77536
  31i   36463        WESCO 3 - Augusta           64 Anthony Avenue           Augusta                 ME        04330
  31j   36463        WESCO 3 - Burlington        4 Harbor View Road          South Burlington        VT        05403
  31k   36463        WESCO 3 - North             2650 Seventh Avenue         Fargo                   ND        58102
                     Fargo                       North
  31l   36463        WESCO 3 - Billings          650 Central Avenue          Billings                MT        59102
  31m   36463        WESCO 3 - Beaumont          3815 West Cardinal Drive    Beaumont                TX        77705
  31n   36463        WESCO 3 - York              24 Parkway Boulevard        York                    PA        17404
  31o   36463        WESCO 3 - Wichita           1257 North Mosley           Wichita                 KS        67214
                                                 Street
  31p   36463        WESCO 3 - Decatur           1515 East Pershing          Decatur                 IL        62526
                                                 Road
  31q   36463        WESCO 3 - Coldwater         7 Allen Avenue              Coldwater               MI        49036
   32   37292        Inland Eckerd Portfolio     Various                     Various               Various    Various
                     2
  32a   37292        Inland Eckerd Portfolio     2501 Saw Mill Run           Pittsburgh              PA        15227
                     2 - Eckerd - Rt. 51 & 88    Boulevard
  32b   37292        Inland Eckerd Portfolio     2604 Monroeville            Monroeville             PA        15146
                     2 - Eckerd -                Boulevard
                     Monroeville & Jameson
  32c   37292        Inland Eckerd Portfolio     1804 Golden Mile            Plum Borough            PA        15239
                     2 - Eckerd - Rt. 286        Highway
  32d   37292        Inland Eckerd Portfolio     3550 Route 130              Irwin                   PA        15642
                     2 - Eckerd -Rt. 130 &
                     Pleasant Valley
  32e   37292        Inland Eckerd Portfolio     1200 Pittsburgh Street      Cheswick                PA        15024
                     2 - Eckerd - Old
                     Freeport & Pillow
  32f   37292        Inland Eckerd Portfolio     1360 Cove Road              Weirton                 WV        26062
                     2 - Eckerd - Rt. 22 &
                     Cove
   33   36534        Central Avenue Shopping     1019 Central Park           Greenburgh              NY        10583
                     Center                      Avenue
   34   38039        Richboro Shopping           1025 2nd Street Pike        Northampton             PA        18954
                     Center
   41   37293        Inland Eckerd Portfolio     Various                     Various               Various    Various
                     3
  41a   37293        Inland Eckerd Portfolio     1625 Broadway Street        Buffalo                 NY        14212
                     3 - Eckerd - Broad &
                     Bailey
  41b   37293        Inland Eckerd Portfolio     100 Memorial                Connellsville           PA        15425
                     3 - Eckerd - Rt. 119 &      Boulevard
                     York


                                                                        Monthly
                                                         Monthly         Debt                         Interest
        Seller Loan     Original     Cut-Off Date         Debt          Service      Mortgage         Accrual
   ID      Number       Balance         Balance          Service        After IO       Rate            Basis
 ----- ------------  -------------  ---------------   -------------   ------------  -----------    --------------
  31e   36463             750,000          742,734

  31f   36463             730,000          722,927
  31g   36463             720,000          713,024

  31h   36463             650,000          643,702
  31i   36463             580,000          574,381
  31j   36463             460,000          455,543
  31k   36463             380,000          376,318

  31l   36463             360,000          356,512
  31m   36463             360,000          356,512
  31n   36463             280,000          277,287
  31o   36463             230,000          227,772

  31p   36463             210,000          207,965

  31q   36463             200,000          198,062
   32   37292           9,489,960        9,489,960       39,304.27                   4.9700%          30/360

  32a   37292           1,636,200        1,636,200

  32b   37292           1,636,200        1,636,200


  32c   37292           1,636,200        1,636,200

  32d   37292           1,636,200        1,636,200


  32e   37292           1,570,752        1,570,752


  32f   37292           1,374,408        1,374,408


   33   36534           8,700,000        8,700,000       53,539.11                   6.2450%        Actual/360

   34   38039           8,600,000        8,588,390       53,895.47                   5.7100%        Actual/360

   41   37293           7,536,500        7,536,500       31,213.69                   4.9700%          30/360

  41a   37293           1,777,076        1,777,076


  41b   37293           1,636,200        1,636,200





                                                              S-I-B-3




        Seller Loan
   ID      Number        Property Name                   Address                  City            State      Zip Code
 ----- ------------  -----------------------     --------------------------  ------------------- -------   -------------
  41c   37293        Inland Eckerd Portfolio    2401 Genesee Street          Cheektowaga             NY        14225
                     3 - Eckerd - Genesee
                     and Pine
  41d   37293        Inland Eckerd Portfolio    2545 Millersport Highway     Getzville               NY        14068
                     3 - Eckerd - Millersport
                     Highway
  41e   37293        Inland Eckerd Portfolio    1166 Central Avenue          Dunkirk                 NY        14048
                     3 - Eckerd - Central &
                     Millard Fillmore
   46   37741        Regal Cinemas Land         Various                      Various              Various     Various
                     Portfolio
  46a   37741        Regal Cinemas Land         2795 Town Center             Kennesaw                GA        30144
                     Portfolio - Regal -        Drive
                     Kennesaw
  46b   37741        Regal Cinemas Land         3501 184th Street            Lynwood                 WA        98037
                     Portfolio - Regal -        Southwest
                     Lynwood
  46c   37741        Regal Cinemas Land         600 Jaman Road               Chesapeake              VA        23320
                     Portfolio - Regal -
                     Chesapeake
   47   37345        Whittier Gateway           12320-12376                  Whittier                CA        90606
                                                Washington Boulevard
   50   38099        Ocean Springs              951-991 East Eau             Melbourne               FL        32937
                     Shopping Center            Gallie Boulevard
   52   37239        Kennametal                 5 Industrial Drive West      Deerfield               MA        01342
   56   37660        Wallace Plaza              353 John Fitch Highway       Fitchburg               MA        01420
   58   37955        Carefree Marketplace       4815 East Carefree           Cave Creek              AZ        85331
                                                Highway
   67   37163        3737 Birch Street          3737 Birch Street            Newport Beach           CA        92660
   69   37219        Salt Lake City             1151 East 100 South          Salt Lake City          UT        84102
                     Multifamily - The
                     Gardens
   70   37835        Salt Lake City             1985 South 2100 East         Salt Lake City          UT        84108
                     Multifamily - Highland
                     East Apartments
   72   36904        Forest City Retail         2320 & 2400 East             Richmond                VA        23223
                                                Main Street
   75   37986        Gloria Center Office       15840 Ventura                Encino                  CA        91436
                                                Boulevard
   82   38249        Kash N Karry               2770 Fowler Avenue           Tampa                   FL        33612
   84   36575        125 Tremont Street         125 Tremont Street           Boston                  MA        02108
   86   38232        2251 Rutherford Road       2251 Rutherford Road         Carlsbad                CA        92008
   91   36394        160 West 72nd Street       160 West 72nd Street         New York                NY        10023


                                                                       Monthly
                                                        Monthly         Debt                         Interest
        Seller Loan    Original     Cut-Off Date         Debt          Service      Mortgage         Accrual
   ID      Number      Balance         Balance          Service        After IO       Rate            Basis
 ----- ------------  ------------  ---------------   -------------   ------------  -----------    --------------
  41c   37293        1,636,200        1,636,200


  41d   37293        1,581,660        1,581,660


  41e   37293          905,364          905,364


   46   37741        6,950,000        6,903,056       57,527.59                   5.7000%        Actual/360

  46a   37741        3,000,000        2,979,736


  46b   37741        2,175,000        2,160,309


  46c   37741        1,775,000        1,763,011


   47   37345        6,650,000        6,636,814       36,927.76                   5.3000%        Actual/360

   50   38099        5,950,000        5,950,000       49,968.71                   5.9250%        Actual/360

   52   37239        5,737,500        5,705,544       36,060.32                   5.7400%        Actual/360
   56   37660        5,250,000        5,242,980       33,059.82                   5.7600%        Actual/360
   58   37955        5,150,000        5,150,000       24,782.94     29,825.38     5.6800%        Actual/360

   67   37163        4,000,000        3,992,260       22,461.23                   5.4000%        Actual/360
   69   37219        3,000,000        2,986,470       18,015.46                   6.0150%        Actual/360


   70   37835          900,000          895,941        5,404.64                   6.0150%        Actual/360


   72   36904        3,800,000        3,790,146       23,076.92                   6.1200%        Actual/360

   75   37986        3,500,000        3,500,000       20,625.60                   5.8400%        Actual/360

   82   38249        3,150,000        3,146,621       21,973.02                   6.8550%        Actual/360
   84   36575        3,000,000        2,985,920       17,679.08                   5.8400%        Actual/360
   86   38232        2,900,000        2,891,287       17,207.52                   5.1500%        Actual/360
   91   36394        2,425,000        2,414,151       14,617.15                   6.0500%        Actual/360



                                                              S-I-B-4

                                                                                               Stated
                                                                                              Remaining
                                                                           Original Term to    Term to         Original
        Seller Loan                            ARD Loan    Maturity Date    Maturity or      Maturity or     Amortization
   ID      Number        Property Name           (Y/N)        or ARD         ARD (mos.)       ARD (mos.)      Term (mos.)
 -----------------------------------------------------------------------------------------------------------------------------
    3   38131        Barrett Pavilion             No         8/1/2010             84              83                0

    5   38112        North Crescent Plaza         No         3/1/2013            120             114              300

    6   38724        Carmel Mountain Ranch        No         6/1/2013            120             117              360
                     Shopping Center
    8   37452        Greeley Mall                 No         9/1/2013            120             120              300

    7                Alexandria Portfolio         No         9/1/2013            120             120              360

   7a   37926        Virginia Manor
   7b   37928        1550 Gude
   7c   37927        1500 Gude
    9   38369        Westside Centre              No         9/1/2013            120             120                0

   10   37365        First Union Plaza            No         6/1/2013            120             117              360

   11   38169        Miller/ WRI Portfolio -      No         7/1/2013            120             118              360
                     Thorncreek Crossing
   12   38167        Miller/ WRI Portfolio -      No         7/1/2013            120             118              360
                     Lowry Town Center
   19   37002        31st Street Retail           No         5/1/2013            120             116              360

   21   37053        Circle Business Center       No         8/1/2013            120             119              360

   23   37213        411 West 13th Street         No         6/1/2013            120             117              324

   24   37096        Leiner Health Products       No         8/1/2013            120             119              360
                     Building
   25   37841        Garden Ridge Retail          No         8/1/2013            120             119              360

   27   37495        Golden Gate Portfolio        No         4/1/2010             84              79                0

  27a   37495        Golden Gate Portfolio -
                     Golden Gate Shopping
                     Center
  27b   37495        Golden Gate Portfolio -
                     Circuit City- Cary
  27c   37495        Golden Gate Portfolio -
                     Eckerds - 12th Street
  27d   37495        Golden Gate Portfolio -
                     Eckerds - Peach &
                     Zimmerly
   31   36463        WESCO 3                      No         3/1/2013            120             114              264

  31a   36463        WESCO 3 - Phoenix Brown
  31b   36463        WESCO 3 - Detroit
  31c   36463        WESCO 3 - Fort Myers
  31d   36463        WESCO 3 - Denver
  31e   36463        WESCO 3 - Indianapolis




                       Remaining                                            Prepayment
        Seller Loan   Amortization    Crossed With    Crossed Loan          Provisions
   ID      Number      Term (mos.)     Other Loans        ID             (# of payments)            Interest
 ---------------------------------------------------------------------------------------------------------------
    3   38131              0                             No            LO(35)/Grtr 1% Or
                                                                        YM(47)/Open(2)               Fee
    5   38112            294                             No            LO(30)/Defeasance
                                                                          (89)/Open(1)               Fee
    6   38724            357                             No            LO(47)/Defeasance
                                                                          (72)/Open(1)               Fee
    8   37452            300                             No            LO(24)/Defeasance
                                                                          (94)/Open(2)               Fee
    7                    360                             No            LO(24)/Grtr 1% Or            Fee /
                                                                          YM(92)/Open(4)           Leasehold
   7a   37926                                            No                                       Leasehold
   7b   37928                                            No                                       Leasehold
   7c   37927                                            No                                          Fee
    9   38369              0                             No            LO(35)/Grtr 1% Or
                                                                          YM(83)/Open(2)             Fee
   10   37365            357                             No            LO(48)/Defeasance
                                                                          (71)/Open(1)               Fee
   11   38169            358                             Yes           LO(23)/Grtr 1% Or
                                                                          YM(96)/Open(1)             Fee
   12   38167            358                             Yes           LO(23)/Grtr 1% Or
                                                                          YM(96)/Open(1)           Leasehold
   19   37002            356                             No            LO(47)/Defeasance
                                                                          (72)/Open(1)               Fee
   21   37053            359                             No            LO(47)/Defeasance
                                                                          (72)/Open(1)               Fee
   23   37213            324                             No            LO(27)/Defeasance
                                                                          (92)/Open(1)               Fee
   24   37096            359                             Yes           LO(47)/Defeasance
                                                                          (71)/Open(2)               Fee
   25   37841            359                             Yes           LO(47)/Defeasance
                                                                          (71)/Open(2)               Fee
   27   37495              0                             No            LO(35)/Grtr 1% Or
                                                                          YM(47)/Open(2)       Fee / Leasehold
  27a   37495                                            No

                                                                                                     Fee
  27b   37495                                            No
                                                                                                     Fee
  27c   37495                                            No
                                                                                                     Fee
  27d   37495                                            No

                                                                                                  Leasehold
   31   36463            258                             No            LO(30)/Defeasance
                                                                          (88)/Open(2)               Fee
  31a   36463                                            No                                          Fee
  31b   36463                                            No                                          Fee
  31c   36463                                            No                                          Fee
  31d   36463                                            No                                          Fee
  31e   36463                                            No                                          Fee



                                                              S-I-B-5

                                                                                               Stated
                                                                                              Remaining
                                                                           Original Term to    Term to         Original
        Seller Loan                            ARD Loan    Maturity Date    Maturity or      Maturity or     Amortization
   ID      Number        Property Name           (Y/N)        or ARD         ARD (mos.)       ARD (mos.)      Term (mos.)
 -----------------------------------------------------------------------------------------------------------------------------
  31f   36463        WESCO 3 - Anchorage
  31g   36463        WESCO 3 - Bakersfield
  31h   36463        WESCO 3 - Deer Park
  31i   36463        WESCO 3 - Augusta
  31j   36463        WESCO 3 - Burlington
  31k   36463        WESCO 3 - North Fargo
  31l   36463        WESCO 3 - Billings
  31m   36463        WESCO 3 - Beaumont
  31n   36463        WESCO 3 - York
  31o   36463        WESCO 3 - Wichita
  31p   36463        WESCO 3 - Decatur
  31q   36463        WESCO 3 - Coldwater
   32   37292        Inland Eckerd Portfolio 2      No       2/1/2010             84              77                0

  32a   37292        Inland Eckerd Portfolio 2 -
                     Eckerd - Rt. 51 & 88
  32b   37292        Inland Eckerd Portfolio 2 -
                     Eckerd - Monroeville &
                     Jameson
  32c   37292        Inland Eckerd Portfolio 2 -
                     Eckerd - Rt. 286
  32d   37292        Inland Eckerd Portfolio 2 -
                     Eckerd -Rt. 130 & Pleasant
                     Valley
  32e   37292        Inland Eckerd Portfolio 2 -
                     Eckerd - Old Freeport &
                     Pillow
  32f   37292        Inland Eckerd Portfolio 2 -
                     Eckerd - Rt. 22 & Cove
   33   36534        Central Avenue Shopping        No       9/1/2013            120             120              360
                     Center
   34   38039        Richboro Shopping Center       No       8/1/2013            120             119              300

   41   37293        Inland Eckerd Portfolio 3      No       2/1/2010             84              77                0

  41a   37293        Inland Eckerd Portfolio 3 -
                     Eckerd - Broad & Bailey
  41b   37293        Inland Eckerd Portfolio 3 -
                     Eckerd - Rt. 119 & York
  41c   37293        Inland Eckerd Portfolio 3 -
                     Eckerd - Genesee and Pine
  41d   37293        Inland Eckerd Portfolio 3 -
                     Eckerd - Millersport
                     Highway
  41e   37293        Inland Eckerd Portfolio 3 -
                     Eckerd - Central & Millard
                     Fillmore
   46   37741        Regal Cinemas Land             No       7/1/2018            180             178              180
                     Portfolio




                       Remaining                                            Prepayment
        Seller Loan   Amortization    Crossed With    Crossed Loan          Provisions
   ID      Number      Term (mos.)     Other Loans        ID             (# of payments)            Interest
 ---------------------------------------------------------------------------------------------------------------
  31f   36463                                            No                                          Fee
  31g   36463                                            No                                          Fee
  31h   36463                                            No                                          Fee
  31i   36463                                            No                                          Fee
  31j   36463                                            No                                          Fee
  31k   36463                                            No                                          Fee
  31l   36463                                            No                                          Fee
  31m   36463                                            No                                          Fee
  31n   36463                                            No                                          Fee
  31o   36463                                            No                                          Fee
  31p   36463                                            No                                          Fee
  31q   36463                                            No                                          Fee
   32   37292              0                             No            LO(35)/Grtr 1% Or
                                                                          YM(47)/Open(2)             Fee
  32a   37292                                            No
                                                                                                     Fee
  32b   37292                                            No

                                                                                                     Fee
  32c   37292                                            No
                                                                                                     Fee
  32d   37292                                            No

                                                                                                     Fee
  32e   37292                                            No

                                                                                                     Fee
  32f   37292                                            No
                                                                                                     Fee
   33   36534            360                             No            LO(47)/Grtr 1% Or
                                                                         YM(71)/Open(2)           Leasehold
   34   38039            299                             No            LO(25)/Defeasance
                                                                          (94)/Open(1)               Fee
   41   37293              0                             No            LO(35)/Grtr 1% Or
                                                                        YM(47)/Open(2)            Fee / Leasehold
  41a   37293                                            No
                                                                                                     Fee
  41b   37293                                            No
                                                                                                     Fee
  41c   37293                                            No
                                                                                                     Fee
  41d   37293                                            No

                                                                                                     Fee
  41e   37293                                            No

                                                                                                  Leasehold
   46   37741            178                             No            LO(26)/Grtr 3% Or
                                                                        YM(152)/Open(2)              Fee



                                                               S-I-B-6

                                                                                               Stated
                                                                                              Remaining
                                                                           Original Term to    Term to         Original
        Seller Loan                            ARD Loan    Maturity Date    Maturity or      Maturity or     Amortization
   ID      Number        Property Name           (Y/N)        or ARD         ARD (mos.)       ARD (mos.)      Term (mos.)
 -----------------------------------------------------------------------------------------------------------------------------

  46a   37741        Regal Cinemas Land
                     Portfolio - Regal -
                     Kennesaw
  46b   37741        Regal Cinemas Land
                     Portfolio - Regal - Lynwood
  46c   37741        Regal Cinemas Land
                     Portfolio - Regal -
                     Chesapeake
   47   37345        Whittier Gateway               No       7/1/2013            120             118              360

   50   38099        Ocean Springs Shopping         No       9/1/2018            180             180              180
                     Center
   52   37239        Kennametal                     No       5/1/2013            120             116              300

   56   37660        Wallace Plaza                  No       8/1/2013            120             119              300

   58   37955        Carefree Marketplace           No       7/1/2013            120             118              360

   67   37163        3737 Birch Street              No       7/1/2013            120             118              360

   69   37219        Salt Lake City Multifamily -   No       4/1/2013            120             115              360
                     The Gardens
   70   37835        Salt Lake City Multifamily -   No       4/1/2013            120             115              360
                     Highland East Apartments
   72   36904        Forest City Retail             No       6/1/2013            120             117              360

   75   37986        Gloria Center Office           No       9/1/2013            120             120              360

   82   38249        Kash N Karry                   No       8/1/2018            180             179              300

   84   36575        125 Tremont Street             No       4/1/2013            120             115              360

   86   38232        2251 Rutherford Road           No       7/1/2010             84              82              300

   91   36394        160 West 72nd Street           No       4/1/2013            120             115              360




                        Remaining                                            Prepayment
        Seller Loan    Amortization    Crossed With    Crossed Loan          Provisions
   ID      Number       Term (mos.)     Other Loans        ID             (# of payments)            Interest
 ----------------------------------------------------------------------------------------------------------------
  46a   37741                                              No
                                                                                                       Fee

  46b   37741                                              No
                                                                                                       Fee
  46c   37741                                              No
                                                                                                       Fee

   47   37345                358                           No            LO(26)/Defeasance
                                                                           (93)/Open(1)                Fee
   50   38099                180                           No            LO(47)/Defeasance
                                                                           (132)/Open(1)               Fee
   52   37239                296                           No            LO(47)/Defeasance
                                                                           (72)/Open(1)                Fee
   56   37660                299                           No            LO(47)/Defeasance
                                                                           (72)/Open(1)                Fee
   58   37955                360                           No            LO(26)/Defeasance
                                                                           (92)/Open(2)                Fee
   67   37163                358                           No            LO(47)/Defeasance
                                                                           (72)/Open(1)                Fee
   69   37219                355                           Yes           LO(47)/Defeasance
                                                                           (72)/Open(1)                Fee
   70   37835                355                           Yes           LO(47)/Defeasance
                                                                           (72)/Open(1)                Fee
   72   36904                357                           No            LO(47)/Defeasance
                                                                           (70)/Open(3)                Fee
   75   37986                360                           No            LO(24)/Defeasance
                                                                           (95)/Open(1)                Fee
   82   38249                299                           No            LO(47)/Defeasance
                                                                           (132)/Open(1)               Fee
   84   36575                355                           No            LO(48)/Grtr 1% Or
                                                                           YM(71)/Open(1)              Fee
   86   38232                298                           No            LO(26)/Defeasance
                                                                            (57)/Open(1)               Fee
   91   36394                355                           No            LO(47)/Defeasance
                                                                            (72)/Open(1)               Fee



                                                               S-I-B-7


        Seller Loan                           Mortgage      Administrative
   ID     Number         Property Name       Loan Seller       Fee Rate       Due Date    Grace Period   Letter of Credit
 --------------------------------------------------------------------------------------------------------------------------
    3   38131        Barrett Pavilion           BSCMI           0.0330%          1st           0               N
    5   38112        North Crescent             BSCMI           0.0330%          1st           0               N
                     Plaza
    6   38724        Carmel Mountain            BSCMI           0.0430%          1st          10               N
                     Ranch Shopping
                     Center
    8   37452        Greeley Mall               BSCMI           0.0830%          1st           5               N
    7                Alexandria                 BSCMI           0.0330%          1st           5               N
                     Portfolio
   7a   37926        Virginia Manor             BSCMI
   7b   37928        1550 Gude                  BSCMI
   7c   37927        1500 Gude                  BSCMI
    9   38369        Westside Centre            BSCMI           0.0330%          1st           0               N
   10   37365        First Union Plaza          BSCMI           0.0330%          1st           5               N
   11   38169        Miller/ WRI                BSCMI           0.0330%          1st           5               N
                     Portfolio -
                     Thorncreek
                     Crossing
   12   38167        Miller/ WRI                BSCMI           0.0330%          1st           5               N
                     Portfolio - Lowry
                     Town Center
   19   37002        31st Street Retail         BSCMI           0.0330%          1st           5               N
   21   37053        Circle Business            BSCMI           0.0330%          1st           5               N
                     Center
   23   37213        411 West 13th              BSCMI           0.0330%          1st           5               N
                     Street
   24   37096        Leiner Health              BSCMI           0.0330%          1st           5               Y
                     Products Building
   25   37841        Garden Ridge               BSCMI           0.0330%          1st           5               Y
                     Retail
   27   37495        Golden Gate                BSCMI           0.0330%          1st           0               N
                     Portfolio
  27a   37495        Golden Gate                BSCMI
                     Portfolio - Golden
                     Gate Shopping
                     Center
  27b   37495        Golden Gate                BSCMI
                     Portfolio - Circuit
                     City- Cary
  27c   37495        Golden Gate                BSCMI
                     Portfolio -
                     Eckerds - 12th
                     Street
  27d   37495        Golden Gate                BSCMI
                     Portfolio -
                     Eckerds - Peach &
                     Zimmerly
   31   36463        WESCO 3                    BSCMI           0.0830%          1st           0               Y




                         Letter of
        Seller Loan        Credit          Guarantor/      Hospitality     Initial Master
   ID     Number         Description        Recourse        Property          Servicer
 -------------------------------------------------------------------------------------------
    3   38131                NAP                N               N           Wells Fargo
    5   38112                NAP                N               N           Wells Fargo

    6   38724                NAP

                                                N               N           Wells Fargo
    8   37452                NAP                N               N           Wells Fargo
    7                        NAP                N                           Wells Fargo

   7a   37926                                                   N
   7b   37928                                                   N
   7c   37927                                                   N
    9   38369                NAP                N               N           Wells Fargo
   10   37365                NAP                N               N           Wells Fargo
   11   38169                NAP


                                                N               N           Wells Fargo
   12   38167                NAP

                                                N               N           Wells Fargo
   19   37002                NAP                N               N           Wells Fargo
   21   37053                NAP
                                                N               N           Wells Fargo
   23   37213                NAP                N               N           Wells Fargo

   24   37096           $1,240,000
                      rollover reserve          N               N           Wells Fargo
   25   37841           $1,240,000
                      rollover reserve          N               N           Wells Fargo
   27   37495                NAP
                                                N                           Wells Fargo
  27a   37495

                                                                N

  27b   37495

                                                                N
  27c   37495

                                                                N

  27d   37495

                                                                N

   31   36463           Option for LOC
                         for liquidity
                             reserve            N                           Wells Fargo





                                                              S-I-B-8


        Seller Loan                           Mortgage      Administrative
   ID     Number         Property Name       Loan Seller       Fee Rate       Due Date    Grace Period   Letter of Credit
 --------------------------------------------------------------------------------------------------------------------------
  31a   36463        WESCO 3 -                  BSCMI
                     Phoenix Brown
  31b   36463        WESCO 3 -                  BSCMI
                     Detroit
  31c   36463        WESCO 3 - Fort             BSCMI
                     Myers
  31d   36463        WESCO 3 -                  BSCMI
                     Denver
  31e   36463        WESCO 3 -                  BSCMI
                     Indianapolis
  31f   36463        WESCO 3 -                  BSCMI
                     Anchorage
  31g   36463        WESCO 3 -                  BSCMI
                     Bakersfield
  31h   36463        WESCO 3 - Deer             BSCMI
                     Park
  31i   36463        WESCO 3 -                  BSCMI
                     Augusta
  31j   36463        WESCO 3 -                  BSCMI
                     Burlington
  31k   36463        WESCO 3 - North            BSCMI
                     Fargo
  31l   36463        WESCO 3 -                  BSCMI
                     Billings
  31m   36463        WESCO 3 -                  BSCMI
                     Beaumont
  31n   36463        WESCO 3 - York             BSCMI
  31o   36463        WESCO 3 -                  BSCMI
                     Wichita
  31p   36463        WESCO 3 -                  BSCMI
                     Decatur
  31q   36463        WESCO 3 -                  BSCMI
                     Coldwater
   32   37292        Inland Eckerd              BSCMI           0.0330%          1st           0               N
                     Portfolio 2
  32a   37292        Inland Eckerd              BSCMI
                     Portfolio 2 -
                     Eckerd - Rt. 51 &
                     88
  32b   37292        Inland Eckerd              BSCMI
                     Portfolio 2 -
                     Eckerd -
                     Monroeville &
                     Jameson
  32c   37292        Inland Eckerd              BSCMI
                     Portfolio 2 -
                     Eckerd - Rt. 286
  32d   37292        Inland Eckerd              BSCMI
                     Portfolio 2 -
                     Eckerd -Rt. 130 &
                     Pleasant Valley


                         Letter of
        Seller Loan        Credit          Guarantor/      Hospitality     Initial Master
   ID     Number         Description        Recourse        Property          Servicer
 -------------------------------------------------------------------------------------------
  31a   36463
                                                                N
  31b   36463
                                                                N
  31c
                                                                N
  31d   36463
                                                                N
  31e   36463
                                                                N
  31f   36463
                                                                N
  31g   36463
                                                                N
  31h   36463
                                                                N
  31i   36463
                                                                N
  31j   36463
                                                                N
  31k   36463
                                                                N
  31l   36463
                                                                N
  31m   36463
                                                                N
  31n   36463                                                   N
  31o   36463
                                                                N
  31p   36463
                                                                N
  31q   36463
                                                                N
   32   37292                NAP
                                             N                  Wells Fargo
  32a   37292

                                                                N

  32b   37292



                                                                N
  32c   37292

                                                                N
  32d   37292


                                                                N



                                                              S-I-B-9



        Seller Loan                           Mortgage      Administrative
   ID     Number         Property Name       Loan Seller       Fee Rate       Due Date    Grace Period   Letter of Credit
 --------------------------------------------------------------------------------------------------------------------------
  32e   37292        Inland Eckerd              BSCMI
                     Portfolio 2 -
                     Eckerd - Old
                     Freeport & Pillow
  32f   37292        Inland Eckerd              BSCMI
                     Portfolio 2 -
                     Eckerd - Rt. 22 &
                     Cove
   33   36534        Central Avenue             BSCMI           0.0330%          1st           5               N
                     Shopping Center
   34   38039        Richboro Shopping          BSCMI           0.0830%          1st           5               N
                     Center
   41   37293        Inland Eckerd              BSCMI           0.0330%          1st           0               N
                     Portfolio 3
  41a   37293        Inland Eckerd              BSCMI
                     Portfolio 3 -
                     Eckerd - Broad &
                     Bailey
  41b   37293        Inland Eckerd              BSCMI
                     Portfolio 3 -
                     Eckerd - Rt. 119
                     & York
  41c   37293        Inland Eckerd              BSCMI
                     Portfolio 3 -
                     Eckerd - Genesee
                     and Pine
  41d   37293        Inland Eckerd              BSCMI
                     Portfolio 3 -
                     Eckerd -
                     Millersport
                     Highway
  41e   37293        Inland Eckerd              BSCMI
                     Portfolio 3 -
                     Eckerd - Central
                     & Millard
                     Fillmore
   46   37741        Regal Cinemas              BSCMI           0.0330%          1st           5               N
                     Land Portfolio
  46a   37741        Regal Cinemas              BSCMI
                     Land Portfolio -
                     Regal - Kennesaw
  46b   37741        Regal Cinemas              BSCMI
                     Land Portfolio -
                     Regal -
                     Lynwood
  46c   37741        Regal Cinemas              BSCMI
                     Land Portfolio -
                     Regal -
                     Chesapeake
   47   37345        Whittier Gateway           BSCMI           0.0330%          1st           5               N
   50   38099        Ocean Springs              BSCMI           0.0330%          1st           5               N
                     Shopping Center
   52   37239        Kennametal                 BSCMI           0.0330%          1st           5               N
   56   37660        Wallace Plaza              BSCMI           0.0330%          1st           5               N


                         Letter of
        Seller Loan        Credit          Guarantor/      Hospitality     Initial Master
   ID     Number         Description        Recourse        Property          Servicer
 -------------------------------------------------------------------------------------------
  32e   37292


                                                                N
  32f   37292


                                                                N
   33   36534        NAP
                                                N               N           Wells Fargo
   34   38039        NAP
                                                N               N           Wells Fargo
   41   37293        NAP
                                                N                           Wells Fargo
  41a   37293


                                                                N
  41b   37293


                                                                N
  41c   37293


                                                                N
  41d   37293



                                                                N
  41e   37293



                                                                N
   46   37741        NAP
                                                N                           Wells Fargo
  46a   37741        NAP

                                                                N
  46b   37741        NAP


                                                                N
  46c   37741        NAP


                                                                N
   47   37345        NAP                        N               N           Wells Fargo
   50   38099        NAP
                                                N               N           Wells Fargo
   52   37239        NAP                        N               N           Wells Fargo
   56   37660        NAP                        N               N           Wells Fargo



                                                              S-I-B-10



        Seller Loan                           Mortgage      Administrative
   ID     Number         Property Name       Loan Seller       Fee Rate       Due Date    Grace Period   Letter of Credit
 --------------------------------------------------------------------------------------------------------------------------

   58   37955        Carefree                   BSCMI           0.0330%          1st           5               N
                     Marketplace
   67   37163        3737 Birch Street          BSCMI           0.0330%          1st           5               N
   69   37219        Salt Lake City             BSCMI           0.0330%          1st           5               N
                     Multifamily - The
                     Gardens
   70   37835        Salt Lake City             BSCMI           0.0330%          1st           5               N
                     Multifamily -
                     Highland East
                     Apartments
   72   36904        Forest City Retail         BSCMI           0.1230%          1st           5               N
   75   37986        Gloria Center              BSCMI           0.0330%          1st           5               N
                     Office
   82   38249        Kash N Karry               BSCMI           0.7880%          1st           5               N
   84   36575        125 Tremont                BSCMI           0.0330%          1st           5               N
                     Street
   86   38232        2251 Rutherford            BSCMI           0.0830%          1st           5               N
                     Road
   91   36394        160 West 72nd              BSCMI           0.0330%          1st           5               N
                     Street


                         Letter of
        Seller Loan        Credit          Guarantor/      Hospitality     Initial Master
   ID     Number         Description        Recourse        Property          Servicer
 -------------------------------------------------------------------------------------------

   58   37955        NAP
                                                N               N               Wells Fargo
   67   37163        NAP                        N               N               Wells Fargo
   69   37219        NAP
                     NAP
                                                N               N               Wells Fargo
   70   37835        NAP


                                                N               N               Wells Fargo
   72   36904        NAP                        N               N               Wells Fargo
   75   37986        NAP
                                                N               N               Wells Fargo
   82   38249        NAP                        N               N               Wells Fargo
   84   36575        NAP
                                                N               N               Wells Fargo
   86   38232        NAP
                                                N               N               Wells Fargo
   91   36394        NAP
                                                N               N               Wells Fargo



                                                              S-I-B-11

                                 SCHEDULE I-C

                     SCHEDULE OF WFB POOLED MORTGAGE LOANS



                                    S-I-C-1

                                                SCHEDULE OF WFB POOLED MORTGAGE LOANS


        Seller Loan                                                                                              Zip
   ID      Number             Property Name                        Address                 City         State    Code
  ---- ------------  -------------------------------    ------------------------      ---------------  -------  -------
    2   510901239    Jefferson Plaza I and II           1411 and 1421 Jefferson       Arlington          VA      22202
                                                        Davis Highway
    4   510901280    Plaza America Office Towers III    11720 and 11730 Plaza         Reston             VA      20190
                     and IV                             America Drive
   22   310901206    Sun Valley Village                 125 Sahara Drive              Pacheco            CA      94553
                     Manufactured Housing
                     Community
   36   310901175    Sandia Distribution Center         8000 Bluewater Road NW        Albuquerque        NM      87121
   38   310901159    AmeriTel Boise Spectrum            7499 W Overland Road          Boise              ID      83709
   40   310901217    Greenoaks Manufactured             2929 North MacArthur          Tracy              CA      95376
                     Housing Community                  Drive
   53   310901158    AmeriTel Boise Towne Square        7965 West Emerald             Boise              ID      83709
   65   310901183    Albertson's - Montana              5200 Montana Avenue           El Paso            TX      79903
   66   310901184    Albertson's - Montwood             11320 Montwood Drive          El Paso            TX      79936
   71   310901232    Monticello Crossroads Apartments   180 St. Donovan Street        Ft. Worth          TX      76107
   73   890901187    Patriot Village                    1242-1270 East Brandon        Brandon            FL      33511
                                                        Blvd.
   87   410901171    Coxhead Apartments                 2255 Bush Street              San Francisco      CA      94115
   92   620901248    ABX Distribution Building          16311 Stagg Street            Van Nuys           CA      91406
   93   410901173    Palms at Green Valley              6 & 8 Sunset Way              Henderson          NV      89014
   94   410901240    Los Olivos Apartments              14051 Astoria Street          Sylmar             CA      91342
   95   410901191    Chaparral Court                    2628 Long Prairie Road        Flower Mound       TX      75022
   97   410900941    Flotilla Street                    6557 Flotilla Street          Commerce           CA      90040
  100   410901197    REMAX Office Building              12532 Ventura Boulevard       Studio City        CA      91604




                                                                         Monthly                    Interest
        Seller Loan    Original      Cut-Off Date       Monthly       Debt Service    Mortgage       Accrual
   ID      Number       Balance        Balance        Debt Service      After IO        Rate          Basis
  ---- ------------  -------------   --------------  --------------  -------------  ----------   -------------
    2   510901239     63,000,000       62,939,186     353,764.40                      5.4000%     Actual/360

    4   510901280     42,500,000       42,464,449     253,853.39                      5.9650%     Actual/360

   22   310901206     15,000,000       14,988,181      91,773.03                      6.1900%     Actual/360


   36   310901175      8,500,000        8,492,231      48,903.96                      5.6200%     Actual/360
   38   310901159      7,715,000        7,686,201      57,475.55                      6.4900%     Actual/360
   40   310901217      7,650,000        7,650,000      46,754.64                      6.1800%     Actual/360

   53   310901158      5,505,000        5,484,451      41,011.40                      6.4900%     Actual/360
   65   310901183      4,100,000        4,096,309      23,744.48                      5.6800%     Actual/360
   66   310901184      4,100,000        4,096,309      23,744.48                      5.6800%     Actual/360
   71   310901232      3,850,000        3,846,699      22,761.90                      5.8700%     Actual/360
   73   890901187      3,700,000        3,693,490      21,662.76                      5.7800%     Actual/360

   87   410901171      2,850,000        2,841,593      17,078.56                      5.2500%     Actual/360
   92   620901248      2,300,000        2,300,000      13,918.72                      5.3500%     Actual/360
   93   410901173      2,250,000        2,248,031      13,187.62                      5.7900%     Actual/360
   94   410901240      2,150,000        2,148,278      13,070.58                      6.1300%     Actual/360
   95   410901191      2,100,000        2,094,625      13,530.33                      6.0000%     Actual/360
   97   410900941      1,950,000        1,944,498      11,963.06                      5.4900%     Actual/360
  100   410901197      1,040,000        1,038,660       6,668.98                      5.9500%     Actual/360



                                                              S-I-C-2

                                                                                                   Stated
                                                                                                  Remaining
                                                          ARD      Maturity    Original Term       Term to         Original
        Seller Loan                                       Loan     Date or     to Maturity or     Maturity or    Amortization
   ID      Number             Property Name              (Y/N)       ARD         ARD (mos.)        ARD (mos.)     Term (mos.)
 ----- ------------- -------------------------------    --------  -----------  --------------    -------------   -------------
    2   510901239    Jefferson Plaza I and II              No      8/1/2013         120              119              360
    4   510901280    Plaza America Office Towers III       No      8/8/2013         120              119              360
                     and IV
   22   310901206    Sun Valley Village                    No      8/1/2013         120              119              360
                     Manufactured Housing
                     Community
   36   310901175    Sandia Distribution Center            No      8/1/2013         120              119              360
   38   310901159    AmeriTel Boise Spectrum               No      7/1/2013         120              118              240
   40   310901217    Greenoaks Manufactured                No      9/1/2013         120              120              360
                     Housing Community
   53   310901158    AmeriTel Boise Towne Square           No      7/1/2013         120              118              240
   65   310901183    Albertson's - Montana                 No      8/1/2013         120              119              360
   66   310901184    Albertson's - Montwood                No      8/1/2013         120              119              360
   71   310901232    Monticello Crossroads                 No      8/1/2013         120              119              360
                     Apartments
   73   890901187    Patriot Village                       No      7/1/2014         132              130              360
   87   410901171    Coxhead Apartments                    No      7/1/2013         120              118              300
   92   620901248    ABX Distribution Building             No      9/1/2013         120              120              300
   93   410901173    Palms at Green Valley                 No      8/1/2013         120              119              360
   94   410901240    Los Olivos Apartments                 No      8/1/2013         120              119              360
   95   410901191    Chaparral Court                       No      7/1/2013         120              118              300
   97   410900941    Flotilla Street                       No      7/1/2013         120              118              300
  100   410901197    REMAX Office Building                 No      8/1/2013         120              119              300




                        Remaining
        Seller Loan    Amortization    Crossed With     Crossed           Prepayment Provisions
   ID      Number       Term (mos.)     Other Loans     Loan ID               (# of payments)
 ----- -------------   -------------   --------------  -----------   ----------------------------------
    2   510901239           359                            No         LO(35)/Defeasance(80)/Open(5)
    4   510901280           359                            No         LO(25)/Defeasance(91)/Open(4)

   22   310901206           359                            No         LO(36)/Defeasance(80)/Open(4)


   36   310901175           359                            No         LO(35)/Defeasance(81)/Open(4)
   38   310901159           238                            No            LO(35)/Flex(78)/Open(7)
   40   310901217           360                            No         LO(35)/Defeasance(81)/Open(4)

   53   310901158           238                            No            LO(35)/Flex(78)/Open(7)
   65   310901183           359                            No         LO(35)/Defeasance(81)/Open(4)
   66   310901184           359                            No         LO(35)/Defeasance(81)/Open(4)
   71   310901232           359                            No         LO(35)/Defeasance(81)/Open(4)

   73   890901187           358                            No         LO(36)/Defeasance(92)/Open(4)
   87   410901171           298                            No         LO(35)/Defeasance(81)/Open(4)
   92   620901248           300                            No            LO(35)/Flex(81)/Open(4)
   93   410901173           359                            No         LO(35)/Defeasance(81)/Open(4)
   94   410901240           359                            No            LO(35)/Flex(81)/Open(4)
   95   410901191           298                            No         LO(35)/Defeasance(81)/Open(4)
   97   410900941           298                            No         LO(35)/Defeasance(81)/Open(4)
  100   410901197           299                            No            LO(35)/Flex(81)/Open(4)



                                                              S-I-C-3

        Seller Loan                                                         Mortgage      Administrative
   ID     Number              Property Name                Interest        Loan Seller      Fee Rate         Due Date
 ----- ------------  -------------------------------   ----------------  --------------  ----------------   ----------
    2   510901239    Jefferson Plaza I and II                 Fee              WFB           0.0330%            1st
    4   510901280    Plaza America Office Towers III          Fee              WFB           0.0330%            8th
                     and IV
   22   310901206    Sun Valley Village                       Fee              WFB           0.0330%            1st
                     Manufactured Housing
                     Community
   36   310901175    Sandia Distribution Center               Fee              WFB           0.0330%            1st
   38   310901159    AmeriTel Boise Spectrum               Leasehold           WFB           0.0330%            1st
                                                        w/Subordinated
                                                              Fee
   40   310901217    Greenoaks Manufactured Housing           Fee              WFB           0.0330%            1st
                     Community
   53   310901158    AmeriTel Boise Towne Square              Fee              WFB           0.0330%            1st
   65   310901183    Albertson's - Montana                    Fee              WFB           0.0330%            1st
   66   310901184    Albertson's - Montwood                   Fee              WFB           0.0330%            1st
   71   310901232    Monticello Crossroads Apartments         Fee              WFB           0.0530%            1st
   73   890901187    Patriot Village                          Fee              WFB           0.1430%            1st
   87   410901171    Coxhead Apartments                       Fee              WFB           0.0530%            1st
   92   620901248    ABX Distribution Building                Fee              WFB           0.1030%            1st
   93   410901173    Palms at Green Valley                    Fee              WFB           0.0530%            1st
   94   410901240    Los Olivos Apartments                    Fee              WFB           0.0530%            1st
   95   410901191    Chaparral Court                          Fee              WFB           0.0530%            1st
   97   410900941    Flotilla Street                          Fee              WFB           0.1030%            1st
  100   410901197    REMAX Office Building                    Fee              WFB           0.1030%            1st


        Seller Loan                     Letter of      Letter of Credit       Guarantor/        Hospitality          Initial
   ID   Number        Grace Period       Credit          Description          Recourse           Property         Master Servicer
 ----  -----------    ---------------  ------------   -------------------    -------------    --------------- --------------------
    2  510901239           5             N                 NAP                  N                  N                Wells Fargo
    4  510901280           0             N                 NAP                  N                  N                Wells Fargo

   22  310901206           8             N                 NAP                  N                  N                Wells Fargo


   36  310901175           5             N                 NAP                  N                  N                Wells Fargo
   38  310901159           5             N                 NAP                  N                  Y                Wells Fargo


   40  310901217           8             N                 NAP                  N                  N                Wells Fargo

   53  310901158           5             N                 NAP                  N                  Y                Wells Fargo
   65  310901183           5             N                 NAP                  N                  N                Wells Fargo
   66  310901184           5             N                 NAP                  N                  N                Wells Fargo
   71  310901232           5             N                 NAP                  N                  N                Wells Fargo
   73  890901187           5             N                 NAP                  N                  N                Wells Fargo
   87  410901171           5             N                 NAP                  N                  N                Wells Fargo
   92  620901248           5             N                 NAP                  Y                  N                Wells Fargo
   93  410901173           5             N                 NAP                  N                  N                Wells Fargo
   94  410901240           5             N                 NAP                  N                  N                Wells Fargo
   95  410901191           5             N                 NAP                  N                  N                Wells Fargo
   97  410900941           5             N                 NAP                  N                  N                Wells Fargo
  100  410901197           5             N                 NAP                  N                  N                Wells Fargo



                                                              S-I-C-4

                                  SCHEDULE II

               SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY
                            (under Section 2.02(a))

                           There are no exceptions.




                                    S-II-1


                                                              SCHEDULE III

                                                SCHEDULE OF DESIGNATED SUB-SERVICERS

  Control       Pooled                                                                     Primary      Term.
  Number        Mortgage                                    Pooled       Cut-off Date     Servicing    Without
(Prospectus   Loan Seller                                  Mortgage        Principal         Fee        Cause
    ID)          Number        Loan/Property Name         Loan Seller       Balance          Rate        Fee
-----------   -----------   ---------------------------   ----------     ------------    ----------    -------
    15          6104936                                      PMCF         $21,420,000      0.0300%      None
                            Motorola Office Building
    17          6104882     Tallgrass Apartments             PMCF         $19,710,744      0.0500%      None
    18          6104978                                      PMCF         $18,450,994                   None
                            Bouquet Shopping Center                                        0.0500%
    26          6104792     Reston Glen Apartments           PMCF         $12,462,081      0.0300%      None
    28          6104965     Corpus Christi Business Park     PMCF         $10,855,659      0.0500%      None
                            Portfolio
    30          6104908     Georgian Bay Apartments          PMCF          $9,780,989      0.0500%      None
    39          6104971     Coral Club Apartments            PMCF          $7,684,360      0.0500%      None
    43          6104767     Meadowbrook at Kings Grant       PMCF          $7,456,298      0.0500%      None
                            Apartments
    44          6105048     679 Madison Avenue               PMCF          $6,992,421      0.0500%      None
    45          6104896     York Plaza                       PMCF          $6,968,334      0.0400%      None
    48          6105003     West Deptford Self Storage       PMCF          $6,391,060      0.0500%      None
    51          6105008     Eastern States Portfolio         PMCF          $5,787,486      0.0500%      None
    60          6104997     Carriage Square Shopping         PMCF          $4,800,000      0.0700%      None
                            Center
    62          6104891     Cactus Road Self-Storage         PMCF          $2,834,579      0.0500%      None
    63          6104892     Gilbert Self-Storage             PMCF          $1,641,072      0.0500%      None
    64          6104934     Walnut Chestnut Park Plaza       PMCF          $4,345,587      0.0500%      None
    68          6104901     Northlake Shopping Center        PMCF          $3,891,438      0.0500%      None
    78          6104926     Tamaron Manor Apartments         PMCF          $3,350,857      0.0500%      None
    81          6104863     Pine Lake Medical Buildings      PMCF          $3,227,751      0.0100%      None
    85          6104987     Twain Plaza                      PMCF          $2,938,064      0.0500%      None
    88          6105001     Storme Apartment Portfolio       PMCF          $2,797,593      0.0500%      None
    89          6105016     The Safe Place Mini Storage      PMCF          $2,742,754      0.0500%      None
     8          37452       Greeley Mall                     BSCMI     $30,000,000.00      0.060%       None
    31          36463       WESCO 3                          BSCMI      $9,705,051.11      0.060%       None
    34          38039       Richboro Shopping Center         BSCMI      $8,588,390.25      0.060%       None
    72          36904       Forest City Retail               BSCMI      $3,790,146.09      0.100%       None
    86          38232       2251 Rutherford Road             BSCMI      $2,891,287.07      0.060%       None



  Control
  Number
(Prospectus
    ID)           Primary Servicer
-----------      ----------------------------------------
    15           Prudential Mortgage Capital Company LLC
                 ("PMCC")
    17           PMCC
    18           PMCC

    26           PMCC
    28           PMCC

    30           PMCC
    39           PMCC
    43           PMCC

    44           PMCC
    45           PMCC
    48           PMCC
    51           PMCC
    60           PMCC

    62           PMCC
    63           PMCC
    64           PMCC
    68           PMCC
    78           PMCC
    81           PMCC
    85           PMCC
    88           PMCC
    89           PMCC
     8           L.J. Melody & Company of Texas, LP
    31           L.J. Melody & Company of Texas, LP
    34           GMAC Commercial Mortgage Corporation
    72           GMAC Commercial Mortgage Corporation
    86           L.J. Melody & Company of Texas, LP



                                     S-III-1

                                  SCHEDULE IV

                                REFERENCE RATES

Interest Accrual                          Interest Accrual
   Period(1)         Reference Rate            Period(1)        Reference Rate
----------------     --------------       ----------------      --------------

September 2003          5.66387%            September 2007         5.65375%
October 2003            5.81598             October 2007           5.80554
November 2003           5.66354             November 2007          5.65320
December 2003           5.81564             December 2007          5.80498
January 2004            5.66321             January 2008           5.65264
February 2004           5.66323             February 2008          5.65263
March 2004              5.81511             March 2008             5.80410
April 2004              5.66269             April 2008             5.65177
May 2004                5.81475             May 2008               5.80351
June 2004               5.66233             June 2008              5.65117
July 2004               5.81438             July 2008              5.80618
August 2004             5.81419             August 2008            5.80587
September 2004          5.66178             September 2008         5.65336
October 2004            5.81383             October 2008           5.80523
November 2004           5.66144             November 2008          5.65267
December 2004           5.66127             December 2008          5.65232
January 2005            5.66108             January 2009           5.65196
February 2005           5.66152             February 2009          5.65285
March 2005              5.81289             March 2009             5.80353
April 2005              5.66050             April 2009             5.65086
May 2005                5.81249             May 2009               5.80279
June 2005               5.66009             June 2009              5.65009
July 2005               5.81207             July 2009              5.80203
August 2005             5.81186             August 2009            5.80164
September 2005          5.65947             September 2009         5.64890
October 2005            5.81144             October 2009           5.80084
November 2005           5.65905             November 2009          5.64808
December 2005           5.65883             December 2009          5.64766
January 2006            5.65861             January 2010           5.64802
February 2006           5.65908             February 2010          5.66243
March 2006              5.81032             March 2010             5.81580
April 2006              5.65794             April 2010             5.67130
May 2006                5.80985             May 2010               5.82876
June 2006               5.65748             June 2010              5.67160
July 2006               5.80938             July 2010              5.82976
August 2006             5.80915             August 2010            5.89567
September 2006          5.65679             September 2010         5.73012
October 2006            5.80867             October 2010           5.89511
November 2006           5.65631             November 2010          5.72945
December 2006           5.65607             December 2010          5.72912
January 2007            5.65582             January 2011           5.72877
February 2007           5.65633             February 2011          5.73149
March 2007              5.80742             March 2011             5.89362
April 2007              5.65507             April 2011             5.72770
May 2007                5.80690             May 2011               5.89296
June 2007               5.65455             June 2011              5.72689
July 2007               5.80636             July 2011              5.89221
August 2007             5.80609             August 2011            5.89182


(1) Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the September 2003 interest accrual period relates to the October 2003 distribution date.


                                    S-IV-1

                                  SCHEDULE V

                      BORROWER THIRD-PARTY BENEFICIARIES
                             (under Section 2.03)


     1. The Borrowers under the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "Miller/ WRI Portfolio - Thorncreek Crossing" and "Miller/ WRI Portfolio - Lowry Town Center";

     2. The Borrowers under the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "Leiner Health Products Building" and "Garden Ridge Retail";

     3. The Borrowers under the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "Salt Lake City Multifamily - The Gardens" and "Salt Lake City Multifamily - Highland East Apartments"; and

     4. The Borrowers under the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as "Cactus Road Self-Storage" and "Gilbert Self-Storage".


                                     S-V-1